   As filed with the Securities and Exchange Commission on  August 30, 1995
                                                        Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             --------------------
                            FIRST BANK SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                           6711                       41-0255900
     (State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
   of incorporation or organization)     Classification Code Number)      Identification No.)

                               First Bank Place
                            601 Second Avenue South
                       Minneapolis, Minnesota 55402-4302
                                (612) 973-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael J. O'Rourke
                            First Bank System, Inc.
                               First Bank Place
                            601 Second Avenue South
                       Minneapolis, Minnesota 55402-4302
                                (612) 973-1111
(Name, address, including zip code,  and telephone number, including area code, of agent for service)

                             --------------------
                                  Copies to:
     Lee R. Mitau, Esq.                              Robert J. Murray, Esq.
  Dorsey & Whitney P.L.L.P.                   Kennedy, Holland, DeLacy & Svoboda
   220 South Sixth Street                         10306 Regency Parkway Drive
 Minneapolis, Minnesota 55402                      Omaha, Nebraska 68114-3743

                             --------------------
   Approximate date of commencement of proposed sale of the Securities to the public: As soon as practicable after the effective date of this Registration Statement.

                             --------------------

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                             --------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                         Proposed        Proposed
       Title of Each                   Amount            Maximum         Maximum           Amount of
    Class of Securities                to be          Offering Price     Aggregate       Registration
     to be Registered(1)             Registered          Per Share     Offering Price         Fee
- ----------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value    517,241 shares(2)    Not Applicable    Not Applicable     $673.02(3)
==========================================================================================================

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Midwestern Services, Inc. ("MSI") in connection with the merger described herein, including the associated Preferred Stock Purchase Rights of the Registrant as described herein.
(2) Based on the maximum aggregate number of shares of the Registrant's Common Stock issuable in the merger described herein.
(3) Pursuant to Rule 457(f)(2) and (3), the registration fee was calculated based upon the book value, calculated as of July 31, 1995, of the securities to be received by Registrant in the merger described herein (or $16,351,761), less $14,400,000 representing cash to be provided by the Registrant in such merger.

                             --------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            FIRST BANK SYSTEM, INC.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K



    Item No. in Form S-4                                        Location in Prospectus
    --------------------                                        ----------------------
A.  INFORMATION ABOUT THE TRANSACTION

    1.   Forepart of Registration Statement                Facing page of registration statement;
         and Outside Front Cover Page of                   outside front cover page of Prospectus
         Prospectus

    2.   Inside Front and Outside Back Cover               Available Information; Incorporation of
         Pages of Prospectus                               Certain Documents by Reference; Table
                                                           of Contents

    3.   Risk Factors, Ratio of Earnings to                Summary; Comparative Unaudited Per
         Fixed Charges and Other Information               Share Data; Selected Historical
                                                           Financial Data

    4.   Terms of the Transaction                          Summary; The Merger; Incorporation of
                                                           Certain Documents by Reference

    5.   Pro Forma Financial Information                   *

    6.   Material Contacts with the Company                Summary; The Merger
         Being Acquired

    7.   Additional Information Required for               *
         Reoffering by Persons and Parties
         Deemed to be Underwriters

    8.   Interests of Named Experts and Counsel             Legal Opinions; Experts

    9.   Disclosure of Commission Position                   *
         on Indemnification for Securities
         Act Liabilities

B.  INFORMATION ABOUT THE REGISTRANT

    10.  Information with Respect to S-3                   Available Information; Incorporation
          Registrants                                      of Certain Documents by Reference;
                                                           Summary; Business of FBS; Description of
                                                           FBS Capital Stock

    11.  Incorporation of Certain Information              Incorporation of Certain Documents by
         by Reference                                      Reference

    12.  Information with Respect to S-2 or                *
         S-3 Registrants

    13.  Incorporation of Certain Information              *
         by Reference

    Item No. in Form S-4                                        Location in Prospectus
    --------------------                                        ----------------------
    14.  Information with Respect to Registrants           *
         Other Than S-2 or S-3 Registrants

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

    15.  Information with Respect to S-3                   *
         Companies

    16.  Information with Respect to S-2 or                *
         S-3 Companies

    17.  Information with Respect to                       Summary; Information Concerning the
         Companies Other Than S-3 or S-2                   Special Meeting; Business of MSI;
         Companies                                         Description of MSI Capital Stock;
                                                           Consolidated Financial Statements of
                                                           Midwestern Services, Inc.

D.       VOTING AND MANAGEMENT INFORMATION

    18.  Information if Proxies, Consents or               Incorporation of Certain Documents by
         Authorizations are to be Solicited                Reference; Information Concerning the
                                                           Special Meeting; The Merger;
                                                           Management and Additional Information

    19.  Information if Proxies, Consents or               *
         Authorizations are not to be Solicited
         or in an Exchange Offer

________
*Answer is negative or item is not applicable.

                            [Midwestern Letterhead]


                                                                   ______, 1995


Dear Shareholder of Midwestern Services, Inc.:


     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Midwestern Services, Inc. ("MSI") to be held on _____, 1995 at ___ __.m., local time, at ___________, Omaha, Nebraska. A notice of the Special Meeting, proxy statement and form of proxy containing information about the matters to be acted upon are enclosed. All holders of MSI's outstanding shares of Common Stock, $3.50 par value (the "MSI Common Stock"), as of ______, 1995 will be entitled to notice of and to vote at the Special Meeting.

     At the Special Meeting you will be asked to consider and vote upon approval of a proposed Agreement and Plan of Merger, dated June 23, 1995 (the "Merger Agreement"), which provides for the merger (the "Merger") of MSI with and into First Bank System, Inc. ("FBS"). If the proposed Merger described in the accompanying Proxy Statement/Prospectus becomes effective, shareholders of MSI will receive, for each issued and outstanding share of MSI Common Stock they own, a number of shares of the common stock, par value $1.25 per share, of FBS ("FBS Common Stock") equal to 517,241 divided by the number of shares of MSI Common Stock outstanding on the effective date of the Merger plus an amount of cash equal to $14,400,000 divided by the number of shares of MSI Common Stock outstanding on the effective date of the Merger. Any fractional share of FBS Common Stock will be paid in cash. Based on 76,386.030 shares of MSI Common Stock expected to be outstanding on the effective date of the Merger, the Merger Consideration would equal approximately 6.7714 shares of FBS Common Stock and $188.52 in cash for each share of MSI Common Stock.

     It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the date that the proposed merger becomes effective there shall not have been a "Significant Decline" in the "Average Closing Price" (as defined in the accompanying Proxy Statement/Prospectus) of FBS Common Stock compared to $41.76.

     The proposed Merger has been approved by the Boards of Directors of MSI and FBS and is subject to approval by holders of two-thirds of the outstanding MSI Common Stock in addition to the approval of bank regulators. MSI shareholders are also being asked to approve the adjournment of the Special Meeting to a later date to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. Approval of the adjournment requires the affirmative vote of at least a majority of the shares represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum.

     The Board of Directors of MSI believes that the Merger is in the best interests of MSI and its shareholders and therefore recommends that you vote in favor of the Merger Agreement and in favor of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. It is expected that all of the 57,985.133 shares of MSI Common Stock beneficially owned by the directors and executive officers of MSI and their affiliates (approximately 75.9% of the outstanding shares of MSI Common Stock) will be voted for approval of the Merger Agreement and for approval of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. Additionally, holders of more than 67.9% of the outstanding shares of MSI Common Stock, including Raymond D. Pape, Jr., a director and Chairman of MSI, M. David Klipsch, a director and President of MSI, Thomas A. Horeis, an executive officer of MSI, and Thomas F. McGowan, a director of First Bank of Omaha, the sole banking subsidiary of MSI, have signed a voting agreement pursuant to which they have agreed to vote all such shares held by them in favor of approval of the Merger Agreement and in favor of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. Therefore, approval of the

Merger Agreement is assured (assuming all such shareholders vote their shares in accordance with the voting agreement). If the Merger is consummated, MSI shareholders will no longer hold any interest in MSI other than through their interest in FBS Common Stock received in the Merger. Details of the background and reasons for the proposed Merger appear and are explained in the Proxy Statement/Prospectus. Additional information regarding MSI and FBS is also set forth in the Proxy Statement/Prospectus or is incorporated by reference therein from other documents. I urge you to read this material carefully.

     In order to ensure that your vote is represented at the Special Meeting, please indicate your choice on the enclosed form of proxy, date and sign it, and return it in the enclosed envelope. Executed but unmarked proxies will be voted for approval of the Merger Agreement and for approval of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. You are welcome to attend the Special Meeting and vote in person even if you have previously returned the form of proxy. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing written notice of such revocation or by delivering a duly executed proxy bearing a later date to Thomas A. Horeis, Secretary of MSI.

     Please do not send in any stock certificates at this time. If the Merger Agreement is approved, you will be sent instructions regarding the surrender of your existing stock certificates.


                                       Sincerely,



                                       Raymond D. Pape, Jr.
                                       Chairman

                           MIDWESTERN SERVICES, INC.
                             222 South 72nd Street
                            Omaha, Nebraska  68114
                                 (___) _______



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ________, 1995


                                 ------------


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Midwestern Services, Inc. ("MSI") will be held at ________, Omaha, Nebraska at ____ __.m., local time, on _______, 1995 to consider and take action on the following:

     1. A proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated June 23, 1995, by and among First Bank System, Inc. ("FBS"), MSI and Raymond D. Pape, Jr., in his capacity as representative of the shareholders of MSI, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Appendix A. Pursuant to the Merger Agreement, among other things, MSI will be merged with and into FBS (the "Merger"), and each issued and outstanding share of the Common Stock, $3.50 par value, of MSI (the "MSI Common Stock"), will be exchanged for the right to receive the Merger Consideration (as defined in the accompanying Proxy Statement/Prospectus).

     2. A proposal to adjourn the Special Meeting to a later date to permit further solicitation of proxies in the event an insufficient number of shares is present in person or by proxy at the Special Meeting to approve the Merger Agreement.

     3. Such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Any action may be taken on any of the foregoing proposals at the Special Meeting on such date or on any date or dates to which the Special Meeting may be properly adjourned or postponed. The Board of Directors is not aware of any other business to come before the Special Meeting.

     Only shareholders of record of MSI Common Stock at the close of business on ______, 1995, are entitled to notice of, and to vote at, the Special Meeting. Approval of the Merger Agreement by MSI shareholders requires the affirmative vote of at least two-thirds of the shares of MSI Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the adjournment of the Special Meeting by MSI shareholders requires the affirmative vote of at least a majority of the shares of MSI Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum.

     Holders of MSI Common Stock are not entitled to assert dissenters' rights with respect to their shares under the Nebraska Business Corporation Act.

     It is important that all shareholders of MSI Common Stock be represented at the Special Meeting. We urge you to sign and return the enclosed proxy as promptly as possible--whether or not you plan to attend the Special Meeting. The proxy should be returned to Thomas A. Horeis, Secretary of MSI, in the enclosed envelope. The proxy may be revoked at any time prior to its exercise. No proxy will be used if you attend and vote at the Special Meeting in person.

                                        By Order of the Board of Directors


                                        Raymond D. Pape, Jr.
                                        Chairman



Omaha, Nebraska
Date:  ______, 1995

YOUR VOTE IS IMPORTANT. HOLDERS OF MSI COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS.

                                PROXY STATEMENT
                                      OF
                           MIDWESTERN SERVICES, INC.

                                 ------------

                                  PROSPECTUS
                                      OF
                            FIRST BANK SYSTEM, INC.
                         COMMON STOCK, $1.25 PAR VALUE

                                 ------------

     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), is being furnished to holders of common stock, $3.50 par value ("MSI Common Stock"), of Midwestern Services, Inc., a Nebraska corporation ("MSI"), in connection with the solicitation of proxies by the Board of Directors of MSI for use at a special meeting of such holders (the "Special Meeting") to be held on ______, 1995, commencing at ___ __.m., local time, and at any adjournment or postponement thereof. At the Special Meeting, holders of MSI Common Stock will be asked to consider and act upon a proposal to approve the Agreement and Plan of Merger, dated June 23, 1995 (the "Merger Agreement"), by and among First Bank System, Inc., a Delaware corporation ("FBS"), MSI and Raymond D. Pape, Jr., acting in his capacity as representative of the shareholders of MSI (the "Shareholders' Representative"), and the transactions contemplated thereby, pursuant to which, among other things, MSI would be acquired by FBS by means of a merger of MSI with and into FBS (the "Merger"). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

     Pursuant to the Merger Agreement, each issued and outstanding share of MSI Common Stock will be converted into the right to receive: (1) a number of shares of the common stock, par value $1.25 per share, of FBS ("FBS Common Stock") equal to 517,241 divided by the number of shares of MSI Common Stock outstanding on the date on which the Merger becomes effective (the "Effective Date") plus
(2) an amount of cash equal to $14,400,000 divided by the number of shares of MSI Common Stock outstanding on the Effective Date (collectively, the "Merger Consideration"). The outstanding shares of FBS Common Stock are, and it is a condition to the consummation of the Merger that the shares of FBS Common Stock to be issued in the Merger be, listed on the New York Stock Exchange (the "NYSE") under the symbol "FBS." The last reported sale price of FBS Common Stock on the NYSE Composite Tape on _____, 1995 was $____ per share. Based on

                                                       (continued on next page)

                                 ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF FBS COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
       DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
           ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
                 BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE
                       FUND OR ANY OTHER GOVERNMENTAL AGENCY.


         The date of this Proxy Statement/Prospectus is ______, 1995.

such last reported sale price, the purchase price for each share of MSI Common Stock will be $____, of which $___ represents the cash to be received and $______ represents the value of the FBS Common Stock to be received. Because the aggregate number of shares of FBS Common Stock to be received for the MSI Common Stock is fixed, a change in the market price of FBS Common Stock before the Merger would affect the value of the FBS Common Stock to be received in the Merger in exchange for the MSI Common Stock. There can be no assurance as to the market price of the FBS Common Stock at any time before the Effective Date or as to the market price of the FBS Common Stock at any time thereafter.

     It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" in the "Average Closing Price" of FBS Common Stock compared to $41.76. See "The Merger--Conditions to Consummation of the Merger."

     Pursuant to the Merger Agreement, all shares of FBS Common Stock to be received by all the holders of MSI Common Stock (other than the Midwestern Employee Stock Ownership Plan) and a portion of the cash consideration to be received by such holders will be placed in an escrow fund in the name of the Shareholders' Representative. The cash and 47,000 of the shares of FBS Common Stock to be placed in the escrow fund will fund any obligation on the part of such holders of MSI Common Stock to indemnify and hold harmless FBS from any loss, liability, damage or expense which FBS may suffer as a result of certain matters specified in the Merger Agreement. The remaining shares of MSI Common Stock to be placed in such fund are intended to ensure compliance with certain assurances relating to the intent of MSI shareholders to hold the shares of FBS Common Stock to be received in the Merger for a period of two years following the Effective Date. Those MSI shareholders under an obligation to indemnify and hold harmless FBS will not be entitled to receive such cash held in escrow for a period of one year from the Effective Date and will not be entitled to receive any of such shares of FBS Common Stock held in escrow for a period of two years from the Effective Date; further, such holders may forfeit all or a portion of such cash and/or an aggregate of 47,000 shares of the FBS Common Stock to be received in the Merger in the event that FBS suffers any such loss, liability, damage or expense.

     For additional information regarding the terms of the Merger, see the Merger Agreement attached as Appendix A hereto and "The Merger" herein.

     Consummation of the Merger is conditioned upon, among other things, receipt of all required shareholder and regulatory approvals. If there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement, the MSI shareholders may be asked to approve adjournment of the Special Meeting to permit further solicitation of proxies. See "Adjournment of Special Meeting" and "The Merger--Regulatory Approvals Required."

     THE BOARD OF DIRECTORS OF MSI UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF MSI VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

     This Proxy Statement/Prospectus also constitutes a prospectus of FBS with respect to the shares of FBS Common Stock issuable to shareholders of MSI upon consummation of the Merger. FBS has supplied all information contained in this Proxy Statement/Prospectus relating to FBS and its subsidiaries, and MSI has supplied all information contained in this Proxy Statement/Prospectus relating to MSI and its subsidiary.

     This Proxy Statement/Prospectus and the accompanying form of proxy for the Special Meeting are first being mailed to the shareholders of MSI on or about ______, 1995.

     This Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by FBS, relating to the registration under the Securities Act of 1933, as amended, of up to 517,241 shares of FBS Common Stock to be issued in connection with the Merger.

                             AVAILABLE INFORMATION

     FBS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning FBS can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 1400 Northwestern Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates. Reports, proxy statements and other information concerning FBS also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     FBS has filed a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of FBS Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Proxy Statement/Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Documents relating to FBS (excluding exhibits unless specifically incorporated therein) are available to each person, including any beneficial owner, to whom a copy of this Proxy Statement/Prospectus is delivered without charge upon written or oral request to Karin E. Glasgow, Investor Relations, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number
(612) 973-2264. In order to ensure timely delivery of the documents, any request should be made by [five business days before the meeting date] _______, 1995.

     The following FBS documents which have been filed by FBS with the Commission are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1994; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995; (iii) Current Reports on Form 8-K filed March 3, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed March 7, 1995), April 13, 1995, April 25, 1995, July 6, 1995 and August 18, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed August 30, 1995); (iv) Current Reports on Form 8-K/A filed February 13, 1995 (constituting Amendment No. 4 to the Current Report on Form 8-K filed August 5, 1994); and (v) the description of FBS Common Stock contained in Item 1 of the FBS Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the FBS Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990 and as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering described herein.

     The foregoing documents contain financial and other information concerning FBS and FirsTier Financial, Inc. (see "Business of FBS--Recent Developments"), and information concerning FBS Common Stock and the related preferred stock purchase rights (see "Description of FBS Capital Stock"). Such documents constitute a part of the Proxy Statement/Prospectus, and the information contained therein should be reviewed together with all the other information contained herein.

     All documents filed by FBS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES AND OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FBS OR MSI.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFER MAY NOT LAWFULLY BE MADE.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF THE FBS COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF MSI DEEMED TO BE "AFFILIATES" OF MSI OR FBS UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF FBS OR MSI SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE  OF CONTENTS


AVAILABLE INFORMATION ...................................................    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .........................    3

SUMMARY .................................................................    8
The Parties to the Merger ...............................................    8
The Proposed Merger .....................................................    8
The Escrow Agreement; Indemnification of FBS ............................    9
The Shareholders' Representative ........................................   10
Special Meeting of MSI Shareholders .....................................   10
Vote Required to Approve the Merger and the Adjournment; Quorum .........   10
The Voting Agreement ....................................................   10
Recommendation of the MSI Board of Directors ............................   11
Interests of Certain Persons in the Merger ..............................   11
Limitation on Negotiations ..............................................   12
Regulatory Approval Required ............................................   13
Conditions, Waiver and Amendment and Termination ........................   13
Effective Date of the Merger ............................................   14
Surrender of MSI Common Stock Certificates  .............................   14
Certain Federal Income Tax Consequences to MSI Shareholders .............   14
Resales of FBS Common Stock .............................................   15
Accounting Treatment ....................................................   15
No Dissenters' Rights of Appraisal ......................................   15
Market and Market Prices ................................................   15
Differences in Rights of MSI Shareholders ...............................   16
Expenses ................................................................   16

COMPARATIVE UNAUDITED PER SHARE DATA ....................................   17

HISTORICAL SELECTED AND UNAUDITED PRO FORMA
     COMBINED FINANCIAL DATA ............................................   19

HISTORICAL SELECTED FINANCIAL DATA OF
     FIRST BANK SYSTEM, INC. ............................................   20

HISTORICAL SELECTED FINANCIAL DATA OF
     MIDWESTERN SERVICES, INC. ..........................................   21

HISTORICAL SELECTED FINANCIAL DATA OF
     FIRSTIER FINANCIAL, INC. ...........................................   22

UNAUDITED PRO FORMA COMBINED SELECTED
     FINANCIAL DATA OF FIRST BANK SYSTEM, INC.
     AND FIRSTIER FINANCIAL, INC. .......................................   24

INFORMATION CONCERNING THE SPECIAL MEETING ..............................   26
General .................................................................   26
Solicitation, Voting and Revocability of Proxies ........................   26
Beneficial Ownership of MSI Common Stock ................................   28

THE MERGER ..............................................................   29
Background of and Reasons for the Merger; Recommendation
     of MSI Board of Directors ..........................................   29
Terms of the Merger; Consideration to be Received by MSI Shareholders  ..   30
The Escrow Agreement; Indemnification of FBS ............................   31
The Shareholders' Representative.........................................   33
The Voting Agreement ....................................................   34
Effective Date of the Merger ............................................   34
Surrender of MSI Common Stock Certificates ..............................   35
Conditions to Consummation of the Merger ................................   36
Regulatory Approval Required ............................................   38
Waiver and Amendment.....................................................   39
Termination .............................................................   39
Limitation on Negotiations ..............................................   40
Conduct of MSI Business Pending the Merger ..............................   40
Interests of Certain Persons in the Merger ..............................   42
Effect on MSI Employee Benefit Plans ....................................   44
No Dissenters' Rights for MSI Shareholders ..............................   45
Certain Federal Income Tax Consequences to MSI Shareholders .............   45
Stock Exchange Listing of FBS Common Stock ..............................   47
Noncompetition Agreements ...............................................   47
FBS Escrow Deposit ......................................................   48
Resale of FBS Common Stock Received by MSI Shareholders .................   48
FBS Dividend Reinvestment and Common Stock Purchase Plan ................   49
Accounting Treatment ....................................................   49
Expenses ................................................................   49
Certain Differences in Rights of MSI Shareholders .......................   49

BUSINESS OF FBS .........................................................   53
Recent Developments .....................................................   53
Management and Additional Information ...................................   54

BUSINESS OF MSI .........................................................   54
General .................................................................   54
Market Area and Competition .............................................   54
Properties and Employees ................................................   54
Market Prices and Dividends on MSI Common Stock .........................   55
Supervision and Regulation ..............................................   55

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS OF MSI .........................   57
Results of Operations ...................................................   57
Capital Resources .......................................................   67
Interest Rate Risk Management ...........................................   68
Liquidity ...............................................................   69

DESCRIPTION OF FBS CAPITAL STOCK ........................................   70
General .................................................................   70
Preferred Stock .........................................................   70
Common Stock ............................................................   72

DESCRIPTION OF MSI CAPITAL STOCK ........................................   75
General .................................................................   76
Preferred Stock .........................................................   76
Common Stock ............................................................   77

ADJOURNMENT OF THE SPECIAL MEETING ......................................   77

LEGAL OPINIONS ..........................................................   78

EXPERTS .................................................................   78

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ......................   F-1

CONSOLIDATED FINANCIAL STATEMENTS OF
     MIDWESTERN SERVICES, INC. ..........................................   F-5

APPENDIX A--AGREEMENT AND PLAN OF MERGER ................................   A-1

APPENDIX B--SHAREHOLDER VOTING AGREEMENT ................................   B-1

                                    SUMMARY

     The following summary is qualified in all respects by the more detailed information included in this Proxy Statement/Prospectus, the appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the appendices. As used in this Proxy Statement/Prospectus, the terms "FBS" and "MSI" refer to First Bank System, Inc. and Midwestern Services, Inc., respectively, and, where the context so requires, to such corporations and their respective subsidiaries. All information concerning FBS included herein has been furnished by FBS, and all information included herein concerning MSI has been furnished by MSI.

The Parties to the Merger

     FBS. FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of 8 banks, a savings association and other financial companies with 349 offices, located primarily in the 11 states of Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota, Wisconsin, Iowa, Nebraska, Kansas and Wyoming. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing, mortgage banking and brokerage services. At June 30, 1995, FBS and its consolidated subsidiaries had consolidated assets of $33.5 billion, consolidated deposits of $22.8 billion and shareholders' equity of $2.8 billion.

     On August 7, 1995, FBS announced that it had signed a purchase agreement to acquire FirsTier Financial, Inc. ("FirsTier"), a regional financial services holding company based in Omaha, Nebraska. As of June 30, 1995, FirsTier had approximately $3.6 billion in assets, $2.8 billion in deposits and operated 63 offices in Nebraska and Iowa. Subject to the completion of due diligence and shareholder and regulatory approvals, FBS will exchange .8829 shares of FBS Common Stock for each share of common stock of FirsTier. The transaction will be accounted for as a purchase and is expected to close in the first quarter of 1996. For additional information concerning the effect of the FirsTier acquisition, see "Business of FBS-Recent Developments."

     For further information concerning FBS, see "Business of FBS" and "Historical Selected and Unaudited Pro Forma Combined Financial Data--Historical Selected Financial Data of First Bank System, Inc." herein and the FBS documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference." The principal executive offices of FBS are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111).

     MSI. MSI is a one bank holding company registered under the Bank Holding Company Act. Its principal non-cash asset is First Bank of Omaha ("First Bank") which has seven commercial banking locations in Omaha, Nebraska. First Bank provides general commercial and consumer banking services, including equipment leasing, mortgage banking, mutual fund sales, and ATM locations. First Bank also provides a complete range of deposit products including checking accounts, savings accounts, certificates of deposit, money market accounts and IRA accounts. As of June 30, 1995, MSI and First Bank had consolidated assets of $236.8 million and total deposits of $210.0 million. Shareholders' equity on a consolidated basis as of June 30, 1995 was $16.2 million.

     For further information concerning MSI, see "Business of MSI," "Historical Selected and Unaudited Pro Forma Combined Financial Data--Historical Selected Financial Data of Midwestern Services, Inc.," and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MSI" herein. The principal executive offices of MSI are located at 222 South 72nd Street, Omaha, Nebraska 68114 (telephone (402) 393-0800).

The Proposed Merger

     The Agreement and Plan of Merger, dated June 23, 1995 (the "Merger Agreement"), among FBS, MSI and Raymond J. Pape, Jr., in his capacity as representative of the shareholders of MSI (the "Shareholders' Representative"), provides for the merger of MSI with and into FBS, with FBS as the surviving corporation (the "Merger"). Assuming the Merger Agreement is approved by the shareholders of MSI, the Merger will become effective upon the filing of certificates of merger with the Secretaries of State in the States of Delaware and Nebraska (the "Effective Date"). Upon consummation of the Merger, each outstanding share of MSI Common Stock will be converted into the right to receive (1) a number of shares of FBS Common Stock (the "Merger Shares") equal to 517,241 divided by the number of shares of MSI Common Stock outstanding on the Effective Date with cash paid in lieu of fractional shares plus (2) an amount of cash equal to $14,400,000 divided by the number of shares of MSI Common Stock outstanding on the Effective Date (the "Deferred Cash Consideration"). The Deferred Cash Consideration shall be payable on the later of January 2, 1996 or the Effective Date (the "Deferred Cash Payment Date") along with accrued interest from the Effective Date. (Unlike other holders of MSI Common Stock, the Midwestern Employee Stock Ownership Plan may elect whether to receive the Deferred Cash Consideration on the Effective Date or January 2, 1996.) (The Merger Shares together with the Deferred Cash Consideration are sometimes called the "Merger Consideration" in this Proxy/Prospectus.) If the Merger is consummated, MSI shareholders will no longer hold any interest in MSI other than through their interest in FBS Common Stock received in the Merger. See "The Merger--Terms of the Merger; Consideration to be Received by MSI Shareholders." Upon consummation of the Merger, each holder of MSI Common Stock other than FBS would receive a pro rata portion of the Merger Shares; the holders of MSI Common Stock would hold in the aggregate approximately __% of the FBS Common Stock outstanding immediately after consummation of the Merger, based on the number of shares of FBS Common Stock outstanding at _________, 1995. Each outstanding share of FBS capital stock will remain outstanding and unchanged following the Merger.

     It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" (as defined below) in the "Average Closing Price" (as defined below) of FBS Common Stock compared to $41.76. See "The Merger-- Conditions to Consummation of the Merger."

     The Merger is subject to a number of other conditions, including the receipt of required regulatory and shareholder approvals. See "The Merger-- Conditions to Consummation of the Merger."

     Pursuant to the Merger Agreement, the certificate of incorporation and bylaws of FBS as in effect prior to the Effective Date will be the certificate of incorporation and bylaws of FBS, as the surviving corporation in the Merger, after the Effective Date. In addition, the officers and directors of FBS prior to the Effective Date will be the officers and directors of FBS, as the surviving corporation in the Merger, after the Effective Date.

The Escrow Agreement; Indemnification of FBS

     Pursuant to the Merger Agreement, on the Effective Date all the Merger Shares to be received by the holders of MSI Common Stock other than the Midwestern Employee Stock Ownership Plan (the "Indemnifying Shareholders") will be placed in an escrow fund. On the Deferred Cash Payment Date $917,280 of the Deferred Cash Consideration will be placed in the escrow fund. This cash and a total of 47,000 of the Merger Shares placed in escrow (the "Indemnity Escrow Fund") will be used to fund any obligation on the part of the Indemnifying Shareholders to indemnify and hold harmless FBS from any loss, liability, damage or expense which FBS may suffer as a result of certain matters specified in the Merger Agreement. The remaining Merger Shares placed in escrow are intended to ensure compliance with certain assurances relating to the MSI shareholders' intent to hold the shares of FBS Common Stock received in the Merger for a period of two years following the Effective Date. The Indemnifying Shareholders will not be entitled to receive any of the cash held in escrow for a period of one year from the Effective Date and will not be entitled to receive any of the shares of FBS Common Stock held in escrow for a period of two years from the Effective Date. Further, such holders may forfeit all or a portion the Indemnity Escrow Fund in the event that FBS suffers any such loss, liability, damage or expense. In accordance with the terms of the escrow and the agreement among the Indemnifying Shareholders and the Shareholder's Representative (the "Shareholders' Representative Agreement"), dividends paid on the escrowed Merger Shares may be used to reimburse expenses of the Shareholders' Representative incurred in performing such role, and the Shareholders' Representative intends to withhold from the dividends otherwise distributable to the Indemnifying Shareholders an amount deemed to be sufficient, in the Shareholders' Representatives sole discretion, to cover potential expenses. The Shareholders' Representative will hold such withheld dividends in escrow for the benefit of the Indemnifying Shareholders until such time as they may be required to reimburse actual expenses and will distribute the remainder at such time and in such amounts as the Shareholders' Representative, in his sole discretion, may determine. Each certificate representing the escrowed Merger Shares will be issued in the name of the Shareholders' Representative. See "The Merger--The Escrow Agreement; Indemnification of FBS."

The Shareholders' Representative

     The Merger Agreement provides that Raymond J. Pape, Jr., or any person appointed as a successor pursuant to the terms of the Merger Agreement, will act as the Shareholders' Representative. The Shareholders' Representative will act on behalf of the MSI shareholders, both prior to and following the consummation of the Merger, with respect to specified matters under the Merger Agreement. See "The Merger--The Shareholders' Representative."

Special Meeting of MSI Shareholders

     The Special Meeting to consider and vote upon the Merger Agreement will be held in Omaha, Nebraska, at ___________, on ______, 1995 at ___ __.m. local time. Only holders of record of MSI Common Stock at the close of business on ______, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 76,386.030 shares of MSI Common Stock. Each share of MSI Common Stock is entitled to one vote on the Merger Agreement. See "Information Concerning the Special Meeting."

Vote Required to Approve the Merger and the Adjournment; Quorum

     Pursuant to Nebraska law, approval of the Merger Agreement requires the affirmative vote of at least two-thirds of all shares of MSI Common Stock outstanding at the Record Date. A majority of all shares of MSI Common Stock outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum for the Special Meeting. Approval of the adjournment of the Special Meeting requires the affirmative vote of at least a majority of the outstanding shares of MSI Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum. Approval of the Merger Agreement by the shareholders of FBS is not required under applicable law.

     It is expected that all of the 57,985.133 shares of MSI Common Stock beneficially owned by directors and executive officers, and their affiliates, of MSI and its affiliates at the Record Date (approximately 75.9% of the total number of outstanding shares of MSI Common Stock at such date) will be voted for approval of the Merger Agreement and for adjournment of the Special Meeting under the circumstances described herein. As of the Record Date, FBS beneficially owned no shares of MSI Common Stock, and directors and officers of FBS and their affiliates beneficially owned no shares of MSI Common Stock. See "Information Concerning the Special Meeting."

The Voting Agreement

     As required by the Merger Agreement, Raymond D. Pape, Jr., Madeline Brady Pape Trust, Matthew Pape Trust, Thomas F. McGowan, M. David Klipsch, Terry Klipsch and Thomas A. Horeis (collectively, the "Insider Shareholders"), have entered into a Shareholder Voting Agreement (the "Voting Agreement") with FBS relating to certain actions and restrictions on actions of the Insider Shareholders both prior to and following the Effective Date. The Voting Agreement requires that the Insider Shareholders (all of whom are directors or executive officers of MSI or their affiliate) vote, or cause to be voted, all shares of MSI Common Stock owned or controlled by them (an aggregate of 51,901.487 shares at the Record Date, representing approximately 67.9% of the outstanding shares of

MSI Common Stock at such date) in favor of the Merger Agreement and in favor of the adjournment of the Special Meeting under the circumstances described herein. Assuming that the Insider Shareholders vote such shares of MSI Common Stock in favor of the Merger Agreement as required by the Voting Agreement, approval of the Merger Agreement at the Special Meeting is assured. The Voting Agreement also contains certain restrictions on the Insider Shareholders with respect to voting for or supporting transactions regarding MSI that are competitive with or contradict the Merger. See "The Merger--The Voting Agreement," "--Interests of Certain Persons in the Merger" and Appendix B.

Recommendation of the MSI Board of Directors

     THE BOARD OF DIRECTORS OF MSI RECOMMENDS THAT MSI SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

     The Board of Directors of MSI recommends that the shareholders of MSI approve the Merger Agreement. The Board believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of MSI and its shareholders. In making its recommendation, the Board has not sought the advice of an independent financial advisor. On _______, 1995, the last sale price for FBS Common Stock on the NYSE was $____ per share. Based on such last reported sale price, the purchase price for each share of MSI Common Stock will be $_____, of which $_____ represents the cash to be received and $______ represents the value of the FBS Common Stock to be received. See "The Merger-- Terms of the Merger; Consideration to be Received by MSI Shareholders." The directors and executive officers of MSI have unanimously indicated that they intend to vote the MSI Common Stock that they hold in favor of the Merger Agreement. See "Information Concerning the Special Meeting--Beneficial Ownership of MSI Common Stock."

     In approving the Merger Agreement and recommending its approval by MSI shareholders, the Board of Directors of MSI considered, among other things, the terms and conditions of the Merger Agreement; recent market prices for FBS Common Stock; the lack of a public trading market for MSI Common Stock; the nature of the banking businesses of MSI and FBS; MSI's competitive position and outlook in a changing banking and financial services industry that is facing the advent of interstate banking, a trend toward bank consolidation and increasing pressure to realize economies of scale; and the consideration to be received by the shareholders of MSI in the Merger. The Board did not assign any greater weight to any one or more factors than it did to the other factors. See "The Merger--Background of and Reasons for the Merger; Recommendation of MSI Board of Directors."

Interests of Certain Persons in the Merger

     Voting Agreement. As discussed above, the Insider Shareholders, pursuant to the Voting Agreement, are required to vote all of their shares of MSI Common Stock in favor of approval of the Merger Agreement and in favor of approval of the adjournment of the Special Meeting if necessary to permit further solicitation of proxies. The Insider Shareholders include Raymond D. Pape, Jr.,
M. David Klipsch, Thomas A. Horeis, each of whom is an executive officer and/or a director of MSI, and Thomas F. McGowan, who is a director of First Bank, as well as certain of their affiliates. See "The Merger--The Voting Agreement."

     Directors' and Officers' Insurance; Limitation of Liability of MSI and First Bank Directors and Officers. The Merger Agreement requires that, for a period of three years after the Effective Date, FBS shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse officers and directors of MSI or First Bank with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Date of at least the same coverage and amounts, and containing terms and conditions no less advantageous, as that coverage currently provided by MSI, subject to certain requirements and limitations. The Merger Agreement further provides that, under certain conditions and subject to certain limitations, MSI may obtain a three-year extension of its directors' and officers' liability insurance to provide coverage for such officers and directors. The Merger Agreement also provides that FBS shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the directors and officers of MSI or First Bank as provided in the MSI Articles of Incorporation and Bylaws, as in effect on the date of the Merger Agreement, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by the Merger Agreement), shall survive the Merger.

     Employment Agreement. MSI is party to an employment agreement with M. David Klipsch, its President and a shareholder. This employment agreement has an indefinite term and provides, among other things, that if Mr. Klipsch's employment is terminated by MSI, his salary will continue for six months. As a result of the Merger and the anticipated termination of Mr. Klipsch's employment with MSI thereafter, FBS and MSI expect that Mr. Klipsch will receive an aggregate of $92,500 in salary continuation payments following the Merger.

     Severance Payments and Retention Bonuses. Pursuant to the Merger Agreement, certain employees of MSI or First Bank whose employment is terminated by FBS on or after the Effective Date (other than by reason of such employee's misconduct, nonperformance of duties or violation of other rules and policies of FBS, MSI or First Bank, including confidentiality obligations), shall receive on or promptly after the last day of employment a lump sum severance payment equal to (i) the amount of 30 calendar days' base wages or salary plus (ii) the amount of one week's base wages or salary times the number of full or partial years of service with MSI, First Bank and FBS from the employee's most recent hire date; provided, however, that such severance payment is conditioned upon receipt by FBS of a general release of claims from each such employee releasing FBS and its subsidiaries and MSI and its subsidiaries. An employee of MSI or First Bank who voluntarily terminates employment or otherwise ceases to perform active services, except for disability, for FBS prior to the date scheduled by FBS as the employee's last day of work shall not be entitled to severance benefits as provided above or under any FBS plan. FBS has agreed to pay after the Effective Date retention bonuses to individual employees of MSI or First Bank in respective amounts to be agreed upon between FBS and MSI. The severance payments and retention bonuses described above may be paid to officers of MSI and First Bank other than M. David Klipsch who will receive only the severance payment described above.

     Redemption of Preferred Stock. Pursuant to the Merger Agreement, prior to the Effective Date MSI is required to redeem all 35,000 outstanding shares of its Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. Prior to entering into the Merger Agreement, MSI's management had no immediate plans to undertake such a redemption. Raymond D. Pape, Jr. and Thomas F. McGowan own 60% and 40%, respectively, of the Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock, and will receive $63,000 and $42,000, respectively, plus accrued interest, as a result of the redemption.

     The foregoing interests of members of management or shareholders of MSI and its affiliates in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated shareholders. See "The Merger--Interests of Certain Persons in the Merger."

Limitation on Negotiations

     The Merger Agreement provides that MSI will not, and will cause First Bank and MSI's and First Bank's officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including officers or employees of MSI or First Bank) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, MSI or First Bank, or other similar transaction or business combination involving MSI or First Bank, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than FBS and its representatives to have any access to the facilities of, or furnish to any person other than FBS and its representatives any non-public information with respect to, MSI or First Bank in connection with or in furtherance of any of the foregoing. The Merger Agreement also requires MSI promptly to notify FBS if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made concerning any such transactions and promptly to provide FBS with such information concerning such matters as FBS may request. See "The Merger--Limitation on Negotiations."

     The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with MSI.

Regulatory Approval Required

     The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The Federal Reserve Board approved the Merger on _______, 1995, respectively. See "The Merger--Regulatory Approval Required."

Conditions, Waiver and Amendment and Termination

     The respective obligations of FBS and MSI to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger,
(ii) the approval of the Merger Agreement by the requisite vote of MSI shareholders and (iii) certain other conditions customary in transactions of this kind. A failure of any of such conditions to be satisfied would, if not waived, prevent consummation of the Merger.

     It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" (as defined below) in the "Average Closing Price" (as defined below) of FBS Common Stock compared to $41.76.

     It is a condition to FBS's obligation to consummate the Merger that the merger of FBS and Southwest Holdings, Inc., a Delaware corporation ("Southwest Holdings") shall occur simultaneously with the Merger. See "The Merger-- Conditions to Consummation of the Merger."

     At any time before the Effective Date, any party to the Merger Agreement may (i) extend the time for performance of any obligations or other acts of any other party under the Merger Agreement or (ii) waive compliance with any of the agreements of the other parties or with any conditions of its own obligations contained in the Merger Agreement, to the extent that such obligations, agreements and conditions are intended for such party's own benefit. In addition, the Merger Agreement may be amended by written instrument approved by the parties and signed on behalf of each of the parties. See "The Merger--Waiver and Amendment."

     The Merger Agreement may be terminated at any time before the Effective Date (i) by mutual consent of FBS and MSI; (ii) by either FBS or MSI, if any of the conditions to such party's obligation to consummate the transaction contemplated in the Merger Agreement have become impossible to satisfy; (iii) by either FBS or MSI, if the Effective Date is not on or before March 31, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder); and (iv) by FBS if, after the date of the Merger Agreement, the Board of Directors of MSI shall have withdrawn, modified or changed its recommendation of the Merger Agreement or the Merger, or any shareholder of

MSI who is a party to the Shareholder Voting Agreement shall have violated or breached any material provision thereof. See "The Merger--Termination."

Effective Date of the Merger

     The Merger will become effective upon the filing of certificates of merger relating thereto with the Secretaries of State in the States of Delaware and Nebraska. The Merger Agreement provides that the parties to the Merger Agreement will cause such certificates of merger to be so filed as soon as practicable after receipt of all necessary regulatory approvals, provided that each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until MSI shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. The Merger Agreement may be terminated by either FBS or MSI if the Merger has not become effective by March 31, 1996 (unless failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). Accordingly, there can be no assurance as to whether or when the Merger will become effective. See "The Merger--Effective Date of the Merger," "--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required."

Surrender of MSI Common Stock Certificates

     Following the Merger, FBS (or a representative of FBS) will send a notice and transmittal form, with instructions, to each holder of MSI Common Stock of record at the Effective Date advising such holder of the effectiveness of the Merger and of the procedure for surrendering their certificates formerly evidencing MSI Common Stock. Such notice and transmittal form will be sent as soon as practicable after the Effective Date. MSI shareholders should not send in their stock certificates until they receive the notice and transmittal form from FBS. See "The Merger--Surrender of MSI Common Stock Certificates."

Certain Federal Income Tax Consequences to MSI Shareholders

     Kennedy, Holland, Delacy & Svoboda, counsel to MSI, will deliver an opinion of counsel, which will be based upon various representations and assumptions and subject to various qualifications, to the effect that for federal income tax purposes (a) the Merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) no gain or loss will be recognized by any MSI shareholder (except in connection with the receipt of cash) upon the receipt of FBS Common Stock for MSI Common Stock in the Merger; (c) gain, if any, but not loss, will be recognized by any MSI shareholder upon the exchange of MSI Common Stock for Deferred Cash Consideration in the Merger; (d) the basis of the FBS Common Stock received by an MSI shareholder who exchanges MSI Common Stock for FBS Common Stock and Deferred Cash Consideration will be the same as the basis of the MSI Common Stock surrendered in exchange therefor, decreased by the amount of Deferred Cash Consideration received by such shareholder, and increased by the amount of capital gain recognized by such shareholder (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FBS Common Stock) and the amount treated as a dividend to such shareholder, if any; (e) the holding period of the FBS Common Stock received by an MSI shareholder will include the period during which the MSI Common Stock surrendered in exchange therefor was held (provided that the MSI Common Stock of such MSI shareholder was held as a capital asset at the Effective Date); (f) cash received by an MSI shareholder in lieu of a fractional share interest of FBS Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FBS Common Stock which such shareholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the FBS Common Stock was a capital asset in such shareholders hands at the Effective Date); (g) an MSI shareholder shall recognize ordinary interest income with respect to all interest paid by FBS that is attributable to Deferred Cash Consideration; and (h) if the Effective Date is on or before December 31, 1995, any taxable gain to be recognized by an MSI shareholder in connection with the receipt of cash, other than cash treated as a dividend, shall be reportable under the installment method of Section 453 of the Code and should be subject to the provisions of Section 453A with respect to obligations in excess of $5,000,000. Each MSI shareholder is urged to consult his or her own tax adviser concerning the federal income tax consequences of the Merger, as well as any applicable state, local, foreign or other tax consequences, based upon such shareholder's own particular facts and circumstances. See "The Merger--Certain Federal Income Tax Consequences to MSI Shareholders."

Resales of FBS Common Stock

     Pursuant to the Merger Agreement, the shares of FBS Common Stock deliverable to the Indemnifying Shareholders (as defined below) will be placed in escrow in the name of the Shareholders' Representative for a period of two years from the Effective Date, and, while such Indemnifying Shareholders will be able to vote such shares, they will not in general be able to withdraw such shares from escrow for the purpose of reselling them. Shares that have been released from escrow, either at the termination of the two year period or otherwise may be traded freely by those shareholders who are not "affiliates" of MSI or FBS. See "The Merger--Terms of the Merger--Consideration to be Received by MSI Shareholders."

     MSI has agreed in the Merger Agreement to use its best efforts to obtain signed representations (in the form attached as Exhibit B to the Merger Agreement) from each shareholder of MSI who may reasonably be deemed an "affiliate" of MSI (as such term is used in Rule 145 under the Securities Act) to the effect that such person will not dispose of shares issued to him pursuant to the Merger except in compliance with Rule 145 under the Securities Act, in a transaction that, in the opinion of counsel reasonably satisfactory to FBS, is otherwise exempt from the registration requirements under the Securities Act or in an offering registered under the Securities Act. See "The Merger--Resale of FBS Common Stock Received by MSI Shareholders."

Accounting Treatment

     FBS intends to account for the Merger using the purchase method of accounting under generally accepted accounting principles ("GAAP"). See "The Merger--Accounting Treatment."

No Dissenters' Rights of Appraisal

     Under Nebraska law, holders of stock in a bank holding company such as MSI are not entitled to employ the procedure whereby shareholders may elect to have the "fair value" of their shares (determined in accordance with Nebraska law) judicially appraised and paid to them ("dissenters' rights"). Accordingly, all holders of MSI Common Stock will be required to exchange their shares for the Merger Consideration. See "The Merger--No Dissenters' Rights for MSI Shareholders."

Market and Market Prices

     FBS Common Stock is listed on the NYSE under the symbol "FBS." There is no public market for shares of MSI Common Stock. The following table sets forth the closing price per share of FBS Common Stock and the "equivalent per share price" (as defined below) of MSI Common Stock as of (i) June 23, 1995, the last trading day before FBS announced execution of the Merger Agreement, and (ii) ________, 1995. The "equivalent per share price" of the MSI Common Stock as of each such date equals the sum of (a) the closing price per share of FBS Common Stock on such date multiplied by the number derived by dividing the total number of Merger Shares by the number of shares of MSI Common Stock outstanding on such date plus (b) an amount of cash equal to $14,400,000 divided by the number of shares of MSI Common Stock outstanding on such date. See "The Merger--Terms of the Merger; Consideration to be Received by MSI Shareholders."


       Market Price           FBS             Equivalent
        Per Share            Common            Per Share
           At:               Stock              Price
     ----------------    --------------      -------------

     June 23, 1995       $       42.125      $      473.76
     __________, 1995    $  ______           $  ______

     Apart from the publicly disclosed information concerning FBS which is included and incorporated by reference in this Proxy Statement/Prospectus, FBS does not know what factors account for changes in the market price of its stock. MSI shareholders are advised to obtain current market quotations for FBS Common Stock. No assurance can be given as to the market prices of FBS Common Stock at any time before the Effective Date, or at any time thereafter. Because the aggregate number of Merger Shares to be received by MSI shareholders in the Merger is fixed, MSI shareholders will not be compensated for any decreases in the market price of FBS Common Stock which could occur before the Effective Date. As a result, in the event the market price of FBS Common Stock decreases, the value of the FBS Common Stock to be received in the Merger in exchange for MSI Common Stock would decrease. On the other hand, in the event the market price of FBS Common Stock increases, the value of the FBS Common Stock to be received in the Merger in exchange for MSI Common Stock would increase. See "-- The Proposed Merger" above and "The Merger--Terms of the Merger; Consideration to be Received by MSI Shareholders."

     It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" (as defined below) in the "Average Closing Price" (as defined below) of FBS Common Stock compared to $41.76. See "--Conditions to Consummation of the Merger."

Differences in Rights of MSI Shareholders

     Upon consummation of the Merger, holders of MSI Common Stock will become holders of FBS Common Stock. As a result, their rights as shareholders, which are now governed by Nebraska corporate law and MSI's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and FBS's Certificate of Incorporation and Bylaws. Because of certain differences between Nebraska and Delaware corporate law and between the provisions of MSI's Articles of Incorporation and Bylaws and FBS's Certificate of Incorporation and Bylaws, the current rights of MSI shareholders will change significantly after the Merger. For a discussion of the material differences between the rights of shareholders of MSI and the rights of shareholders of FBS, see "The Merger--Certain Differences in Rights of MSI Shareholders."

Expenses

     The Merger Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses. See "The Merger-- Expenses."

                     COMPARATIVE UNAUDITED PER SHARE DATA


     The following table presents selected comparative unaudited per share data for FBS on a historical and pro forma combined basis, and for MSI on a historical and pro forma equivalent basis, giving effect to the Merger using the purchase method of accounting, and to the acquisition by FBS of FirsTier Financial, Inc. ("FirsTier") (as described under "Business of FBS--Recent Developments") using the purchase method of accounting. The information presented below is derived from the consolidated historical financial statements of FBS, MSI and FirsTier, including the related notes thereto, and the unaudited pro forma combined financial information, including the notes thereto, incorporated by reference into, or appearing elsewhere in, this Proxy Statement/Prospectus. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "Incorporation of Certain Documents by Reference," "Unaudited Pro Forma Combined Financial Information" and "Consolidated Financial Statements of Midwestern Services, Inc."

     The per share data included within is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                          FBS Common Stock              MSI Common Stock
                                       --------------------------    ------------------------
                                                       Pro Forma                   Pro Forma
                                       Historical      Combined      Historical    Equivalent
                                       ----------     ----------     ----------    ----------
BOOK VALUE (1):
     June 30, 1995....................   $20.33         $21.73         $211.34       $147.14
     December 31, 1994 ...............    18.63          19.98          182.13        135.29

DIVIDENDS DECLARED (2):
     Six months ended:
        June 30, 1995.................     0.725          0.725            --           4.91
     Year ended:
        December 31, 1994.............     1.16           1.16             --           7.85

INCOME FROM CONTINUING
     OPERATIONS (3):
     Six months ended:
        June 30, 1995.................     1.97           1.94           17.43         13.14
     Year ended:
        December 31, 1994.............     2.21           2.22           26.41         15.03

                           (Notes on Following Page)

                 Notes to Comparative Unaudited Per Share Data

(1) The pro forma combined book values per share of FBS Common Stock are based upon the pro forma total common equity for FBS, MSI and FirsTier, divided by the total pro forma common shares of the combined entity assuming conversion of the MSI and FirsTier common stock at the respective exchange ratios. The pro forma equivalent book values per share of MSI Common Stock represent the pro forma combined amounts multiplied by the exchange ratio. See "The Merger--Consideration to be Received by MSI Shareholders."

(2) The pro forma combined dividends declared assume no changes in the historical dividends declared per FBS common share. The pro forma equivalent dividends per share of MSI Common Stock represent the cash dividends declared on a share of FBS Common Stock multiplied by the exchange ratio. See "The Merger--Consideration to be Received by MSI Shareholders."

(3) The pro forma combined income from continuing operations per share are based upon the pro forma combined income for FBS, MSI and FirsTier, divided by the average pro forma common shares of the combined entity. The pro forma equivalent income from continuing operations per share of MSI Common Stock represents the pro forma combined income multiplied by the exchange ratio. See "The Merger--Consideration to be Received by MSI Shareholders."

    FBS expects to achieve operating cost savings primarily through reductions in staff, the consolidation and elimination of certain office facilities, and the consolidation of certain data processing and other back office operations. No adjustment has been included in the unaudited pro forma combined financial statements for the anticipated operating cost savings.

    Financial results for FBS for 1994 include merger-related items with an after-tax effect of $156.9 million ($1.15 per share) associated with the merger of Metropolitan Financial Corporation.

    FBS acquired Edina Realty, Inc. a real estate brokerage, as part of the merger with Metropolitan Financial Corporation on January 24, 1995. Because of regulatory restrictions on nonbanking activities, FBS expects to sell Edina Realty, Inc, within two years. Accordingly, its operations are accounted for as discontinued operations.

                  HISTORICAL SELECTED AND UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA

     The following tables set forth certain selected historical consolidated financial information for FBS, MSI and FirsTier, and certain unaudited pro forma combined financial information giving effect to the acquisition by FBS of FirsTier using the purchase method of accounting. The historical selected financial data for the five years ended December 31, 1994 is derived from audited consolidated financial statements of FBS, MSI and FirsTier. The historical financial data for the six months ended June 30, 1995 is derived from the unaudited historical financial statements of FBS, MSI and FirsTier and reflect, in the respective opinions of management of FBS, MSI and FirsTier, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the consolidated historical financial statements of FBS, MSI and FirsTier, and the related notes thereto, and the unaudited pro forma combined financial information, including the notes thereto, incorporated by reference or included elsewhere in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference," "Unaudited Pro Forma Combined Financial Information," and "Consolidated Financial Statements of Midwestern Services, Inc."

     The unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the acquisition of FirsTier been consummated on the dates or prior to the periods presented.

                     HISTORICAL SELECTED FINANCIAL DATA OF
                            FIRST BANK SYSTEM, INC.



                                                         Six Months Ended
                                                             June 30,                      Years Ended December 31,
                                                        -------------------   ----------------------------------------------------
                                                          1995       1994     1994(4)    1993(5)    1992(6)      1991       1990
                                                        --------   --------   --------   --------   --------   --------   --------
(In millions, except per share amounts)
CONSOLIDATED INCOME STATEMENT DATA:
Interest income ...................................     $1,265.5   $1,075.8   $2,288.1   $2,134.5   $2,106.1   $2,369.0   $2,745.3
Interest expense ..................................        542.7      386.1      868.7      796.3      953.1    1,354.2    1,844.2
                                                        --------   --------   --------   --------   --------   --------   --------
  Net interest income .............................        722.8      689.7    1,419.4    1,338.2    1,153.0    1,014.8      901.1
Provision for credit losses .......................         53.0       52.6      123.6      133.1      191.7      210.2      219.7
                                                        --------   --------   --------   --------   --------   --------   --------
Net interest income after provision
  for credit losses ...............................        669.8      637.1    1,295.8    1,205.1      961.3      804.6      681.4
Non-interest income ...............................        369.3      327.2      558.9      618.9      613.7      557.0      472.1
Non-interest expense ..............................        607.5      601.1    1,349.4    1,264.7    1,246.3    1,067.9    1,063.0
                                                        --------   --------   --------   --------   --------   --------   --------
Income from continuing operations
  before income taxes .............................        431.6      363.2      505.3      559.3      328.7      293.7       90.5
Applicable income taxes ...........................        159.9      135.8      191.8      198.6      115.7       30.3        6.5
                                                        --------   --------   --------   --------   --------   --------   --------
Income from continuing operations
  before cumulative effect of changes
  in accounting principles ........................        271.7      227.4      313.5      360.7      213.0      263.4       84.0
Income (loss) from discontinued
  operations(1) ...................................           --        0.4       (8.5)       2.5        2.7        1.1        0.6
Cumulative effect of changes in
  accounting principles ...........................           --         --         --         --      233.2         --        1.0
                                                        --------   --------   --------   --------   --------   --------   --------
Net income ........................................     $  271.7   $  227.8   $  305.0   $  363.2   $  448.9   $  264.5   $   85.6
                                                        ========   ========   ========   ========   ========   ========   ========
Average common and common
  equivalent shares ...............................        135.7      135.0      136.3      134.6      124.7      117.3      106.1

PER COMMON SHARE DATA:
Income from continuing operations
  before cumulative effect of
  accounting changes ..............................     $   1.97   $   1.62   $   2.21   $   2.46   $   1.46   $   2.00   $   0.53
Net income ........................................         1.97       1.63       2.15       2.48       3.35       2.01       0.55
Dividends paid ....................................        0.725       0.58       1.16       1.00       0.88       0.82       0.82
Common shareholders' equity .......................        20.33      19.42      18.63      18.91      17.89      14.67      13.28

CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
Assets ............................................     $ 33,456   $ 33,919   $ 34,128   $ 33,370   $ 32,758   $ 28,508   $ 29,339
Securities ........................................        3,426      6,057      5,185      5,030      6,092      4,744      5,061
Loans .............................................       25,699     23,951     24,556     23,497     20,692     18,734     18,845
Deposits ..........................................       22,849     24,548     24,256     26,386     26,395     22,969     22,772
Long-term debt ....................................        2,572      2,423      2,684      1,905      1,141      1,261      1,886
Shareholders' equity ..............................        2,817      2,742      2,612      2,744      2,745      2,131      1,826

SELECTED FINANCIAL DATA AT PERIOD END:
Common shareholders' equity
  to assets  ......................................          8.1%       7.7%       7.3%       7.4%       7.2%       5.9%       5.1%
Total shareholders' equity to assets ..............          8.4        8.1        7.7        8.2        8.4        7.5        6.2
Tier 1 capital ratio(2) ...........................          7.7        8.3        7.3        9.4        9.8        8.5        6.8
Total capital ratio(2) ............................         12.2       12.4       11.4       13.4       13.0       11.3        9.7
Allowance for credit losses .......................     $    467   $    480   $    475   $    466   $    484   $    453   $    484
  Percentage of loans .............................         1.82%      2.00%      1.93%      1.98%      2.34%      2.42%      2.57%
Nonperforming assets(3) ...........................     $    175   $    286   $    232   $    341   $    511   $    658   $    737
  Percentage of total assets ......................         0.52%      0.84%      0.68%      1.02%      1.56%      2.31%      2.51%

SELECTED FINANCIAL DATA FOR THE PERIOD ENDED:
Return on average assets from continuing
  operations before cumulative effect of
  changes in accounting principles ................         1.67%      1.39%      0.93%      1.12%      0.74%      0.95%      0.28%
Return on average assets ..........................         1.67       1.39       0.91       1.13       1.56       0.96       0.29
Return on average common equity  from
  continuing operations before
  cumulative effect of changes in
  accounting principles ...........................         20.8       17.3       11.6       13.8        8.7       14.7        4.1
Return on average common equity ...................         20.8       17.3       11.2       13.9       20.0       14.8        4.2
Net interest margin (taxable-
  equivalent basis) ...............................         4.99       4.71       4.74       4.69       4.54       4.16       3.47
Net interest margin without taxable-
  equivalent increments ...........................         4.94       4.66       4.69       4.63       4.46       4.02       3.29


                SEE NOTES TO HISTORICAL SELECTED FINANCIAL DATA

                     HISTORICAL SELECTED FINANCIAL DATA OF
                           MIDWESTERN SERVICES, INC.


                                                         Six Months Ended
                                                             June 30,                      Years Ended December 31,
                                                        -------------------   ----------------------------------------------------
                                                          1995       1994       1994       1993       1992       1991       1990
                                                        --------   --------   --------   --------   --------   --------   --------
(In thousands, except per share amounts)                    (unaudited)
CONDENSED INCOME STATEMENT DATA:
Interest income ...................................     $  8,632   $  6,973   $ 14,652   $ 13,007   $ 13,975   $ 16,025   $ 16,112
Interest expense ..................................        3,488      2,359      5,140      5,001      6,281      8,558      9,355
                                                        --------   --------   --------   --------   --------   --------   --------
  Net interest income .............................        5,144      4,614      9,512      8,006      7,694      7,467      6,757
Provision for loan losses .........................          162        150        296        300        300        339      1,063
                                                        --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for loan
 losses............................................        4,982      4,464      9,216      7,706      7,394      7,128      5,694
Non-interest income ...............................        1,698      1,301      2,842      2,541      3,676      2,560      2,447
Non-interest expense ..............................        4,594      4,081      8,637      7,658      7,422      7,422      7,175
                                                        --------   --------   --------   --------   --------   --------   --------
Income before income taxes ........................        2,086      1,684      3,421      2,589      3,648      2,266        966
Applicable income taxes ...........................          751        618      1,268        945      1,309        730        244
                                                        --------   --------   --------   --------   --------   --------   --------
Income before minority interests ..................        1,335      1,066      2,153      1,644      2,339      1,536        722
Minority interests ................................           (1)        --         --          4        (64)       (27)       (28)
                                                        --------   --------   --------   --------   --------   --------   --------
Net income ........................................     $  1,334   $  1,066   $  2,153   $  1,648   $  2,275   $  1,509   $    694
                                                        ========   ========   ========   ========   ========   ========   ========
Average common shares .............................         76.2       76.3       76.3       76.8       77.1       78.1       78.1

PER COMMON SHARE DATA:
Net income ........................................     $  17.43   $  12.15   $  26.41   $  19.99   $  28.03   $  17.91   $   7.45
Dividends paid ....................................          .00        .00        .00        .00        .00        .00        .00

FINANCIAL RATIOS:
Return on average assets ..........................         1.20%      1.07%      1.06%      0.89%      1.33%      0.80%      0.39%
Return on average common equity ...................        17.66      17.04      16.53      13.34      21.64      16.95       8.66
Net interest margin ...............................         5.12       5.10       5.16       4.77       4.88       4.74       4.67
Efficiency ratio ..................................        67.14      69.05      69.60      72.58      66.48      74.07      78.38

AVERAGE BALANCE SHEET DATA:
Total gross loans .................................     $147,589   $129,991   $131,765   $116,310   $101,249   $106,812   $105,328
Total assets ......................................      221,839    199,238    202,479    185,869    171,530    189,754    177,406
Deposits ..........................................      197,655    180,171    182,755    169,589    155,039    168,071    155,969
Shareholders' equity ..............................       15,212     13,398     14,208     13,535     11,695     10,097      9,197

BALANCE SHEET DATA AT PERIOD END:
Total gross loans .................................     $161,640   $137,376   $148,529   $134,247   $109,656   $105,852   $109,827
Total assets ......................................      236,796    202,811    223,585    202,151    189,224    195,006    184,502
Deposits ..........................................      209,975    179,108    198,149    182,256    168,397    172,201    163,941
Shareholders' equity ..............................       16,203     13,261     13,994     14,421     12,648     10,741      9,453

                SEE NOTES TO HISTORICAL SELECTED FINANCIAL DATA

                     HISTORICAL SELECTED FINANCIAL DATA OF
                           FIRSTIER FINANCIAL, INC.

                                                     SIX MONTHS ENDED
                                                         JUNE 30,                   YEAR ENDED DECEMBER 31,
                                                    -----------------    ----------------------------------------------
                                                     1995       1994      1994      1993     1992      1991     1990(7)
                                                    ------     ------    ------    ------   ------    ------    -------
(In millions, except per share amounts)
CONSOLIDATED INCOME STATEMENT DATA:
Interest income...............................      $129.4     $112.6    $231.5    $223.8   $225.1    $251.6     $248.1
Interest expense..............................        62.0       44.6      97.1      92.0    103.4     142.8      155.1
                                                    ------     ------    ------    ------   ------    ------     ------
    Net interest income.......................        67.4       68.0     134.4     131.8    121.7     108.8       93.0
Provision for credit losses...................         0.5       (1.6)     (0.2)      5.4      9.7      10.7       27.1
                                                    ------     ------    ------    ------   ------    ------     ------
Net interest income
 after provision for credit losses............        66.9       69.6     134.6     126.4    112.0      98.1       65.9
Non-interest income...........................        27.8       27.2      52.0      59.0     56.7      54.5       46.1
Non-interest expense..........................        57.2       59.2     118.1     115.4    109.1     107.0      110.2
                                                    ------     ------    ------    ------   ------    ------     ------
Income before income taxes....................        37.5       37.6      68.5      70.0     59.6      45.6        1.8
Applicable income taxes.......................         9.9       10.0      17.6      18.8     16.2      11.0       (0.8)
                                                    ------     ------    ------    ------   ------    ------     ------
    Net income................................      $ 27.6     $ 27.6    $ 50.9    $ 51.2   $ 43.4    $ 34.6     $  2.6
                                                    ======     ======    ======    ======   ======    ======     ======
Average common and common equivalent shares...        18.7       19.0      18.8      19.1     19.0      19.0       18.7

PER COMMON SHARE DATA:
Net income....................................      $ 1.48     $ 1.45    $ 2.69    $ 2.68   $ 2.30    $ 1.85     $ 0.15
Dividends paid................................        0.56       0.52      1.04      0.66     0.47      0.42       0.40
Common shareholders' equity...................       19.74      18.12     18.53     17.30    15.09     13.22      11.97

CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
Assets........................................      $3,580     $3,505    $3,540    $3,400   $3,302    $3,113     $3,076
Securities....................................         978      1,017       938     1,035      961       803        676
Loans.........................................       2,198      2,034     2,149     1,953    1,875     1,700      1,801
Deposits......................................       2,806      2,653     2,815     2,721    2,776     2,552      2,583
Long-term debt................................         164        145       154        38       23        47         35
Shareholders' equity..........................         365        339       342       326      284       248        206

SELECTED FINANCIAL DATA AT PERIOD END:
Common shareholders' equity to assets.........        10.2%       9.7%      9.7%      9.6%     8.6%      8.0%       6.7%
Total shareholders' equity to assets..........        10.2        9.7       9.7       9.6      8.6       8.0        6.7
Tier 1 capital ratio (2)......................        14.3       14.1      13.5      14.0     13.7(7)   11.5(7)     9.8
Total capital ratio (2).......................        15.5       15.4      14.8      15.2     14.6(7)   12.8(7)    11.3
Allowance for credit losses...................      $ 53.0     $ 53.0    $ 53.0    $ 54.0   $ 50.0    $ 46.0     $ 43.0
    Percentage of loans.......................        2.41%      2.59%     2.48%     2.78%    2.69%     2.71%      2.39%
Nonperforming assets (3)......................      $ 11.0     $ 15.0    $ 14.0    $ 18.0   $ 28.0    $ 31.0     $ 29.0
    Percentage of total assets................        0.31%      0.43%     0.40%     0.53%    0.85%     1.00%      0.94%

SELECTED FINANCIAL DATA FOR THE PERIOD ENDED:
Return on average assets......................        1.56%      1.63%     1.48%     1.55%    1.41%     1.14%      0.09%
Return on average common equity...............       15.81      16.57     15.03     16.76    16.41     14.87       1.23
Net interest margin
 (taxable-equivalent basis)...................        4.48       4.75      4.59      4.73     4.71      4.25(7)    4.02
Net interest margin without taxable-
 equivalent increments........................        4.16       4.42      4.26      4.63     4.35      4.01(7)    3.75


                See notes to historical selected financial data

                  Notes to Historical Selected Financial Data

(1) FBS acquired Edina Realty, Inc., a real estate brokerage, as part of the merger with Metropolitan Financial Corporation on January 24, 1995. Because of regulatory restrictions on nonbanking activities, FBS expects to sell Edina Realty, Inc. within two years. Accordingly, its operations are accounted for as discontinued operations.

(2) Capital ratios are computed based on 1992 Federal Reserve Board rules and regulations.

(3) Includes nonaccural and restructured loans, other nonperforming assets and other real estate owned.

(4) Financial results for FBS for 1994 include merger-related items with an after tax effect of $156.9 million ($1.15 per share) associated with the merger with Metropolitan Financial Corporation.

(5) The FBS results of operations for the year ended December 31, 1993 include merger-related charges of $50.0 million ($.37 per share), on an after-tax basis, associated with the acquisition of Colorado National Bankshares, Inc.

(6) The FBS results of operations for the year ended December 31, 1992 include merger-related charges of $81.8 million ($.66 per share), on an after-tax basis, associated with the acquisition of Western Capital Investment Corporation ("WCIC") and Bank Shares Incorporated. The results of operations for that year also include the effect of adopting two new accounting standards: Statement of Financial Accounting Standards No. ("SFAS") 109, "Accounting for Income Taxes," and SFAS 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." The cumulative effect of adopting SFAS 109 was an increase of $264.8 million in net income. The cumulative effect of adopting SFAS 106 was a decrease of $31.6 million in net income.

(7) Historical Selected Financial Data for FirsTier for the year ended 1990 has not been restated to reflect the acquisition of Cornerstone Bank Group, Inc. ("CBG"). Tier I capital ratios and Total capital ratios have not been restated to reflect the acquisition of CBG for the years ended 1992 and 1991. In addition, net interest margin (taxable-equivalent basis) and net interest margin without taxable-equivalent increments have not been restated to reflect the acquisition of CBG for the year ended 1991. The effect of restatement on this information is not material.

             UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA
                        OF FIRST BANK SYSTEM, INC. AND
                           FIRSTIER FINANCIAL, INC.


                                                  Six Months
                                                    Ended        Year Ended
                                                   June 30,     December 31,
                                                   1995(1)        1994(1)
                                                  ----------    ------------
(In millions, except per share amounts)
Consolidated Income Statement Data:
Interest income.................................   $1,394.9       $2,519.6
Interest expense................................      615.2          986.8
      Net interest income.......................      779.7        1,532.8
                                                   --------       --------
Provision for credit losses.....................       53.5          123.4
                                                   --------       --------
Net interest income after provision
 for credit losses..............................      726.2        1,409.4
Non-interest income.............................      397.1          610.9
Non-interest expense............................      673.5        1,485.0
                                                   --------       --------
Income from continuing operations before income
 taxes..........................................      449.8          535.3
Applicable income taxes.........................      165.9          201.4
                                                   --------       --------
        Income from continuing operations.......   $  283.9       $  333.9
                                                   ========       ========

Average common and common
  equivalent shares.............................      144.0          144.6

Per Common Share Data:
Income from continuing operations...............   $   1.94       $   2.22
Net income......................................       1.94           2.16
Dividends paid..................................       0.73           1.16
Common shareholders' equity.....................      21.65          19.95

Consolidated Balance Sheet Data at Period End:
Assets..........................................   $ 37,385       $ 37,668
Securities......................................      4,403          6,123
Loans...........................................     27,897         26,705
Deposits........................................     25,655         27,071
Long-term debt..................................      2,737          2,839
Shareholders' equity............................      3,174          2,954

Selected Financial Data at Period End:
Common shareholders' equity to assets...........        8.2%           7.5%
Total shareholders' equity to assets............        8.5            7.8
Tier 1 capital ratio (2)........................        7.1            6.7
Total capital ratio (2).........................       11.5           10.7
Allowance for credit losses.....................   $    520       $    528
      Percentage of loans.......................       1.86%          1.98%
Non-performing assets (3).......................   $    184       $    241
      Percentage of total assets................       0.49%          0.64%

Selected Financial Data for the Period Ended:
Return on average assets........................       1.57%          0.90%
Return on average common equity.................      19.13          10.91
Net interest margin (taxable-equivalent basis)..       4.94           4.73
Net interest margin without taxable-equivalent
  increments....................................       4.86           4.65

       See notes to unaudited pro forma combined selected financial data

         Notes to Unaudited Pro Forma Combined Selected Financial Data


(1) The merger with FirsTier will be accounted for by FBS under the purchase method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma combined financial statements. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair value at the closing of the transaction. The historical cost of FirsTier's assets and liabilities approximates fair value, making mark-to-market adjustments immaterial. Accordingly, the historical cost of FirsTier's assets and liabilities have been combined with the historical consolidated balance sheet of FBS. Based on the market value of shares of FBS Common Stock on the date the merger agreement with FirsTier was signed, goodwill and other intangible assets of approximately $349 million have been reflected in the pro forma combined financial statements as required under the purchase accounting method. Certain adjustments, primarily to accrue for costs related to the FirsTier merger expected to be incurred within one year of the closing. Currently, these accruals are not material and have not been reflected in the unaudited pro forma combined financial statements. Purchase accounting adjustments and merger-related costs may change as additional information becomes available.

    Amortization expense relating to the FirsTier merger has been included in the Unaudited Pro Forma Combined Statements of Income. Amortization expense was calculated based on the intangible asset balance of $349 million using the straight-line method over an average estimated period of benefit of 20 years. Subsequent changes to the purchase adjustments, as well as the final allocation of the intangible assets between goodwill and other intangible assets will result in an adjustment to goodwill, which will have a corresponding impact on amortization expense. Accordingly, pro forma combined income would also change, as well as the related pro forma combined earnings per share amounts.

    FBS expects to achieve operating cost savings primarily through reductions in staff, the consolidation and elimination of certain duplicate or excess office facilities, and the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the year subsequent to the closing and not ratably over, or at the beginning or end of, such periods. No adjustment has been included in the unaudited pro forma combined financial statements for the anticipated operating cost savings.

    See the "Unaudited Pro Forma Combined Financial Information" for additional details on these adjustments.

(2) Capital ratios are computed based on 1992 Federal Reserve Board rules and regulations.

(3) Nonperforming assets include nonaccrual and restructured loans, other nonperforming assets and other real estate owned.

                  INFORMATION CONCERNING THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus is being furnished to holders of MSI Common Stock as part of the solicitation of proxies by the MSI Board of Directors for use at the Special Meeting to be held on ______, 1995 and at any adjournment or postponement thereof. This Proxy Statement/Prospectus, and the accompanying form of proxy, are being first mailed to MSI shareholders on or about ______, 1995.

     The principal purpose of the Special Meeting is to consider and vote upon the proposal to approve the Merger Agreement, dated June 23, 1995, among FBS, MSI and the Shareholders' Representative, which sets forth the terms and conditions of the Merger. Upon consummation of the Merger, each outstanding share of MSI Common Stock will be converted into the right to receive (1) a number of shares of FBS Common Stock equal to (a) 517,241 divided by (b) the number of shares of MSI Common Stock outstanding on the Effective Date with cash paid in lieu of fractional shares (the "Merger Shares") plus (2) an amount of cash equal to (a) $14,400,000 divided by (b) the number of shares of MSI Common Stock outstanding on the Effective Date (the "Deferred Cash Consideration"). The Deferred Cash Consideration shall be payable on the later of January 2, 1996 or the Effective Date (the Deferred Cash Payment Date") along with accrued interest (at a rate to be determined in accordance with the Merger Agreement) from the Effective Date. (Unlike other holders of MSI Common Stock, the Midwestern Employee Stock Ownership Plan may elect whether to receive the Deferred Cash Consideration on the Effective Date or January 2, 1996.) (The Merger Shares together with the Deferred Cash Consideration are sometimes called the "Merger Consideration" in this Proxy/Prospectus.) It is a condition to MSI's obligation to consummate the Merger that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" (as defined below) in the "Average Closing Price" (as defined below) of FBS Common Stock compared to $41.76. The Merger is also subject to a number of other conditions, including the receipt of required regulatory and shareholder approvals. See "The Merger--Conditions to Consummation of the Merger."

     In addition to approval of the Merger Agreement, the shareholders of MSI may be asked to approve a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. See "Adjournment of the Special Meeting."

Solicitation, Voting and Revocability of Proxies

     The Board of Directors of MSI has fixed the close of business on ______, 1995 (the "Record Date") as the record date for the determination of the shareholders of MSI entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of MSI Common Stock at the close of business on such date will be entitled to vote at the Special Meeting, with each share entitling its owner to one vote on all matters properly presented at the Special Meeting. On the Record Date, there were 21 holders of record of the 76,386.030 shares of MSI Common Stock then outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of MSI Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Under Nebraska law, the affirmative vote of at least two-thirds of the total number of outstanding shares of MSI Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Approval of the adjournment of the Special Meeting requires the affirmative vote of at least a majority of the outstanding shares of MSI Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum. If an executed form of proxy is returned and the shareholder has affirmatively abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor as to such matter.

     It is expected that all of the 57,985.133 shares of MSI Common Stock beneficially owned by directors and executive officers of MSI and their affiliates at the Record Date (75.9% of the total number of outstanding shares of MSI Common Stock at such date) will be voted for approval of the Merger Agreement and for adjournment of the Special Meeting under the circumstances described herein. As of the Record Date, FBS beneficially owned no shares of MSI Common Stock and directors and executive officers of FBS beneficially owned no shares of MSI Common Stock. The Insider Shareholders (all of whom are also directors or executive officers of MSI or their affiliates) have, under the Voting Agreement, agreed to vote, or cause to be voted, all shares of MSI Common Stock owned or controlled by them (an aggregate of 51,901.487 shares at the Record Date or 67.9% of the outstanding shares of MSI Common Stock at such date) in favor of approval of the Merger Agreement and the adjournment of the Special Meeting (if necessary). Assuming that the Insider Shareholders vote their shares of MSI Common Stock in favor of the Merger Agreement as required by the Voting Agreement, approval of the Merger Agreement at the Special Meeting is assured. See "The Merger--The Voting Agreement."

     If the accompanying form of proxy is properly executed and returned to MSI in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Merger Agreement and for the proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies. The Board of Directors of MSI does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, one or more of the persons named in the form of proxy will vote the shares represented by such proxy upon such matters as determined in their best judgment.

     THE BOARD OF DIRECTORS OF MSI UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF MSI VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

     The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Thomas A. Horeis, Secretary, Midwestern Services, Inc., 222 South 72nd Street, Omaha, Nebraska 68114, or by attending the Special Meeting and voting in person.

     The cost of soliciting proxies for the Special Meeting will be borne by MSI. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph or facsimile by directors, officers and employees of MSI, who will not be specially compensated for such activities. MSI will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. MSI will reimburse such persons for their reasonable expenses incurred in that connection.

     Shareholders of MSI are instructed not to send in the stock certificates representing their shares of MSI Common Stock with their proxy. If the Merger is approved, shareholders of MSI will receive instructions regarding the surrender of their stock certificates. See "The Merger--Surrender of MSI Common Stock Certificates."

Beneficial Ownership of MSI Common Stock

     The following table sets forth, as of ______, 1995, the Record Date for the Special Meeting, certain information with respect to the beneficial ownership of MSI Common Stock by (i) each person who is a beneficial owner of more than 5% of the outstanding shares of MSI Common Stock, (ii) each executive officer of MSI and each director of MSI, and (iii) all directors and executive officers as a group.


                                                          Common Stock
                                            -----------------------------------------
          Name, Title and                      Amount and Nature           Percent of
              Address                       of Beneficial Ownership          Class
- ------------------------------------        -----------------------        ----------

Raymond D. Pape, Jr.                             28,063.764(1)               36.7%
    Director and Chairman
    222 South 72nd Street
    Omaha, Nebraska  68114

Thomas F. McGowan                                   14,943.788               19.6
    Director of First Bank
    222 South 72nd Street
    Omaha, Nebraska  68114

M. David Klipsch                                  7,288.139(2)                9.5
    Director and President
    222 South 72nd Street
    Omaha, Nebraska  68114

Robert I. Hancock III                                3,820.466                5.0
    Robert Hancock & Co.
    Shaker Place, Suite 214
    10730 Pacific
    Omaha, Nebraska  68114

Donald Greenberg                                     3,342.906                4.4
    Director

John Savage                                          2,740.740                3.6
    Director

John Feagler                                      2,292.341(3)                3.0
    Director

Thomas A. Horeis                                     1,605.796                2.1
    Secretary, Treasurer and
    Vice President

All directors and executive officers
    as a group (7 persons)                          57,985.133               75.9


(1) Of these shares, 941.995 shares are held by ProTrustCo as custodian for the Raymond D. Pape IRA, over which Mr. Pape exercises sole voting and investment power; 53.779 are held by ProTrustCo as custodian for the IRA of Mr. Pape's wife. Also includes an aggregate of 3,200 shares held in trusts for the benefit of Mr. Pape's minor children over which trusts Mr. Pape exercises no voting or investment power; Mr. Pape disclaims beneficial ownership over such shares.

(2) Of these shares, 317.139 are held by ProTrustCo as custodian for the M. David Klipsch IRA, over which Mr. Klipsch exercises sole voting and investment power; and 2,000.000 are owned by Mr. Klipsch's wife.

(3) These shares are owned by Hematology Associates, P.C. Profit Sharing Plan, for the benefit of Mr. Feagler.


THE MERGER

    This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement and the other appendices hereto in their entirety.

Background of and Reasons for the Merger; Recommendation of MSI Board of Directors

    Background of the Merger. MSI and FBS first discussed the possibility of a merger of MSI with and into FBS in February 1995, but no further action was taken at that time. On Friday, May 26, 1995, representatives of MSI and FBS held discussions and reached a basic understanding regarding a potential transaction. Representatives of FBS and MSI and their respective counsel thereafter negotiated the form of the Merger Agreement, and on June __, 1995, the MSI Board of Directors met to consider the Merger Agreement. Based on a variety of factors, the MSI Board of Directors approved the Merger Agreement at such meeting. The Merger Agreement was executed and delivered by the parties on June 23, 1995. Following the execution and delivery of the Merger Agreement, FBS and MSI formally announced the execution of the Merger Agreement on June 26, 1995.

    Reasons of MSI for the Merger. The Board of Directors of MSI, after careful study and evaluation of economic, financial, legal and market factors, believes that the Merger Agreement is in the best interests of MSI and MSI's shareholders. The Board believes that the Merger Consideration is favorable and that the receipt of the Merger Consideration represents an opportunity for the holders of MSI Common Stock to exchange their shares of MSI Common Stock for cash and a security with a greater market liquidity. Among the factors considered by the Board of Directors of MSI in deciding to approve and recommend the execution of the Merger Agreement were the terms and conditions of the Merger Agreement; recent market prices for FBS Common Stock; the lack of a public trading market for MSI Common Stock; the nature of the banking businesses of MSI and FBS; competitive position and outlook in a changing banking and financial services industry that is facing the advent of interstate banking, a trend toward bank consolidation and increasing pressure to realize economies of scale; and the consideration to be received by the shareholders of MSI in the Merger. While the Board of Directors did not give greater weight to any one of the factors listed above, the Board of Directors of MSI considered the proposed exchange of MSI Common Stock for cash and FBS Common Stock to be advantageous to its shareholders, both because the aggregate Merger Consideration to be received per share of MSI Common Stock has a value substantially in excess of the book value of such MSI Common Stock and because the MSI shareholders will receive, in part, a security which, in the opinion of the Board, has a greater market liquidity than the MSI Common Stock and which has historically paid dividends.

     Recommendation of MSI Board of Directors. The Board of Directors of MSI recommends that the shareholders of MSI approve the Merger Agreement. The Board believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of MSI and its shareholders. In making its recommendation, the Board has not sought the advice of an independent financial advisor. On _______, 1995, the last sale price for FBS Common Stock on the NYSE was $____ per share. Based on such last reported sale price, the purchase price for each share of MSI Common Stock will be $_____, of which $_____ represents the cash to be received and $______ represents the value of the FBS Common Stock to be received. The directors and executive officers of MSI have unanimously indicated that they intend to vote the MSI Common Stock that they hold in favor of the Merger Agreement. See "Information Concerning the Special Meeting--Beneficial Ownership of MSI Common Stock."

     THE BOARD OF DIRECTORS OF MSI RECOMMENDS THAT MSI SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Reasons of FBS for the Merger. The acquisition of MSI by FBS will expand FBS's retail banking operations in Nebraska. The acquisition will allow FBS to leverage its existing presence in Nebraska, providing the opportunity to realize substantial economies from consolidation. Significant cost savings are expected to result from personnel reductions, branch and operational consolidations and general reductions in corporate and administrative support functions. See "-- Management and Operations of MSI Following the Merger."

Terms of the Merger; Consideration to be Received by MSI Shareholders

     On the Effective Date, MSI will merge with and into FBS, with FBS as the surviving corporation. The officers and directors of FBS prior to the Effective Date will be the officers and directors of FBS, as the surviving corporation, after the Effective Date. The Certificate of Incorporation and Bylaws of FBS as in effect immediately prior to the Merger will be the Certificate of Incorporation and Bylaws of the surviving corporation until further amended as provided therein and in accordance with law. On the Effective Date, each outstanding share of MSI Common Stock will be converted into the right to receive (1) a number of shares of FBS Common Stock equal to (a) 517,241 divided by (b) the number of shares of MSI Common Stock outstanding on the Effective Date with cash paid in lieu of fractional shares (the "Merger Shares") plus (2) an amount of cash equal to (a) $14,400,000 divided by (b) the number of shares of MSI Common Stock outstanding on the Effective Date (the "Deferred Cash Consideration"). The Deferred Cash Consideration shall be payable on the later of January 2, 1996 or the Effective Date (the Deferred Cash Payment Date") along with accrued interest (at a rate to be determined in accordance with the Merger Agreement) from the Effective Date. (Unlike other holders of MSI Common Stock, the Midwestern Employee Stock Ownership Plan may elect whether to receive the Deferred Cash Consideration on the Effective Date or January 2, 1996.) (The Merger Shares together with the Deferred Cash Consideration are sometimes called the "Merger Consideration" in this Proxy/Prospectus.) Each share of MSI Common Stock held as treasury stock of MSI, or held directly or indirectly by FBS, other than shares of MSI Common Stock held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, retired and cease to exist when the Merger becomes effective, and no payment or exchange will be made with respect to such shares. See "Description of FBS Capital Stock." If the Merger is consummated, holders of MSI Common Stock will no longer hold any interest in MSI other than through their interests in shares of FBS Common Stock.

     Because the aggregate number of Merger Shares is fixed, MSI shareholders will be not be compensated for any decreases in the market price of FBS Common Stock which could occur before the Effective Date. As a result, in the event the market price of FBS Common Stock decreases, the value of the FBS Common Stock to be received in the Merger in exchange for MSI Common Stock would decrease. However, in the event the market price of FBS Common Stock increases, the value of the FBS Common Stock to be received in the Merger in exchange for MSI Common Stock would increase. The market price of FBS Common Stock as of a recent date is set forth herein under "Summary-- Market and Market Prices," and MSI shareholders are advised to obtain recent market quotations for FBS Common Stock. No assurance can be given as to the market price of FBS Common Stock at any time before the Effective Date or as to the market price of FBS Common Stock at any time thereafter.

     It is a condition to MSI's obligation to consummate the Merger, however, that between the date of the Merger Agreement and the Effective Date there shall not have been a "Significant Decline" (as defined below) in the "Average Closing Price" (as defined below) of FBS Common Stock compared to $41.76. See "-- Conditions to Consummation of the Merger."

     The Merger Agreement provides that if, between June 23, 1995 (the date of the Merger Agreement) and the Effective Date, shares of FBS Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon is declared with a record date within such period, then the number of Merger Shares issued as a result of the Merger will be appropriately and proportionately adjusted so that holders of MSI Common Stock will receive that number of shares of FBS Common Stock that they would have received if the record date for such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or stock dividend had been immediately following the Effective Date.

     No fractional shares of FBS Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that in lieu of any fractional share FBS will pay to each holder of MSI Common Stock who otherwise would be entitled to receive a fractional share of FBS Common Stock a cash amount (without interest) determined by multiplying (i) $41.76 by (ii) the fractional share interest to which such holder would otherwise be entitled.

     Shares of FBS capital stock issued and outstanding immediately prior to the Effective Date will remain issued and outstanding thereafter and will not be affected by the Merger.

The Escrow Agreement; Indemnification of FBS

     Pursuant to the Merger Agreement, on the Effective Date FBS, on behalf of all holders of MSI Common Stock other than the Midwestern Employee Stock Ownership Plan (the "Indemnifying Shareholders"), shall transfer the Merger Shares to be received by the Indemnifying Shareholders (the "Escrow Shares") to LaSalle National Trust, N.A., which will act as escrow agent (the "Escrow Agent") pursuant to an Escrow Agreement to be entered into as of the Effective Date (the "Escrow Agreement") by and among FBS, the Shareholders' Representative and the Escrow Agent. The form of Escrow Agreement to be entered into is included as Exhibit A to the Merger Agreement (attached hereto as Appendix A), the terms of which are incorporated by reference herein. The Escrow Shares will be issued in the name of the Shareholder's Representative and will be delivered to the Escrow Agent to ensure compliance with certain assurances relating to the MSI shareholders' intent to hold the Merger Shares for a period of two years following the Effective Date. In addition, 47,000 of the Escrow Shares may be used to fund the Indemnifying Shareholders' indemnification obligations to FBS pursuant to the Merger Agreement described below. On the Deferred Cash Payment Date, FBS and the Shareholder's Representative, on behalf of the Indemnifying Shareholders, shall also transfer $917,280 of the Deferred Cash Consideration (the "Cash Escrow Fund") to the Escrow Agent to fund the remainder of the Indemnifying Shareholders' indemnification obligations to FBS pursuant to the Merger Agreement. The Escrow Shares and the Cash Escrow Fund together shall constitute the "Combined Escrow Fund." The Indemnifying Shareholders may forfeit a portion of the Combined Escrow Fund, as described below.

     The Cash Escrow Fund and up to 47,000 of the Escrow Shares (the "Indemnity Escrow Fund") will fund any obligations of the Indemnifying Shareholders under the Merger Agreement to indemnify and hold harmless FBS from any loss, liability, tax (including interest and penalties), damage or expense

(including reasonable legal expenses and costs) or any assertion thereof, whether or not matured, contingent or prospective in nature (the "Losses") which FBS may suffer, sustain or become subject to as a result of or arising out of
(i) any representation or warranty of MSI that is not true and correct as of the date made (with the exception of certain representations and warranties regarding loan reserves); (ii) any breach of any covenant or agreement of MSI in the Merger Agreement or any agreement entered into in connection with the Merger Agreement; (iii) any claim by First Bank's landlord; (iv) taxes, if any, of MSI or any successor thereto as a result of the sale, exchange or other disposition (other than certain dispositions upon death) by the shareholders of MSI of greater than 50% of the FBS Common Stock received by them in connection with the Merger within two years of the Effective Date; (v) the failure to obtain a required consent to the assignment of certain leases; and (vi) acts or omissions of the Shareholders' Representative. Indemnification payments will be made net of tax effect and only after, and to the extent that, the total amount of Losses suffered or sustained by FBS (determined on a pre-tax basis) exceeds $720,000 (the "Deductible"), except for (a) indemnification obligations arising by reason of clauses (v) and (vi) of the preceding sentence and (b) any willful breaches of any covenant or agreement of MSI, which shall not be subject to the Deductible. The aggregate Losses indemnified shall not exceed $3,600,000 (the "Maximum Indemnity Amount") less the Deductible. No claim shall be made for indemnification unless notice of the substance of such claim is given by FBS to the Shareholders' Representative on or prior to the first anniversary of the Effective Date. Claims made against the Combined Escrow Fund shall first be satisfied out of the Cash Escrow Fund.

     Pursuant to the Merger Agreement, any amount payable to FBS in respect of indemnification shall include interest on any payment actually made by FBS in respect of Losses at a rate equal to the then-applicable rate quoted by FBS for six-month certificates of deposit from the date of payment by FBS to the date of the indemnification payment, provided that in no event will the aggregate of all Losses, including interest, exceed the Maximum Indemnity Amount. In addition, any amount payable to FBS in respect of indemnification shall take into account any allowable tax benefits attributable to the Losses which gave rise to amounts to be received in respect of indemnification obligations and shall also take into account any increased tax liability of FBS as a result of the inclusion in income of such indemnification payments, provided that FBS shall whenever possible treat the receipt of such payments as a reduction of purchase price. For purposes of determining the amount of any tax benefit or detriment, the marginal combined federal and state income tax rate of FBS shall be deemed to be 38%.

     Pursuant to the Escrow Agreement, in the event that claims for indemnification have been made prior to the business day following the first anniversary of the Effective Date (the "Indemnity Termination Date"), FBS may in good faith, at any time prior to the such date, notify the Escrow Agent in writing of such claims, including a description of the nature and the facts and circumstances thereof, the estimated amount of potential liability with respect thereto and the provisions of the Merger Agreement pursuant to which indemnification is sought. FBS and the Escrow Agent are required to deliver copies of such notice to the Shareholders' Representative. The Escrow Agent is to set aside and retain (to the extent available in the then-remaining Combined Escrow Fund) cash (not to include any dividend or interest income) and/or, to the extent that insufficient cash remains in the Combined Escrow Fund, certificates representing Escrow Shares (up to a total of 47,000) having a value (assuming a value of $41.76 per share) equal to 100% of the total amount claimed as a reserve to cover such claim or claims (the "Escrow Fund Reserved Amount"). Following the Indemnity Termination Date, the Escrow Agent shall hold the Escrow Fund Reserved Amount in the same manner as the Combined Escrow Fund and disburse it in the same way the Escrow Agent would otherwise disburse the Combined Escrow Fund, but only to cover claims identified in the notice delivered by FBS. In the event that FBS determines not to pursue, or under the Merger Agreement cannot pursue, any claim set forth in the notice, or a court of competent jurisdiction so finds, FBS shall direct the Escrow Agent to disburse all or such portion of the Escrow Fund Reserved Amount in accordance with the Escrow Agreement.

     The Merger Agreement and the Escrow Agreement provide that the Shareholders' Representative shall be entitled to reimbursement of any expenses incurred in his role as Shareholder's Representative from the dividends paid on the Escrow Shares, and the Shareholders' Representative intends to withhold from the dividends otherwise distributable to the Indemnifying Shareholders an amount deemed to be sufficient, in the Shareholders' Representatives sole discretion, to cover potential expenses. The Shareholders' Representative will hold such withheld dividends in escrow for the benefit of the Indemnifying Shareholders until such time as they may be required to reimburse actual expenses and will distribute the remainder at such time and in such amounts as the Shareholders' Representative, in his sole discretion, may determine.

     Pursuant to the Escrow Agreement, on the Indemnity Termination Date all funds then remaining in the Cash Escrow Fund, if any (subject to deduction for any Escrow Fund Reserved Amount), along with all funds then held in the Cash Escrow Fund that constitute investment income on the contents of the Cash Escrow Fund, will be delivered to the Shareholders' Representative on behalf of the Indemnifying Shareholders for distribution to the Indemnifying Shareholders in proportion to their respective interests therein. On the business day following the second anniversary of the Effective Date, all Escrow Shares remaining in the Combined Escrow Fund, if any (subject to deduction for any Escrow Fund Reserved Amount), will be delivered to the Shareholders' Representative on behalf of the Indemnifying Shareholders for distribution to the Indemnifying Shareholders in proportion to their respective interests therein.

     Prior to the termination of the Combined Escrow Fund, all voting rights with respect to Escrow Shares will be exercisable by the Indemnifying Shareholders in accordance with their proportionate interests therein. All dividends received by the Escrow Agent with respect to the Escrow Shares will be income for tax purposes to the Indemnifying Shareholders. Such dividends shall be deposited into escrow, provided that such dividends shall not be distributed to FBS, but will be delivered by the Escrow Agent only to the Shareholders' Representative on behalf of the Indemnifying Shareholders for distribution to the Indemnifying Shareholders in proportion to their proportionate interests in the Escrow Shares as described above.

     While the Escrow Agent holds any of the Cash Escrow Fund or any Escrow Shares, neither the Indemnifying Shareholders nor the Shareholders' Representative shall transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any of such funds or shares, or distributions with respect thereto. Pursuant to the Escrow Agreement, FBS shall have a perfected, first priority security interest in the Indemnity Escrow Fund to secure FBS's right to indemnification under the Merger Agreement.

The Shareholders' Representative

     The Merger Agreement provides that Raymond D. Pape, Jr., or any person appointed as a successor pursuant to the terms of the Merger Agreement, will act as the Shareholders' Representative. The Shareholders' Representative will act on behalf of the MSI shareholders, both prior to and following the consummation of the Merger, with respect to specified matters under the Merger Agreement. The Shareholders' Representative shall be authorized to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Merger Agreement or under certain documents referenced in the Merger Agreement, including those relating to the Escrow Fund, which the Shareholders' Representative determines in his sole and absolute discretion to be necessary, appropriate or desirable. The Shareholders' Representative is also authorized to hire or retain, at the sole expense of the MSI shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate to carry out and perform his rights and obligations under the Merger Agreement. Prior to the date that all obligations under the Merger Agreement have been discharged, the holders of MSI Common Stock who immediately prior to Effective Date held MSI Common Stock representing an aggregate number of shares of MSI Common Stock which exceeds 50% of the amount of such MSI Common Stock outstanding immediately prior to Effective Date may, from time to time upon written notice to the Shareholders' Representative and FBS, remove the Shareholders' Representative or appoint a new Shareholders' Representative to fill any vacancy in such position. If such holders of MSI Common Stock fail to appoint a successor Shareholders' Representative within 15 business days from a request by FBS to do so, FBS shall have the right to appoint a successor.

     The Merger Agreement and the Escrow Agreement provide that the Shareholders' Representative shall be entitled to reimbursement of any expenses incurred in his role as Shareholder's Representative from the dividends paid on the Escrow Shares. See "--The Escrow Agreement; Indemnification of FBS."

     The Merger Agreement provides that FBS (including FBS as it is constituted following the Merger) will have no liability to any MSI shareholder or otherwise arising out of the acts or omissions of the Shareholders' Representative or any disputes among the MSI shareholders or among them and the Shareholders' Representative. Moreover, FBS shall have no direct liability to the MSI Shareholders under the Merger Agreement or any other agreements referred to therein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representative to satisfy any obligations it might have to the MSI shareholders. Further, pursuant to certain indemnification provisions in the Merger Agreement, the Indemnifying Shareholders are required to indemnify and hold harmless FBS for certain claims or losses as a result of or arising out of acts or omissions of the Shareholders' Representative. Raymond D. Pape, Jr., the initial Shareholders' Representative, has interests in the Merger that may vary from those of other MSI shareholders. See "--The Escrow Agreement; Indemnification of FBS" and "--Interests of Certain Persons in the Merger."

The Voting Agreement

     As required by the Merger Agreement, the Insider Shareholders (Raymond D. Pape, Jr., Madeline Brady Pape Trust, Matthew Pape Trust, Thomas F. McGowan, M. David Klipsch, Terry Klipsch and Thomas A. Horeis) have entered into the Voting Agreement with FBS addressing certain actions and restrictions on actions of the Insider Shareholders both prior to and following the Effective Date. The Voting Agreement is included as Appendix B to this Proxy Statement/Prospectus and the terms thereof are incorporated herein by reference. The Voting Agreement requires that the Insider Shareholders vote, or cause to be voted, all shares of MSI Common Stock owned or controlled by them in favor of the Merger Agreement and all other actions necessary or desirable for the consummation of the Merger, including the adjournment of the Special Meeting if necessary to permit for the solicitation of proxies. At the Record Date, the Insider Shareholders owned or controlled an aggregate of 51,901.487 shares of MSI Common Stock, representing approximately 67.9% of the outstanding shares of MSI Common Stock at such date. Assuming that the Insider Shareholders vote their shares of MSI Common Stock in favor of the Merger Agreement, as required by the Voting Agreement, approval of the Merger Agreement at the Special Meeting is assured. The Voting Agreement also contains certain restrictions on the Insider Shareholders with respect to voting for or supporting transactions regarding MSI that are competitive with or contradict the Merger.

Effective Date of the Merger

     The Merger will become effective upon the filing of certificates of merger relating thereto with the Secretaries of State of the States of Delaware and Nebraska. The Merger Agreement provides that the parties thereto will cause such certificates of merger to be filed as soon as practicable after receipt of all necessary regulatory approvals provided that each of the conditions to consummation of the Merger has been satisfied or waived. See "--Conditions to Consummation of the Merger." The Merger cannot become effective until MSI shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. See "--Regulatory Approvals Required." The Merger Agreement may be terminated by either FBS or MSI if the Merger has not become effective by March 31, 1996 (unless failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). See "--Termination."

Surrender of MSI Common Stock Certificates

     Following the Effective Date, FBS (or a representative of FBS) will send a notice and transmittal form to each holder of MSI Common Stock of record at the Effective Date advising such holder of the effectiveness of the Merger and of the procedure for surrendering their certificates formerly evidencing MSI Common Stock. Such notice and transmittal form will be sent as soon as practicable after the Effective Date. MSI shareholders should not send in their stock certificates until they receive the letter of transmittal form and instructions from FBS.

     Concurrently with the Merger, each holder of a certificate or certificates representing shares of MSI Common Stock may surrender such certificate or certificates to FBS, together with a properly completed and signed letter of transmittal, to effect the exchange of such certificate or certificates. After such surrender, FBS shall, subject to the requirement (described in the following paragraph) to deliver Merger Shares and a portion of the Deferred Cash Consideration into escrow, distribute to the person in whose name such certificate is registered (1) a certificate or certificates representing the number of whole Merger Shares that such holder is entitled to receive in the Merger, (2) cash payment in lieu of any fractional Merger Shares and (3) the right to receive the Deferred Cash Consideration to which such holder is entitled (which right shall be uncertificated). FBS's obligation to pay the Deferred Cash Consideration on the Deferred Payment Date is unconditional and not subject to any right of set-off.

     Simultaneously with the Merger, all Merger Shares to be issued to the "Indemnifying Shareholders" shall be delivered to the Escrow Agent in the name of the Shareholders' Representative. In addition, on the Deferred Cash Payment Date, FBS and the Shareholder's Representative, on behalf of the Indemnifying Shareholders, shall transfer $917,280 of the Deferred Cash Consideration to create the Cash Escrow Fund pursuant to the Merger Agreement. As described more fully above, on the Indemnity Termination Date all funds then remaining in the Cash Escrow Fund, if any (subject to deduction for any Escrow Fund Reserved Amount), along with all funds then held in the Cash Escrow Fund that constitute investment income on the contents of the Cash Escrow Fund, will be delivered to the Shareholders' Representative on behalf of the Indemnifying Shareholders for distribution to the Indemnifying Shareholders in proportion to their respective interests therein. On the business day following the second anniversary of the Effective Date, all Escrow Shares remaining in the Combined Escrow Fund, if any (subject to deduction for any Escrow Fund Reserved Amount, as described above), will be delivered to the Shareholders' Representative on behalf of the Indemnifying Shareholders for distribution to the Indemnifying Shareholders in proportion to their respective interests therein. See "--The Escrow Agreement; Indemnification of FBS."

     After the Effective Date and until surrendered and exchanged as described above, certificates which, prior to the Effective Date, represented shares of MSI Common Stock shall be deemed to represent and evidence only the right to receive the Merger Consideration to be paid therefor. After the Effective Date, the record holder of an outstanding certificate formerly evidencing MSI Common Stock will be entitled to vote the shares of FBS Common Stock into which such shares of MSI Common Stock shall be been converted on any matters on which the holders of record of FBS Common Stock shall be entitled to vote. However, until such certificates are surrendered to FBS, no dividend or distribution payable to holders of record of FBS Common Stock will be paid to the holders of record of such unsurrendered certificates. Upon the surrender of such a certificate, there will be paid to the holder thereof, without interest, the amount of any dividends or distributions which had a record date on or after the Effective Date with respect to such number of whole shares of FBS Common Stock.

     If any certificate formerly evidencing MSI Common Stock has been lost, stolen or destroyed, FBS shall, upon the making of an affidavit of that fact by the holder thereof, pay in exchange for such lost, stolen or destroyed certificate Merger Consideration as may be required pursuant to the Merger Agreement; provided, however, that FBS may, in its discretion and as a condition to the issuance and payment of Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner thereof to deliver a bond in such sum as FBS may direct as indemnity against any claim that may be made against FBS, MSI or any other party with respect to the certificate alleged to have been lost, stolen or destroyed. After the Effective Date, there shall be no further registration of transfers on the records of FBS of certificates formerly evidencing MSI Common Stock, and if a certificate is presented, it shall be canceled and exchanged for the Merger Consideration as described above. Certificates formerly evidencing shares of MSI Common Stock surrendered by any former shareholder of MSI who is deemed an "affiliate" of MSI will not be exchanged for the Merger Consideration until such shareholder has executed and delivered to FBS a letter (in the form attached as Exhibit B to the Merger Agreement) with respect to the resale of shares of FBS Common Stock received by such shareholders in the Merger. See "--Resale of FBS Common Stock Received by MSI Shareholders."

     All Merger Consideration paid or delivered upon the surrender of MSI Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of MSI Common Stock. In addition, upon the release to the Shareholder's Representative of any portion of the Merger Consideration held in escrow, FBS will have no further liability or obligation to the Indemnifying Shareholders with respect to such Merger Consideration nor will FBS have any responsibility with respect to the ultimate distribution of such Merger Consideration to the Indemnifying Shareholders.

Conditions to Consummation of the Merger

     The Merger will occur only if the Merger Agreement is approved by the requisite votes of MSI shareholders. In addition, consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived (to the extent such waiver is permitted by law). A failure of any such conditions to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of both FBS and MSI to consummate the Merger are subject to satisfaction of the following conditions, among others: (i) regulatory approval for the consummation of the transactions contemplated by the Merger Agreement shall have been obtained from the Federal Reserve Board, the Nebraska Department of Banking and Finance and any other governmental authority from which approval is required, and all applicable regulatory waiting periods shall have lapsed;
(ii) no injunction or other court order shall have been issued and remain in effect which would impair consummation of the transactions contemplated by the Merger Agreement; (iii) no law, statute, rule or regulation shall have been enacted or promulgated which would materially impair consummation of the transactions contemplated by the Merger Agreement; and (iv) no party to the Merger Agreement shall have terminated such agreement as permitted therein. The Merger Agreement provides that no regulatory approval referred to in (i) above shall contain any conditions or restrictions that FBS reasonably believes will materially restrict or limit the business or activities of FBS, MSI or First Bank or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of FBS and its subsidiaries taken as a whole, on the one hand, or MSI and First Bank, taken as a whole, on the other hand.

     In addition to the foregoing conditions, the obligation of MSI to consummate the Merger is subject to satisfaction of the following conditions, among others: (i) the representations and warranties of FBS set forth in the Merger Agreement shall be true and correct as of the date of such agreement and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole; and FBS shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Merger Agreement at or prior to the Effective Date; (ii) MSI shall have received an officer's certificate of the Senior Vice President and Controller of FBS to the effect that he has no reason to believe that the conditions set forth in (i) above have not been fulfilled;
(iii) MSI shall have received a certificate of the Corporate Secretary or an assistant Corporate Secretary of FBS as to the text of resolutions authorizing the corporate actions to approve the Merger Agreement and the transactions contemplated thereby and as to the incumbency of certain officers of FBS; (iv) MSI shall have received an opinion letter of Michael J. O'Rourke, Esq., Executive Vice President and General Counsel of FBS, based on customary reliance and subject to customary qualifications, concerning the due incorporation of FBS, the due authorization and execution of the Merger Agreement and the Escrow Agreement by FBS, the noncontravention of the Certificate of Incorporation and Bylaws of FBS and, to his knowledge, of (a) any agreement or arrangement to which FBS is a party, (b) any license, franchise or permit or (c) any law, regulation, order judgment or decree, by the transactions contemplated by the Merger Agreement, the absence of any authorization, consent, approval of, or filing with, any public body or authority necessary for the consummation of the Merger that has not been obtained or made, the authorization of the FBS Common Stock to be issued in the Merger, and related matters; (v) since the date of the Merger Agreement, there shall have been no adverse change in, and no event, occurrence or development in the business of FBS or its subsidiaries that, taken together with other events, occurrences and development with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of FBS and its subsidiaries, taken as whole; (vi) FBS shall not have merged, or announced an agreement to merge, into another corporation, or sold all or substantially all of its assets, or had one person or group acquire, or had one person or group announce its intent to acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding FBS Common Stock; (vii) the Registration Statement shall have been declared effective, and the Merger Shares shall have been listed on the NYSE subject to notice of issuance; and (viii) since the date of the Merger Agreement there shall not have occurred a Significant Decline (as defined below) in the Average Closing Price (as defined below) of FBS Common Stock compared to the Conversion Price. The "Average Closing Price" of FBS Common Stock shall mean the average of the closing price of FBS Common Stock as reported on the NYSE for the 10 consecutive trading days ending on the date the Board of Governors of the Federal Reserve Board issues the later of the orders approving the Merger and the merger of Southwest Holdings with FBS (the "Final Calculation Period"); provided that if FBS shall waive the condition set forth in the Merger Agreement regarding the merger of Southwest Holdings with FBS, the Final Calculation Period shall end on the date the Federal Reserve Board issues the order approving the Merger. A "Significant Decline" shall be deemed to have occurred if the FBS Average Closing Price is less than 80% of $41.76 and the number obtained by dividing the FBS Average Closing Price by $41.76 is less than the number obtained by dividing the average of the closing prices of the S&P Major Regional Bank Index for the 10 consecutive trading days during the Final Calculation Period by the average of the closing prices of the S&P Major Regional Bank Index for the 10 consecutive trading days ending on the day prior to the date hereof and subtracting .20 from the quotient.

     In addition to the foregoing conditions, the obligation of FBS to consummate the Merger is subject to satisfaction of the following conditions, among others: (i) the representations and warranties of MSI in the Merger Agreement shall have been true and correct as of the date of such agreement and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of MSI and First Bank, taken as a whole, for certain representations and warranties regarding loans, which shall be true and correct in all materials respects as of the date of the Merger Agreement, and certain lists regarding loans, which shall be true and correct in all material respects as of the respective dates of each such list and for certain representations and warranties regarding employees, which may be updated for facts arising after the date of the Merger Agreement and which shall be true and correct as of the date of such update; and MSI shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Merger

Agreement at or prior to the Effective Date; (ii) FBS shall have received an officer's certificate of the President and Chief Executive Officer and the Chief Financial Officer of MSI to the effect that they have no reason to believe that the conditions set forth in (i) above have not been fulfilled; (iii) FBS shall have received a certificate of the Corporate Secretary or an Assistant Secretary of MSI as to resolutions authorizing the corporate actions to approve the Merger Agreement and transactions contemplated thereby and as to the incumbency of certain officers of MSI; (iv) FBS shall have received an opinion letter of Kennedy, Holland, Delacy & Svoboda, counsel to MSI, concerning the due incorporation or organization and good standing of MSI and First Bank, the qualification of MSI and First Bank to do business, the noncontravention of the charter and bylaws of MSI or First Bank and, to such counsel's knowledge, of (a) any material agreements to which MSI or First Bank is a party, (b) any material license, franchise or permit or (c) any material law, regulation, judgment, order or decree by the transactions contemplated by the Merger Agreement, the authorization of the outstanding capital stock of MSI and First Bank, the absence to such counsel's knowledge of legal actions pending or threatened against MSI or First Bank except as previously disclosed to FBS in schedules to the Merger Agreement, the due authorization and execution of the Merger Agreement by MSI, the absence of any authorization, consent or approval of, or filing with any public body, court or public authority necessary for the consummation by MSI of the transactions contemplated by the Merger Agreement which has not been obtained or made, the execution of the Merger Agreement and the Escrow Agreement by the Shareholders' Representative, the valid and binding nature of the Shareholder Voting Agreement, the absence of dissenters' rights and related matters; (v) there shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency seeking to take certain specified adverse actions; (vi) there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Merger Agreement by any court, government or governmental authority or agency which would reasonably be expected to have specified adverse consequences; (vii) FBS shall not have discovered any fact or circumstance existing as of the date of the Merger Agreement which has not been disclosed to FBS, as of the date of such agreement, in such agreement, any schedule thereto, or any document specifically required to be furnished to FBS thereunder, regarding MSI or First Bank which would, individually or in the aggregate with other such facts and circumstances, materially impair the consummation of the transactions contemplated by such agreement, or have a material adverse effect on the business, operations or financial condition of MSI and First Bank, taken as a whole; (viii) since the date of the Merger Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of MSI or First Bank that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of MSI and First Bank, taken as a whole; (ix) on the Effective Date all issued and outstanding shares of MSI Common Stock shall be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind; (x) the merger of FBS and Southwest Holdings shall occur simultaneously with the Merger; (xi) MSI shall have caused certain leases to be amended so as to add certain real property to the premises demised under such leases without additional rental or otherwise increasing the obligations of the lessee under such leases in any manner; and (xii) MSI shall have delivered to FBS the letters from affiliates of MSI described under "--Resale of FBS Common Stock Received by MSI Shareholders."

Regulatory Approval Required

     Under the Merger Agreement, the obligations of both FBS and MSI to consummate the Merger are conditioned upon the receipt of all required regulatory approvals (without certain restrictions or limitations) and the lapse of all required regulatory waiting periods. See "--Conditions to Consummation of the Merger." There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. FBS and MSI are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described below. Should such other approval or action be required, it is contemplated that FBS and MSI would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

     Federal Reserve Board. The Merger is subject to the prior approval of the Federal Reserve Board under Section 3(a)(5) of the Bank Holding Company Act. Under the Bank Holding Company Act, the Federal Reserve Board is required, in approving a transaction such as the Merger, to take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The Bank Holding Company Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. The Bank Holding Company Act also prohibits the Federal Reserve Board from approving the Merger if its effect in any section of the United States may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "Community Reinvestment Act"), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     Nebraska Department of Banking and Finance. Because FBS intends to convert First Bank to a national bank immediately after the Merger, no state level approvals are expected to be required for the Merger.

     Current Status of Regulatory Approval. The Federal Reserve Board approved the Merger on ________, 1995.

Waiver and Amendment

     At any time prior to the Effective Date, any party to the Merger Agreement may (i) extend the time for performance of any obligations or other acts of any other party under the Merger Agreement or (ii) waive compliance with any of the agreements of the other parties or with any conditions of its own obligations contained in the Merger Agreement, to the extent that such obligations, agreements and conditions are intended for such party's own benefit.

     The Merger Agreement may not be amended except by written instrument approved by the parties to such agreement and signed on behalf of each of the parties thereto.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Date (i) by mutual consent of FBS and MSI; (ii) by either FBS or MSI, if any of the conditions to such party's obligation to consummate the transaction contemplated in the Merger Agreement have become impossible to satisfy; (iii) by either FBS or MSI, if the Effective Date is not on or before March 31, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder); and (iv) by FBS if, after the date of the Merger Agreement, the Board of Directors of MSI shall have withdrawn, modified or changed its recommendation of the Merger Agreement or the Merger, or any shareholder of MSI who is a party to the Voting Agreement shall have violated or breached any material provision thereof. Any party desiring to terminate the Merger Agreement is required to give written notice of such termination and the reasons therefor to the other party. If the Merger Agreement is terminated pursuant to the foregoing provisions, such termination will be without liability or obligation of any party (or any shareholder, officer, employee, agent, consultant or representative of such party) to any other party except as otherwise provided in law or equity and except for the survival of certain covenants relating to the Merger Consideration to be deposited into escrow, payment by the respective parties of their own expenses, confidentiality of information provided and non-consultation and hiring of the other party's employees.

Limitation on Negotiations

     The Merger Agreement provides that MSI will not, and will cause First Bank and MSI's and First Bank's officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including officers or employees of MSI or First Bank) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, MSI or First Bank, or other similar transaction or business combination involving MSI or First Bank, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than FBS and its representatives to have any access to the facilities of, or furnish to any person other than FBS and its representatives any non-public information with respect to, MSI or First Bank in connection with or in furtherance of any of the foregoing. The Merger Agreement also requires MSI promptly to notify FBS if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made concerning any such transactions and promptly to provide FBS with such information concerning such matters as FBS may request. The foregoing provisions of the Merger Agreement may have the effect of discouraging competing offers to acquire or merge with MSI.

Conduct of MSI Business Pending the Merger

     The Merger Agreement provides that from the date of the Merger Agreement to the Effective Date, unless FBS shall otherwise agree in writing or as otherwise contemplated or permitted by the Merger Agreement, the business of MSI and First Bank will be conducted only in the ordinary course, on an arms-length basis and in accordance in all material respects with past practices and all applicable laws, rules and regulations. In addition, the Merger Agreement specifically provides that during such period, except as otherwise permitted by the Merger Agreement or agreed to in writing by FBS:

     (a) neither of MSI or First Bank shall, directly or indirectly, (i) amend or propose to amend its charter or bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) deposit and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options, warrants, conversion privileges and other rights set forth on a schedule to the Merger Agreement; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of MSI or First Bank, other than a redemption shares of preferred stock of Midwestern contemplated by the Merger Agreement; (iv) split, combine or reclassify any outstanding shares of capital stock of MSI or First Bank, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of MSI, except that (A) MSI shall be permitted to pay dividends on the outstanding shares of MSI Common Stock at such times and in such amounts equal to the dividends that would otherwise have been paid or been payable to the holders of MSI Common Stock as record holders of shares of FBS Common Stock had the Merger occurred on January 1, 1996 and (B) First Bank shall be permitted to pay dividends on the shares of common stock of First Bank owned by MSI; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will MSI or First Bank enter into any long-term borrowings with a term of greater than one year; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of MSI or First Bank or pay any material liability, except otherwise in the ordinary course of business;
(vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property shall not be considered in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, and (D) the sale by MSI of the capital stock of Hawarden Banking Company owned by MSI at book value if requested by FBS pursuant to the Merger Agreement; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to MSI, except in exchange for debt previously contracted, including OREO; (x) other than as set forth on a schedule to the Merger Agreement, make any single or group of related capital expenditures or commitments therefor in excess of $25,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth above;

     (b) neither of MSI or First Bank shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except (i) in the ordinary course of business consistent with past practice (ii) for the spinoffs and the retention bonus program as contemplated by and provided for in the Merger Agreement;

     (c) neither of MSI or First Bank shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as required by law and except for a retention bonus program contemplated by the Merger Agreement;

     (d) each of MSI and First Bank shall use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

     (e) neither of MSI or First Bank shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on a schedule to the Merger Agreement or to which MSI or First Bank becomes a party after the date of the Merger Agreement, without prior consultation with FBS;

     (f) each of MSI and First Bank shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of MSI and First Bank and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and MSI shall confer on a regular and frequent basis with representatives of FBS, as reasonably requested by FBS, to report on operational matters and the general status of ongoing operations;

     (g) neither of MSI or First Bank shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices, alter its investment portfolio duration policy as heretofore in effect or, without prior consultation with FBS, take any action that would have or could reasonably be expected to have a material effect on First Bank's asset/liability position;

     (h) First Bank shall not make any agreements or commitments binding it to extend credit in an amount in excess of $250,000, or sell, assign or otherwise transfer any participation in any loan, in each case without prior consultation with FBS;

     (i) with respect to properties leased by MSI or First Bank, neither of MSI or First Bank shall renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of FBS, which consent shall not be unreasonably withheld; and

     (j) neither of MSI or First Bank shall agree to do any of the foregoing.

     Pursuant to the Merger Agreement, MSI also is required to take certain affirmative actions prior to the Effective Date. These include certain specified actions with respect to its employee benefit plans, see "--Effect on MSI Employee Benefit Plans;" the redemption of all outstanding shares of MSI's Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock; all actions necessary to terminate the Stock Redemption Agreements between MSI and its shareholders; all actions necessary to dissolve Northwestern State Bank and to cause MSI and First Bank to have no further liabilities or obligations relating to Northwestern State Bank; the sale, if requested by FBS, of all shares of capital stock of Hawarden Banking Company owned by MSI at the book value of such shares at or prior to the Effective Date; and the use of its best efforts to obtain consent to the assignment of certain leases to FBS or an affiliate of FBS pursuant to the Merger, or, in the event such consent is not obtained, to obtain an expedited declaratory judgment permitting such assignment.

     The Merger Agreement also prevents MSI from negotiating for an acquisition of MSI by any other party, subject to specified exceptions, see "--Limitations on Negotiations," and from taking any action which would disqualify the Merger as a "reorganization" that would be tax-free to shareholders of MSI pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), see "--Certain Federal Income Tax Consequences to MSI Shareholders."

     In addition, the Merger Agreement provides that at the request of FBS, on the business day before the Merger takes effect, First Bank will establish, consistent with GAAP, such additional accruals and reserves as may be necessary to conform First Bank's accounting and credit loss reserve practices and methods to those of FBS and to reflect the plans of FBS with respect to the conduct of the business of First Bank following the Merger and to provide for the costs and expenses related to the Merger.

Interests of Certain Persons in the Merger

     Voting Agreement. Pursuant to the Voting Agreement, the Insider Shareholders who control approximately 67.9% of the outstanding shares of MSI Common Stock as of the Record Date have agreed to vote their shares of MSI Common Stock in favor of approval of the Merger Agreement. The Insider Shareholders include Raymond D. Pape, Jr., M. David Klipsch and Thomas A. Horeis, each of whom is an executive officer and/or a director of MSI, and Thomas F. McGowan, who is a director of First Bank, as well as certain of their affiliates. See "--The Voting Agreement."

     Directors' and Officers' Insurance; Limitation of Liability of MSI and First Bank Directors and Officers. The Merger Agreement requires that, for a period of three years after the Effective Date, FBS shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse officers and directors of MSI or First Bank (as opposed to FBS) with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Date of at least the same coverage and amounts, and containing terms and conditions no less advantageous, as that coverage currently provided by MSI; provided, however, that if FBS does not obtain a commitment for such insurance at least five days after obtaining the approval of the FRB, then MSI may obtain an extension of its directors' and officers' liability insurance to provide three-year tail coverage for such officers and directors; and provided, further, that the annual (or annualized) premiums for any such coverage will not exceed 200% of the annual premiums currently paid by MSI for such coverage; provided, further, that officers and directors of MSI or First Bank may be required to make application and provide customary representations and warranties to FBS's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such three-year period in an amount not less than the annual aggregate of such coverage currently provided by MSI. The Merger Agreement also provides that FBS shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the directors and officers of MSI or First Bank as provided in the MSI Articles of Incorporation and Bylaws, as in effect on the date of the Merger Agreement, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by the Merger Agreement), shall survive the Merger.

     Employment Agreement.  MSI is party to an employment agreement with
 M. David Klipsch, its President and a shareholder. This employment agreement has an indefinite term and provides, among other things, that if Mr. Klipsch's employment is terminated by MSI, his salary will continue for six months. As a result of the Merger and the anticipated termination of Mr. Klipsch's employment with MSI thereafter, FBS and MSI expect that Mr. Klipsch will receive an aggregate of $92,500 in salary continuation payments following the Merger.

     Severance Payments and Retention Bonuses. Pursuant to the Merger Agreement, employees of MSI or First Bank shall not be eligible to participate in the FBS Severance Pay Plan until such time as FBS, in its sole discretion, takes affirmative action to allow such participation. Employees of MSI or First Bank who do not participate in the FBS Severance Pay Plan whose employment is terminated by FBS on or after the Effective Date (other than by reason of such employee's misconduct, nonperformance of duties or violation of other rules and policies of FBS, MSI or First Bank, including confidentiality obligations), shall receive on or promptly after the last day of employment a lump sum severance payment equal to (i) the amount of 30 calendar days' base wages or salary plus (ii) the amount of one week's base wages or salary times the number of full or partial years of service with MSI, First Bank and FBS from the employee's most recent hire date; provided, however, that such severance payment is conditioned upon receipt by FBS of a general release of claims from each such employee releasing FBS and its subsidiaries and MSI and its subsidiaries. An employee of MSI or First Bank who voluntarily terminates employment or otherwise ceases to perform active services, except for disability, for FBS prior to the date scheduled by FBS as the employee's last day of work shall not be entitled to severance benefits as provided above or under any FBS plan. FBS has agreed to pay after the Effective Date retention bonuses to individual employees of MSI or First Bank in amounts to be agreed upon between FBS and MSI. The severance payments and retention bonuses described above may be paid to officers of MSI and First Bank, other than M. David Klipsch who will receive only the severance payment described under "--Employment Agreement" above.

     Redemption of Preferred Stock. Pursuant to the Merger Agreement, prior to the Effective Date MSI is required to redeem all 35,000 outstanding shares of its Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock. See "Description of MSI Capital Stock." Prior to entering into the Merger Agreement, MSI's management had no immediate plans to undertake such a redemption. Raymond D. Pape, Jr., who is a director, executive officer and shareholder of MSI, and Thomas F. McGowan, who is a director of First Bank and a shareholder of MSI, own 60% and 40%, respectively, of the Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock, and will receive $42,000 and $63,000 respectively, plus accrued interest, as a result of the redemption.

     The foregoing interests of members of management or shareholders of MSI in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated shareholders.

Effect on MSI Employee Benefit Plans

     After the Effective Date, the current employee benefit plans of MSI will continue in force for the benefit of present and former employees of MSI or First Bank who have any present or future entitlement to benefits under any of the plans ("MSI Employees") until amended or terminated in accordance with their terms. Notwithstanding the foregoing, the Merger Agreement provides that FBS will have the right, after the Effective Date, to continue, amend or terminate any such plans in accordance with the terms thereof and subject to applicable law.

     401(k) Plan. The Merger Agreement provides that within two years after the Effective Date, FBS will discontinue contributions under the MSI 401(k) plan and will take such actions as may be necessary to cause the assets and liabilities of such plan to be merged with and into the FBS 401(k) plan (the "Capital Accumulation Plan"). FBS shall take such action as may be necessary to amend the MSI 401(k) plan to provide that the non-vested accounts in the MSI 401(k) plan of all participants who, on the Effective Date, were actively employed by MSI, or were on authorized leave of absence from MSI (including disability leave), shall be fully vested as of the Effective Date and that all contributions to that plan after the Effective Date shall be immediately and fully vested. The non-vested accounts of all other participants in the MSI 401(k) plan shall be restored and fully vested only if the participant returns to active employment with FBS or an affiliate of FBS prior to a break in service (as that term is defined in the MSI 401(k) plan documents) and satisfies any requirements for restoration of such accounts imposed under the terms of the MSI 401(k) plan documents as they existed immediately prior to the Effective Date. Distributions shall not be permitted from the MSI 401(k) plan merely because of the discontinuance of contributions or the transfer of assets and liabilities. FBS is also required to take such actions as may be necessary to cause eligible MSI Employees to become qualified to participate in the Capital Accumulation Plan concurrent with the date that FBS discontinues contributions under the MSI 401(k) plan. All service with MSI and First Bank (whether before or after the Effective Date) shall be recognized under the Capital Accumulation Plan for eligibility and vesting purposes but shall not be recognized for contribution and allocation purposes. FBS shall take such actions as may be necessary to cause the Capital Accumulation Plan to accept transfers of assets and liabilities from the MSI 401(k) plan.

     In addition, the Merger Agreement provides that as soon as practicable after the date of the Merger Agreement and prior to the Effective Date, MSI shall take all actions necessary to cause the spinoff of the liabilities and assets in the MSI 401(k) plan that are attributable to First State Bank of Hawarden and to terminate the participation of employees of First State Bank of Hawarden in all MSI welfare plans.

     ESOP. The Merger Agreement provides that, prior to the Effective Date, MSI shall make a contribution in the amount of the outstanding loan balance of the MSI Employee Stock Ownership Plan (the "ESOP") loan to the ESOP trust and shall instruct the trustee of such ESOP trust to pay off the ESOP loan balance and to allocate the remaining shares of MSI Common Stock in the reserve in accordance with the terms of the ESOP. On the Effective Date, all shares of MSI Common Stock held in the ESOP trust will be exchanged for the Merger Consideration. Pursuant to the Merger Agreement, the

ESOP may elect to receive the Deferred Cash Consideration to be paid in respect of its shares on the Effective Date. The ESOP trustee has notified FBS and MSI that it intends to exercise this election.

     Other Benefits. The Merger Agreement provides that, at such time following the Effective Date as FBS shall determine, FBS shall use its best efforts to cause MSI Employees to be covered by the welfare and other generally applicable benefit plans and practices of FBS (other than the FBS Severance Pay Plan), provided that during any interim period, FBS shall not be obligated to continue any particular welfare or other benefit plans or practices of MSI or First Bank, as the case may be, applicable to MSI Employees. Service with MSI or First Bank and First Bank before the Effective Date shall be recognized for purposes of all such plans, excluding the FBS retiree medical plan in which service prior to the Effective Date shall not be recognized.

No Dissenters' Rights for MSI Shareholders

     Section 21-2079(3) of the Nebraska Business Corporation Act (the "NBCA") provides that the rights of shareholders to dissent and obtain payment of the "fair value" of their shares (as defined in NBCA Section 21-2080) in the event of a merger shall not apply to shareholders of, among other entities, a bank holding company such as MSI. Shareholders will not be eligible to use the dissenters' rights provisions of the NBCA in connection with the Merger, and will be required to accept the Merger Consideration in exchange for their shares of MSI Common Stock if the Merger is approved and consummated.

Certain Federal Income Tax Consequences to MSI Shareholders

     MSI expects that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and that for federal income tax purposes no gain or loss will be recognized by any shareholder of MSI upon the receipt of FBS Common Stock for MSI Common Stock pursuant to the Merger. Gain will be recognized as described below upon the receipt of cash pursuant to the Merger and cash in lieu of fractional shares of FBS Common Stock. The Internal Revenue Service (the "Service") has not been and will not be asked to rule upon the tax consequences of the Merger. Instead, MSI will rely upon the opinion of Kennedy, Holland, Delacy & Svoboda, its principal outside legal counsel, as to certain federal income tax consequences of the Merger. The opinion of Kennedy, Holland, Delacy & Svoboda will be based upon facts described herein and upon certain representations made by MSI and FBS in the Merger Agreement, and certain assumptions regarding the Merger and the parties thereto. The opinion of Kennedy, Holland, Delacy & Svoboda will also be based upon the Code, Regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. An opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. Each holder of MSI Common Stock is urged to consult his or her own tax and financial advisers as to the effect of such federal income tax consequences on his or her own particular facts and circumstances and also as to any state, local, foreign or other tax consequences arising out of the Merger.

     Based upon various representations and assumptions and subject to various qualifications, Kennedy, Holland, Delacy & Svoboda will opine that the following federal income tax consequences will result from the Merger:

           (a) The Merger will qualify as a "reorganization" under Section 368(a) of the Code;

           (b) No gain or loss will be recognized by any MSI shareholder (except in connection with the receipt of cash) upon the receipt of FBS Common Stock for MSI Common Stock in the Merger;

           (c) Gain, if any, but not loss, will be recognized by any MSI shareholder upon the exchange of MSI Common Stock for Deferred Cash Consideration in the Merger. Such gain will be recognized, but not in excess of the amount of Deferred Cash Consideration received, in an amount equal to the difference, if any, between the fair market value of the FBS Common Stock and Deferred Cash Consideration received and the MSI shareholder's adjusted tax basis in the MSI Common Stock surrendered in exchange therefor pursuant to the Merger. If, as described below, the exchange has the effect of a distribution of a dividend, some or all of the gain recognized will be treated as a dividend. If the exchange does not have the effect of a distribution of a dividend, all of the gain recognized would be a capital gain (provided that the MSI Common Stock of such MSI shareholder was held as a capital asset at the Effective Date);

           (d) The basis of the FBS Common Stock received by an MSI shareholder who exchanges MSI Common Stock for FBS Common Stock and Deferred Cash Consideration will be the same as the basis of the MSI Common Stock surrendered in exchange therefor, decreased by the amount of Deferred Cash Consideration received by such shareholder, and increased by the amount of capital gain recognized by such shareholder (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FBS Common Stock) and the amount treated as a dividend to such shareholder, if any;

           (e) The holding period of the FBS Common Stock received by an MSI shareholder will include the period during which the MSI Common Stock surrendered in exchange therefor was held (provided that the MSI Common Stock of such MSI shareholder was held as a capital asset at the Effective
      Date);

           (f) Cash received by an MSI shareholder in lieu of a fractional share interest of FBS Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FBS Common Stock which such shareholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the FBS Common Stock was a capital asset in such shareholders hands at the Effective
      Date);

           (g) An MSI shareholder shall recognize ordinary interest income with respect to all interest paid by FBS that is attributable to the Deferred Cash Consideration; and

           (h) If the Effective Date is on or before December 31, 1995, any taxable gain to be recognized by an MSI shareholder in connection with the receipt of cash, other than cash treated as a dividend, shall be reportable under the installment method of Section 453 of the Code and should be subject to the provisions of Section 453A with respect to obligations in excess of $5,000,000.

     The determination of whether the exchange of MSI Common Stock for cash pursuant to the Merger has the effect of a distribution of a dividend will be made, on a shareholder by shareholder basis, by applying the rules of Section 302 of the Code and by comparing the proportionate, percentage interest of a former MSI shareholder in FBS after the Merger with the proportionate, percentage interest such shareholder would have had if such shareholder had received solely FBS Common Stock pursuant to the Merger. This comparison is made as though FBS had issued in the Merger to such shareholder solely its FBS Common Stock and in a hypothetical redemption FBS had then redeemed a portion of its FBS Common Stock at the time of the Merger for the amount of cash the shareholder actually received pursuant thereto. In making this comparison, there must be taken into account (1) any other shares of FBS Common Stock or other shares of capital stock of FBS actually owned by such MSI shareholder, and (2) any such shares considered to be owned by such MSI shareholder by reason of the constructive ownership rules set forth in Section 318 of the Code. These constructive ownership rules apply in certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of such individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds exercisable stock options.

     Under applicable Internal Revenue Service guidelines, such a hypothetical redemption, as described above, involving a holder of a minority interest in FBS whose relative stock interest in FBS is minimal, who exercises no control over the affairs of FBS and who experiences a reduction in the shareholder's proportionate interest in FBS, both directly and by application of the foregoing constructive ownership rules, generally will not be deemed to have resulted in a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Because the determination of whether cash received pursuant to the Merger will be treated as the distribution of a dividend generally will depend upon the facts and circumstances peculiar to each MSI shareholder, such shareholders are strongly advised to consult with their own tax advisers regarding the tax treatment of cash received pursuant to the Merger.

     The opinion described above will be based upon certain assumptions, including the assumption that the shareholders of MSI do not have any plan or intention to dispose, sell, exchange or otherwise dispose of a number of shares of FBS Common Stock received pursuant to the Merger that would reduce the ownership of FBS Common Stock by such shareholders to a number of shares having a value, as of the date of the Merger, which is less than 50 percent of the value of all of the formerly outstanding MSI Common Stock held by such MSI shareholders as of the same date.

     All of the Escrow Shares placed in the Escrow Fund pursuant to the Merger Agreement and the Escrow Agreement will be treated for tax purposes as having been transferred to the MSI shareholders as of the Effective Date. The return of any Escrow Shares to FBS pursuant to the terms of the Merger Agreement and the Escrow Agreement will result in the recognition of gain or loss by the MSI shareholders. Such gain or loss will be measured by the difference between the fair market value of the returned Escrow Shares and the MSI shareholder's adjusted basis in the returned Escrow Shares.

     The foregoing is only a general description of certain anticipated federal income tax consequences of the Merger, without regard to the particular facts and circumstances of the tax situation of each shareholder of MSI. It does not discuss all of the consequences that may be relevant to shareholders of MSI entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to shareholders of MSI who acquired their MSI Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local, foreign or other tax laws.

Stock Exchange Listing of FBS Common Stock

     It is a condition to the obligation of MSI to consummate the Merger pursuant to the Merger Agreement that the shares of FBS Common Stock which are issuable upon consummation of the Merger shall have been approved for listing on the NYSE subject to notice of issuance. FBS anticipates that such application will be approved subject to notice of issuance at or before the Effective Date.

Noncompetition Agreements

     Simultaneously with the execution of the Merger Agreement, each of Raymond
D. Pape, Jr., Thomas F. McGowan and M. David Klipsch entered into a Noncompetition Agreement with FBS providing that such individuals shall not, for a period of two years after the Effective Date, (i) engage in the banking or financial services business as an advisor, employee, consultant, agent, partner, principal, director, owner or stockholder of any corporation or other business entity within a 50-mile radius of the main office and each of the branch offices of First Bank (subject to certain exceptions); (ii) directly or indirectly solicit the banking or financial services business of any past or present customer of First Bank or encourage any such customer to terminate or alter such customer's relationship with First Bank (or its successor by merger); or (iii) directly or indirectly, hire for employment any individual who, as of the date of the Merger Agreement, was an employee or agent of MSI or First Bank or who subsequent to the date of the Merger Agreement became an employee of MSI or First Bank (or any successors by merger) (subject to certain exceptions). Mr. Pape, Mr. McGowan and Mr. Klipsch did not receive separate consideration for entering into these agreements.

FBS Escrow Deposit

     Upon execution of the Merger Agreement, FBS deposited $750,000 (the "FBS Escrow Deposit") in an escrow account for the benefit of MSI pursuant to the deposit escrow agreement attached as Exhibit C to the Merger Agreement. If the Effective Date is delayed beyond March 31, 1996 or if the Merger shall not have been consummated for any reason on or prior to such date (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of MSI), other than the termination of the Merger Agreement due to a failure to satisfy certain conditions therein, the FBS Escrow Deposit, together with interest thereon, shall be paid to MSI (but not to or for distribution to any holders of MSI Common Stock) on the earlier of such termination or such date. If the Effective Date is on or before March 31, 1996, the FBS Escrow Deposit shall be refunded to FBS. If the Merger Agreement is terminated at any time due to a failure to satisfy certain conditions therein, or if the Merger shall not have been consummated due to the action or failure to act of MSI, the FBS Escrow Deposit shall be refunded to FBS. Interest on the FBS Escrow Deposit shall be paid to the party to be paid the FBS Escrow Deposit as detailed above. Any fees of the escrow deposit agent shall be paid by the party receiving the interest on the FBS Escrow Deposit.

Resale of FBS Common Stock Received by MSI Shareholders

     Pursuant to the Merger Agreement, the shares of FBS Common Stock deliverable to the Indemnifying Shareholders will be placed in escrow in the name of the Shareholders' Representative for a period of two years from the Effective Date, and, while such shareholders will be able to vote such shares, they will not in general be able to withdraw such shares from escrow for the purpose of reselling them. See "--The Escrow Agreement; Indemnification of FBS." Prior to the second anniversary of the Effective Date, upon request by the Shareholders' Representative on behalf of an Indemnifying Shareholder in connections with a change in such shareholder's circumstances, FBS may, in its sole and absolute discretion as evidenced by notification in writing to the Escrow Agent, authorize the Escrow Agent to deliver to the Shareholders' Representative on behalf of such Indemnifying Shareholder all or a portion of such Indemnifying Shareholder's proportionate interest in the Escrow Shares.

     Shares that have been released from escrow, either at the termination of the two year period or otherwise, may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of MSI or FBS, as that term is defined in rules promulgated under the Securities Act.

     Shares of FBS Common Stock received by those shareholders of MSI who are deemed to be "affiliates" of MSI at the time of the Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. MSI has agreed in the Merger Agreement to use its best efforts to obtain and deliver to FBS at least 31 days prior to the Effective Date signed representation letters (in the form attached as Exhibit B to the Merger Agreement) from each shareholder of MSI who may reasonably be deemed to be an "affiliate" of MSI to the effect that such persons will not offer to sell, transfer or otherwise dispose of any of the shares of FBS Common Stock distributed to them pursuant to the Merger except in compliance with Rule 145, or in a transaction that, in the opinion of counsel reasonably satisfactory to FBS, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of FBS Common Stock received by persons who are deemed to be "affiliates" of MSI. No person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resales. Former shareholders of MSI who are deemed to be "affiliates" of MSI and who surrender certificates formerly evidencing shares of MSI Common Stock must execute and deliver to FBS a letter containing the representations described above before any exchange of such certificates for Merger Consideration will be effected. See "--Surrender of MSI Common Stock Certificates."

FBS Dividend Reinvestment and Common Stock Purchase Plan

     FBS provides eligible shareholders with a simple and convenient method of investing cash dividends and optional cash payments at 100% of the average price (as defined) in additional shares of FBS Common Stock without payment of any brokerage commission or service charge pursuant to its Automatic Dividend Reinvestment and Common Stock Purchase Plan. The plan includes certain dollar limitations on participation and provides for eligible shareholders to elect dividend reinvestment on only a part of the shares registered in the name of a participant (while continuing to receive cash dividends on remaining shares). It is anticipated that the plan will continue after the Effective Date and that shareholders of MSI who receive FBS Common Stock in the Merger will have the right to participate therein.

Accounting Treatment

     The Merger will be accounted for by FBS under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated values. Income of the combined company will not include income or loss of MSI prior to the Effective Date.

Expenses

     The Merger Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

Certain Differences in Rights of MSI Shareholders

     The rights of holders of MSI Common Stock are governed by the Articles of Incorporation of MSI, as amended (the "MSI Articles of Incorporation"), the bylaws of MSI (the "MSI Bylaws") and the laws of the State of Nebraska. The rights of FBS shareholders are governed by the Restated Certificate of Incorporation of FBS, as amended (the "FBS Certificate of Incorporation"), the bylaws of FBS (the "FBS Bylaws") and the laws of the State of Delaware. After the Effective Date, the rights of holders of MSI Common Stock will be governed by the FBS Certificate of Incorporation, the FBS Bylaws and the laws of the State of Delaware. Because of certain differences between Nebraska and Delaware corporate law and between the MSI Articles of Incorporation and MSI Bylaws, on the one hand, and the FBS Certificate of Incorporation and the FBS Bylaws, on the other hand, the current rights of MSI shareholders will change significantly as a result of the Merger. While it is not practical to describe all changes in the rights of MSI shareholders that will result from the Merger, the following is a summary of the material differences. In addition, recently enacted legislation in Nebraska (the "1995 Amendments") will result in changes to the NBCA, effective January 1, 1996, that will apply to MSI (and thus affect the rights of MSI shareholders) if the Effective Date occurs after January 1, 1996. To the extent applicable to a description of the material differences between the rights of holders of MSI Common Stock and the rights of holders of FBS Common Stock, these changes to Nebraska law are also summarized below.

     Business Combinations and Supermajority Voting. Under Delaware law, a corporation is prohibited from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested shareholder, or an interested shareholder's affiliates and associates, for a three-year period beginning on the date the interested shareholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded, the interested shareholder acquires at one time 85% of the corporation's stock (excluding shares held by management or employee stock plans in which employees do not have the effective power to tender stock) or the business combination is approved by the board of directors and authorized at a meeting of shareholders by the holders of at least 66-2/3% of the outstanding voting stock, excluding shares owned by the interested shareholder. The FBS Certificate of Incorporation contains provisions that provide for supermajority voting requirements in connection with certain "Business Combinations" or "Business Transactions" (as defined) involving a "Related Person" (as defined). The FBS Certificate of Incorporation contains provisions designed primarily to address fair price considerations, and the required supermajority shareholder vote is not required under certain fair price circumstances or if a majority of the "Continuing Directors" (as defined) approve the transaction. The affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors is required to approve such a transaction under the FBS Certificate of Incorporation. The FBS Certificate of Incorporation also requires supermajority voting at the 80% level to amend, add to, alter, change or repeal those articles thereof relating to director numbers, filling vacancies on the board of directors, director classification and "Business Transactions."

     The Nebraska Shareholders' Protection Act contains provisions governing the rights of shareholders in the case of certain share acquisitions and business combinations involving public corporations incorporated in (or having certain other significant ties to) Nebraska. MSI is not a public corporation as defined in such act and, accordingly, is not governed by such act's provisions, which generally require that specific information delivery, voting and other procedures be followed in certain acquisitions of shares of corporations subject to such act.

     Dissenters' Rights. Under Delaware law, appraisal rights are available only in connection with certain statutory mergers or consolidations, unless the certificate of incorporation grants such rights with respect to amendments to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, or sales of all or substantially all of the assets of a corporation. The FBS Certificate of Incorporation does not grant such rights. Appraisal rights under Delaware law, however, are not available if the corporation's stock is (prior to the relevant transaction) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders; provided that, if the merger or consolidation requires shareholders to exchange their stock for anything other than shares of the surviving or resulting corporation, shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 shareholders, cash in lieu of fractional shares of any such corporation, or a combination of such shares and cash, then appraisal rights will be available.

     Under Nebraska law, dissenters' rights of appraisal are not available to the shareholders of certain financial institutions and holding companies of such financial institutions. MSI is such a financial institution holding company, and accordingly holders of MSI Common Stock have no dissenters' rights. See "--No Dissenters' Rights for MSI Shareholders."

     Preemptive Rights. Under Delaware law, shareholders of a corporation have no preemptive rights unless such rights are expressly granted in the certificate of incorporation. The FBS Certificate of Incorporation contains no such provision. Under Nebraska law, preemptive rights are presumed unless denied in the articles of incorporation. The MSI Articles of Incorporation deny preemptive rights.

     Amendments to Charter and Bylaws. Under Delaware law, a corporation's certificate of incorporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Under Nebraska law, amendment of a corporation's articles of incorporation requires the affirmative vote of at least two-thirds of the shares entitled to vote. Delaware law reserves the power to amend or repeal the bylaws exclusively to the shareholders unless the certificate of incorporation confers such power upon the directors. The FBS Certificate of Incorporation provides that the FBS Bylaws may be amended or repealed by the Board of Directors of FBS, subject to the power of the shareholders to amend or repeal any such change to the Bylaws. Nebraska law provides that a corporation's initial bylaws shall be adopted by the shareholders but that thereafter either the shareholders or the directors may adopt, amend or repeal bylaws, except that the directors may not amend or repeal any bylaw if it specifically provides that they may not and the directors may not adopt bylaws providing for a supermajority quorum or supermajority voting except as required by a corporation's articles of incorporation or Nebraska law.

     Removal of Directors. Under the FBS Certificate of Incorporation, FBS shareholders may remove a director only for cause upon a majority vote of the shareholders. Under Nebraska law, a vote of the holders of a majority of shares then entitled to vote at an election of directors may remove a director with or without cause. The MSI Articles of Incorporation do not contain provisions with respect to removal of directors. (The 1995 Amendments will add provisions that specify that a director may not be removed if the number of votes sufficient to elect that director under cumulative voting is voted against the director's removal and that a director may only be removed at a meeting called for such purpose.)

     Special Meetings of Shareholders. The MSI Bylaws provide that special meetings of MSI shareholders may be called by the Chairman or the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of the outstanding shares of MSI entitled to vote at such meeting. The FBS Bylaws provide that special meetings may be called by the Board of Directors or the Chief Executive Officer.

     Quorum at Shareholders' Meetings. The MSI Bylaws provide that the holders of a majority of the outstanding shares entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum for purposes of such a meeting. The FBS Bylaws require only that the holders of not less than one-third of the shares entitled to vote at the meeting be present, in person or by proxy, to constitute a quorum.

     Voting Rights. Under Delaware law, a corporation's certificate of incorporation may provide for cumulative voting in the election of directors. The FBS Certificate of Incorporation does not provide for cumulative voting. Nebraska law and the MSI Bylaws provide for cumulative voting rights in the election of directors.

     Limitation on Personal Liability of Directors. The FBS Certificate of Incorporation provides that directors of FBS shall not be liable to FBS or its shareholders for monetary damages for breaches of fiduciary duty; provided, however, that such liability of a director shall not be eliminated or limited to the extent provided by applicable law under certain circumstances. The MSI Articles of Incorporation do not contain such a provision.

     Indemnification. The FBS Bylaws provide that FBS shall indemnify FBS directors, advisory directors and officers and those serving at FBS's request as directors, advisory directors and officers of other entities against certain expenses under certain circumstances; the indemnification of FBS employees shall be at the discretion of the FBS board of directors, and the FBS Bylaws do not contemplate the indemnification of any other persons.

     Neither the MSI Articles of Incorporation nor the MSI Bylaws contain any provisions regarding indemnification of directors, officers or employees. However, under Nebraska law, a corporation is required to indemnify a director, officer, employee or agent of a corporation against expenses actually and reasonably incurred in connection with the successful defense of certain actions, suits, claims or proceedings. (The 1995 Amendments will remove employees and agents from the list of people entitled to mandatory indemnification under Nebraska law and will also clarify that, under Nebraska law, a director or employee must be wholly successful in the defense of the action, suit, claim or proceeding to be entitled to mandatory indemnification.)

     Under Nebraska law, any indemnification of a director, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such meeting. Delaware law contains no such requirement.

     Dividends. Under Delaware law, dividends may be paid out of surplus or out of net profits for the fiscal year in which the dividend is paid or the preceding fiscal year, except that no dividends may be paid if the capital of the corporation has been diminished to an amount less than the liquidation preference of outstanding preferred stock. Nebraska law allows payment of dividends except when the corporation is insolvent or would be rendered insolvent by the payment thereof and provided that dividends in cash or property only be paid out of unreserved and unrestricted earned surplus.

     Loans to Directors and Officers. Under Delaware law, a corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee (including one who is also a director) whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation, and may accept a pledge of shares of stock of the corporation as security for any such loan. Under current Nebraska law, a corporation may not make loans to its officers or directors, and a corporation may not make a loan secured by shares of its own stock; the 1995 Amendments will alter Nebraska law to permit a corporation to lend money and credit to directors, officers, employees and agents.

     Rights Plan. FBS has adopted a shareholder rights plan, which may have certain anti-takeover effects. The terms of the FBS rights plan are summarized and described herein under "Description of FBS Capital Stock--Common Stock-- Preferred Stock Purchase Rights." MSI has no such plan.

     General. The foregoing discussion of certain similarities and material differences between the rights of holders of MSI Common Stock and the rights of holders of FBS Common Stock under the Articles and Certificate of Incorporation, respectively, and Bylaws pursuant to Delaware and Nebraska law is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences. The foregoing discussion is qualified in its entirety by reference to the Nebraska Business Corporation Act, the Delaware General Corporation Law, the common law thereunder, the 1995 Amendments and the full texts of the Articles and Certificate of Incorporation, respectively, and Bylaws of MSI and FBS. Such Articles and Certificate of Incorporation and Bylaws are filed or incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

                                BUSINESS OF FBS

     FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of 8 banks, a savings association and other financial companies with 349 offices, located primarily in the 11 states of Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota, Wisconsin, Iowa, Nebraska, Kansas and Wyoming. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing, mortgage banking and brokerage services. At June 30, 1995, FBS and its consolidated subsidiaries had consolidated assets of $33.5 billion, consolidated deposits of $22.8 billion and shareholders' equity of $2.8 billion.

     The subsidiary banks of FBS engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $15.4 billion at June 30, 1995.

     FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS's income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank and thrift subsidiaries of FBS (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates; and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by regulators and is subject to various statutory limitations and in certain circumstances requires approval by regulatory authorities.

     FBS was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning FBS, see the FBS documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

Recent Developments

     On August 7, 1995, FBS announced that it had signed a purchase agreement to acquire FirsTier Financial, Inc. ("FirsTier"), a regional financial services holding company based in Omaha, Nebraska. As of June 30, 1995, FirsTier had approximately $3.6 billion in assets, $2.8 billion in deposits and operated 63 offices in Nebraska and Iowa. Subject to the completion of due diligence and shareholder and regulatory approvals, FBS will exchange .8829 shares of FBS Common Stock for each share of common stock of FirsTier. Based on the market price per share of FBS Common Stock on the date of the agreement, the aggregate purchase price for the transaction is approximately $714 million. The transaction, which will be accounted for as a purchase, is expected to close in the first quarter of 1996. For additional information concerning the effect of the FirsTier acquisition, see "Unaudited Pro Forma Combined Financial Information" and "Incorporation of Certain Documents by Reference" in this Proxy Statement/Prospectus. Financial statements of FirsTier are included in Amendment No. 1 on Form 8-K/A filed August 30, 1995 to the Current Report on Form 8-K of FBS filed August 18, 1995. See "Incorporation of Certain Documents by Reference."

Management and Additional Information

     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to FBS is set forth in or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994 of FBS, which is incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference." MSI shareholders who wish to obtain copies of these documents may contact FBS at its address or telephone number set forth under "Incorporation of Certain Documents by Reference."


                                BUSINESS OF MSI

General

     MSI is a one bank holding company registered under the Bank Holding Company Act. Its principal non-cash asset is First Bank which has seven commercial banking locations in Omaha, Nebraska. First Bank has no subsidiaries. MSI has one inactive subsidiary, Northwestern State Bank, which will be liquidated prior to the Effective Date. MSI owns 4.9% of Hawarden Banking Company.

     First Bank was chartered as a state bank in Nebraska in 1955. First Bank provides general commercial and consumer banking services, including equipment leasing, mortgage banking, mutual fund sales, and ATM locations. First Bank also provides a complete range of deposit products including checking accounts, savings accounts, certificates of deposit, money market accounts and IRA accounts.

     As of June 30, 1995, MSI and First Bank had consolidated assets of $236.8 million and total deposits of $210.0 million. Shareholders' equity on a consolidated basis as of June 30, 1995 was $16.2 million. First Bank is the ninth largest financial institution measured by deposits in the Omaha/Council Bluffs area. MSI derives substantially all of its revenues from cash dividends paid by First Bank which are determined periodically on an individual basis, considering the earnings, deposits, and capital requirements of First Bank. Increases in capital of First Bank have occurred primarily through retention of earnings.

Market Area and Competition

     First Bank's market area is Omaha, Nebraska. There are numerous commercial banks, saving and loan associations, mortgage companies, finance companies, credit unions, and similar organizations in Omaha, Nebraska, and Council Bluffs, Iowa, which compete for business.

Properties and Employees

     MSI's executive offices are located in the offices of First Bank, in the main location at 222 South 72nd Street, Omaha, NE 68114. The main bank property is owned as an undivided 50% by First Bank and the remaining undivided 50% by another individual. An additional full service banking facility is located at 132nd & Dodge Streets which is leased by First Bank. This building contains some space not utilized by the bank which is subleased to other tenants. A third full service bank is operated in Millard which is owned by First Bank. The remaining four locations are leased within grocery stores.

     As of July 10, 1995, First Bank employed a total of 137 persons of which 102 are full-time, 27 are part-time, and 8 are temporary. MSI does not have any employees. Management generally considers its relationship with employees to be good.

Market Prices and Dividends on MSI Common Stock

     There is no established trading market for the MSI common stock. MSI is aware of three transactions involving the sale of MSI common stock over the past two years and the current fiscal year to date and three (3) gift transactions. In all cases, the stock value was established pursuant to MSI Stock Redemption Agreement.

     MSI presently maintains the Midwestern Services, Inc. Employee Stock Ownership Plan which owns approximately 7.5% of the MSI common stock. The ESOP stock has been valued annually as required by the terms of the ESOP. As of December 31, 1994, that value was $208.84 per share. The value as of December 31, 1993, was $181.06 per share. The ESOP value is determined by formula and not by independent appraisal. It is the same formula as the Stock Redemption Agreement among the Shareholders.

     As of the record date for the special meeting, excluding the Employee Stock Ownership Plan, there were 20 shareholders. The ESOP owns approximately 7.5% of the MSI stock for the benefit of the Plan participants. As of December 31, 1994, there were 80 active participants and 20 inactive participants.

     No cash dividends have been paid or declared by MSI on its common stock since 1976. The payment of cash dividends is restricted by applicable law as discussed below in "Supervision and Regulation." In the event the merger is not completed, the Board of Directors of MSI does not anticipate paying a dividend on the MSI common stock in the foreseeable future.

Supervision and Regulation

     MSI is subject to the provisions of the Federal Bank Holding company Act, which requires a bank holding company to register under the Bank Holding Company Act, and to be subject to supervision by the Federal Reserve Board. The Bank Holding Company Act requires prior approval by the Federal Reserve Board of the acquisition by a bank holding company of more than 5% of the voting stock or substantially all the assets of any bank, but does not require prior approval before acquisition of additional shares in banks, the majority of the shares of which are already controlled by such bank holding company. A bank holding company is prohibited, with limited exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in activities other than those of banking or of managing or controlling banks and other authorized subsidiaries and providing services to its subsidiaries. One of the exceptions to this prohibition permits ownership of the shares of a company, the activities of which the Federal Reserve Board determines to be so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has published regulations regarding these matters, which, in the opinion of management of MSI, enable MSI to engage in its present operations. In addition, bank holding companies are subject to certain restrictions on their ability to own banks in more than one state.

     MSI is required to file periodic reports with the Federal Reserve Board and such other information as may be required to keep the Federal Reserve Board informed regarding MSI compliance with the provisions of the Bank Holding Company Act and the rules, regulations and orders issued thereunder, and the Federal Reserve Board examines MSI and its subsidiary banks from time to time.

     The payment of dividends by MSI is restricted. The Federal Reserve Board imposes restrictions on the payment of dividends indirectly through its capital adequacy standards. In addition, the Nebraska Business Corporation Act provides that dividends may be declared and paid only out of unreserved and unrestricted earned surplus (with certain exceptions) and restricts the payment of dividends when a corporation is insolvent or when the payment will render the corporation insolvent.

     MSI has agreed with the Federal Reserve Board that MSI would pay no dividends until the indebtedness pertaining to its acquisition of First Bank has been reduced sufficiently to create a 30% debt to equity ratio.

     First Bank, as a state charted bank, is subject to the supervision and regulation of, and is regularly examined by, the Nebraska Department of Banking, and is subject to regulation by the Federal Reserve Board. First Bank is also subject to regulation and examination by the Federal Deposit Insurance Corporation and files regular reports.

     The Nebraska Banking statutes prohibit withdrawal of any part of capital or surplus in the form of dividends without approval of the Director of the Department of Banking. Dividends may not be paid: (i) if losses have been sustained which equal or exceed profits; (ii) if such dividend would exceed net profits; (iii) unless bad debts have been charged off (within the meaning of the statute); of (iv) or unless twenty percent (20%) of net profits accumulated since the preceding dividend have first been carried to the surplus fund unless such surplus fund equals or exceeds the amount of paid up capital stock. Additionally, no dividends may be paid until earnings have restored any losses which have previously been charged to the surplus fund.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF MSI

     The following discussion and analysis provides information regarding MSI's financial condition and results of operations for the six month periods ended June 30, 1995 and 1994, and for the years ended December 31, 1994, 1993 and 1992. This discussion should be read in conjunction with the consolidated interim financial statements and notes thereto and the consolidated annual financial statements and notes thereto of MSI included elsewhere in this Proxy Statement/Prospectus. Results of operations for the interim periods are not necessarily indicative of that which may be expected for the entire year. Ratios for the six month periods are presented on an annualized basis.

Results of Operations

     Years Ended December 31, 1994, 1993, and 1992

     MSI generated earnings of $2.2 million for the year ended December 31, 1994, an increase of 30.6% from the $1.6 million earned in 1993. In 1994, net interest income increased $1.5 million or 19% and non-interest income increased $0.3 million or 14% offset by increases in non-interest expenses of $1.0 million or 13%. During the same period, average assets, average loans and average deposits increased 9%, 13% and 8%, respectively.

     For the year ended December 31, 1993, net income decreased $0.6 million or 28% from the $2.3 million earned in 1992. For 1993, net interest income increased $0.3 million or 4%, and non-interest income decreased $0.9 million or 27%. For 1993, non-interest income included an extraordinary gain on sale of assets of a subsidiary of $1.1 million. Non-interest expenses increased $0.2 million or 3%. During the same period, average assets, average loan and average deposits increased 8%, 15% and 9%.

     Six Months Ended June 30, 1995 and 1994

     For the six months ended June 30, 1995, net income was $1.3 million, a increase of $.27 million or 25% from the same period in 1994. Net interest income increased $0.5 million or 12% and non-interest income increased $0.4 million or 31%, while non-interest expenses increased $0.5 million or 12%. During such six-month period, as compared with the same period in 1994, average assets, average loans and average deposits increased 11%, 14% and 10%, respectively.

     The following table sets forth selected financial data for MSI for the six months ended June 30, 1995 and 1994 and for each of the three years in the period ended December 31, 1994. Such data should be read in conjunction with the unaudited consolidated interim financial statements and notes thereto and the audited consolidated annual financial statements and notes thereto of MSI included elsewhere in this Proxy Statement/Prospectus. Results of operations for the interim periods are not necessarily indicative of that which may be expected for the entire year.

                            Selected Financial Data

                                                      Six Months Ended
                                                          June 30,          Year Ended December 31,
                                                    -------------------  -------------------------------
                                                      1995       1994       1994       1993      1992
                                                    --------   --------  ---------   --------   --------
(In thousands, except per share amounts)
Condensed Income Statement:
     Interest income..............................  $  8,632   $  6,973   $ 14,652   $ 13,007   $ 13,975
     Interest expense.............................     3,488      2,359      5,140      5,001      6,281
                                                    --------   --------  ---------   --------   --------
       Net interest income........................     5,144      4,614      9,512      8,006      7,694
     Provision for loan losses....................       162        150        296        300        300
                                                    --------   --------  ---------   --------   --------
     Net interest income after
       provision for loan losses..................     4,982      4,464      9,216      7,706      7,394
     Non-interest income..........................     1,698      1,297      2,897      2,545      3,470
     Investment securities gains (losses).........        --          4        (55)        (4)       206
                                                    --------   --------  ---------   --------   --------
       Total non-interest income..................     1,698      1,301      2,842      2,541      3,676
     Non-interest expense.........................     4,594      4,081      8,637      7,658      7,422
                                                    --------   --------  ---------   --------   --------
     Income before income taxes...................     2,086      1,684      3,421      2,589      3,648
     Applicable income taxes......................       751        618      1,268        945      1,309
                                                    --------   --------  ---------   --------   --------
     Income before minority interests.............     1,335      1,066      2,153      1,644      2,339
     Minority interests...........................        (1)        --         --          4        (64)
                                                    --------   --------  ---------   --------   --------
       Net income.................................  $  1,334   $  1,066   $  2,153   $  1,648   $  2,275
                                                    ========   ========   ========   ========   ========
Financial Ratios:
     Return on average assets.....................      1.20%      1.07%      1.06%      0.89%      1.33%
     Return on average common equity..............     17.66      17.04      16.53       13.4      21.64
     Net interest margin..........................      5.12       5.10       5.16       4.77       4.88
     Efficiency ratio.............................     67.14      69.05      69.60      72.58      66.48

Average Balance Sheet Data:
     Total gross loans............................  $147,589   $129,991   $131,765   $116,310   $101,249
     Total assets.................................   221,839    199,238    202,479    185,869    171,530
     Deposits.....................................   197,655    180,171    182,755    169,589    155,039
     Shareholders' equity.........................    15,212     13,398     14,208     13,535     11,695

Period-End Balance Sheet Data:
     Total gross loans............................  $161,640   $137,376   $148,529   $134,247   $109,656
     Total assets.................................   236,796    202,811    223,585    202,151    189,224
     Deposits.....................................   209,975    179,108    198,149    182,256    168,397
     Shareholders' equity.........................    16,203     13,261     13,994     14,421     12,648

     Net Interest Income

     Years Ended December 31, 1994, 1993 and 1992

     Net interest income is MSI's largest single source of earnings. Net interest income on a tax equivalent basis represents the difference between interest earned on assets and interest paid on liabilities, with adjustments made to reflect income on tax-exempt assets as if such income were fully taxable. Changes in the types and volumes of earning assets and interest bearing liabilities, their related yields and overall interest rates all can have a significant impact on net interest income.

     For the year-ended December 31, 1994, net interest income was $9.5 million, an increase of $1.5 million or 19% over the year ended December 31, 1993. This increase was largely attributable to a 11% increase in average earning assets from 1993 to 1994. Interest rates increased in 1994, which also benefitted net interest income as liabilities repriced at a slower rate than assets. During 1994, net interest margin (net interest income divided by average earning assets) increased from 4.31% to 4.70% and gross interest spread (the difference between the rate earned on earning assets and the rate paid on interest bearing liabilities) increased from 2.88% to 3.25%.

     For the year ended December 31, 1993, net interest income was $8.0 million, an increase of $0.3 million or 4.0% over the year ended December 31, 1992. This increase resulted from an increase in average interest earning assets of 17%. During 1993 net interest margin decreased 18 basis points from 4.49% to 4.31% and gross interest spread increased from 2.35% to 2.88%.

     Six Months Ended June 30, 1995 and 1994

     For the six months ended June 30, 1995, net interest income was $5.2 million, an increase of $0.6 million or 11.5% over the same period in 1994. This increase resulted from continued growth in average earning assets, particularly in the loan portfolio. While the rate paid on interest bearing liabilities increased during this time period, the earning asset yield increased more, resulting in a increase in the net interest margin percentage.

     For the six months ended June 30, 1994, the net interest margin decreased from 4.70% to 4.63% and gross interest spread decreased from 3.30% to 3.25% compared to the same period in 1994.

     Analysis of Interest Income (Unaudited)

                                                 Six Months Ended
                                                      June 30,             Year Ended December 31,
                                               ---------------------    ------------------------------
                                                 1995         1994        1994       1993       1992
                                               --------     --------    --------   --------   --------
(Dollars in thousands)
Consolidated Income Statement Data:
     Net interest income...................     $  5,144     $  4,614   $  9,512   $  8,006   $  7,694
     Average balances of earnings
       assets supported by:
       Average interest-bearing
         liabilities.......................     $159,724     $142,130   $138,957   $130,668   $115,000
       Average non-interest bearing
         liabilities.......................       39,931       37,782     43,882     39,031     40,406
       Total average earning assets........     $199,655     $179,912   $182,839   $169,699   $155,406
     Average yields and weighted
       average rates:
       Investment securities yield.........         6.61%        5.60%      5.83%      5.80%      7.56%
       Loan yield..........................         9.71         8.72       9.02       8.72       9.91
       Other earning asset yield...........         5.83         3.02       4.44       2.88       3.75
       Total gross loans:
         Earning asset yield...............         8.60%        7.52%      7.76%      7.61%      8.56%
     Interest-bearing deposits rate........         5.22%        4.15%      4.39%      4.70%      6.14%
     Borrowings rate.......................         6.88         5.37       6.10       5.58       7.66
       Rate on interest-bearing
         liabilities.......................         5.35%        4.22%      4.51%      4.73%      6.21%
     Net interest margin...................         4.64%        4.63%      4.70%      4.31%      4.49%

     Provisions for Loan Losses

     Years Ended December 31, 1994, 1993 and 1992

     The provisions for loan losses are determined based upon an evaluation and analysis by management of First Bank of the adequacy of the allowance for loan losses. Provisions for loan losses are made in amounts to maintain the allowance for loan losses at a level considered necessary to absorb estimated loan losses in the loan portfolio. Factors which are considered are the quality of the current loan portfolio, estimates and appraisals of collateral values, historical charge-off experience, current economic conditions and such other factors which, in the judgment of management, deserve consideration. The appropriate level of provision for loan loss is reviewed quarterly by management and the Board of Directors of First Bank.

     For the year ended December 31, 1994, the provision for loan losses was $0.3 million, approximately the same as 1993 and 1992.

     Six Months Ended June 30, 1995 and 1994

     For the six months June 30, 1995, the provision for loan losses was $0.2 million, approximately the same as the provision for the comparable period in 1994.

     Non-Interest Income

     Years Ended December 31, 1994, 1993, and 1992

     Non-interest income for the year ended December 31, 1994, was $2.8 million as compared with $2.5 million for the year ended December 31, 1993, a $0.3 million or 12% increase. For the year ended December 31, 1993, non-interest income decreased $1.1 million or 31% over the year ended December 31, 1992.
     The table below summarizes the components of non-interest income.

                                  Six Months Ended                                           % Change from
                                      June 30,               Year Ended December 31,          Prior Year
                                -------------------     ----------------------------      -------------------
                                  1995       1994         1994       1993      1992         1994       1993
                                -------     -------     -------     -------   -------     -------     -------
(In thousands)                      (unaudited)
Service Charges on deposit
     accounts.................  $  842      $  778       $1,641     $1,658     $1,625       (1.03%)      2.03%
Gain on sale of assets of
     subsidiary...............      --          --           --                 1,067          --     (100.00)
Gain (loss) on sales of
     securities...............      --           4           (55)       (4)       206    1,275.00     (101.94)
Other.........................     856         519         1,256       887        778       41.60       14.01
                                ------      ------        ------    ------     ------   ---------     -------
     Total....................   1,698       1,301         2,842     2,541      3,676       11.85%     (30.88%)
                                ======      ======        ======    ======     ======   =========     =======

     The decrease for 1994 in service charges on deposit accounts was primarily a result of the Omaha market promoting free checking very extensively. The increase in the other category was largely due to an expanded ATM network resulting in an increase in ATM fees.

     For 1993, the increases in deposit service charges resulted primarily from an increased customer base and increased volumes, and to a lesser extent, price increases. The gain on sale of assets of subsidiary resulted from the sale of assets of Northwestern State Bank in Hay Springs, Nebraska, in 1992. The decrease in gains on sales of investment securities resulted from fewer sales in the investment portfolio in 1993. The large increase in the other category was the result of expanding the ATM network, creating an increase in ATM fees.

     Six Months Ended June 30, 1995 and 1994

     Non-interest income for the six months ended June 30, 1995, was $1.7 million, an increase of $0.4 million or 30% from the same period in 1994. The service charges on deposit accounts increased due to a larger customer base, lower earnings credit due to lower interest rates and an increase in prices on some services. The large increase in other income is due primarily to the continued expansion of the ATM network.

     Non-Interest Expense

     Years Ended December 31, 1994, 1993 and 1992

     Non-interest expense for the year ended December 31, 1994, was $8.6 million as compared with non-interest expense for the year ended December 31, 1993, of $7.6 million for a $1.0 million or 13% increase. Non-interest expense for the year ended December 31, 1993 reflected a $0.2 million increase or 3% over the same period in 1992. The major components of non-interest expense are shown on the table below:


                                    Six Months Ended                                      % Change from
                                        June 30,            Year Ended December 31,         Prior Year
                                   ------------------     ----------------------------    ---------------
                                    1995        1994       1994        1993      1992      1994     1993
                                   ------      ------     ------      ------    ------    ------   ------
(In thousands)                        (unaudited)
Salaries and employee
     benefits....................  $2,185      $1,941     $4,202      $3,548    $3,389    18.43%    4.69%
Occupancy, net...................     680         732      1,416       1,222     1,185    15.88     3.12
Equipment and data
     processing..................     374         316        666         584       561    14.04     4.10
Other............................   1,355       1,092      2,353       2,304     2,287     2.13     0.74
                                   ------      ------     ------      ------    ------    ------   ------
     Total.......................  $4,594      $4,081     $8,637      $7,658    $7,422    12.78%    3.18%
                                   ======      ======     ======      ======    ======    ======   ======

     For the year ended December 31, 1994, overall expense increases resulted from additional ongoing expenses related to increased volume, general expansion and inflationary increases. Salaries and benefits increased due to increased profit sharing and salary adjustments. Depreciation and other expenses increased due to expansion of facilities and also larger transaction volumes.

     Six Months Ended June 30, 1995 and 1994

     Non-interest expense for the six months ended June 30, 1995 increased $0.5 million or 13% over the same period in 1994. Increases occurred in salaries and benefits due to a new branch and increased profit sharing. Increases occurred in occupancy and equipment due to depreciation and expansion. The increase in other non-interest expense was due primarily to the enlargement of the ATM network, a new branch and FDIC insurance due to additional growth.

     Tax Expense

     Years Ended December 31, 1994, 1993 and 1992

     Income taxes for the years ended December 31, 1994 and 1993 were $1.27 million and $0.94 million respectively. The effective income tax rate was 37% in 1994 and 36% in 1993.

     Income taxes for the years ended December 31, 1993 and 1992 were $0.94 million and $1.31 million respectively. The effective tax rates in 1993 and 1992 were 36%.

     Six Months Ended June 30, 1995 and 1994

     Income taxes for the six months ended June 30, 1995 and 1994 were $0.75 million and $0.62 million, respectively. The effective income tax rate was 36% for the first six months of 1995 as compared with an effective tax rate of 37% for the first six months of 1994.

     Loan Portfolio Review

     MSI provides loans principally to businesses and consumers in the Omaha, Nebraska area. MSI had total loans of approximately $149 million at December 31, 1994, which is an increase of $15 million or 11% over the amount at December 31, 1993. Most of the growth occurred in the commercial loan portfolio, although real estate loans and equipment leases increased significantly as well. MSI's portfolio is comprised of approximately 50% commercial and equipment finance, 10% real estate, 20% residential real estate and 20% in various types of consumer loans.

     At December 31, 1993, total loans were approximately $134 million, an increase of $15 million or 22% over 1992. Most of this growth occurred in the commercial loan portfolio.

     At June 30, 1995, total loans were approximately $162 million, an increase of $14 million from the December 31, 1994 year-end balance. All categories showed growth, with the exception of consumer and student loans; the student loan portfolio of $2 million was sold during the first half of 1995.

Loan Portfolio Distribution

     The following table presents certain information with respect to the distribution of the loan portfolio.


                          June 30, 1995     December 31, 1994   December 31, 1993   December 31, 1992
                        -----------------   -----------------   -----------------   -----------------
                                    % of               % of                 % of                 % of
                         Amount    Total     Amount    Total     Amount    Total      Amount    Total
                        --------  -------   --------  -------   --------  -------   ---------  ------
(Dollars in thousands)
Commercial and
  commercial
  leasing.............  $ 71,995   44.54%   $ 67,337   45.34%   $ 62,757   46.75%    $ 48,654   44.37%
Consumer..............    29,517   18.26      28,796   19.39      27,093   20.18       25,516   23.27
Real estate...........    50,044   30.96      43,190   29.08      37,868   28.21       32,247   29.41
Equipment leases......     8,056    4.98       7,462    5.02       4,409    3.28        2,087    1.90
Overdrafts............     2,028    1.25       1,744    1.17       2,120    1.58        1,152    1.05
  Total loans (net of
    unearned
    income...........   $161,640  100.00%   $148,529  100.00%   $134,247  100.00%    $109,656  100.00%

   Allocation of Allowance for Loan Losses

     The following table sets forth the allocation of the allowance for loan losses for each of the periods indicated.

                                 June 30,      December 31,    December 31,    December 31,
                                   1995            1994            1993            1992
                               ------------    ------------    ------------    ------------
(In thousands)
Commercial..................    $    707        $   731          $   676         $   585
Consumer....................          71             94               85             179
Real estate.................         250            216              191              86
Equipment leases............         252            235              205             101
Unallocated.................         533            465              359             273
                                --------        -------          -------         -------
   Loan loss reserve total..    $  1,813        $ 1,741          $ 1,516         $ 1,224

     Allowance for Loan Losses

     The allowance for loan losses is maintained to reserve against inherent loan losses. This allowance is subject to ongoing review and evaluation of the risk profiles of the portfolio, specific exposures and general economic trends. The allowance for loan losses at December 31, 1994, was $1.7 million or 1.17% of loans outstanding as compared to $1.5 million or 1.11% of loans outstanding as of December 31, 1993 and $1.2 million or 1.1% of loans outstanding as of December 31, 1992. The allocations have been increased each year to provide for growth in outstanding loan balances.

     The allowance for loan losses at June 30, 1995 was $1.8 million or 1.10% of loans outstanding, with increases in all categories from the comparable prior year period.

     Analysis of Loan Loss Allowance

     The following table presents certain information with respect to the loan loss allowance.


                                        Six Months
                                          Ended      Years Ended December 31,
                                         June 30,    ------------------------
                                          1995        1994     1993     1992
                                        ----------   ------   ------   ------
(Dollars in thousands)
Balance at beginning of period........    $1,741     $1,516   $1,224   $1,338
Allowance for losses related to the
  sale of assets of subsidiary........       --          --       --     (208)
Provision for loan losses.............      162         296      300      300
Charge-offs:
  Commercial..........................       18          40        9      164
  Consumer............................       97          56       32       63
  Overdrafts..........................        5          15       26       19
                                         ------      ------   ------   ------
    Total charge-offs.................      120         111       67      246

Recoveries:
  Commercial..........................       24          20       39       12
  Consumer............................        6          19       18       27
  Overdrafts..........................       --           1        2        1
                                         ------      ------   ------   ------
    Total recoveries..................       30          40       59       40
                                         ------      ------   ------   ------

Balance at end of period                 $1,813      $1,741   $1,516   $1,224
                                         ======      ======   ======   ======

Net charge-offs as a percentage of
  average outstanding loans...........     0.06%       0.05%    0.01%    0.19%


     Net Charge-Offs

     Net charge-offs for 1994 were $0.07 million or 0.05% of average outstanding loans at December 31, 1994. The net charge-offs consisted of commercial, and consumer installment loans.

     Net charge-offs for 1993 were $0.01 million or 0.01% of average outstanding loans and net charge-offs for 1992 were $0.2 million or 0.20% of outstanding loans.

     Net charge-offs for the first six months of 1995 were $0.09 million or 0.12% of average outstanding loans. Of the charge-offs, $0.08 million were related to a $5 million credit card participation purchased from a correspondent bank. This participation will be paid in full on September 30, 1995.

     Non-Performing Assets

     Non-performing assets include all non-accrual loans, restructured loans and other real estate and assets owned. Non-performing assets have generally decreased from 1991 to June 30, 1995. Non-performing assets at December 31, 1994, were $0.1 million compared to $0.06 million on June 30, 1995. Accruing loans past due over 90 days reflected a material increase from December 31, 1994 to June 30, 1995; however, at 0.14% of total loans, the amount is insignificant.

     The following table presents certain information with respect to non-performing assets.

                             June 30,  December 31,  December 31,  December 31,
                               1995        1994          1993          1992
                             --------  ------------  ------------  ------------
(Dollars in thousands)
Non-accrual loans..........  $     23    $     67      $    367      $    407
Restructured loans.........         0           0             0             0
Total non-performing
  loans....................        23          67           367           407
Other real estate                   0          36            40             0
                             --------  ------------  ------------  ------------
  Total non-performing
    assets.................  $     23    $    103      $    407      $    407

Accruing loan 90 days or
  more past due............  $    232    $     20      $    366      $     23
  Total loans..............  $161,640    $148,529      $134,247      $109,656
Non-performing loans to
  total loans..............      0.01%       0.05%         0.27%         0.37%


Securities Portfolio

     The following table presents certain information with respect to the securities portfolio.

                                         Six Months
                                            Ended     Year Ended December 31,
                                           June 30,  -------------------------
                                            1995      1994     1993     1992
                                         ----------  -------  -------  -------
(Dollars in thousands)
U.S. government........................    $ 5,014   $ 6,963  $ 9,299  $13,861
U.S. agencies..........................     31,691    32,556   26,943   21,275
State and political....................      2,601     2,339    1,770    3,597
Other securities.......................         50        50    2,367    3,179
Other investments......................      4,005     3,864    4,797    3,094
  Total................................    $43,361   $45,772  $45,176  $45,006

Average period balance.................    $45,135   $46,434  $47,962  $50,535
Average Yield--TE......................       6.71%     5.82%    5.98%    7.58%

     The December 31, 1994 securities portfolio of approximately $45.8 million consisted of $33.9 million in available-for-sale securities and $11.9 million in held-to-maturity securities. The total amount of investment securities increased from $45.2 million to $45.8 million from December 31, 1993 to December 31, 1994. During that same time period, the percentage of investments in U.S. Government and Agencies securities grew from 80% of the securities portfolio to 86%. The increase was primarily in mortgage-backed securities.

     From December 31, 1994, to June 30, 1995, the securities portfolio decreased from $45.8 million to $43.4 million, with the decrease primarily in U.S. government and U.S. agencies securities. At June 30, 1995, the securities portfolio consisted of $32.7 million in available-for-sale securities and $10.7 million in held-to-maturity securities. The decrease in the portfolio balance was a result of an increase in lending opportunities.

     The total securities portfolio increased from $45.0 million on December 31, 1992 to $45.2 million at December 31, 1993.

     Deposit Distribution

     The following table presents certain information with respect to distribution of deposits.


                                                          Year         Year         Year
                                         Six Months       Ended        Ended        Ended         % Change
                                           Ended         Dec. 31,     Dec. 31,     Dec. 31,     1994 to 1995       % Change
                                       June 30, 1995       1994         1993         1992        (June 30)       1993 to 1994
                                       -------------     --------     --------     --------     ------------     ------------
(Dollars in thousands)
Non-interest bearing demand........    $      41,370     $ 47,137     $ 40,593     $ 35,451         (12.23%)           16.12%
Interest bearing:
  Transaction accounts.............           39,383       38,342       37,362       35,111           2.72              2.62
  Money market savings.............           21,663       22,897       27,095       28,749          (5.39)           (15.49)
  Other savings....................           11,901       12,351       12,594       11,161          (3.64)            (1.93)
  Savings certificates.............           82,443       67,021       58,313       52,735          23.01             14.93
  CDs over $100,000................           13,215       10,401        6,299        5,190          27.06             65.12
Total interest bearing.............    $     168,605     $151,012     $141,663     $132,946          11.65              6.60
Total average deposits.............    $     197,655     $182,755     $169,589     $155,039           8.15              7.76
Period-end deposits................    $     209,975     $198,149     $182,256     $168,397           5.97              8.72


     Average deposits in 1994 were $183 million, a $13 million or 7.8% increase over 1993. Such increase was principally a result of an increase in the number of accounts. In 1994, continued growth was experienced in almost all categories except money market savings and other savings.

     For the first six months of 1995, average deposits increased 8.2% from the 1994 levels. The increase was due to opening a new branch and continued growth.

     Short-Term Borrowings

     Short-term borrowings consist of federal funds purchased, securities sold under agreements to repurchase, treasury, tax and loan deposits and borrowings from the Federal Home Loan Bank. The following table presents certain unaudited information with respect to short-term borrowings.



                                                      Six Months
                                                        Ended               Year Ended December 31,
                                                       June 30,         ------------------------------
                                                         1995             1994       1993       1992
                                                      ----------        --------   --------   --------
(Dollars in thousands)
Federal funds purchased and securities
  sold under agreements to repurchase........         $       --        $     --   $     --   $  1,721
Treasury tax and loan note...................                587           1,374      1,364      1,356
Federal home loan bank note..................              5,000           5,000         --         --
                                                      ----------        --------   --------   --------
  Total......................................         $    5,587        $  6,374   $  1,364   $  3,077
                                                      ==========        ========   ========   ========
Period Average...............................         $    6,509        $  3,173   $  1,236   $  2,554
                                                      ==========        ========   ========   ========


     Federal funds are purchased from a correspondent bank at prevailing interest rates. Securities were sold to bank customers under repurchase agreements at prevailing market rates until discontinued in 1993. A short-term borrowing was done with the Federal Home Loan Bank in 1994 to fund a specific short-term investment, and will be paid in July, 1995.

        Federal Funds Purchased and Sold Under Agreements to Repurchase
                                  (unaudited)


                                          Six Months
                                             Ended            Year Ended December 31,
                                           June 30,        ------------------------------
                                             1995            1994       1993       1992
                                          -----------      --------   --------   --------
(Dollars in thousands)
Average amounts outstanding
  during year...........................  $      603       $  1,078   $    333   $  1,676
Average interest rate on amounts
  outstanding during year...............       6.24%          4.26%      3.21%      3.87%


     While it is the objective of MSI to fund itself principally with core deposits, short-term borrowings represent an important additional source of funding. In the normal course of providing banking services to customers, First Bank purchases federal funds from a correspondent bank. Accordingly, balances in this account will fluctuate depending on customer needs.

     Since 1992, average short-term borrowings have provided approximately 3.3% or less of the total average fundings of MSI.

     As of June 30, 1995, total short-term borrowings were $5.6 million, down $0.8 million or approximately 12% from December 31, 1994, due to the lower treasury, tax and loan note balance.

Capital Resources

     At December 31, 1994, common equity was $13.9 million, a 6% increase over December 31, 1993, due to retention of earnings. At June 30, 1995, common equity had increased from the December 31, 1994 balance to $16,098, a $.221 million or 15.9% increase.

     Capital Ratios

     The following table sets forth certain information as to the capital ratios as of the dates indicated.


                                       June 30,       December 31,     December 31,     December 31,
                                        1995             1994             1993             1992
                                     -----------      -----------      -----------      -----------
(Dollars in thousands)
Common Equity.....................   $    16,098      $    13,889      $    13,141      $    11,368
  As a percent of assets..........          6.80%            6.21%             6.5%            6.01%
Tier 1 capital....................        13,620           12,189           11,352            9,539
  As a percent of risk
   adjusted assets................          8.15%            8.07%            8.45%            7.77%
Total risk-based capital..........        15,433           13,930           12,868           10,763
  As a percent of risk
   adjusted assets................          9.23%            9.23%            9.57%            8.77
Leverage ratio....................          5.66%            5.54%            5.90%            4.99%


     In 1989, the Federal Reserve Board adopted supervisory risk-based capital ratios to provide capital adequacy standards for U.S. banking organizations. The guidelines provided for a transition implementation period that ended at the end of 1992 with required ratios increasing from 1990-1992. Under these guidelines, at December 31, 1993, the minimum Tier 1 capital ratio is 4% and the minimum total risk adjusted capital ratio is 8%. As shown in the table above, Tier 1 and total risk-adjusted capital ratios were 8.07% and 9.23%, respectively, at December 31, 1994, and 8.15% and 9.23%, respectively, at June 30, 1995.

     In late 1990, the Federal Reserve Board of Governors adopted a new minimum leverage ratio of 3% Tier 1 capital to total assets. The definition of Tier 1 capital for the leverage ratio is the same as the December 31, 1992 Tier 1 capital definition in the risk-based capital guidelines. However, the new leverage ratio establishes 3% as a minimum at which only the top-rated banking organizations with a composite rating of "1" may operate. other institutions will be required to maintain leverage ratios generally in the range of at least 100 to 200 basis points above the minimum level. At June 30, 1995, December 31, 1994, and December 31, 1993, the leverage ratio was 5.66%, 5.54% and 5.90%, respectively.

Interest Rate Risk Management

     Interest rate risk is the exposure of earnings and capital arising from changes in interest rates. The objective of interest rate management is to maximize net interest income while protecting net interest income from the effect of adverse movements in the level of interest rates and the shape of the yield curve.

     It is the responsibility of the Asset Liability Committee ("ALCO") of First Bank to monitor and manage its exposure to net interest income due to fluctuating interest rates. ALCO operates under policies to review and monitor the composition of the balance sheet generally and for specific management of investment assets, purchased liabilities and off-balance sheet transactions. ALCO attempts to achieve stable net interest margins by matching the balance of assets and liabilities maturing or repricing in given periods and by adjusting rates to market conditions and changing interest rates.

     Interest sensitivity is measured by gaps, defined as the difference between interest-sensitive assets and interest-sensitive liabilities within any specific time horizon. A gap ratio greater than one, or asset sensitivity, generally indicates that net interest income will improve if interest rates rise. The opposite would be true in the case of gap ratio of less than one, or liability sensitivity.

     It is the policy of First Bank to manage the balance sheet to keep the cumulative one year gap approaching a 1:1 ratio. On June 30, 1995, the cumulative one-year gap was .68. The following table reflects First Bank data as it is the only bank in the holding company.

               Interest Rate Sensitivity Analysis--June 30, 1995

                                                                More       Not
                                   0-3       4-12      1-5      Than      Rate
                                  Months    Months    Years    5 Years   Related     Total
                                 --------  --------  --------  --------  --------  --------
(Dollars in thousands)
Commercial and commercial
  real estate..................  $ 44,694  $ 16,176  $ 37,956  $    530  $     --  $ 99,356
Real estate - construction.....     7,539         0         0         0        --     7,539
Real estate - residential......     7,019     6,774    15,327     1,296        --    30,416
Consumer.......................     3,863     8,416     3,994         0        --    16,273
Leases.........................       450     1,200     6,406         0        --     8,056
Total loans....................    63,565    32,566    63,683     1,826        --   161,640
Investments....................     9,748     8,967    20,152     4,774        --    43,641
Unrealized gain (loss) mark
  to market....................      (280)       --        --        --        --      (280)
Federal funds sold.............     7,515        --        --        --        --     7,515
Cash and due from banks........        --        --        --        --    14,839    14,839
Fixed assets...................        --        --        --        --     6,717     6,717
Other assets...................        --        --        --        --     2,257     2,257
                                 --------  --------  --------  --------  --------  --------
     Total assets..............  $ 80,548  $ 41,533  $ 83,835  $  6,600  $ 23,813  $236,329
                                 ========  ========  ========  ========  ========  ========

Demand deposits................  $     --  $     --  $     --  $     --  $ 41,384  $ 41,384
Now accounts...................    39,382        --        --        --        --    39,382
Money market investment........    21,663        --        --        --        --    21,663
Savings accounts...............    11,901        --        --        --        --    11,901
Certificates of deposit........    29,168    30,589    35,901        --        --    95,658
Total deposits.................   102,114    30,589    35,901        --    41,384   209,988
Other borrowings...............     5,587        --        --        --        --     5,587
Long term borrowings...........        30        30       236       235        --       531
Other liabilities..............        --        --        --        --     1,709     1,709
Total capital..................        --        --        --        --    18,514    18,514
                                 --------  --------  --------  --------  --------  --------
Total liabilities and capital..  $107,731  $ 30,619  $ 36,137  $    235  $ 61,607  $236,329
                                 ========  ========  ========  ========  ========  ========

Excess repricing assets........  $(27,183) $ 10,914  $ 47,698  $  6,365  $(37,794)
Cumulative repricing gap.......  $(27,183) $(16,269) $(31,429) $(37,794) $      0

Rate sensitive assets/rate
  sensitive liabilities........      0.75%     1.36%     2.32%    28.09%     0.39%
Cumulative gap.................      0.75%     0.88%     1.18%     1.22%     1.00%

Liquidity

     The objective of liquidity management is to ensure that sufficient funds are available to meet customers' needs for loans and deposit withdrawals as well as corporate needs and to respond to these needs promptly and economically. ALCO is responsible for managing liquidity and meets regularly to review funding needs and excess funding positions and monitors the availability of additional funding sources to ensure a balance sheet structure that provides adequate liquidity. The core funding is provided by its stable base of core deposits. Core deposits include demand deposits, interest checking, savings accounts, money market deposits and certificates of deposit less than $100,000. Liquidity is also provided by payments on outstanding loans and maturity of investments.

     At December 31, 1994, liquidity was adequate. Core deposits constituted 95.0% of total deposits and covered loans 1.27 times. The dependence on wholesale funding liabilities (CD's greater than $100,000, federal funds purchased, securities sold under agreements to repurchase and all other borrowings) was 9.05% of total assets and CD's greater than $100,000 funded 4.40% of total assets. Additionally, investments maturing within one year, together with federal funds sold comprised 3.938% of total assets.

     At June 30, 1995, liquidity remained adequate with core deposits constituting 93.7% of total deposits, wholesale funding liabilities constituting 9.53% of total assets, CD's greater than $100,000 funding 5.58% of total assets and investment securities maturing within one year plus federal funds sold comprising 5.15% of total assets.


                       DESCRIPTION OF FBS CAPITAL STOCK

     The following description of the capital stock of FBS does not purport to be complete and is subject, in all respects, to applicable Delaware law and to the provisions of the FBS Certificate of Incorporation. The following description is qualified by reference to the FBS Certificate of Incorporation, the certificate of designation for each series of preferred stock of FBS, and the agreements and documents referred to below under "--Common Stock--Preferred Stock Purchase Rights" and "--Periodic Stock Purchase Rights and Risk Event Warrants," copies of which are incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

General

     The authorized capital stock of FBS consists of 200,000,000 shares of FBS Common Stock, par value $1.25 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share ("preferred stock of FBS"). Under the FBS Certificate of Incorporation, the Board of Directors of FBS or a duly authorized committee thereof has the power, without further action by the shareholders unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock of FBS, to provide for the issuance of preferred stock in one or more series and to fix the voting rights, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, by adopting a resolution or resolutions creating and designating such series. As of June 30, 1995, there were 2,113,700 shares of preferred stock of FBS outstanding, having an aggregate liquidation preference of $105.7 million, and 1,412,750 shares of preferred stock of FBS reserved for issuance. At June 30, 1995, 135,632,324 shares of FBS Common Stock were issued and outstanding (including 2,212,758 shares held in treasury), 8,293,286 shares were reserved for issuance under the FBS employee plans and dividend reinvestment plan, 3,647,401 shares were reserved for issuance upon conversion of the Series 1991A Convertible Preferred Stock described below, and 15,000,000 shares were reserved for issuance upon exercise of the Periodic Stock Purchase Rights and Risk Event Warrants described below.

Preferred Stock

     General. FBS presently has one series of preferred stock issued and outstanding and two series of preferred stock authorized for future issuance. The Series 1991A Convertible Preferred Stock, which is issued and outstanding, and the Series 1990A Preferred Stock, which is authorized for future issuance as described below, rank on a parity with one another. The Series A Junior Participating Preferred Stock (the "Junior Preferred Stock"), which is authorized for future issuance as described below, ranks junior to the other two series of preferred stock.

     Series 1990A Preferred Stock. In connection with the sale by FBS of 12,600,000 shares of FBS Common Stock and accompanying periodic stock purchase rights and risk event warrants in a private placement in July 1990, FBS may under certain circumstances be obligated to issue up to 12,750 shares of Series 1990A Preferred Stock. See "--Common Stock--Periodic Stock Purchase Rights and Risk Event Warrants" below. The shares of Series 1990A Preferred Stock would, if issued, provide for a liquidation preference of $100,000 per share, and the dividend rate would be adjusted quarterly and would be determined at the time of issuance. If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on the Series 1990A Preferred Stock were equal to at least six quarterly dividends on such series, then the number of directors of FBS would be increased by one and the holders of such series, voting separately as a series, would be entitled to elect one additional director who would continue to serve the full term for which he or she would have been elected, notwithstanding the declaration or payment of any dividends on such series of preferred stock. Holders of Series 1990A Preferred Stock would not have any other voting rights, except as described under "--Preferred Stock Voting Rights" below.

     Series 1991A Convertible Preferred Stock. In November 1991, FBS issued in a public offering 2,290,000 shares of its Series 1991A Convertible Preferred Stock and 2,113,700 of such shares remained outstanding at June 30, 1995. Such shares bear a dividend rate of 7.125% per annum of the liquidation preference per share. The shares of Series 1991A Convertible Preferred Stock are convertible at the option of the holder at any time at the rate of 1.7256 shares of FBS Common Stock for each such share, which is equivalent to a conversion price of $28.975 per share of FBS Common Stock. The conversion rate is subject to adjustment upon the occurrence of specified events. The shares of Series 1991A Convertible Preferred Stock are not subject to any sinking fund provisions and have no preemptive rights. Such shares provide for a liquidation preference of $50 per share plus accrued and unpaid dividends, and are subject to redemption upon at least 30 days' notice, at the option of FBS at any time on or after January 1, 1996 at a redemption price equal to $52.1375 per share, declining to $50 per share on or after January 1, 2002, plus in each case accrued and unpaid dividends; provided, however, that the shares of Series 1991A Convertible Preferred Stock are not redeemable in part in the event that full cumulative dividends have not been paid. Holders of Series 1991A Convertible Preferred Stock do not have any voting rights, except as described under "--Preferred Stock Voting Rights" below.

     Junior Preferred Stock. FBS has issued preferred stock purchase rights to holders of FBS Common Stock entitling such holders, under specified conditions, to purchase Junior Preferred Stock of FBS. See "--Common Stock--Preferred Stock Purchase Rights" below. If issued, each share of Junior Preferred Stock would have a minimum liquidation preference of $100 per share plus accrued and unpaid dividends and would be entitled to an aggregate payment equal to the liquidation payment made on 100 shares of FBS Common Stock. In addition, each share of Junior Preferred Stock would have a minimum preferential quarterly dividend payment of $1.00 per share but would be entitled to an aggregate payment equal to the dividends declared on 100 shares of FBS Common Stock. The shares of Junior Preferred Stock would not be entitled to the benefit of any sinking fund and would not be redeemable. Each share of Junior Preferred Stock would have 100 votes, voting together with the FBS Common Stock.

     Preferred Stock Voting Rights. The following voting provisions apply to all series of the preferred stock of FBS other than the Junior Preferred Stock. The voting rights of the Junior Preferred Stock, and certain additional voting rights of the Series 1990A Preferred Stock, are described above under "--Series 1990A Preferred Stock" and "--Junior Preferred Stock."

     If, at the time of any annual meeting of shareholders for the election of directors, the amount of accrued but unpaid dividends on any preferred stock of FBS is equal to at least six quarterly dividends on such series of preferred stock of FBS, the number of the directors of FBS will be increased by two and the holders of all outstanding series of preferred stock of FBS (excluding the Series 1990A Preferred Stock), voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default on all preferred stock of FBS have been paid or declared and set apart for payment.

     The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of the preferred stock of FBS, voting as a class, will be required for any amendment of the FBS Certificate of Incorporation (including any certificate of designation or any similar document relating to any series of preferred stock of FBS) which will adversely affect the powers, preferences, privileges or rights of such series of preferred stock. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of preferred stock of FBS, voting as a single class without regard to series, will be required to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to such series of preferred stock as to dividends or upon liquidation.

     Additional Provisions. The rights of holders of FBS Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of the FBS Common Stock by limiting the control which such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of the preferred stock of FBS, and otherwise. In addition, the issuance of preferred stock of FBS may, in some circumstances, deter or discourage takeover attempts and other changes in control of FBS, including takeovers and changes in control which some holders of the FBS Common Stock may deem to be in their best interests and in the best interests of FBS, by making it more difficult for a person who has gained a substantial equity interest in FBS to obtain voting control or to exercise control effectively. FBS has no current plans or agreements with respect to the issuance of any shares of preferred stock except as described above with respect to the Series 1990A Preferred Stock.

     The FBS Certificate of Incorporation requires the affirmative vote of the holders of 80% of the Voting Stock (as defined therein) of FBS to approve certain mergers, consolidations, reclassifications, dispositions of assets or liquidation, involving or proposed by certain significant shareholders, unless certain price and procedural requirements are met or unless the transaction is approved by the Continuing Directors (as defined therein). In addition, the FBS Certificate of Incorporation provides for classification of the Board of Directors into three separate classes and authorizes action by the shareholders of FBS only pursuant to a meeting and not by a written consent. The Bylaws of FBS provide that special meetings of shareholders may be called only by the Board of Directors or the chief executive officer. The overall effect of these provisions may be to delay or prevent attempts by other corporations or groups to acquire control of FBS without negotiation with the Board of Directors.

Common Stock

     General. Each share of FBS Common Stock is entitled to such dividends as may from time to time be declared by the Board of Directors from any funds legally available for dividends. FBS may not declare any cash dividends on, or make any payment on account of, the purchase, redemption or other retirement of, FBS Common Stock unless full dividends (including accumulated dividends, if applicable) have been paid or declared or set apart for payment upon all outstanding shares of the preferred stock of FBS and FBS is not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of preferred stock of FBS. Holders of FBS Common Stock are entitled to one vote per share. Shareholders do not have the right to cumulate their votes in the election of directors. FBS Common Stock has no conversion rights and the holders of FBS Common Stock have no preemptive or other rights to subscribe for additional securities of FBS. In the event of liquidation of FBS, after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock of FBS which may be outstanding, the holders of FBS Common Stock will be entitled to share ratably in the remaining assets of FBS. Shares of FBS Common Stock are fully paid and nonassessable. The shares of FBS Common Stock are listed on the NYSE.

     Preferred Stock Purchase Rights. On December 21, 1988, the Board of Directors of FBS declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of FBS Common Stock. The dividend was paid on January 4, 1989 to the FBS shareholders of record on that date. Each holder of shares of FBS Common Stock issued upon consummation of the Merger will receive one Right for each share of FBS Common Stock.

     Each Right initially entitles the registered holder to purchase from FBS one one-hundredth of a share of Junior Preferred Stock of FBS at a price of $80.00, subject to adjustment (the "Purchase Price"). The Rights are not and will not be exercisable or represented by separate certificates until 10 days following the earlier of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding shares of FBS Common Stock or have commenced or announced an intention to make a tender offer or exchange offer for 20% or more of such outstanding shares of FBS Common Stock (the earlier of such dates being called the "Distribution Date"). In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding shares of FBS Common Stock, each Right (other than any Right held by a person or group of affiliated or associated persons beneficially owning 20% or more of the outstanding shares of FBS Common Stock, which Rights will thereafter be void) will thereafter entitle the holder to receive upon exercise that number of shares of FBS Common Stock having a market value of twice the Purchase Price. In addition, in such event, the Board of Directors of FBS will thereafter be entitled to exchange the outstanding Rights (other than any Right held by an Acquiring Person, which Right shall thereafter be void), in whole or in part, for shares of FBS Common Stock or Junior Preferred Stock at an exchange ratio of one share of FBS Common Stock, or one one-hundredth of a share of Junior Preferred Stock, per Right.

     In the event that FBS is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each Right will thereafter entitle the holder to receive upon exercise that number of shares of common stock of the acquiring company having a market value of twice the Purchase Price.

     Prior to the Distribution Date, the Rights cannot be transferred apart from FBS Common Stock and are represented solely by the FBS Common Stock certificates. As soon as practicable following the Distribution Date, separate certificates representing the Rights will be mailed to holders of record of shares of FBS Common Stock as of such date, and the Rights could then begin to trade separately from FBS Common Stock.

     The Rights do not have any voting rights and are not entitled to dividends. The terms of the Rights may be amended without the consent of the holders, provided that, after a person becomes an Acquiring Person, such amendment may not adversely affect the interests of the holders.

     The terms of the Junior Preferred Stock issuable upon exercise of Rights are described above under "--Preferred Stock--Junior Preferred Stock."

     The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (a) the date which is 24 months after the first date upon which FBS can generally be acquired by bank holding companies, and FBS is generally permitted to acquire banks, principally located in at least fifteen of the twenty states which as of September 30, 1992 had the largest amount of bank deposits or (b) January 4, 1999, unless, before that date, all of the Rights are either redeemed by FBS at a price of $.01 per Right prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of FBS Common Stock, or are exchanged by FBS for shares of FBS Common Stock or Junior Preferred Stock as described above. It is currently anticipated that the first date on which FBS can generally be acquired by bank holding companies, and FBS is generally permitted to acquire banks, principally located in at least fifteen of the twenty states which as of September 30, 1992 had the largest amount of bank deposits will be in July 1996.

     The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to an Acquiring Person if it attempts to merge with, or engage in certain other transactions with, FBS. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors of FBS prior to the occurrence of the Distribution Date because the Rights may be redeemed prior to such time.

     The complete terms of the Rights are set forth in a Rights Agreement, dated as of December 21, 1988, as amended, between FBS and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as Rights Agent (the "Rights Agreement"). The description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to the complete Rights Agreement, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

     Periodic Stock Purchase Rights and Risk Event Warrants. On May 30, 1990, FBS entered into (i) a Stock Purchase Agreement, dated as of May 30, 1990 (the "Stock Purchase Agreement"), by and among Corporate Partners, L.P. ("Corporate Partners"), Corporate Offshore Partners, L.P. ("Offshore" and, together with Corporate Partners, the "Partnerships"), The State Board of Administration of Florida ("State Board") solely in its capacity as a managed account and not in its individual capacity (State Board and the Partnerships being referred to herein collectively as the "Purchasers"), Corporate Advisors, L.P. and FBS and
(ii) a Stock Purchase Agreement, dated as of May 30, 1990 (the "Florida Stock Purchase Agreement"), by and between State Board in its individual capacity and FBS. Pursuant to the Stock Purchase Agreement, FBS sold (a) to Corporate Partners 8,856,241 shares of FBS Common Stock, ten Periodic Stock Purchase Rights (each a "PSPR") and one Risk Event Warrant, (b) to Offshore 643,976 shares of FBS Common Stock, ten PSPRs and one Risk Event Warrant, and (c) to State Board 939,783 shares of FBS Common Stock, ten PSPRs and one Risk Event Warrant. Pursuant to the Florida Stock Purchase Agreement, FBS sold to State Board 2,160,000 shares of FBS Common Stock, ten PSPRs and one Risk Event Warrant. Effective as of May 30, 1990, FBS and First Chicago Trust Company of New York entered into Amendment No. 1 to the Rights Agreement to exclude the acquisition of shares of FBS Common Stock by the Purchasers and State Board pursuant to the Stock Purchase Agreement and the Florida Stock Purchase Agreement, respectively, and the transactions contemplated thereby and certain other transactions from the operation of the Rights Agreement. See "--Preferred Stock Purchase Rights" above.

     The Stock Purchase Agreement and the Florida Stock Purchase Agreement contain transfer restrictions with respect to the shares of FBS Common Stock acquired thereunder and standstill provisions limiting further acquisitions of FBS Common Stock by the Purchasers and State Board. The Stock Purchase Agreement and the Florida Stock Purchase Agreement also grant each of the Purchasers and State Board the right to purchase its pro rata share of any Voting Securities (as defined) sold by FBS for cash, subject to certain exceptions. Pursuant to the Stock Purchase Agreement, the Purchasers have designated one person to act as a non-voting observer of the Board of Directors of FBS.

     Each PSPR issued to the Purchasers and State Board relates to a specific twelve-month period commencing with the twelve-month period following closing of the transactions contemplated under the Stock Purchase Agreement and the Florida Stock Purchase Agreement. Each PSPR shall become exercisable in the event that a Dividend Shortfall (as defined) exists for the specific twelve-month period to which such PSPR relates. A Dividend Shortfall will be deemed to exist to the extent that FBS has not paid a cash dividend equal to $0.205 per share of FBS Common Stock for each quarter within such twelve-month period. The PSPRs will be exercisable for that number of shares of FBS Common Stock or (subject to the prior approval of the Federal Reserve Board) depositary shares representing one one-thousandth of a share of Series 1990A Preferred Stock ("Depositary Shares") such that the holders of PSPRs will receive value equal to the Dividend Shortfall. Once a PSPR has become exercisable, it will remain exercisable for a one-year period at an exercise price of $1.25 per share of

FBS Common Stock or $1.00 per Depositary Share. If a PSPR were to become exercisable and were not redeemed by FBS as described below, the issuance of Depositary Shares or FBS Common Stock upon exercise of a PSPR could adversely affect the market price of the FBS Common Stock. If the PSPRs were to be exercised for FBS Common Stock, there could be substantial dilution of the FBS Common Stock.

     Each Risk Event Warrant shall become exercisable in the event of certain defined change of control events with respect to FBS where the value received by holders of the FBS Common Stock is less than $13.875 per share, or in certain circumstances in the event the FBS Common Stock is valued at less than $13.875 per share on the tenth anniversary of the closing of the transactions contemplated under the Stock Purchase Agreement. The Risk Event Warrants will be exercisable for that number of shares of FBS Common Stock at an exercise price of $1.25 per share or, in certain circumstances (subject to the prior approval of the Federal Reserve Board), Depositary Shares such that the holders of Risk Event Warrants will receive value equal to such shortfall. If the Risk Event Warrants were to become exercisable and were not redeemed by FBS as described below, the issuance of Depositary Shares or FBS Common Stock upon exercise of a Risk Event Warrant could adversely affect the market price of the FBS Common Stock. If the Risk Event Warrants were to be exercised for FBS Common Stock, there could be substantial dilution of the FBS Common Stock. In the event of a change in control at a time when the market price of the FBS Common Stock is less than $13.875 per share, the Risk Event Warrants may have the effect of reducing the price per share to be received by the holders of the FBS Common Stock.

     In the event of the exercise of a Risk Event Warrant upon the occurrence of certain change of control events, FBS may, at its option (subject to the prior approval of the Federal Reserve Board), elect to have such Risk Event Warrant become exercisable for other securities of FBS acceptable to the holder of such Risk Event Warrant in lieu of the shares of FBS Common Stock for which such Risk Event Warrant would otherwise become exercisable. In addition, FBS has the right (subject to the prior approval of the Federal Reserve Board) to redeem any PSPR at a price equal to the Dividend Shortfall and any Risk Event Warrant at a price equal to the Value Shortfall (as defined) or the Termination Shortfall Amount (as defined), as applicable, after such PSPR or Risk Event Warrant, as the case may be, shall have become exercisable. FBS also has entered into a registration rights agreement with the Purchasers and with State Board pursuant to which the Purchasers and State Board, respectively, are granted certain rights to cause FBS to register with the Commission the FBS Common Stock acquired pursuant to the Stock Purchase Agreement and the Florida Stock Purchase Agreement and the securities acquired upon exercise of the PSPRs and the Risk Event Warrants.

     The foregoing is a summary of the transactions contemplated by the Stock Purchase Agreement and the Florida Stock Purchase Agreement and related documents and is qualified in its entirety by the more detailed information contained in such agreements and documents, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.


                       DESCRIPTION OF MSI CAPITAL STOCK

     The following description of the capital stock of MSI does not purport to be complete and is subject, in all respects, to applicable Nebraska law and to the provisions of the MSI Articles of Incorporation. The following description is qualified by reference to the MSI Articles of Incorporation, a copy of which is included as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

General

     The authorized capital stock of MSI consists of 80,000 shares of MSI Common Stock, par value $3.50 per share; 35,000 shares of Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock, par value $3.00 (the "MSI Class A Preferred Stock"); and 23,500 shares of Class B Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock, par value $100.00 (the "MSI Class B Preferred Stock"). As of June 30, 1995, there were 76,386.030 shares of MSI Common Stock issued and outstanding, 35,000 shares of MSI Class A Preferred Stock issued and outstanding, having an aggregate liquidation preference of $_____, and no shares of MSI Class B Preferred Stock issued and outstanding. Pursuant to the Merger Agreement, MSI is required to redeem all outstanding shares of its Class A Preferred Stock prior to the Effective Date. See "The Merger --Conduct of MSI Business Pending the Merger."

     No holder of any series or class of MSI capital stock has any preemptive rights to subscribe for or purchase any securities of MSI. Under Nebraska law, the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon is required to amend MSI's Articles of Incorporation.

Preferred Stock

     General. MSI presently has one series of preferred stock issued and outstanding and one series of preferred stock authorized for future issuance. The MSI Class A Preferred Stock, which is issued and outstanding, ranks junior to the MSI Class B Preferred Stock, which is authorized for future issuance, as described below.

     MSI Class A Preferred Stock. The MSI Class A Preferred Stock has priority over all shares of MSI Common Stock as to the payment of dividends and the distribution of the assets of MSI upon the liquidation, distribution or winding up of MSI, but is junior to the MSI Class B Preferred Stock as to such rights. The MSI Class A Preferred Stock has an annual preferential dividend rate of 6% of the par value per share, or $.18 per share, payable on January 5 of each year. Such dividends are cumulative from the date of issue, with any deficiency in payment to bear interest from the payment due date at a rate equal to the respective dividend rate in effect for each year during which the default continues. Dividends may only be declared on the MSI Common Stock when the full dividend upon the MSI Class A Preferred Stock for all past dividend periods and for the then-current dividend period shall have been paid in full. MSI has the right to call all, but not less than all, of the MSI Class A Preferred Stock for redemption at any time by paying in cash the par value of the MSI Class A Preferred Stock plus accrued dividends, and interest accrued thereon, if any, prorated to the date fixed for redemption. In the event of any liquidation, dissolution or winding up of the affairs of MSI, the holders of MSI Class A Preferred Stock are entitled, before the assets of MSI are distributed among or paid over to the holders of the MSI Common Stock, to be paid the par value of such MSI Class A Preferred Stock together with a sum of money equivalent to dividends at the stipulated rate from the date of issuance to the date of payment, less the amount of dividends theretofore paid, and no more. If the assets of MSI are insufficient to permit payment of such amount, the entire assets of MSI shall be distributed ratably among the holders of the MSI Class A Preferred Stock then issued and outstanding.

     MSI Class B Preferred Stock. The MSI Class B Preferred Stock has priority over all shares of MSI Common Stock and MSI Class A Preferred Stock as to the payment of dividends and the distribution of the assets of MSI upon the liquidation, distribution or winding up of MSI. The MSI Class B Preferred Stock has an annual preferential dividend rate of 9% of the par value per share, or $9.00 per share, payable on January 5 of each year. Such dividends are cumulative from the date of issue, with any deficiency in payment to bear interest from the payment due date at a rate equal to the respective dividend rate in effect for each year during which the default continues; such dividend amounts must be paid before any dividend may be declared on the MSI Common Stock and the MSI Class A Preferred Stock. MSI has the right to call all, but not less than all, of the MSI Class B Preferred Stock for redemption at any time by paying in cash the par value of the MSI Class B Preferred Stock plus accrued dividends, and interest accrued thereon, if any, prorated to the date fixed for redemption. In the event of any liquidation, dissolution or winding up of the affairs of MSI, the holders of MSI Class B Preferred Stock are entitled, before the assets of MSI are distributed among or paid over to the holders of any other class of MSI stock, to be paid the par value of such MSI Class B Preferred Stock together with a sum of money equivalent to dividends at the stipulated rate from the date of issuance to the date of payment, less the amount of dividends theretofore paid, and no more. If the assets of MSI are insufficient to permit payment of such amount, the entire assets of MSI shall be distributed ratably among the holders of the MSI Class B Preferred Stock then issued and outstanding.

     So long as any shares of MSI Class B Preferred Stock are outstanding, MSI may not take certain actions without the written approval of all of the holders of MSI Class B Preferred Stock at the time outstanding. Such actions include (1) issuing or becoming obligated to issue any shares of stock having priority or ranking equally with the MSI Class B Preferred Stock as to dividends or the distribution of assets, (2) amending the terms of the MSI Class B Preferred Stock, (3) redeeming any shares of the MSI Class B Preferred Stock, (4) consolidating or merging MSI with or into any other entity, (5) permitting certain changes to First Bank, (6) selling, transferring or otherwise disposing of shares of stock of First Bank, other than directors' qualifying shares, (7) causing or permitting First Bank to issue or sell any securities other than to MSI or directors' qualifying shares, (8) selling all or substantially all of the assets of MSI or First Bank, (9) causing or permitting any subsidiary of MSI to issue any securities having priority as to dividends or distribution of assets over the shares of such subsidiary's common stock owned by MSI, (10) remaining or becoming liable for indebtedness beyond certain specified levels or (11) causing or permitting control of MSI (as defined) to pass to any person who was not a holder of record of MSI Common Stock at the time of issuance of the MSI Class B Preferred Stock.

     For so long as any shares of MSI Class B Preferred Stock are outstanding, MSI shall provide the holders thereof with certain financial statements and other information regarding MSI and First Bank and shall also provide such holders, not less than annually, with a certificate of an officer of MSI stating that no event described in the preceding paragraph has occurred.

     Preferred Stock Voting Rights. All shares of MSI Class A Preferred Stock and MSI Class B Preferred Stock are non-voting shares except as described above and as otherwise provided in the NBCA.

Common Stock

     Holders of MSI Common Stock are entitled to such dividends as may be declared by MSI's Board of Directors, subject to the preferential dividend rights of holders of MSI Class A Preferred Stock and MSI Class B Preferred Stock described above. In the event of liquidation, holders of MSI Common Stock will be entitled to receive pro rata any assets distributable to shareholders after satisfaction of the preferential liquidation rights of MSI's creditors and of holders of MSI Class A Preferred Stock and MSI Class B Preferred Stock described above. MSI Common Stock carries the right to cast one vote per share on all matters submitted to a vote of shareholders. Directors are elected with cumulative voting.


                      ADJOURNMENT OF THE SPECIAL MEETING

     In the event that there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting, such proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies from MSI shareholders. In order to allow proxies that have been received by MSI at the time of the Special Meeting to be voted for such adjournment, if necessary, MSI is submitting the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented in person or by proxy and voting at the Special Meeting is required to approve any adjournment, even if such number of shares is less than a quorum. THE BOARD OF DIRECTORS OF MSI RECOMMENDS THAT MSI SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.


                                LEGAL OPINIONS

     The validity of the securities offered hereby has been passed upon for FBS by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota. Dorsey & Whitney P.L.L.P. and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of FBS.

     The opinion of counsel described under "The Merger--Certain Federal Income Tax Consequences To MSI Shareholders" has been rendered by Kennedy, Holland, Delacy & Svoboda, Omaha, Nebraska, counsel to MSI.


                                    EXPERTS

     The consolidated financial statements of FBS appearing in FBS's Current Report on Form 8-K filed March 3, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of MSI included herein have been audited by KPMG Peat Marwick LLP, independent auditors, as indicated in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of FirsTier Financial, Inc. and subsidiaries appearing in FBS's Amendment No. 1 on Form 8-K/A filed August 30, 1995 to FBS's Current Report on Form 8-K filed August 18, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Balance Sheet as of June 30, 1995, combines the historical consolidated balance sheets of FBS and FirsTier as if the FirsTier acquisition had been effective on June 30, 1995, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Statements of Income for the six months ended June 30, 1995 and the year ended December 31, 1994 present the combined results of operations of FBS and FirsTier as if the FirsTier acquisition had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Financial Statements.

     The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting for the acquisition of FirsTier. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing of the acquisition. The amount of the purchase accounting adjustments included in these unaudited pro forma combined financial statements are preliminary estimates. The actual amount of the adjustments will be based on information available at that time and could be different from the estimates.

     The unaudited pro forma combined financial statements do not include the financial position or operating results of MSI or Southwest Holdings, Inc. Together, the two companies have total assets of $436 million at June 30, 1995, and are not material to FBS.

     The pro forma combined financial information presented is included for informational purposes only and is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the FirsTier acquisition been consummated prior to the periods indicated.


                                     INDEX

Unaudited Pro Forma Combined Balance Sheet at June 30, 1995...........  F-2

Unaudited Pro Forma Combined Statements of Income
   Six Months Ended June 30, 1995.....................................  F-3
   Year Ended December 31, 1994.......................................  F-4

Notes to Unaudited Pro Forma Combined Financial Statements............  F-5


                            FIRST BANK SYSTEM, INC.
                    ACQUISITION OF FIRSTIER FINANCIAL, INC.

                  Unaudited Pro Forma Combined Balance Sheet
                                 June 30, 1995


                                                           FBS                        Purchase       Pro Forma
(In Millions, Except Shares)                           Consolidated     FirsTier     Adjustments     Combined
                                                       ------------     --------     -----------     ---------
Assets:
  Cash and due from banks.........................     $      1,772     $    237                     $   2,009
  Federal funds sold..............................               47           34                            81
  Securities purchased under
     agreements to resell.........................              380           48                           428
  Trading account securities......................              202            1                           203
  Available-for-sale securities...................            3,426          233     $       744         4,403
  Loans...........................................           25,699        2,198            (744)            0
     Less allowance for credit
       losses.....................................              467           53                           520
                                                       ------------     --------     -----------     ---------
     Net loans....................................           25,232        2,145                        27,377
  Bank premises and equipment.....................              438           50                           488
  Interest receivable.............................              192           32                           224
  Customers' liability on acceptances.............              165            1                           166
  Other assets....................................            1,602           55             349         2,006
                                                       ------------     --------     -----------     ---------
    Total assets..................................     $     33,456     $  3,580     $       349     $  37,385
                                                       ============     ========     ===========     =========
Liabilities and Shareholders' Equity:
Deposits:
  Noninterest-bearing.............................     $      5,749      $   473                     $   6,222
  Interest-bearing................................           17,100        2,333                        19,433
                                                       ------------     --------     -----------     ---------
    Total deposits................................           22,849        2,806                        25,655
  Federal funds purchased.........................            1,539           64                         1,603
  Securities sold under agreements
    to repurchase.................................              380          120     $       357           857
  Other short-term funds borrowed.................            2,306            6                         2.312
  Long-term debt..................................            2,572          165                         2,737
  Acceptances outstanding.........................              165            1                           166
  Other liabilities...............................              828           53                           881
                                                       ------------     --------     -----------     ---------
    Total liabilities.............................           30,639        3,215             357        34,211
Shareholder' equity:
  Preferred stock.................................              106                                        106
  Common stock and paid in surplus................              169           94             (73)          190
  Capital surplus.................................              898            6             687         1,591
  Retained earnings...............................            1,746          273            (273)        1,746
  Unrealized loss on securities, net of tax.......              (11)           3              (3)          (11)
  Less cost of common stock in treasury...........              (91)         (11)           (346)         (448)
                                                       ------------     --------     -----------     ---------
    Total shareholders' equity....................            2,817          365              (8)        3,174
                                                       ------------     --------     -----------     ---------
    Total liabilities and Shareholders' equity....     $     33,456     $  3,580     $       349     $  37,385
                                                       ============     ========     ===========     =========


        See notes to unaudited pro forma combined financial statements

                            FIRST BANK SYSTEM, INC.
                    ACQUISITION OF FIRSTIER FINANCIAL, INC.

               Unaudited Pro Forma Combined Statement of Income
                    For the six months ended June 30, 1995


                                                           FBS                        Purchase         Pro Forma
(In Millions, Except Per Share Data)                   Consolidated     FirsTier     Adjustments        Combined
                                                       ------------     --------     -----------     ------------
Interest Income:
Loans.............................................     $    1,119.2     $  94.7      $               $    1,213.9
Securities:
  Taxable.........................................            122.6        19.4                             142.0
  Exempt from federal income taxes................              5.6        11.8                              17.4
Other interest income.............................             18.1         3.5                              21.6
                                                       ------------     --------     -----------     ------------
  Total interest income...........................          1,265.5       129.4                           1,394.9
Interest Expense:
Deposits..........................................            365.2        50.8                             416.0
Federal funds purchased and
  repurchase agreements...........................             62.8         5.9      $      10.5             79.2
Other short-term funds borrowed...................             29.4         0.3                              29.7
  Long-term debt..................................             85.3         5.0                              90.3
                                                       ------------     --------     -----------     ------------
    Total interest expense........................     $      542.7     $  62.0      $      10.5     $      615.2
                                                       ------------     --------     -----------     ------------
Net interest income...............................            722.8        67.4            (10.5)           779.7
Provision for credit losses.......................             53.0         0.5                              53.5
                                                       ------------     --------     -----------     ------------
Net interest income after
  provision for credit losses.....................            669.8        66.9            (10.5)           726.2
Noninterest Income:
Credit card fees..................................            108.3         4.6                             112.9
Trust fees........................................             84.7         8.4                              93.1
Service charges on deposit accounts...............             62.4         8.4                              70.8
Insurance Commissions.............................             13.3         0.8                              14.1
Other.............................................            100.6         5.6                             106.2
                                                       ------------     --------     -----------     ------------
  Total noninterest income........................            369.3        27.8                             397.1
Noninterest Expense:
Salaries..........................................            221.9        22.2                             244.1
Employee benefits.................................             53.9         5.3                              59.2
Net occupancy.....................................             50.0         3.6                              53.6
Furniture and equipment...........................             48.3         3.6                              51.9
Amortization of goodwill and
  other intangible assets.........................             28.3         0.9              8.8             38.0
FDIC insurance....................................             27.4         3.1                              30.5
Advertising.......................................             15.5         2.1                              17.6
Other personnel costs.............................             17.4         0.7                              18.1
Professional services.............................             17.1         1.0                              18.1
Data processing...................................              8.7         2.6                              11.3
Other.............................................            119.0        12.1                             131.1
                                                       ------------     --------     -----------     ------------
  Total noninterest expense.......................            607.5        57.2              8.8            673.5
                                                       ------------     --------     -----------     ------------
Income before income taxes........................            431.6        37.5            (19.3)           449.8
Applicable income taxes...........................            159.9         9.9             (3.9)           165.9
                                                       ------------     --------     -----------     ------------
  Net income......................................     $      271.7     $  27.6      $     (15.4)    $      283.9
                                                       ============     ========     ===========     ============
  Net income applicable to common equity..........     $      267.9                                  $      280.1
                                                       ============                                  ============
Earnings per Common Share:
  Average common and common equivalent shares.....      135,718,099                                   144,004,829
  Net income......................................     $       1.97                                  $       1.94
                                                       ============                                  ============

        See notes to unaudited pro forma combined financial statements

                            FIRST BANK SYSTEM, INC.
                    ACQUISITION OF FIRSTIER FINANCIAL, INC.

               Unaudited Pro Forma Combined Statement of Income
                     For the year ended December 31, 1995


                                                                  FBS                   Purchase      Pro Forma
     (In Millions, Except Per Share Data)                     Consolidated   FirsTier  Adjustments    Combined
                                                              ------------   --------  -----------   ------------
Interest Income:
Loans.....................................................    $    1,914.7   $  161.9  $             $    2,076.6
Securities:
     Taxable..............................................           327.9       44.3                       372.2
     Exempt from federal income
       taxes..............................................            12.0       20.5                        32.5
Other interest income.....................................            33.5        4.8                        38.3
                                                              ------------   --------  -----------   ------------
     Total interest income................................         2,288.1      231.5                     2,519.6
Interest Expense:
Deposits..................................................           597.3       82.1                       679.4
Federal funds purchased and
     repurchase agreements................................           103.1        7.9  $      21.0          132.0
Other short-term funds borrowed...........................            36.4        1.4                        37.8
     Long-term debt.......................................           131.9        5.7                       137.6
                                                              ------------   --------  -----------   ------------
       Total interest expense.............................    $      868.7   $   97.1  $      21.0   $      986.8
                                                              ------------   --------  -----------   ------------
Net interest income.......................................         1,419.4      134.4        (21.0)       1,532.8
Provision for credit losses...............................           123.6       (0.2)                      123.4
                                                              ------------   --------  -----------   ------------
Net interest income after
     provision for credit losses..........................         1,295.8      134.6        (21.0)       1,409.4
Noninterest Income:
Credit card fees..........................................           179.0        9.6                       188.6

Trust fees................................................           159.2       16.1                       175.3
Service charges on deposit
     accounts.............................................           127.3       15.6                       142.9
Insurance commissions.....................................            29.2        1.8                        31.0
Securities losses.........................................          (115.0)      (3.7)                     (118.7)
Other.....................................................           179.2       12.6                       191.8
                                                              ------------   --------  -----------   ------------
     Total noninterest income.............................           558.9       52.0                       610.9
Noninterest Expense:
Salaries..................................................           450.7       44.0                       494.7
Employee benefits.........................................           105.7        8.8                       114.5
Net occupancy.............................................           103.8        8.3                       112.1
Furniture and equipment...................................            88.3        8.2                        96.8
Amortization of goodwill and
     other intangible assets..............................            50.4        1.7         17.5           69.6
FDIC insurance............................................            58.4        5.9                        64.3
Advertising...............................................            35.5        4.7                        40.2
Other personnel costs.....................................            35.7        1.1                        36.8
Professional services.....................................            38.5        2.4                        40.9
Data processing...........................................            20.3        5.5                        25.8
Merger and integration....................................           122.7        0.0                       122.7
Other.....................................................           239.4       27.2                       266.6
                                                              ------------   --------  -----------   ------------
     Total noninterest expense............................         1,349.4      118.1         17.5        1,485.0
                                                              ------------   --------  -----------   ------------
Income from continuing operations
     before income taxes..................................           505.3       68.5        (38.5)         535.3
Applicable income taxes...................................           191.8       17.6         (8.0)         201.4
                                                              ------------   --------  -----------   ------------
Income from continuing operations.........................           313.5   $   50.9  $     (30.5)  $      333.9
                                                              ============   ========  ===========   ============

Earnings per Common Share:
Average common and common
     equivalent shares....................................     136,274,991                            144,561,721
Income from continuing operations.........................    $       2.21                           $       2.22
                                                              ============                           ============

        See notes to unaudited pro forma combined financial statements

          Notes to Unaudited Pro Forma Combined Financial Statements

Note A: Basis of Presentation

  On August 6, 1995, FBS signed a definitive purchase agreement to acquire FirsTier, a regional financial service holding company based in Omaha, Nebraska. As of June 30, 1995, FirsTier had approximately $3.6 billion in assets, $2.8 billion in deposits and operated 63 offices in Nebraska and Iowa. The agreement calls for the exchange of .8829 shares of FBS common stock for each common share of FirsTier, resulting in a per share price of $38 at the date of the announcement of the transaction. The value of the FBS common stock to be issued in connection with the merger is approximately $714 million at the date of the announcement of the transaction.

  The merger with FirsTier will be accounted for by FBS under the purchase method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma combined financial statements. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair value at the closing of the transaction. The historical cost of FirsTier's assets and liabilities approximates fair value, making mark-to-market adjustments immaterial. Accordingly, the historical cost of FirsTier's assets and liabilities have been combined with the historical consolidated balance sheet of FBS. Certain adjustments, primarily to accrue for costs related to the FirsTier merger expected to be incurred within one year of the closing. Currently, these accruals are not material and have not been reflected in the unaudited pro forma combined financial statements. Purchase accounting adjustments and merger-related costs may change as additional information becomes available.

  The Unaudited Pro Forma Combined Balance Sheet is based on the unaudited consolidated balance sheets of FBS and FirsTier as of June 30, 1995. The unaudited Pro Forma Combined Statements of Income are based primarily on the unaudited consolidated statements of income of FBS and FirsTier for the six months ended June 30, 1995 and the audited consolidated statements of income of FBS and FirsTier for the year ended December 31, 1994.

  The unaudited pro forma combined financial statements do not include the financial position or operating results of Midwestern Services, Inc. or Southwest Holdings, Inc. Together, the two companies have total assets of $436 million at June 30, 1995, and are not material to FBS.

  Management of FBS estimates that as a result of the effects of purchase accounting in the FirsTier merger, the combined company's results of operations will reflect goodwill and other intangible asset amortization of approximately $17.5 million for the fiscal year subsequent to the FirsTier merger.

  FBS expects to achieve operating cost savings primarily through reductions in staff, the consolidation and elimination of certain duplicate or excess of FirsTier facilities, and the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the year subsequent to the closing and not ratably over, or at the beginning or end of, such periods. No adjustment has been included in the unaudited pro forma combined financial statements for the anticipated operating cost savings.

  Certain amounts in the historical financial statements of FirsTier have been reclassified in the Unaudited Pro Forma Combined Financial Statements to conform to FBS's historical financial statement presentation.

  The FBS results of operations for the year ended December 31, 1994 include the merger-related charges of $122.7 million ($87.9 million after tax), associated with the merger of Metropolitan Financial Corporation ("MFC") and a $111.2 million loss ($69.0 million after tax) on the sale of MFC's securities.

Note B: Other Assets

  As explained in Note A, purchase accounting adjustments may change as additional information becomes available. When the ultimate allocation of the purchase price for FirsTier is made, remaining intangible assets will be recorded. Based on current estimates, the amount of intangible assets is $349 million, calculated as the purchase price of $714 million less FirsTier June 30, 1995 common equity of $365 million.

  Amortization expense relating to the FirsTier merger has been included in the unaudited Pro Forma Combined Statements of Income for the six months ended June 30, 1995 and the year ended December 31, 1994. Amortization expense was calculated based on the intangible asset balance using the straight-line method over an average estimated period of benefit of 20 years which is comprised of 25 years for goodwill and 10 years for other intangible assets. The final allocation of intangible assets between goodwill and other intangible assets, as well as the methods of amortization, has not been determined. Subsequent changes to the purchase adjustments, as well as the final allocation of the intangible assets between goodwill and other intangible assets will result in an adjustment to goodwill, which will have and other intangible assets will result in an adjustment to goodwill, which will have a corresponding impact on amortization expense. Accordingly, pro forma combined income for the six month period ended June 30, 1995 and the year ended December 31, 1994, would also change, as well as the related pro forma combined earnings per share amounts.

Note C: Stockholders' Equity

  As explained in Note A, FBS will issues .8829 shares of FBS common stock at an estimated market value of $714 million for FirsTier. These shares will consist of treasury stock to the extent available, with the remaining shares to be new issuances of FBS common stock. FBS common stock in the unaudited Pro Forma Combined Balance Sheet has been increased by the par value of the FBS stock to be issued and capital surplus has been increased by $693 million, the difference between the market value and the par value of the FBS common stock to be issued. As part of the purchase accounting adjustments, retained earnings of FirsTier have been eliminated. All equity adjustments in the Unaudited Pro Forma Combined Balance Sheet are net of the elimination of FirsTier's equity accounts.

  FBS has announced its intention to repurchase common shares equal to approximately one-half of the number of shares to be issued in connection with the FirsTier acquisition. Accordingly, treasury stock has been increased by $357 million as it is anticipated the cost of these shares will approximate the cost of shares issued for the FirsTier acquisition.

Note D: Income Tax Provisions

  The income tax provision for adjustments related to the FirsTier acquisition reflected in the Unaudited Pro Forma Combined Statements of Income have been computed at FBS's effective combined federal and state marginal tax rate.

                     CONSOLIDATED FINANCIAL STATEMENTS OF
                           MIDWESTERN SERVICES, INC.

                                     INDEX


Independent Auditors' Report dated March 3, 1995......................  F-7

Consolidated Balance Sheets as of December 31, 1994 and 1993..........  F-8

Consolidated Statements of Income for the Years
    Ended December 31, 1994 and 1993..................................  F-9

Consolidated Statements of Stockholders' Equity
    for the Years Ended December 31, 1994 and 1993....................  F-10

Consolidated Statements of Cash Flows for the Years
    Ended December 31, 1994 and 1993..................................  F-11

Notes to Consolidated Financial Statements for the Years Ended
    December 31, 1994 and 1993........................................  F-13

Consolidating Schedule--Balance Sheet Information for
    the Year Ended December 31, 1994..................................  F-24

Consolidating Schedule--Earnings Information for the Year
    Ended December 31, 1994...........................................  F-26

Independent Auditors' Report dated March 4, 1994......................  F-27

Consolidated Balance Sheets as of December 31, 1993 and 1992..........  F-28

Consolidated Statements of Income for the Years
    Ended December 31, 1993 and 1992..................................  F-30

Consolidated Statements of Cash Flows for the Years
    Ended December 31, 1993 and 1992..................................  F-31

Consolidated Statements of Stockholders' Equity for
    the Years Ended December 31, 1993 and 1992........................  F-33

Notes to Consolidated Financial Statements for the
    Years Ended December 31, 1993 and 1992............................  F-34

Consolidated Balance Sheets as of June 30, 1995 and 1994 (Unaudited)..  F-45

Consolidated Statements of Income for the Six Months
    Ended June 30, 1995 and 1994 (Unaudited)..........................  F-46

Consolidated Statements of Stockholder's Equity for the Six Months
    Ended June 30, 1995 (Unaudited)...................................  F-47

Consolidated Statements of Cash Flows for the Six Months Ended
    June 30, 1995 and 1994 (Unaudited)................................  F-48

Notes to Consolidated Condensed Financial Statements for the
    Six Months Ended June 30, 1995 and 1994 (Unaudited)...............  F-49


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



The Board of Directors
Midwestern Services, Inc.:



We have audited the accompanying consolidated balance sheets of Midwestern Services, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Midwestern Services, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects, in relation to the consolidated financial statements taken as a whole.


/s/ KPMG Peat Marwick LLP

March 3, 1995

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1994 and 1993



                    Assets                           1994           1993
                    ------                       ------------   ------------

Cash and due from banks........................  $ 19,750,377   $  9,470,048

Federal funds sold.............................     1,955,000      5,915,000
                                                 ------------   ------------
    Cash and cash equivalents (note 10)........    21,705,377     15,385,048
                                                 ------------   ------------

Investment securities (notes 2 and 10):
    Held to maturity...........................    11,826,347     11,074,380
    Available for sale.........................    33,945,285     34,101,872
                                                 ------------   ------------
                                                   45,771,632     45,176,252
                                                 ------------   ------------

Loans and leases receivable (notes 3 and 10):
    Commercial and commercial leasing..........    67,336,388     62,756,714
    Consumer...................................    28,796,362     27,093,538
    Real estate................................    43,189,381     37,868,220
    Equipment leases...........................     7,462,179      4,409,114
    Overdrafts.................................     1,744,340      2,119,749
                                                 ------------   ------------
                                                  148,528,650    134,247,335
    Less allowance for loan losses.............    (1,740,580)    (1,516,181)
                                                 ------------   ------------
      Net loans................................   146,788,070    132,731,154
                                                 ------------   ------------

Interest receivable (note 10)..................     1,499,803      1,216,131

Premises and equipment, net (note 4)...........     4,160,539      3,882,837

Intangible assets..............................     2,761,678      2,942,770

Income taxes recoverable.......................            --         16,123

Deferred income taxes..........................       137,126             --

Other assets...................................       760,385        800,927
                                                 ------------   ------------

                                                 $223,584,610   $202,151,242
                                                 ============   ============

                                                                     (Continued)


         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


     Liabilities and Stockholders' Equity                1994           1993
     ------------------------------------            ------------  ------------

Deposits (note 10):
     Demand........................................  $ 47,137,838  $ 40,593,075
     Interest-bearing checking.....................    38,341,530    37,361,653
     Savings.......................................    12,351,220    12,594,435
     Money market..................................    22,896,467    27,095,308
     Time, $100,000 and greater....................    10,401,259     6,299,194
     Time, less than $100,000......................    67,020,838    58,312,590
                                                     ------------  ------------
         Total deposits............................   198,149,152   182,256,255

Accrued expenses and other liabilities.............     2,298,500     2,181,850
Current income taxes payable.......................       124,344            --
Deferred income taxes (note 5).....................            --       339,887
ESOP debt (note 7).................................        91,900       140,200
FHLB payable (note 13).............................     5,560,500            --
Notes payable (notes 6 and 10).....................     3,365,000     2,810,000
                                                     ------------  ------------
         Total liabilities.........................   209,589,396   187,728,192
                                                     ------------  ------------
Minority interests.................................         1,382         1,629
                                                     ------------  ------------

Stockholders' equity (note 12):
     9% nonvoting cumulative preferred stock,
       $100 par value. 23,500 shares authorized;
       11,750 shares issued and outstanding .......            --     1,175,000
     6% nonvoting cumulative preferred stock,
       $3 par value. 35,000 shares authorized
       and outstanding.............................       105,000       105,000
     Common stock, $3.50 par value. 80,000 shares
       authorized; 78,113 shares issued and
       outstanding.................................       273,396       273,396
     Additional paid-in capital....................     2,043,536     2,043,536
     Retained earnings.............................    13,038,099    11,024,021
                                                     ------------  ------------
                                                       15,460,031    14,620,953
     Less:
       ESOP debt secured by common stock (note 7)..       (91,900)     (140,200)
       Cost of 1,853.649 shares of treasury stock..      (291,698)     (187,251)
       Net unrealized gains (losses) on investment
         securities................................    (1,082,601)      127,919
                                                     ------------  ------------
           Total stockholders' equity..............    13,993,832    14,421,421

Commitments and contingencies
     (notes 7, 8, 9 and 10)........................  $223,584,610  $202,151,242
                                                     ============  ============


         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income

                    Years ended December 31, 1994 and 1993

                                                       1994          1993
                                                   -----------   -----------
Interest income:
     Interest and fees on loans.................   $11,885,776   $10,144,355
     Interest on investment securities:
       Taxable..................................     2,586,448     2,608,692
       Nontaxable...............................        92,473       171,834
     Interest on Federal funds sold.............        86,830        82,326
                                                   -----------   -----------
         Total interest income..................    14,651,527    13,007,207
                                                   -----------   -----------

Interest expense:
     Deposits...................................     4,715,949     4,746,911
     Notes payable..............................       246,950       205,289
     Other borrowings...........................       176,755        48,676
                                                   -----------   -----------
         Total interest expense.................     5,139,654     5,000,876
                                                   -----------   -----------
         Net interest income....................     9,511,873     8,006,331

Provision for loan losses (note 3)..............       296,245       300,000
                                                   -----------   -----------
     Net interest income after provision
       for loan losses..........................     9,215,628     7,706,331
                                                   -----------   -----------

Other operating income:
     Service charges............................     1,640,823     1,657,662
     Loss on sale of investment securities, net.       (55,426)       (3,573)
     Other......................................     1,257,039       887,206
                                                   -----------   -----------
         Total other operating income...........     2,842,436     2,541,295
                                                   -----------   -----------

Other operating expenses:
     Salaries and employee benefits (note 7)....     4,202,205     3,548,491
     Occupancy, net.............................     1,415,826     1,222,603
     Equipment and data processing..............       665,609       583,651
     Other......................................     2,353,045     2,303,903
                                                   -----------   -----------
         Total other operating expenses.........     8,636,685     7,658,648
                                                   -----------   -----------
         Income before income taxes and minority
           interests............................     3,421,379     2,588,978

Income taxes (note 5)...........................     1,268,266       944,480
                                                   -----------   -----------
         Income before minority interests.......     2,153,113     1,644,498

Minority interests..............................           247         3,835
                                                   -----------   -----------
         Net income.............................   $ 2,153,360   $ 1,648,333
                                                   ===========   ===========


         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                    Years ended December 31, 1994 and 1993

                                                                                                          Net
                                                                                                      Unrealized
                                                                                                         Gains
                              6% and 9%             Additional                                        (losses) on      Total
                              Preferred    Common    Paid-in     Retained       ESOP      Treasury    Investment    Stockholders'
                                Stock      Stock     Capital     Earnings       Debt       Stock      Securities       Equity
                             -----------  --------  ----------  -----------   ---------   ---------   -----------   ------------
Balance at
  December 31, 1992.......   $ 1,280,000  $273,396  $2,043,536  $ 9,487,703   $(225,800)  $(187,251)  $   (23,151)   $12,648,433
Payment on ESOP
  debt....................            --        --          --           --     109,600          --            --        109,600
ESOP debt incurred........            --        --          --           --     (24,000)         --            --        (24,000)
Net income................            --        --          --    1,648,333          --          --            --      1,648,333
Preferred stock
  dividends...............            --        --          --     (112,015)         --          --            --       (112,015)
Changes in net
  unrealized gains........            --        --          --           --          --          --       151,070        151,070
                             -----------  --------  ----------  -----------   ---------   ---------   -----------   ------------
Balance at
  December 31, 1993.......     1,280,000   273,396   2,043,536   11,024,021    (140,200)   (187,251)      127,919     14,421,421
Payment on ESOP
  debt....................            --        --          --           --      59,400          --            --         59,400
ESOP debt incurred........            --        --          --           --     (11,100)         --            --        (11,100)
Net income................            --        --          --    2,153,360          --          --            --      2,153,360
Preferred stock
  dividends...............            --        --          --     (139,282)         --          --            --       (139,282)
Repurchase of 9%
  preferred stock.........    (1,175,000)       --          --           --          --          --            --     (1,175,000)
Repurchase of common
  stock...................            --        --          --           --          --    (104,447)           --       (104,447)
Changes in net
  unrealized gains........            --        --          --           --          --          --            --             --
  (losses)................            --        --          --           --          --          --    (1,210,520)    (1,210,520)
                             -----------  --------  ----------  -----------   ---------   ---------   -----------   ------------
Balance at
  December 31, 1994.......   $   105,000  $273,396  $2,043,536  $13,038,099   $ (91,900)  $(291,698)  $(1,082,601)   $13,993,832
                             ===========  ========  ==========  ===========   =========   =========   ===========   ============


          See accompanying notes to consolidated financial statements

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                    Years ended December 31, 1994 and 1993

                                                                 1994           1993
                                                             ------------   ------------
Cash flows from operating activities:
     Net income........................................      $  2,153,360   $  1,648,333
                                                             ------------   ------------
     Adjustments to reconcile net income to
      net cash provided by operating activities:
       Depreciation and amortization...................           713,974        662,529
       Provision for loan losses.......................           296,245        300,000
       Loss on sale of premises and equipment..........            11,870          2,140
       Loss on sale of investment securities, net......            55,427          3,573
     Changes in assets and liabilities:
       Interest receivable.............................          (283,672)       410,375
       Income taxes recoverable........................                --        (16,123)
       Other assets....................................            40,542        (17,868)
       Accrued expenses and other liabilities..........           116,650       (312,562)
       Current income taxes payable....................           140,467       (100,587)
       Deferred income taxes...........................          (477,013)       100,605
       Minority interests..............................              (247)       (12,271)
                                                             ------------   ------------
       Total adjustments...............................           614,243      1,019,811
                                                             ------------   ------------
        Net cash provided by operating activities......         2,767,603      2,668,144
                                                             ------------   ------------
Cash flows from investing activities:
     Additions to premises and equipment, net..........          (836,200)      (313,176)
     Proceeds from disposal of premises and equipment..            13,745         32,009
     Purchase of investment securities, net of
      maturities.......................................        (4,789,857)      (235,640)
     Proceeds from sale of investment securities--
      available for sale...............................         2,928,530        278,182
     Increase in loans, net............................       (14,353,160)   (24,599,836)
     Purchase of treasury stock........................          (104,447)            --
                                                             ------------   ------------
        Net cash used in investing activities..........       (17,141,389)   (24,838,461)
                                                             ------------   ------------
Cash flows from financing activities:
     Increase in deposits, net.........................        15,892,897     13,859,231
     Decrease in securities sold under agreements
      to repurchase....................................                --     (1,721,263)
     Proceeds from notes payable.......................         1,225,000        160,000
     Payment of notes payable..........................          (670,000)      (799,000)
     Proceeds from FHLB debt...........................         5,560,500             --
     Repurchase of preferred stock.....................        (1,175,000)            --
     Preferred stock dividends.........................          (139,282)      (112,015)
                                                             ------------   ------------
        Net cash provided by financing activities......        20,694,115     11,386,953
                                                             ------------   ------------
Net increase (decrease) in cash and cash equivalents...         6,320,329    (10,783,364)
Cash and cash equivalents, beginning of year...........        15,385,048     26,168,412
                                                             ------------   ------------
Cash and cash equivalents, end of year.................      $ 21,705,377   $ 15,385,048
                                                             ============   ============
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
      Interest.........................................      $  5,351,841   $  5,133,722
                                                             ============   ============
      Income taxes.....................................      $    900,157   $    897,086
                                                             ============   ============

         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                          December 31, 1994 and 1993


(1)  Significant Accounting Policies
     -------------------------------

Financial Statement Presentation
- --------------------------------

     The accounting and reporting policies of Midwestern Services, Inc. and subsidiaries (the Corporation) conform to generally accepted accounting principles and prevailing practices within the banking industry.

     The consolidated financial statements of the Corporation include the accounts of Midwestern Services, Inc. (the parent), First Bank (FB) and Northwestern State Bank (NWSB), an inactive nonbanking corporation. The parent owns 100 percent of the outstanding common stock of FB and approximately 92 percent of NWSB. All significant intercompany accounts and transactions have been eliminated in consolidation.

Investment Securities
- ---------------------

     Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, was adopted by the Corporation as of December 31, 1993. Under FAS No. 115, the Corporation classifies its debt and marketable equity securities into one of three categories: held to maturity, available for sale and trading.

     Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and for accretion of discounts. Gains or losses on the sale of investment securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method. Investment securities classified as available for sale or trading are carried at fair value. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. FB holds no trading securities. Premiums and discounts are amortized or accredited over the life of the related security as an adjustment to yield using the effective interest method.

Premises and Equipment
- ----------------------

     Premises and equipment are stated at cost less accumulated depreciation, which is computed on either the straight-line or declining balance methods over the estimated useful lives of the assets. Leasehold improvements are amortized on either the straight-line or declining balance methods over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

Loans
- -----

     Loans are reported at the principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.


                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(1)  Significant Accounting Policies, Continued
     ------------------------------------------

Nonaccrual Loans
- ----------------

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

Allowance for Loan Losses
- -------------------------

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans and leases are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans, leases and commitments to extend credit, based on evaluations of the collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall loan portfolio quality, loan concentrations, specific problem loans or leases and current and anticipated economic conditions that may affect the borrowers' ability to pay.

     Management believes that the allowance for loan losses is adequate. While management used available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review FB's allowance for loan losses. Such agencies may require FB to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Intangible Assets
- -----------------

     Intangible assets (goodwill) are being amortized using the straight-line method over 25 years.

Income Taxes
- ------------

     The Corporation files a consolidated U.S. Federal income tax return. The Corporation accounts for certain income and expense items differently for financial reporting purposes than for income tax purposes. Provisions for deferred income taxes are made in recognition of these temporary differences.

Cash Equivalents
- ----------------

     For purposes of the consolidated statements of cash flows, the Corporation considers cash and cash equivalents to be cash on hand, due from banks and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods.

Reclassifications
- -----------------

     Certain of the 1993 balances have been reclassified to conform to the 1994 presentation.


                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(2)  Investment Securities
     ---------------------

     The amortized cost and estimated market values of investment securities, at December 31, 1994 and 1993, are as follows:




                                                  Gross        Gross      Estimated
                                    Amortized   Unrealized   Unrealized     Market
               1994                    Cost       Gains       Losses        Value
               ----                -----------  ----------  -----------  -----------
Held to Maturity
  U.S. Government securities.....  $ 2,978,095         --       (64,730)   2,913,365
  U.S. Government agencies
    and corporations.............      500,000         --        (5,685)     494,315
  Mortgage-backed securities.....    5,959,685         --      (207,839)   5,751,846
  Obligations of states and
    political subdivisions.......    2,338,567      1,398       (66,821)   2,273,144
  Other securities...............       50,000      1,022        (1,500)      49,522
                                   -----------    -------   -----------  -----------
    Total held to maturity.......   11,826,347      2,420      (346,575)  11,482,192
                                   -----------    -------   -----------  -----------

Available for Sale
  U.S. Government securities.....    4,041,033        305       (56,336)   3,985,002
  U.S. Government agencies
    and corporations.............   12,654,132     58,843      (357,441)  12,355,534
  Mortgage-backed securities.....   14,833,526        568    (1,093,649)  13,740,445
  Marketable equity securities--
    mutual funds.................    3,386,698         --      (192,594)   3,194,104
  Other securities...............      670,200         --            --      670,200
                                   -----------    -------   -----------  -----------
    Total available for sale.....   35,585,589     59,716    (1,700,020)  33,945,285
                                   -----------    -------   -----------  -----------
    Total investment securities..  $47,411,936    $62,136   $(2,046,595) $45,427,477
                                   ===========    =======   ===========  ===========



                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(2)  Investment Securities, Continued


                                                       Gross         Gross        Estimated
                                         Amortized   Unrealized    Unrealized      Market
             1993                          Cost        Gains        Losses          Value
- -------------------------------        -----------   ---------    -----------    -----------
Held to Maturity
     U.S. Government securities.....   $ 5,063,734    $117,060    $      --      $ 5,180,794
     U.S. Government agencies
       and corporations.............     2,013,198      32,422           --        2,045,620
     Obligations of states and
       political subdivisions.......     1,769,760      23,350         (129)       1,792,981
     Other securities...............     2,227,688      19,502           --        2,247,190
                                       -----------    --------    ---------      -----------
       Total held to maturity.......    11,074,380     192,334         (129)      11,266,585
                                       -----------    --------    ---------      -----------

Available for Sale
     U.S. Government securities.....     4,112,792     124,399       (2,036)       4,235,155
     U.S. Government agencies
       and corporations.............    10,061,457     258,523      (57,818)      10,262,162
     Mortgage-backed securities.....    14,888,828      40,831     (122,544)      14,807,115
     Marketable equity securities -
       mutual funds.................     4,251,601          --      (12,461)       4,239,140
     Other securities...............       558,300          --           --          558,300
                                       -----------    --------    ---------      -----------
       Total available for sale.....    33,872,978     423,753     (194,859)      34,101,872
                                       -----------    --------    ---------      -----------
       Total investment securities..   $44,947,358    $616,087    $(194,988)     $45,368,457
                                       ===========    ========    =========      ===========

     Proceeds from sales of available for sale securities during 1994 and 1993 were $2,928,530 and $278,182, respectively. Gross gains of $4,400 and $-0- and gross losses of $59,827 and $3,573 were realized on those sales using specific identification to determine cost in 1994 and 1993, respectively.

     Investment securities having a carrying value of approximately $6,565,000 at December 31, 1994 were pledged to secure public deposits and for other purposes required by law.

     The amortized cost and estimated market value of investment securities at December 31, 1994 and 1993, by contractual maturity, are shown on the following page. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(2)  Investment Securities, Continued

                                                  1994                    1993
                                       ------------------------  ------------------------
                                                       Gross                   Estimated
                                        Amortized   Unrealized    Amortized     Market
                                          Cost         Gains        Cost         Value
                                       -----------  -----------  -----------  -----------
Held to Maturity
     Due in one year or less.........  $ 1,299,955  $ 1,298,927  $ 9,864,523  $10,041,510
     Due after one year through
        five years...................    3,764,522    3,682,951    1,159,857    1,175,075
     Due after five years through
        ten years....................      802,185      748,468       50,000       50,000
                                       -----------  -----------  -----------  -----------
                                         5,866,662    5,730,346   11,074,380   11,266,585
     Mortgage-backed securities......    5,959,685    5,751,846           --           --
                                       -----------  -----------  -----------  -----------
                                        11,826,347   11,482,192   11,074,380   11,266,585
                                       -----------  -----------  -----------  -----------
Available for sale
     Due in one year or less.........    5,544,205    5,532,247      558,300      558,300
     Due after one year through
        five years...................   10,150,960    9,883,840   13,674,249   14,002,318
     Due after five years through
        ten years....................    1,000,000      924,450      634,129      495,000
                                       -----------  -----------  -----------  -----------
                                        16,695,165   16,340,537   14,866,678   15,055,618
     Mortgage-backed securities......   14,833,526   13,740,444   14,754,699   14,807,114
     Other securities................      670,200      670,200           --           --
     Marketable equity securities -
        mutual funds.................    3,386,698    3,194,104    4,251,601    4,239,140
                                       -----------  -----------  -----------  -----------
                                        35,585,589   33,945,285   33,872,978   34,101,872
                                       -----------  -----------  -----------  -----------
                                       $47,411,936  $45,427,477  $44,947,358  $45,368,457
                                       ===========  ===========  ===========  ===========

(3)  Loans and Allowance for Loan Losses

     Activity in the allowance for loan losses in 1994 and 1993 is summarized as follows:

                                                      1994         1993
                                                   ----------   ----------
Balance at beginning of year.....................  $1,516,181   $1,224,363
     Provision charged to operations ............     296,245      300,000
                                                   ----------   ----------
                                                    1,812,426    1,524,363
                                                   ----------   ----------
     Loans charged off...........................    (111,589)     (67,501)
     Recoveries on loans previously charged off..      39,743       59,319
                                                   ----------   ----------
     Net loans charged off.......................     (71,846)      (8,182)
                                                   ----------   ----------
     Balance at end of year......................  $1,740,580   $1,516,181
                                                   ==========   ==========

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(3)  Loans and Allowance for Loan Losses, Continued

     Certain officers and directors of the Corporation and companies and individuals related to such persons incurred indebtedness, in the form of loans, as customers. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. Loans of this nature amounted to approximately $7,961,816 and $3,750,000 at December 31, 1994 and 1993, respectively.

     Nonaccrual loans approximated $67,366 and $367,400 at December 31, 1994 and 1993, respectively. Loss of interest income related to these nonaccrual loans was not significant in 1994 and 1993.

     FB grants commercial, consumer and real estate loans to customers in the metropolitan Omaha area. Although FB has a diversified loan portfolio, a substantial portion of FB debtors' ability to honor their contracts is dependent upon the metropolitan Omaha economic sector.


(4)  Premises and Equipment

     Premises and equipment at December 31, 1994 and 1993 are as follows:


                                                       1994           1993
                                                    -----------   -----------
Land and buildings................................. $ 1,549,999   $ 1,549,999
Furniture, fixtures and equipment..................   4,858,367     4,370,300
Leasehold improvements.............................   1,947,152     1,894,968
                                                    -----------   -----------
                                                      8,355,518     7,815,267
     Less accumulated depreciation and
      amortization.................................  (4,194,979)   (3,932,430)
                                                    -----------   -----------
       Net premises and equipment.................. $ 4,160,539   $ 3,882,837
                                                    ===========   ===========

(5)  Income Taxes

     Components of income taxes in 1994 and 1993 are as follows:

                                                        1994         1993
                                                    -----------   -----------
Current taxes:
       Federal..................................... $ 1,034,701   $   762,934
       State.......................................      86,945        80,941
                                                    -----------   -----------
                                                      1,121,646       843,875
     Deferred Federal income taxes.................     146,620       100,605
                                                    -----------   -----------
         Total income tax expense charged to
            operations............................. $ 1,268,266   $   944,480
                                                    ===========   ===========
     Deferred Federal income taxes (benefit)
        charged (credited) to stockholders' equity
        related to unrealized losses on available
        for sale investment securities............. $  (623,633)  $    65,898
                                                    ===========   ===========

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(5)  Income Taxes, Continued

     The actual income tax expense differs from the "expected" income tax expense (computed by applying the statutory U.S. Federal corporate tax rate of 34 percent to income before income taxes and minority interests) as shown below:



                                                               1994        1993
                                                            ----------   --------
Computed "expected" income tax expense...................   $1,163,269   $880,253
  Increase (decrease) in income taxes resulting from:
     Tax-exempt interest.................................      (36,808)   (69,268)
     Goodwill amortization...............................       61,571     61,571
     State income taxes, net of Federal income
       tax benefit.......................................       57,384     53,421
  Other..................................................       22,850     18,503
                                                            ----------   --------
     Total income tax expense charged
       to operations.....................................   $1,268,266   $944,480
                                                            ==========   ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are presented below:

                                                               1994        1993
                                                            ----------  ---------
Deferred tax assets:
     Allowance for loan losses...........................     $375,700  $ 299,400
     Unrealized net losses on marketable
       investment securities.............................      557,735         --
     Accrued compensation................................       22,791         --
                                                              --------  ---------
       Total deferred tax assets.........................      956,226    299,400
                                                              --------  ---------
  Deferred tax liabilities:
     Fixed assets, principally due to differences
       in depreciation...................................      259,000    256,200
     Leases..............................................      557,000    315,300
     Unrealized net gains on marketable
       investment securities.............................           --     65,898
     Other...............................................        3,100      1,889
                                                              --------   --------
       Total deferred tax liabilities....................      819,100    639,287
                                                              --------   --------
       Net deferred tax asset (liability)................     $137,126  $(339,887)
                                                              ========  =========

     No valuation allowances were considered necessary for the deferred income tax assets at December 31, 1994 and 1993.


                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(6)  Notes Payable

     The notes payable are due June 30, 1995 and bear interest at the floating national prime rate (8.5 percent at December 31, 1994). The stock of FB has been pledged as collateral on these notes. Management intends to renew the outstanding balances at maturity.

     The notes contain covenants that, among other things, restrict the amount of additional debt and specify minimum financial ratios and levels of stockholders' equity of the Corporation, as well as FB. The Corporation was in compliance with these covenants at December 31, 1994.

(7)  Employee Benefit Plans

     The Corporation sponsors an Employee Stock Ownership Plan and Trust (ESOP) to acquire shares of the Corporation's common stock for the benefit of all eligible employees. The ESOP, which is noncontributory, covers substantially all employees of the Corporation. The amount of annual contribution from the Corporation, if any, is determined by management and may be in the form of stock or cash. The Corporation's contribution to the ESOP was $68,400 in 1994 and $71,152 in 1993.

     In 1990, the ESOP arranged financing of $286,000 with a bank to purchase approximately 2,763 shares of Corporation common stock. At December 31, 1994 and 1993, the ESOP owned a total of 5,756.576 shares of Corporation common stock. These ESOP loans are to be repaid in annual installments of $57,200 through 1998 and bear interest rates at the floating national prime rate. The unpaid ESOP borrowings are recorded on the Corporation's books as debt with a corresponding charge to stockholders' equity. However, this debt is not guaranteed by the Corporation.

     The Corporation also has a 401(k) Salary Reduction Profit Sharing Plan. The plan is a defined contribution plan and is available to substantially all employees. Employees may defer up to 15 percent of their salary, which is partially matched by Corporation contributions. Corporation contributions to this plan were $64,325 and $55,560 for 1994 and 1993, respectively.

     The Corporation's contributions to both the ESOP and 401(k) plan vest 100 percent after 5 years of service.

(8)  Leases

     Included in other assets is $395,000 FB paid for an option to purchase from an affiliated partnership a 50 percent interest in a portion of FB's main banking facility. FB paid an additional $2,050,000 to exercise the option on February 6, 1995. Actual rent expense for this facility under the previous rent agreement amounted to $537,236 and $502,257 in 1994 and 1993, respectively. The new estimated annual rental of $271,118 has been included in the schedule of future minimum rentals shown below.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(8)  Leases, Continued

     Rental expense on other operating leases totaled $751,000 and $546,000 in 1994 and 1993, respectively. Minimum future annual rentals in effect at December 31, 1994 on operating leases having an initial term greater than one year are as follows:


                     1995........................  $633,000
                     1996........................   634,000
                     1997........................   636,000
                     1998........................   631,000
                     1999........................   629,000
                                                   ========

(9)  Commitments, Contingencies and Financial
     Instruments with Off-Balance-Sheet Risk

     The consolidated financial statements do not reflect various commitments, contingencies and financial instruments with off-balance-sheet risk which arise in the normal course of business. These commitments, contingencies and financial instruments, which represent credit risk, interest rate risk and liquidity risk, consist of open commitments to extend credit, Goldman Sachs Sweep accounts and litigation arising in the normal course of business.

     Open commitments to extend credit amounted to approximately $28,329,000 and $31,235,000 at December 31, 1994 and 1993, respectively. Such agreements require FB to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the banks upon extension of credit) is based on management's credit evaluation of the customer.

     Standby letters of credit are conditional commitments issued by FB to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The outstanding standby letters of credit were $1,887,112 and $1,556,000 at December 31, 1994 and 1993,
respectively.

     FB has agreements with certain deposit customers to act as their agent and automatically transfer deposits in excess of their minimum required balance into interest-bearing broker accounts at Goldman Sachs, daily. These off-balance sheet "sweep" accounts amounted to approximately $26,616,000 and $23,400,000 at December 31, 1994 and 1993, respectively.

     The Corporation is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(10) Fair Value of Financial Instruments

     FAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Corporation disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Corporation's financial instruments at December 31, 1994 and 1993.

Cash and Cash Equivalents, Interest Receivable, Interest Payable and Notes
Payable

     For cash and cash equivalents, interest receivable, interest payable and notes payable, the carrying amount approximates fair value due to the short-term nature of these financial instruments.

Investment Securities

     For marketable investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities, adjusted for differences between the quoted securities and the securities being valued.

Loans

     The fair value of performing, variable-rate loans approximates the carrying value of the loan balance. The fair value of performing, fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The allowance for loan losses, as recorded in these consolidated financial statements, is considered by management to include a reasonable estimation of the credit and market risk associated with nonperforming loans.

Deposits

     The fair value of demand deposits, interest-bearing checking, savings and money market accounts is the amount payable on demand at December 31, 1994 and 1993. The fair value of fixed-maturity certificates of deposit and IRA accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Commitments to Extend Credit

     Commitments to extend credit are adjustable rate commitments with most of the commitments expected to expire without being drawn upon and for which no significant fees are charged. Consequently, for commitments which are drawn upon, the carrying amount and fair value of the related loan will be the same.

     The estimated fair value of the certain financial instruments at December 31, 1994 and 1993 are shown below:

                                         1994                        1993
                              --------------------------  --------------------------
                                Carrying       Fair         Carrying      Fair
                                 Value         Value         Value        Value
                              ------------  ------------  ------------  ------------
Financial assets:
     Investment securities... $ 45,771,632  $ 45,427,477  $ 45,176,252  $ 45,368,457
                              ------------  ------------  ------------  ------------
     Loans................... $146,788,000  $144,203,000  $132,731,000  $134,890,000
                              ------------  ------------  ------------  ------------
  Financial liabilities,
     deposits................ $198,149,000  $197,724,000  $182,256,000  $183,215,000

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1994 and 1993


(10) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

Limitations
- -----------

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates.

(11) Regulatory Compliance
     ---------------------

     The audit procedures applied to the Corporation were also performed on FB in accordance with the State of Nebraska, Department of Banking Rule 45 NAC 24, which permits the acceptance of a holding company audit in lieu of a Directors' Examination for a subsidiary bank. The tests of independence outlined in Rule 45 NAC 24 have also been met.

(12) Regulatory Capital Requirements (Unaudited)
     -------------------------------------------

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) established certain regulations implementing prompt corrective action provisions. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain additional requirements and restrictions.

     To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5 percent, a Tier 1 risk-based capital ratio of at least 6 percent and a total risk-based capital ratio of at least 10 percent. At December 31, 1994, FB was in the "well capitalized" category.

     Management believes FB will continue to meet all the regulatory capital requirements in the foreseeable future.

(13) Advances from Federal Home Loan Bank
     ------------------------------------

     At December 31, 1994, the Corporation was indebted to the Federal Home Loan Bank for borrowings totaling $5,560,500. The borrowings mature $560,500 on February 4, 2004, and the remaining $5,000,000 is a line of credit maturing September 28, 1995. The advance maturing in 2004 bears interest at a fixed rate of 5.76 percent and the line of credit is based on FHLB cost of funds rate plus
2.40 percent (6.65 percent at December 31, 1994). Both borrowings are secured by qualifying first mortgage loans totaling approximately $8,000,000 at December 31, 1994, which exceeds the amount of outstanding advances using the collateral valuation schedule method.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

              Consolidating Schedule - Balance Sheet Information

                               December 31, 1994

                                                                                         Schedule 1
                                                                                         ----------


                                                                First       Elimi-         Consoli-
      ASSETS                       MSI           NWSB           Bank        nations         dated
     --------                  ------------  ------------   ------------  ------------   ------------
Cash and due from banks...     $      7,247  $     13,387   $ 19,736,990  $     (7,247)  $ 19,750,377

Federal funds sold........               --            --      1,955,000            --      1,955,000
                               ------------  ------------   ------------  ------------   ------------
     Cash and cash
      equivalents.........            7,247        13,387     21,691,990        (7,247)    21,705,377

Investment securities.....       14,617,400            --     45,771,632   (14,617,400)    45,771,632

Loans and leases
  receivable:
     Commercial and
      commercial
      leasing.............               --            --     67,336,388            --     67,336,388
     Consumer.............               --            --     28,796,362            --     28,796,362
     Real estate..........               --            --     43,189,381            --     43,189,381
     Equipment leases.....               --            --      7,462,179            --      7,462,179
     Overdrafts...........               --            --      1,744,340            --      1,744,340
                               ------------  ------------   ------------  ------------   ------------
                                         --            --    148,528,650            --    148,528,650

     Less allowance for
      loan losses.........               --            --     (1,740,580)           --     (1,740,580)
                               ------------  ------------   ------------  ------------   ------------
        Net loans.........               --            --    146,788,070            --    146,788,070
                               ------------  ------------   ------------  ------------   ------------

Interest receivable.......               --            --      1,499,803            --      1,499,803

Premises and equipment,
  net.....................               --            --      4,160,539            --      4,160,539

Intangible assets.........        2,761,678            --             --            --      2,761,678

Income taxes recoverable..           84,453            --             --       (84,453)            --

Deferred income taxes.....               --            --        137,126            --        137,126

Other assets..............           78,925         3,739        677,721            --        760,385
                               ------------  ------------   ------------  ------------   ------------

     Total assets.........     $ 17,549,703  $     17,126   $220,726,881  $(14,709,100)  $223,584,610
                               ============  ============   ============  ============   ============

                                                                     (Continued)

                See accompanying independent auditors' report.

                           MIDWESTERN SERVICES, INC.
                               AND SUBSIDIARIES

         Consolidating Schedule - Balance Sheet Information, Continued

                               December 31, 1994

                                                         Schedule 1, Continued
                                                         ---------------------

         Liabilities
   and Stockholders Equity              MSI            NWSB        First Bank     Eliminations       Consolidated
- ------------------------------      -----------      --------     ------------    -------------      ------------
Deposits:
     Demand........................ $        --      $     --     $ 47,138,392     $       (554)     $ 47,137,838
     Interest-bearing checking.....          --            --       38,341,530               --        38,341,530
     Savings.......................          --            --       12,351,220               --        12,351,220
     Money market..................          --            --       22,903,161           (6,694)       22,896,467
     Time, $100,000 and greater....          --            --       10,401,259               --        10,401,259
     Time, less than $100,000......          --            --       67,020,838               --        67,020,838
                                    -----------      --------     ------------     ------------      ------------
        Total deposits.............          --            --      198,156,400           (7,248)      198,149,152
Accrued expenses and other
 liabilities.......................      70,428            --        2,228,072               --         2,298,500
Current income taxes payable.......      28,545           696          179,556          (84,453)          124,344
ESOP debt..........................      91,900            --               --               --            91,900
FHLB payable.......................          --            --        5,560,500               --         5,560,500
Notes payable......................   3,365,000            --               --               --         3,365,000
                                    -----------      --------     ------------     ------------      ------------
        Total liabilities..........   3,555,873           696      206,124,528          (91,701)      209,589,396
                                    -----------      --------     ------------     ------------      ------------
Due to minority interests..........          --            --               --            1,382             1,382
                                    -----------      --------     ------------     ------------      ------------
Stockholders' equity:
     6% preferred stock............     105,000            --               --               --           105,000
     Common stock..................     273,396        19,351        3,200,000       (3,219,351)          273,396
     Additional paid-in capital....   2,043,536            --        3,200,000       (3,200,000)        2,043,536
     Retained earnings.............  11,955,496        (2,921)       9,284,954       (8,199,430)       13,038,099
     Less:
       ESOP debt secured by
         common stock..............     (91,900)           --               --               --           (91,900)
       Treasury stock..............    (291,698)           --               --               --          (291,698)
       Net unrealized losses on
         investment securities.....          --            --       (1,082,601)              --        (1,082,601)
                                    -----------      --------     ------------     ------------      ------------
       Total stockholders' equity..  13,993,830        16,430       14,602,353      (14,618,781)       13,993,832
                                    -----------      --------     ------------     ------------      ------------
       Total liabilities and
         stockholders' equity...... $17,549,703      $ 17,126     $220,726,881     $(14,709,100)     $223,584,610
                                    -----------      --------     ------------     ------------      ------------

                See accompanying independent auditors' report.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                 Consolidating Schedule - Earnings Information

                         Year ended December 31, 1994


                                                                                                            Schedule 1

                                                                              First          Elimi-          Cosoli-
                                                MSI            NWSB           Bank           nations          dated
- -------------------------------------------------------     ----------     -----------     -----------     -----------
Interest income:
  Interest and fees on loans..............  $        --     $       --     $11,885,776     $        --     $11,885,776
  Interest on investment securities:
     Taxable..............................       21,744          3,698       2,561,006              --       2,586,448
     Nontaxable...........................           --             --          92,473              --          92,473
  Equity in earnings-NWSB.................       (2,676)            --              --           2,676              --
  Equity in earnings-First Bank...........    2,505,031             --              --      (2,505,031)             --
  Interest on Federal funds sold..........           --             --          86,830              --          86,830
                                            -----------     ----------     -----------     -----------     -----------
     Total interest income................    2,524,099          3,698      14,626,085      (2,502,355)     14,651,527

Interest expense:
  Deposits................................           --             --       4,715,949              --       4,715,949
  Notes payable...........................      246,950             --              --              --         246,950
  Other borrowings........................           --             --         176,755              --         176,755
                                            -----------     ----------     -----------     -----------     -----------
    Total interest expense................      246,950             --       4,892,704              --       5,139,654
                                            -----------     ----------     -----------     -----------     -----------
    Net interest income...................    2,277,149          3,698       9,733,381      (2,502,355)      9,511,873

Provision for loan losses.................           --             --         296,245              --         296,245
                                            -----------     ----------     -----------     -----------     -----------
    Net interest income after
      provision for loan losses...........    2,277,149          3,698       9,437,136      (2,502,355)      9,215,628

Other operating income:
  Service charges.........................           --             --       1,640,823              --       1,640,823
  Loss on sale of investment
    securities, net.......................           --             --         (55,426)             --         (55,426)
  Other...................................        6,508             --       1,250,531              --       1,257,039
                                            -----------     ----------     -----------     -----------     -----------
    Total other operating income..........        6,508             --       2,835,928              --       2,842,436
                                            -----------     ----------     -----------     -----------     -----------

Other operating expenses:
  Salaries and employee benefits..........          216             --       4,201,989              --       4,202,205
  Occupancy, net..........................           --             --       1,415,826              --       1,415,826
  Equipment and data processing...........           --             --         665,609              --         665,609
  Other...................................      223,677          1,025       2,128,343              --       2,353,045
                                            -----------     ----------     -----------     -----------     -----------
    Total other operating
      expenses............................      223,893          1,025       8,411,767              --       8,636,685
                                            -----------     ----------     -----------     -----------     -----------
    Income before income taxes
      and minority interests..............    2,059,764          2,673       3,861,297      (2,502,355)      3,421,379
  Income taxes............................       93,596         (5,594)     (1,356,268)             --       1,268,266
                                            -----------     ----------     -----------     -----------     -----------
    Income before minority
      interests...........................    2,153,360         (2,921)      2,505,029      (2,502,355)      2,153,113
  Minority interests......................           --             --              --             247             247
                                            -----------     ----------     -----------     -----------     -----------
    Net income............................  $ 2,153,360     $   (2,921)    $ 2,505,029     $(2,502,108)    $ 2,153,360
                                            ===========     ==========     ===========     ===========     ===========


                See accompanying independent auditors' report.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


The Board of Directors
Midwestern Services, Inc.:



We have audited the accompanying consolidated balance sheets of Midwestern Services, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Midwestern Services, Inc. and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in note 1 to the consolidated financial statements, the Corporation adopted the provisions of Statements of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes and FAS No. 115, Accounting for Certain Investments in Debt and Equity Securities in 1993.


/s/ KPMG Peat Marwick LLP

March 4, 1994

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1993 and 1992


                   Assets                            1993              1992
                   ------                        ------------      ------------
Cash and due from banks.......................   $  9,470,048      $ 13,523,412

Federal funds sold............................      5,915,000        12,645,000
                                                 ------------      ------------
    Cash and cash equivalents (note 10).......     15,385,048        26,168,412
                                                 ------------      ------------

Investment securities (notes 2 and 10)........     45,176,252        45,005,399

Loans and leases receivable (notes 3 and 10):
    Commercial and commercial leasing.........     62,756,714        48,653,835
    Consumer..................................     27,093,538        25,515,581
    Real estate...............................     37,868,220        32,247,228
    Equipment leases..........................      4,409,114         2,087,349
    Overdrafts................................      2,119,749         1,151,688
                                                 ------------      ------------
                                                  134,247,335       109,655,681

    Less allowance for loan losses............     (1,516,181)       (1,224,363)
                                                 ------------      ------------
      Net loans...............................    132,731,154       108,431,318
                                                 ------------      ------------

Interest receivable (note 10).................      1,216,131         1,626,506

Premises and equipment, net (note 4)..........      3,882,837         4,085,247

Intangible assets.............................      2,942,770         3,123,862

Income taxes recoverable......................         16,123                --

Other assets..................................        800,927           783,059
                                                 ------------      ------------

                                                 $202,151,242      $189,223,803
                                                 ============      ============


                                                                     (Continued)

         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992

Liabilities and Stockholders' Equity               1993           1992
- ------------------------------------            ------------   ------------
Deposits (note 10):
  Demand...................................     $ 40,593,075   $ 35,450,790
  Interest-bearing checking................       37,361,653     35,110,750
  Savings..................................       12,594,435     11,161,214
  Money market.............................       27,095,308     28,749,462
  Time, $100,000 and greater...............        6,299,194      5,189,915
  Time, less than $100,000.................       58,312,590     52,734,893
                                                ------------   ------------
  Total deposits...........................      182,256,255    168,397,024
Securities sold under agreements
  to repurchase (note 10)..................               --      1,721,263
Accrued expenses and other liabilities.....        2,181,850      2,494,412
Current income taxes payable...............               --        100,587
Deferred incomes taxes (note 5)............          339,887        173,384
ESOP debt (note 7).........................          140,200        225,800
Notes payable (notes 6 and 10).............        2,810,000      3,449,000
                                                ------------   ------------
  Total liabilities........................      187,728,192    176,561,470
                                                ------------   ------------
Minority interests.........................            1,629         13,900
                                                ------------   ------------

Stockholders' equity (note 12):
  9% nonvoting cumulative preferred
   stock, $100 par value, 23,500 shares
   authorized; 11,750 shares issued
   and outstanding.........................        1,175,000      1,175,000
  6% nonvoting cumulative preferred
   stock, $3 par value, 35,000 shares
   authorized and outstanding..............          105,000        105,000
  Common stock, $3.50 par value, 80,000
   shares authorized; 78,113 shares
   issued and outstanding..................          273,396        273,396
  Additional paid-in capital...............        2,043,536      2,043,536
  Retained earnings........................       11,024,021      9,487,703
                                                ------------   ------------
                                                  14,620,953     13,084,635
  Less:
   ESOP debt secured by common stock
    (note 7)...............................         (140,200)      (225,800)
   Cost of 1,279.825 shares of treasury
    stock..................................         (187,251)      (187,251)
   Net unrealized gains (losses) on
    investment securities..................          127,919        (23,151)
                                                ------------   ------------
     Total stockholders' equity............       14,421,421     12,648,433
Commitments and contingencies
 (notes 7, 8, 9 and 10)
                                                ------------   ------------
                                                $202,151,242   $189,223,803
                                                ============   ============

         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income

                    Years ended December 31, 1993 and 1992


                                                         1993           1992
                                                     -----------    -----------
Interest income
  Interest and fees on loans....................     $10,144,355    $10,037,264
  Interest on investment securities:
    Taxable.....................................       2,608,692      3,547,767
    Nontaxable..................................         171,834        275,506
  Interest on Federal funds sold................          82,326        114,904
                                                     -----------    -----------
    Total interest income.......................      13,007,207     13,975,441
                                                     -----------    -----------

Interest expense:
  Interest on deposits..........................       4,746,911      5,886,417
  Interest on notes payable.....................         205,289        299,691
  Other borrowings..............................          48,676         95,485
                                                     -----------    -----------
    Total interest expense......................       5,000,876      6,281,593
                                                     -----------    -----------
    Net interest income.........................       8,006,331      7,693,848
Provision for loan losses (note 3)..............         300,000        300,000
                                                     -----------    -----------
    Net interest income after provision
     for loan losses............................       7,706,331      7,393,848
                                                     -----------    -----------

Other operating income:
  Service charges...............................       1,657,662      1,625,603
  Gain on sale of assets of subsidiary..........              --      1,067,436
  Gain (loss) on sale of investment securities,
   net..........................................          (3,573)       205,714
  Other.........................................         887,206        777,757
                                                     -----------    -----------
    Total other operating income................       2,541,295      3,676,510
                                                     -----------    -----------

Other operating expenses:
  Salaries and employee benefits (note 7).......       3,548,491      3,389,079
  Occupancy, net................................       1,222,603      1,184,794
  Equipment and data processing.................         583,651        560,857
  Other.........................................       2,303,903      2,287,245
                                                     -----------    -----------
    Total other operating expenses..............       7,658,648      7,421,975
                                                     -----------    -----------
    Income before income taxes and minority
     interests..................................       2,588,978      3,648,383
Income taxes (note 5)...........................         944,480      1,309,286
                                                     -----------    -----------
    Income before minority interests............       1,644,498      2,339,097
Minority interests..............................           3,835         64,191
                                                     -----------    -----------

    Net income..................................     $ 1,648,333    $ 2,274,906
                                                     ===========    ===========


         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                    Years ended December 31, 1993 and 1992


                                                                     1993          1992
                                                                ------------    ------------
Cash flows from operating activities:
  Net income................................................    $  1,648,333    $  2,274,906
                                                                ------------    ------------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................         662,529         751,235
    Provision for loan losses...............................         300,000         300,000
    Loss on sale of premises and equipment..................           2,140              --
    (Gain) loss on sale of investment securities, net.......           3,573        (205,714)
    Gain on sale of assets of subsidiary....................              --      (1,067,436)
    Changes in assets and liabilities:
      Interest receivable...................................         410,375         385,601
      Income taxes recoverable..............................         (16,123)             --
      Other assets..........................................         (17,868)        623,770
      Accrued expenses and other liabilities................        (312,562)       (213,314)
      Current income taxes payable..........................        (100,587)        (13,143)
      Deferred income taxes.................................         100,605          13,387
      Minority interests....................................         (12,271)       (155,902)
                                                                ------------    ------------
        Total adjustments...................................       1,019,811         418,484
                                                                ------------    ------------
        Net cash provided by operating activities...........       2,668,144       2,693,390
                                                                ------------    ------------
Cash flows from investing activities:
  Additions to premises and equipment, net..................        (313,176)       (232,243)
  Proceeds from disposal of premises and equipment..........          32,009              --
  Purchase of investment securities, net of maturities......        (235,640)             --
  Maturities of investment securities, net of purchases....               --       8,780,149
  Proceeds from sale of investment securities...............         278,182       4,402,414
  Increase in loans, net....................................     (24,599,836)    (20,656,544)
  Proceeds from sale of assets of subsidiary................              --       2,818,788
  Cash and cash equivalents relinquished in sale of
    assets of subsidiary....................................              --      (1,728,084)
  Purchase of treasury stock................................              --        (187,251)
                                                                ------------    ------------
    Net cash used in investing activities...................     (24,838,461)     (6,802,771)
                                                                ------------    ------------
Cash flows from financing activities:
  Increase in deposits, net.................................      13,859,231      18,241,892
  Decrease in securities sold under agreements to repurchase      (1,721,263)       (451,819)
  Proceeds from notes payable...............................         160,000         185,000
  Payment of notes payable..................................        (799,000)     (3,086,000)
  Preferred stock dividends.................................        (112,015)       (112,050)
                                                                ------------    ------------
    Net cash provided by financing activities...............      11,386,953      14,777,023
                                                                ------------    ------------
Net increase (decrease) in cash and cash equivalents........     (10,783,364)     10,667,642
Cash and cash equivalents, beginning of year................      26,168,412      15,500,770
                                                                ------------    ------------
Cash and cash equivalents, end of year......................    $ 15,375,295    $ 26,168,412
                                                                ============    ============

                See accompanying independent auditors' report.
                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                    Years ended December 31, 1993 and 1992



                                                           1993        1992
                                                        ----------  ----------
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest...........................................   $5,133,722  $ 6,466,971
                                                        ==========  ===========
  Income taxes.......................................   $  897,086  $ 1,272,929
                                                        ==========  ===========

                     1992
                     ----
Supplemental schedule of noncash investing activities:
  During 1992, Northwestern State Bank, a 91.5675
   percent  owned subsidiary of the Corporation sold
   certain assets to C.S.B. Co. (the Buyer) for cash
   of $2,818,788.  In connection with this sale,
   liabilities were assumed by the Buyer as follows:

     Fair value of assets sold.......................   $       --  $25,073,503
     Cash received for assets........................           --   (2,818,788)
                                                        ==========  ===========
       Liabilities assumed by Buyer..................   $       --  $22,254,715
                                                        ==========  ===========




         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                    Years ended December 31, 1993 and 1992



                                                                                                        Net
                                                                                                       Unrealized
                                                                                                         Gains
                            6% and 9%              Additional                                          (losses) on      total
                            Preferred   Common      Paid-in      Retained       ESOP      Treasury      Investment   Stockholders'
                             Stock       Stock      Capital      Earnings       Debt        Stock       Securities      Equity
                           ----------   --------   ----------   -----------   ---------   ----------   -----------   -------------
Balance at
  December 31, 1991....... $1,280,000   $273,396   $2,043,536   $ 7,324,847   $(181,800)  $       --     $      --    $10,740,779
Payment on ESOP
  debt....................         --         --           --            --      36,200           --            --         36,200
ESOP debt incurred........         --         --           --            --     (81,000)          --            --        (81,000)
Purchase of treasury
  stock...................         --         --           --            --          --     (187,251)           --       (187,251)
Net income................         --         --           --     2,274,906          --           --            --      2,274,906
Preferred stock
  dividends...............         --         --           --      (112,050)         --           --            --       (112,050)
Change in unrealized
  losses..................         --         --           --            --          --           --       (23,151)       (23,151)
                           ----------   --------   ----------   -----------   ---------    ---------      --------    ------------
Balance at
  December 31, 1992.......  1,280,000    273,396    2,043,536     9,487,703    (225,800)    (187,251)           --     12,648,433
Payment on ESOP
  debt....................         --         --           --            --     109,600           --            --        109,600
ESOP debt incurred........         --         --           --            --     (24,000)          --            --        (24,000)
Net income................         --         --           --     1,648,333          --           --            --      1,648,333
Preferred stock
  dividends...............         --         --           --      (112,015)         --           --            --       (112,015)
Changes in net
  unrealized gains........         --         --           --            --          --           --       151,070        151,070
                           ----------   --------   ----------   -----------   ---------    ---------      --------    ------------
Balance at
  December 31, 1993....... $1,280,000   $273,396   $2,043,536   $11,024,021   $(140,200)   $(187,251)     $127,919    $14,421,421
                           ==========   ========   ==========   ===========   =========    =========      ========    ============

          See accompanying notes to consolidated financial statements

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                          December 31, 1993 and 1992


(1)  Significant Accounting Policies
     -------------------------------

     Financial Statement Presentation
     --------------------------------

     The accounting and reporting policies of Midwestern Services, Inc. and subsidiaries (the Corporation) conform to generally accepted accounting principles and prevailing practices within the banking industry.

     The consolidated financial statements of the Corporation include the accounts of Midwestern Services, Inc. (the parent), First Bank (FB) and Northwestern State Bank (NWSB) through April 1992. In April 1992, NWSB, a
91.5675 percent owned subsidiary of the Corporation, sold certain assets to C.S.B. Co., a Nebraska bank holding company, in consideration of the assumption of certain liabilities and payment of $2,818,788, resulting in a gain of $1,067,436. Subsequent to this transaction, NWSB relinquished its Nebraska State Bank Charter and no longer functions as a banking institution. The parent owns 100 percent of the outstanding common stock of FB and 91.5675 percent of the outstanding common stock of NWSB. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Investment Securities
     ---------------------

     Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, was adopted by the Corporation as of December 31, 1993. The objective of this standard is to classify the investment portfolio between those investments the Corporation intends to hold to maturity, those investments available for sale and those investments held for trading purposes.

     Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and for accretion of discounts which are recognized as adjustments to interest income. Gains or losses on the sale of investment securities classified as held to maturity are recognized only upon realization using the specific identification method. Investment securities classified as available for sale and held for trading are carried at fair value. The U.S. Government securities mutual fund is classified as a marketable equity security and thus is adjusted to fair value. Any provision for net unrealized gains (losses) are recorded as an adjustment to stockholders' equity.

     The effects of the adoption of FAS No. 115 on the December 31, 1993 consolidated financial statements were to increase investment securities by $216,968 for unrealized gains on investment securities classified as available for sale and increase deferred income taxes by $65,898 for the deferred income tax effect on these unrealized gains. The net unrealized gains of $151,070 are recorded as a separate component of stockholders' equity. The Corporation had no investments held for trading purposes at December 31, 1993.

     Premises and Equipment
     ----------------------

     Premises and equipment are stated at cost less accumulated depreciation, which is computed on either the straight-line or declining balance methods over the estimated useful lives of the assets. Leasehold improvements are amortized on either the straight-line or declining balance methods over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(1)  Significant Accounting Policies, Continued

     Loans
     -----

     Loans are reported at the principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

     Nonaccrual Loans
     ----------------

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

     Allowance for Loan Losses
     -------------------------

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans and leases are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans, leases and commitments to extend credit, based on evaluations of the collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall loan portfolio quality, loan concentrations, specific problem loans or leases and current and anticipated economic conditions that may affect the borrowers' ability to pay.

     Management believes that the allowance for loan losses is adequate. While management used available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review FB's allowance for loan losses. Such agencies may require FB to recognize additions to the allowance based on their judgements of information available to them at the time of their examination.

     Intangible Assets
     -----------------

     Intangible assets (goodwill) are being amortized using the straight-line method over 25 years.

     Income Taxes
     ------------

     The Corporation files a consolidated U.S. Federal income tax return. The Corporation accounts for certain income and expense items differently for financial reporting purposes than for income tax purposes. Provisions for deferred income taxes are made in recognition of these temporary differences.

     In 1993, the Corporation adopted FAS No. 109, Accounting for Income Taxes, as required. The cumulative effect of this change in accounting principle was recognized as of January 1, 1993. The adoption of this new accounting standard did not have a significant effect on these consolidated financial statements.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(1)  Significant Accounting Policies, Continued

     Cash Equivalents
     For purposes of the consolidated statements of cash flows, the Corporation considers cash and cash equivalents to be cash on hand, due from banks and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods.

     Reclassifications
     Certain of the 1992 balances have been reclassified to conform to the 1993 presentation.

(2)  Investment Securities

     The carrying value and estimated market values of investment securities, at December 31, 1993 and 1992, are as follows:


                                                   Gross         Gross       Estimated
                                    Carrying     Unrealized    Unrealized      Market
1993                                 Value         Gains         Losses        Value
- --------------------------------  -----------    ----------    ----------    ----------
Held to Maturity
  U.S. Government securities....  $ 5,063,734      117,060             --     5,180,794
  U.S. Government agencies
   and corporations.............    2,013,198       32,422             --     2,045,620
  Obligations of states and
   political subdivisions.......    1,769,760       23,350           (129)    1,792,981
  Other securities..............    2,227,688       19,502             --     2,247,190
                                  -----------    ----------    ----------    ----------
    Total held to maturity......   11,074,380      192,334           (129)   11,266,585
                                  -----------    ----------    ----------    ----------
Available for Sale
  U.S. Government securities....    4,235,155           --             --     4,235,155
  U.S. Government agencies
    and corporations............   10,262,162           --             --    10,262,162
  Mortgage-backed securities....   14,807,115           --             --    14,807,115
  Marketable equity securities
    mutual funds................    4,239,140           --             --     4,239,140
  Other securities..............      558,300           --             --       558,300
                                  -----------    ----------    ----------    ----------
   Total available for sale....    34,101,872           --             --    34,101,872
                                  -----------    ----------    ----------    ----------
   Total investment securities.   $45,176,252      192,334           (129)   45,368,457
                                  ===========    ==========    ==========    ==========

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992

(2)  Investment Securities, Continued


                                              Gross       Gross       Estimated
                                 Carrying   Unrealized  Unrealized     Market
            1992                  Value        Gains       Losses       Value
            ----               -----------  ----------  -----------  -----------

U.S. Government securities...  $13,860,637  $  346,870   $     --    $14,207,507
U.S. Government agencies
  and corporations...........   18,762,470     508,105         --     19,270,575
Obligations of states and
  political subdivisions.....    3,596,632      74,855       (129)     3,671,358
Mortgage-backed securities...    2,802,077      50,151         --      2,852,228
Marketable equity securities
  mutual funds...............    3,093,687          --         --      3,093,687
Other securities.............    2,889,896      28,358       (737)     2,917,517
                               -----------  ----------   --------    -----------
                               $45,005,399  $1,008,339   $   (866)   $46,012,872
                               ===========  ==========   ========    ===========

     Proceeds from sales of investments in debt securities, other than investment securities sold in connection with the sale of certain assets by NWSB, during 1993 and 1992 were $278,182 and $4,402,414, respectively. Gross gains of $-0- and $210,584 and gross losses of $3,573 and $4,870 were realized on those sales in 1993 and 1992, respectively.

     Investment securities having a carrying value of approximately $12,238,000 at December 31, 1993 were pledged to secure public deposits and for other purposes required by law.

     The carrying value and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                Estimated
                                                   Carrying       Market
                                                     Value         Value
                                                  -----------  -----------
Held to maturity
  Due in one year or less.......................  $ 9,864,522  $10,041,510
  Due after one year through five years.........    1,159,857    1,175,074
  Due after five years through ten years........       50,000       50,000
                                                  -----------  -----------
                                                   11,074,379   11,266,584
                                                  -----------  -----------
Available for sale
  Due in one year or less.......................      558,300      558,300
  Due after one year through five years.........   14,002,318   14,002,318
  Due after five years through ten years........      495,000      495,000
                                                  -----------  -----------
                                                   15,055,618   15,055,618
                                                  -----------  -----------
  Mortgage-backed securities....................   14,807,115   14,807,115
  Marketable equity securities - mutual funds...    4,239,140    4,239,140
                                                  -----------  -----------
                                                  $45,176,252  $45,368,457
                                                  ===========  ===========

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(3)  Loans and Allowance for Loan Losses
     -----------------------------------

     Activity in the allowance for loan losses in 1993 and 1992 is summarized as follows:



                                                           1993        1992
                                                       ----------   ----------

Balance at beginning of year.......................    $1,224,363   $1,337,724
Allowance for loan losses related to
 the sale of assets of subsidiary..................            --     (208,000)
Provision charged to operations....................       300,000      300,000
                                                       ----------   ----------
                                                        1,524,363    1,429,724
                                                       ----------   ----------
Loans charged off..................................       (67,501)    (245,888)
Recoveries on loans previously charged off.........        59,319       40,527
                                                       ----------   ----------
Net loans charged off..............................        (8,182)    (205,361)
                                                       ----------   ----------
Balance at end of year.............................    $1,516,181   $1,224,363
                                                       ==========   ==========

     Certain officers and directors of the Corporation and companies and individuals related to such persons incurred indebtedness, in the form of loans, as customers. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. Loans of this nature amounted to approximately $3,750,000 and $4,936,000 at December 31, 1993 and 1992, respectively.

     Nonaccrual loans approximated $367,400 and $407,100 at December 31, 1993 and 1992, respectively. Loss of interest income related to these nonaccrual loans was not significant in 1993 and 1992.

     FB grants commercial, consumer and real estate loans to customers in the metropolitan Omaha area. Although FB has a diversified loan portfolio, a substantial portion of FB debtors' ability to honor their contracts is dependent upon the metropolitan Omaha economic sector.

(4)  Premises and Equipment
     ----------------------

     Premises and equipment at December 31, 1993 and 1992 are as follows:


                                                           1993        1992
                                                       ----------   ----------

Land and buildings.................................    $1,549,999   $1,549,999
Furniture, fixtures and equipment..................     4,370,300    4,130,115
Leasehold improvements.............................     1,894,968    1,893,563
                                                       ----------   ----------
                                                        7,815,267    7,573,677
Less accumulated depreciation and amortization.....     3,932,430    3,488,430
                                                       ----------   ----------
  Net premises and equipment.......................    $3,882,837   $4,085,247
                                                       ==========   ==========

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(5)  Income Taxes
     ------------

     Components of income taxes in 1993 and 1992 are as follows:

                                                                 1993         1992
                                                              ----------   ----------
Current taxes:
     Federal...............................................   $  762,934   $1,215,580
     State.................................................       80,941       80,319
                                                              ----------   ----------
                                                                 843,875    1,295,899
     Deferred Federal tax expense charged
       to operations.......................................      100,605       13,387
                                                              ----------   ----------
     Total income tax expense charged
       to operations.......................................      944,480    1,309,286
     Deferred Federal tax expense charged to
       stockholders' equity................................       65,898           --
                                                              ----------   ----------
                                                              $1,010,378   $1,309,286
                                                              ==========   ==========

     The actual income tax expense differs from the "expected" income tax expense (computed by applying the statutory U.S. Federal corporate tax rate of 34 percent to income before income taxes and minority interests) as shown below:

                                                                  1993        1992
                                                              ----------   ----------
Computed "expected" income tax expense.....................   $  880,253   $1,240,450
Increase (decrease) in income taxes
  resulting from:
     Tax-exempt interest...................................      (69,268)    (107,545)
     Goodwill amortization.................................       61,571       84,376
     State income taxes, net of Federal
       income tax benefit..................................       53,421       53,011
   Other...................................................       18,503       38,994
                                                              ----------   ----------
     Total income tax expense charged
       to operations.......................................   $  944,480   $1,309,286
                                                              ==========   ==========

     The components of deferred income taxes are primarily related to the allowance for loan losses, equipment leasing arrangements, depreciation of premises and equipment and net unrealized gains on investment securities. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation had net deferred income tax assets of $299,390 and net deferred income tax liabilities of $639,277 at December 31, 1993. No valuation allowances were considered necessary for the deferred income tax assets at December 31, 1993.

(6)  Notes Payable
     -------------

     The notes payable are due June 30, 1994 and bear interest at the floating national prime rate (6 percent at December 31, 1993 and 1992). The stock of FB has been pledged as collateral on these notes. Management intends to renew the outstanding balances at maturity.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(6)  Notes Payable, Continued

     The notes contain covenants that, among other things, restrict the amount of additional debt and specify minimum financial ratios and levels of stockholders' equity of the Corporation, as well as FB.

(7)  Employee Benefit Plans

     The Corporation sponsors an Employee Stock Ownership Plan and Trust (ESOP) to acquire shares of the Corporation's common stock for the benefit of all eligible employees. The ESOP, which is noncontributory, covers substantially all employees of the Corporation. The amount of annual contribution from the Corporation, if any, is determined by management and may be in the form of stock or cash. The Corporation's contribution to the ESOP was $71,152 in 1993 and $115,928 in 1992.

     Since 1990, the ESOP has arranged financing of $286,000 with a bank to purchase approximately 2,763 shares of Corporation common stock. At December 31, 1993 and 1992, the ESOP owned a total of 5,756.576 shares of Corporation common stock. These ESOP loans are to be repaid in annual principal payments totaling $57,200 through 1998 and bear interest rates at the floating national prime rate. Current accounting literature requires that the unpaid ESOP borrowings be recorded on the Corporation's books as debt with a corresponding charge to stockholders' equity even though the debt is not guaranteed by the Corporation.

     The Corporation also has a 401(k) Salary Reduction Profit Sharing Plan. The plan is a defined contribution plan and is available to substantially all employees. Employees may defer up to 15 percent of their salary, which is partially matched by Corporation contributions. Corporation contributions to this plan were $55,560 and $49,200 for 1993 and 1992, respectively.

     The Corporation's contributions to both the ESOP and 401(k) plan vest 100 percent after 5 years of service.

(8)  Leases

     FB leases its main banking facility from related parties. The agreement provides for monthly rental payments equal to the greater of .025 percent of total deposits or $600. Actual rental expense under this agreement amounted to $502,257 and $451,840 in 1993 and 1992, respectively. The minimum monthly rental of $600 has been included in the schedule of future minimum rentals shown on the following page; however, management anticipates significantly greater actual expense.

     Included in other assets is $395,000 FB paid for an option to purchase from an affiliated partnership a 50 percent interest in FB's main banking facility. The option, which must be exercised between December 8, 1994 and July 8, 1996, grants FB the right to acquire a 50 percent interest in the property for $2,395,000. The agreement also contains a provision whereby the partnership can require FB to exercise the option.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(8)  Leases, Continued

     Rental expense on other operating leases totaled $545,550 and $453,300 in
1993 and 1992, respectively. Minimum future annual rentals in effect at December
31, 1993 on operating leases are as follows:
                      1994...........................  $340,945
                      1995...........................   344,324
                      1996...........................   344,973
                      1997...........................   346,614
                      1998...........................   341,637
                                                       ========

(9)  Commitments, Contingencies and Financial
       Instruments with Off-Balance-Sheet Risk

     The consolidated financial statements do not reflect various commitments, contingencies and financial instruments with off-balance-sheet risk which arise in the normal course of business. These commitments, contingencies and financial instruments, which represent credit risk, interest rate risk and liquidity risk, consist of open commitments to extend credit, standby letters of credit, Goldman Sachs Sweep accounts and litigation arising in the normal course of business.

     Open commitments to extend credit amounted to approximately $31,235,000 at December 31, 1993. Such agreements require FB to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the banks upon extension of credit) is based on management's credit evaluation of the customer.

     Standby letters of credit are conditional commitments issued by FB to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The outstanding standby letters of credit were $1,556,000 and $2,907,900 at December 31, 1993 and 1992,
respectively.

     FB has agreements with certain deposit customers to act as their agent and automatically transfer deposits in excess of their minimum required balance into interest-bearing broker accounts at Goldman Sachs, daily. These off-balance sheet "sweep" accounts amounted to approximately $23,400,000 at December 31, 1993.
     The Corporation is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(10) Fair Value of Financial Instruments

     FAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Corporation disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Corporation's financial instruments at December 31, 1993 and 1992.

Cash and Cash Equivalents, Interest Receivable, Interest Payable, Securities Sold Under Agreements to Repurchase and Notes Payable
     For cash and cash equivalents, interest receivable, interest payable, securities sold under agreements to repurchase and notes payable, the carrying amount is a reasonable estimate of fair value.

     Investment Securities

     For investment and mortgage-backed securities, fair value equals quoted market price, if available or quotations received from securities dealers. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities, adjusted for differences between the quoted securities and the securities being valued.

     Loans

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, equipment finance, real estate, consumer and other. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

     The fair value of performing, variable-rate loans is the loan balance at December 31, 1993. The fair value of performing, fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The allowance for loan losses, as recorded in these consolidated financial statements, is considered by management to include a reasonable estimation of the credit and market risk associated with nonperforming loans.

     Deposits

     The fair value of demand deposits, interest-bearing checking, savings and money market accounts is the amount payable on demand at December 31, 1993 and 1992. The fair value of fixed-maturity certificates of deposit and IRA accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     Commitments to Extend Credit

     Commitments to extend credit are adjustable rate commitments with most of the commitments expected to expire without being drawn upon and for which no significant fees are charged. Consequently, for commitments which are drawn upon, the carrying amount and fair value of the related loan will be the same.

                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(10) Fair Value of Financial Instruments, Continued

     The estimated fair value of the certain financial instruments at December
31, 1993 and 1992 are shown below:

                                           1993                         1992
                                ---------------------------  --------------------------
                                  Carrying        Fair        Carrying        Fair
                                    Value         Value         Value         Value
                                ------------   ------------  ------------  ------------
Financial assets:
     Investment securities....  $ 45,176,252   $ 45,368,458  $ 45,005,399  $ 46,012,872
                                ============   ============  ============  ============
     Loans....................  $134,247,335   $134,889,569  $109,655,681  $110,287,777
                                ============   ============  ============  ============

Financial liabilities,
  deposits....................  $182,237,016   $183,214,687  $168,397,024  $168,807,919
                                ============   ============  ============  ============

     Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates.

(11) Regulatory Compliance

     The audit procedures applied to the Corporation were also performed on FB in accordance with the State of Nebraska, Department of Banking Rule 45 NAC 24, which permits the acceptance of a holding company audit in lieu of a Directors' Examination for a subsidiary bank. The tests of independence outlined in Rule 45 NAC 24 have also been met.

(12) Regulatory Capital Requirements (Unaudited)

     Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions and new regulations concerning internal controls, accounting and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain additional requirements and restrictions.
                                                                     (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          December 31, 1993 and 1992


(12) Regulatory Capital Requirements (Unaudited), Continued


     To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5 percent, a Tier 1 risk-based capital ratio of at least 6 percent and a total risk-based capital ratio of at least 10 percent. At December 31, 1993, FB was in the "well capitalized" category.

     Management believes FB will continue to meet all the regulatory capital requirements in the foreseeable future.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets
                                  (unaudited)
                            June 30, 1995 and 1994
                                (in thousands)

                                                           June 30,
                                                    -------------------
     Assets                                           1995       1994
     ------                                         --------   --------
Cash and due from banks............................ $ 14,864   $ 12,377
Federal funds sold.................................    7,515          0
                                                    --------   --------
     Cash and cash equivalents (note 10)...........   22,379     12,377

Investment securities:
    Held to maturity...............................   10,701      9,737
    Available for sale.............................   32,660     35,696
                                                    --------   --------
     Total investment securities...................   43,361     45,433
Loans and leases receivable, net...................  159,827    135,755
Interest receivable................................    1,436      1,323
Premises and equipment, net........................    6,719      4,299
Intangible assets..................................    2,671      2,852
Deferred income taxes..............................        0          9
Other assets.......................................      403        763
                                                    --------   --------
     Total assets.................................. $236,796   $202,811
                                                    ========   ========
     Liabilities and Stockholders' Equity
     ------------------------------------
Total deposits..................................... $209,975   $179,108
Accrued expenses and other liabilities.............    1,338      1,409
Current income taxes payable.......................       55         51
Deferred income taxes..............................      432   --
ESOP debt..........................................       90        121
FHLB payable (note 13).............................    5,531        590
Federal funds purchased............................        0      4,615
Notes payable......................................    3,170      3,655
                                                    --------   --------
     Total liabilities.............................  220,591    189,548
                                                    --------   --------
Minority interests.................................        2          2
                                                    --------   --------

Stockholders' Equity:
     6% preferred stock............................      105        105
     Common stock..................................      273        273
     Additional paid-in capital....................    2,044      2,044
     Retained earnings.............................   14,366     11,951
                                                    --------   --------
                                                      16,788     14,373
     Less:
       ESOP debt secured by common stock...........      (90)      (121)
       Cost of 1,942.401 shares in 1995 and
         1,853.649 shares in 1994 of treasury
         stock.....................................     (310)      (292)
       Net unrealized gains (losses) on investment
         securities................................     (185)      (699)
                                                    --------   --------
       Total stockholders' equity..................   16,203     13,261
                                                    --------   --------
         Total liabilities and stockholders'
           equity.................................. $236,796   $202,811
                                                    ========   ========

         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income
                                  (unaudited)
                    Six Months Ended June 30, 1995 and 1994
                                (in thousands)

                                                      Six Months Ended June 30,
                                                      -------------------------
                                                       1995               1994
                                                      ------             ------
Interest income:
     Interest and fees on loans...................... $7,164             $5,670
     Interest on investment securities:
       Taxable.......................................  1,346              1,244
       Nontaxable....................................     64                 41
     Interest on Federal funds sold..................     58                 18
                                                      ------             ------
       Total interest income.........................  8,632              6,973
                                                      ------             ------
Interest expense:
     Interest on deposits............................  3,130              2,185
     Interest on other borrowings....................    358                174
                                                      ------             ------
       Total interest expense........................  3,488              2,359
                                                      ------             ------
       Net interest income...........................  5,144              4,614

Provision for loan losses............................    162                150
                                                      ------             ------
       Net income after provision....................  4,982              4,464

Other operating income:
     Service charges.................................    842                778
     Gain (loss) on sale of investment
       securities, net...............................      0                  4
     Other...........................................    856                519
                                                      ------             ------
       Total other operating income..................  1,698              1,301
                                                      ------             ------
Other operating expenses:
     Salaries and employee benefits..................  2,185              1,941
     Occupancy, net..................................    680                732
     Equipment and data processing...................    374                316
     Other...........................................  1,355              1,092
                                                      ------             ------
       Total other operating expenses................  4,594              4,081
                                                      ------             ------
       Income before income taxes and minority
         interests...................................  2,086              1,684

Income tax expense...................................   (751)              (618)
                                                      ------             ------
         Income before minority interests............  1,335              1,066

Minority interests...................................     (1)                (0)
                                                      ------             ------
         Net income.................................. $1,334             $1,066
                                                      ======             ======

         See accompanying notes to consolidated financial statements.

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                    Six Months Ended June 30, 1995 and 1994
                                (in thousands)

                                                                                      Net
                                                                                  Unrealized
                                                                                     Gains
                       6% and 9%          Additional                              (losses) on     Total
                       Preferred  Common   Paid-in    Retained  ESOP   Treasury   Investment   Stockholders'
                         Stock    Stock     Capital   Earnings  Debt    Stock     Securities      Equity
                       ---------  ------  ----------  --------  ----   --------   -----------  -------------
Balance at
 December 31, 1993.... $ 1,280     $273     $2,044    $11,025   $(140)  $(187)     $   128        $14,423
Payment on ESOP
 debt.................      --       --         --         --      30      --           --             30
ESOP debt incurred....      --       --         --         --     (11)     --           --            (11)
Net income............      --       --         --      1,066      --      --           --          1,066
Preferred stock
 dividends............      --       --         --       (140)     --      --           --           (140)
Repurchase of 9%
 preferred stock......  (1,175)      --         --         --      --      --           --         (1,175)
Repurchase of common
 stock................      --       --         --         --      --    (105)          --           (105)
Changes in net
 unrealized gains
 (losses).............      --       --         --         --      --      --         (827)          (827)
                       -------     ----     ------    -------   -----   -----      -------        -------
Balance at
 June 30, 1994........ $   105     $273     $2,044    $11,951   $(121)  $(292)     $  (699)       $13,261
                       =======     ====     ======    =======   =====   =====      =======        =======
Balance at
 December 31, 1994.... $   105     $273     $2,044    $13,038   $ (92)  $(293)     $(1,083)       $13,993
Payment on ESOP
 debt.................     --        --         --         --      33      --           --             33
ESOP debt incurred....     --        --         --         --     (31)     --           --            (31)
Net income............     --        --         --      1,334      --      --           --          1,334
Preferred stock
 dividends............     --        --         --         (6)     --      --           --             (6)
Repurchase of common
 stock................     --        --         --         --      --     (17)          --            (18)
Changes in net
 unrealized gains
 (losses).............     --        --         --         --      --      --          898            898
                       -------     ----     ------    -------   -----   -----      -------        -------
Balance at
 June 30, 1995........ $   105     $273     $2,044    $14,366   $ (90)  $(310)     $  (185)       $16,203
                       =======     ====     ======    =======   =====   =====      =======        =======

          See accompanying notes to consolidated financial statements

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                    Six Months Ended June 30, 1995 and 1994
                                (in thousands)
                                  (unaudited)

                                                     Six Months Ended June 30,
                                                     -------------------------
                                                           1995      1994
                                                         --------   -------
Cash flows from operating activities:
     Net income......................................    $  1,334   $ 1,066

     Adjustments to reconcile net income to
      net cash provided by operating activities:
     Depreciation and amortization...................         396       341
     Provision for loan losses.......................         162       150
     Gain on sale of investments.....................           0        (4)

     Change in assets and liabilities:
       Interest receivable...........................          64      (107)
       Other assets..................................         357        38
       Income taxes recoverable......................           0        16
       Accrued expenses and other liabilities........        (961)     (773)
       Current income taxes payable..................         (69)       51
       Minority interest.............................           1         1
       Deferred income taxes.........................        (137)     (349)
                                                         --------   -------
         Total adjustments...........................          87      (636)
                                                         --------   -------
         Net cash provided by operating activities...       1,421       430
                                                         --------   -------
Cash flows from investing activities:
     Proceeds from sale of investment securities.....       3,956     2,320
     Purchase of investment securities...............        (217)   (3,400)
     Purchase of treasury stock......................         (18)     (105)
     Increase in loans...............................     (13,201)   (3,174)
     Additions to premises and equipment, net........      (2,894)     (681)
     Proceeds from disposal of premises and equipment          31        15
                                                         --------   -------
       Net cash provided in investing activities.....     (12,343)   (5,025)
                                                         --------   -------
Cash flows from financing activities:
     Net increase (decrease) in deposits.............      11,826    (3,148)
     Proceeds (payments) from FHLB debt, net.........         (29)      590
     Proceeds from federal funds purchased, net......           0     4,615
     Proceeds from notes payable.....................           0       845
     Payments on notes payable.......................        (195)        0
     Repurchase on preferred stock...................           0    (1,175)
     Preferred stock dividends.......................          (6)     (140)
                                                         --------   -------
       Net cash provided by financing activities.....      11,596     1,587
                                                         --------   -------
Net increase (decrease) in cash and cash equivalents.         674    (3,008)

Cash and cash equivalents, beginning of year.........      21,705    15,385
                                                         --------   -------
Cash and cash equivalents, end of year...............    $ 22,379   $12,377
                                                         ========   =======

          See accompanying notes to consolidated financial statements

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                    Six Months Ended June 30, 1995 and 1994

     The unaudited consolidated financial statements of Midwestern Services, Inc. and subsidiaries (the Corporation) at June 30, 1995 and 1994 are prepared in accordance with generally accepted accounting principles. The consolidated financial statements include the account of Midwestern Services, Inc. (the Parent), First Bank (FB) and Northwestern State Bank (NSWSB). The Parent owns 100 percent of the outstanding common stock of FB and approximately 92 percent of NWSB. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of results have been made and management believes such presentation is adequate to make the information presented not misleading. All significant intercompany transactions and balances have been eliminated in consolidation.

(1)  Securities

     Available for sale securities consist of bonds, notes, debentures, and certain equity securities not classified as held to maturity securities. Unrealized holding gains and losses, net of income taxes, are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

     The amortized cost and approximate fair values of securities available for sale, which were recorded at amortized cost were as follows:

                                                                      Estimated
                                                           Amortized   Market
June 30, 1995                                                Cost       Value
- -------------                                              ---------  ---------
Securities Available for Sale:
     U.S. Government securities...........................  $ 3,019    $ 3,032
     U.S. Government agencies and corporations............   12,140     12,167
     Mortgage-backed securities...........................   13,628     13,456
     Marketable equity securities-mutual funds............    3,483      3,335
     Other securities.....................................      670        670
                                                            -------    -------
          Total available for sale........................  $32,940    $32,660
                                                            =======    =======
Securities Held to Maturity:
     U.S. Government securities...........................  $ 1,982    $ 2,015
     U.S. Government agencies and corporations............      500        517
     Mortgage-backed securities...........................    5,568      5,688
     Municipal bonds......................................    2,601      2,605
     Other securities.....................................       50         46
                                                            -------    -------
          Total held to maturity..........................  $10,701    $10,871
                                                            =======    =======
Securities available for sale
     (Estimated market value).............................             $32,660
Securities held to maturity
     (Amortized cost).....................................             $10,701
                                                                       -------
               Total securities at June 30, 1995..........             $43,361
                                                                       =======
                                                                    (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                    Six Months Ended June 30, 1995 and 1994


(1)  Securities, Continued

                                                                      Estimated
                                                           Amortized   Market
June 30, 1994                                                Cost       Value
- -------------                                              ---------  ---------
Securities Available for Sale:
     U.S. Government securities...........................  $ 4,077    $ 4,083
     U.S. Government agencies and corporations............   11,535     11,372
     Mortgage-backed securities...........................   16,128     15,382
     Marketable equity securities-mutual funds............    4,369      4,214
     Other securities.....................................      645        645
                                                            -------    -------
          Total available for sale........................  $36,754    $35,696
                                                            =======    =======
Securities Held to Maturity:
     U.S. Government securities...........................  $ 4,518    $ 3,549
     U.S. Government agencies and corporations............    1,006      1,016
     Mortgage-backed securities...........................    1,193      1,153
     Municipal bonds......................................    1,715      1,692
     Other securities.....................................    1,305      1,307
                                                            -------    -------
          Total held to maturity..........................  $ 9,737    $ 8,717
                                                            =======    =======
Securities available for sale
     (Estimated market value).............................             $35,696
Securities held to maturity
     (Amortized cost).....................................             $ 9,737
                                                                       -------
                Total securities at June 30, 1994.........             $45,433
                                                                       =======
                                                                    (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                    Six Months Ended June 30, 1995 and 1994

(2)  Loans and Allowance for Loan Losses

     The allowance for loan losses is maintained at a level adequate to absorb loan losses. Management determines the adequacy of the allowance based upon changes in the nature and volume of the loan portfolio, overall loan portfolio quality, loan concentrations, specific problem loans or leases and current and anticipated economic conditions that may affect the borrowers' ability to pay. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

Loans consist of the following at June 30:                   1995       1994
- ------------------------------------------                 --------   --------
Commercial and commercial leasing......................... $ 71,995   $ 63,652
Consumer..................................................   29,517     25,761
Real estate...............................................   50,044     41,489
Equipment leases..........................................    8,056      4,928
Overdrafts................................................    2,028      1,546
                                                           --------   --------
                                                            161,640    137,376
     Less: allowance for loan losses......................    1,813      1,621
                                                           --------   --------
     Net loans............................................ $159,827   $135,755
                                                           ========   ========
An analysis of the changes in the allowance
for loan losses is as follows:

     Balance, January 1................................... $  1,741   $  1,516
     Provision............................................      162        150
     Loans charged off....................................     (120)       (58)
     Recoveries...........................................       30         13
                                                           --------   --------
          Balance......................................... $  1,813   $  1,621
                                                           ========   ========

(3)  Deposits

Deposits consist of the following:                           1995       1994
- ----------------------------------                         --------   --------
   .......................................................
Demand.................................................... $ 41,370   $ 36,760
Interest-bearing checking.................................   39,383     35,082
Savings...................................................   11,901     12,837
Money market..............................................   21,663     24,263
Time......................................................   95,658     70,166
                                                           --------   --------
     Total deposits....................................... $209,975   $179,108
                                                           ========   ========

                                                                    (Continued)

                  MIDWESTERN SERVICES, INC. AND SUBSIDIARIES

                    Six Months Ended June 30, 1995 and 1994


(4)  Income Taxes

     The Corporation files a consolidated U.S. Federal income tax return. The Corporation and its subsidiaries have adopted the policy of paying their share of any income taxes or receiving the benefit of any operating losses based on the proportionate share of each company's taxable income or loss to total taxable income. Deferred taxes are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.

     The consolidated income tax provision consists of the following:

                                                               1995    1994
                                                               ----    ----
Current tax provision:
     Federal...............................................    $686    $478
     State.................................................      42      40
     Deferred..............................................      23     100
                                                               ----    ----
     Total tax provision...................................    $751    $618
                                                               ====    ====

(5)  Commitments and Contingencies

     In the normal course of business, the Corporation makes various commitments and incurs certain contingent liabilities which are not presented in the consolidated financial statements. These financial instruments include commitments to extend credit, standby letters of credit, and Goldman Sachs Sweep accounts. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

     Financial instruments whose contract amounts represent credit risk:

                                                             1995     1994
                                                           -------  -------
Commitments to extend credit...............................$24,102  $30,178
Standby letters of credit..................................  1,331    1,469
Goldman Sachs Sweep accounts............................... 35,156   28,590

     The Corporation holds collateral for the above commitments as deemed appropriate based on their assessed risk.

                                                                      APPENDIX A



                         AGREEMENT AND PLAN OF MERGER



                                    BETWEEN

                            FIRST BANK SYSTEM, INC.

                           MIDWESTERN SERVICES, INC.

                                      AND

                             RAYMOND D. PAPE, JR.
           (Acting in his capacity as Shareholders' Representative)




                                 June 23, 1995

                                TABLE OF CONTENTS

                                                                            Page
 ARTICLE 1--MERGER..........................................................   2
      1.1.  Effect of Merger................................................   2
      1.2.  Conversion of Midwestern Common Stock; Capital Stock of FBS.....   3
      1.3.  Additional FBS Common Stock; Adjustments........................   4
      1.4.  No Fractional Shares............................................   4
      1.5.  Exchange of Certificates........................................   4
      1.6.  Shareholder Voting Agreement and Noncompetition Agreement.......   7

 ARTICLE 2--REPRESENTATIONS AND WARRANTIES OF FBS...........................   8
      2.1.  Organization and Qualification..................................   8
      2.2.  Authority Relative to this Agreement; Non-Contravention.........   8
      2.3.  Validity of FBS Common Stock....................................   9
      2.4.  Capital Stock..................................................    9
      2.5.  1934 Act Reports...............................................    9
      2.6.  No Material Adverse Changes....................................   10
      2.7.  Reports and Filings............................................   10
      2.8.  Prospectus/Proxy Statement.....................................   10

 ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF MIDWESTERN...................   11
      3.1.  Organization and Qualification.................................   11
      3.2.  Authority Relative to this Agreement; Non-Contravention........   11
      3.3.  Capitalization.................................................   12
      3.4.  Financial Statements...........................................   13
      3.5.  Loans..........................................................   13
      3.6.  Reports and Filings............................................   14
      3.7.  Subsidiaries...................................................   14
      3.8.  Absence of Undisclosed Liabilities.............................   14
      3.9.  No Material Adverse Changes....................................   15
     3.10.  Absence of Certain Developments................................   15
     3.11.  Properties.....................................................   16
     3.12.  Tax Matters....................................................   19
     3.13.  Contracts and Commitments......................................   20
     3.14.  Litigation.....................................................   21
     3.15.  No Brokers or Finders..........................................   21
     3.16.  Employees......................................................   21

     3.17.  Employee Benefit Plans..........................................  21
     3.18.  Insurance.......................................................  24
     3.19.  Affiliate Transactions..........................................  24
     3.20.  Compliance with Laws; Permits...................................  25
     3.21.  Administration of Fiduciary Accounts............................  25
     3.22.  Disclosure......................................................  26
     3.23.  Prospectus/Proxy Statement......................................  26
     3.24.  Regulatory Approvals............................................  26
     3.25.  Interest Rate Risk Management Instruments.......................  26
     3.26.  Loan Participations.............................................  27
     3.27.  Disclosures in Schedules........................................  27
     3.28.  No Dissenters' Rights...........................................  27

 ARTICLE 4--CONDUCT OF BUSINESS PENDING THE MERGER..........................  27
     4.1.   Conduct of Business.............................................  27

 ARTICLE 5--ADDITIONAL COVENANTS AND AGREEMENTS.............................  30
     5.1.   Filings and Approvals...........................................  30
     5.2.   Certain Loans and Related Matters...............................  30
     5.3.   Monthly Financial Statements and Pay Listings...................  31
     5.4.   Expenses........................................................  31
     5.5.   No Negotiations, etc. ..........................................  31
     5.6.   Notification of Certain Matters.................................  31
     5.7.   Access to Information; Confidentiality;
              Nonsolicitation of Employees..................................  32
     5.8.   Filing of Tax Returns and Adjustments...........................  33
     5.9.   Establishment of Accruals.......................................  34
     5.10.  Employee Matters................................................  34
     5.11.  Tax Treatment...................................................  36
     5.12.  Redemption of Preferred Stock...................................  37
     5.13.  Shareholder Approval; Registration Statement....................  37
     5.14.  Indemnification of FBS..........................................  38
     5.15.  Escrow Agreement................................................  41
     5.16.  Directors' and Officers' Insurance;
              Limitation of Liability of Directors and Officers.............  41
     5.17.  Termination of Stock Redemption Agreement ......................  42
     5.18.  Dissolution of Northwestern State Bank..........................  42
     5.19.  Transfer of Directors' Shares...................................  42
     5.20.  Sale of Assets of Midwestern....................................  42
     5.21.  Consent to Assignment of Leases.................................  42
     5.22.  Affiliate Letters...............................................  42

 ARTICLE 6--CONDITIONS......................................................  42
     6.1.   Conditions to Obligations of Each Party.........................  42
     6.2.   Additional Conditions to Obligation of Midwestern...............  43
     6.3.   Additional Conditions to Obligation of FBS......................  46


 ARTICLE 7--TERMINATION, AMENDMENT AND WAIVER...............................  51
     7.1.   Termination.....................................................  51
     7.2.   Effect of Termination...........................................  51
     7.3.   Amendment.......................................................  51
     7.4.   Waiver..........................................................  51


 ARTICLE 8--THE ESCROW DEPOSIT..............................................  52
     8.1.   Escrow Deposit..................................................  52
     8.2.   Release of Escrow Deposit to Shareholders.......................  52
     8.3.   Refund of Escrow Deposit to FBS.................................  52


 ARTICLE 9--THE SHAREHOLDERS' REPRESENTATIVE................................  52
     9.1.   Appointment.....................................................  52
     9.2.   Election and Replacement........................................  52
     9.3.   Authority.......................................................  53
     9.4.   No Liability of FBS.............................................  53


ARTICLE 10--GENERAL PROVISIONS..............................................  54
     10.1.  Public Statements...............................................  54
     10.2.  Notices.........................................................  54
     10.3.  Interpretation..................................................  55
     10.4.  Severability....................................................  55
     10.5.  Miscellaneous...................................................  56
     10.6.  Survival of Representations, Warranties and Covenants             56
     10.7.  Schedules.......................................................  56

 SIGNATURES.................................................................  57

 Exhibit A--Escrow Agreement
 Exhibit B--Affiliate Letter
 Exhibit C--Escrow Deposit Agreement

                         AGREEMENT AND PLAN OF MERGER



          This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated June 23, 1995, is made and entered into by and among FIRST BANK SYSTEM, INC., a Delaware corporation ("FBS"), MIDWESTERN SERVICES, INC., a Nebraska corporation ("Midwestern"), and RAYMOND D. PAPE, JR. (acting in his capacity as representative of the shareholders of Midwestern (the "Shareholders' Representative")).

          WHEREAS, the respective Boards of Directors of FBS and Midwestern have determined that it is advisable and in the best interests of FBS and Midwestern and their respective shareholders to consummate the merger of Midwestern with and into FBS as described in Article 1 of this Agreement (the "Merger");

          WHEREAS, FBS will be the surviving corporation of the Merger and, as a result of the Merger, all of the outstanding shares of the common stock, $3.50 par value, of Midwestern ("Midwestern Common Stock"), will be converted into the right to receive a combination of cash and shares of common stock, $1.25 par value, of FBS ("FBS Common Stock") on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, Midwestern owns all of the issued and outstanding capital stock of First Bank, a Nebraska state banking corporation ("First Bank"), other than the shares of capital stock of First Bank owned by the directors of First Bank (the "Directors' Shares");

          WHEREAS, FBS and certain shareholders owning in excess of two-thirds of the voting securities of Midwestern will enter into a Shareholder Voting Agreement with FBS, dated the date hereof, pursuant to which such shareholders agree that they will vote all of such securities in favor of this Agreement and the Merger at the meeting of the Midwestern shareholders held for such purpose;

          WHEREAS, as a condition to the Merger, certain shareholders of Midwestern have entered into a noncompetition agreement with FBS, dated the date hereof, pursuant to which such shareholders agree that they will not compete with the Surviving Corporation (as hereinafter defined) following the Merger, subject to certain exceptions;

          WHEREAS, this Agreement provides for certain indemnification obligations to FBS which are to be satisfied out of an escrow account established pursuant to the terms of the Escrow Agreement (as defined in Section
5.15 hereof);

          WHEREAS, the rights of the holders of Midwestern Common Stock with respect to certain provisions of this Agreement will be represented, following the effective date of the Merger, by the Shareholders' Representative; and

          WHEREAS, FBS and Midwestern desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                    MERGER

          Subject to the satisfaction or waiver of the conditions set forth in
Article 6, on a date mutually satisfactory to the parties as soon as practicable following receipt of all necessary regulatory approvals of the Board of Governors of the Federal Reserve System ("FRB") and the Nebraska Department of Banking and Finance, Midwestern will merge with and into FBS. FBS, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation." The Merger will be effected pursuant to the provisions of, and with the effect provided in Section 21-2076 of the Nebraska Business Corporation Act (the "NBCA") and Section 252 of the Delaware General Corporation Law (the "DGCL").

          1.1. Effect of Merger.

          (a) On the Effective Date (as defined in Section 1.1(d)), Midwestern shall be merged with and into FBS, and the separate existence of Midwestern shall cease. The Charter (as defined Section 2.2) and the Bylaws of FBS, as in effect immediately prior to the Effective Date, shall be the Charter and the Bylaws of the Surviving Corporation, until the same may be further amended as provided therein and in accordance with applicable law. The directors and officers of FBS immediately prior to the Effective Date will be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and shall qualify.

          (b) On the Effective Date and thereafter, the Surviving Corporation shall be responsible and liable for all the liabilities, debts, obligations and penalties of each of FBS and Midwestern.

          (c) On the Effective Date and thereafter, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of FBS and Midwestern; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of FBS and Midwestern, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in FBS or Midwestern, shall not revert or be in any way impaired by reason of the Merger.

          (d) To effect the Merger, the parties hereto will cause appropriate certificates of merger relating to the Merger to be filed with the Secretary of State of Delaware and the Secretary of State of Nebraska. The Merger shall become effective upon the later of such certificates of merger to be filed. As used herein, the term "Effective Date" shall mean the date on which the Merger shall become effective as provided in the preceding sentence.

          1.2. Conversion of Midwestern Common Stock; Capital Stock of FBS.

          To effectuate the Merger and subject to the terms and conditions of this Agreement:

          (a) On the Effective Date, each issued and outstanding share of Midwestern Common Stock (other than shares to be canceled pursuant to Section 1.2(b)) shall be converted into and become the right to receive (subject to
Section 1.3, 1.4 and 1.5(b)) the following (collectively, the "Merger Consideration"):

          (i) a number of shares of FBS Common Stock (the "Stock Consideration") equal to (A) 517,241 divided by (B) the number of shares of Midwestern Common Stock outstanding on the Effective Date; and

          (ii) an amount (the "Deferred Cash Consideration") equal to (A) $14,400,000 divided by (B) the number of shares of Midwestern Common Stock outstanding on the Effective Date, which Deferred Cash Consideration shall be payable on January 2, 1996 or the Effective Date, whichever is later (the "Deferred Payment Date"); plus accrued interest from the Effective Date to the Deferred Payment Date at the rate equal to the 30-day Treasury bill rate in effect on the Effective Date; provided that in the event the Deferred Payment Date is more than 30 days after the Effective Date such interest rate shall be reset to equal the 30-day Treasury bill rate in effect on the 31st day following the Effective Date for the remainder of the interest accrual period; provided further that the Midwestern Employee Stock Ownership Plan trust shall have the option to elect to accelerate the payment of the Deferred Cash Consideration to be paid in respect of its shares of Midwestern Common Stock to the Effective Date.

          All shares of Midwestern Common Stock converted pursuant to the Merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration into which such Midwestern Common Stock was converted in the Merger and cash in lieu of fractional shares of FBS Common Stock pursuant to Section 1.4. Certificates previously representing shares of Midwestern Common Stock shall be exchanged for the Cash Consideration and the Deferred Cash Consideration and certificates representing whole shares of the Stock Consideration upon the surrender of such certificates in accordance with the provisions of Section 1.5, without interest. No fractional share of FBS Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.4 of this Agreement.

          (b) Each share of Midwestern Common Stock held as treasury stock of Midwestern or held directly or indirectly by FBS, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

          (c) On and after the Effective Date, each share of capital stock of FBS issued and outstanding immediately prior to the Effective Date shall remain an issued and existing share of common stock of the Surviving Corporation and shall not be affected by the Merger.

          1.3. Additional FBS Common Stock; Adjustments.   If, between the date
hereof and the Effective Date, shares of FBS Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of FBS Common Stock issued as Stock Consideration on the Effective Date pursuant to this Agreement will be appropriately and proportionately adjusted so that the number of such shares of FBS Common Stock (or such class of shares into which shares of FBS Common Stock have been changed) that will be issued as Stock Consideration will equal the number of such shares that the shareholders of Midwestern Common Stock would have received pursuant to such classification, recapitalization, split-up, combination, exchange of shares or readjustment had the record date therefor been immediately following the Effective Date.

          1.4. No Fractional Shares. No fractional shares of FBS Common Stock, and no certificates representing any fractional shares, shall be issued upon the surrender for exchange of certificates representing Midwestern Common Stock nor in connection with the shares of FBS Common Stock to be received, if any, pursuant to Section 1.3(a). In lieu of any fractional share, FBS shall pay to each holder of Midwestern Common Stock who otherwise would be entitled to receive a fractional share of FBS Common Stock an amount of cash (without interest) equal to the product of (a) $41.76 (the "Conversion Price"), multiplied by (b) the fractional share interest to which such holder would otherwise be entitled.

          1.5. Exchange of Certificates.

          (a) Payment of Merger Consideration; Exchange of Certificates. Concurrently with the Merger on the Effective Date, each holder of a certificate or certificates representing shares of Midwestern Common Stock canceled and extinguished at the Effective Date pursuant to Sections 1.2(a) may surrender such certificate or certificates to FBS, as agent for the holders of shares of Midwestern Common Stock, to effect the exchange of such certificate or certificates on such holder's behalf. After surrender to FBS of any certificate which prior to the Effective Date represented shares of Midwestern Common Stock (other than shares to be canceled pursuant to Section 1.2(b)), FBS shall distribute to the person in whose name such certificate is registered, a (i) a certificate or certificates representing the number of whole shares of Stock Consideration issuable to such holder under Section 1.2(a)(i), (ii) cash payments in lieu of any fractional shares as provided in Section 1.4, and (iii) the right to receive the Deferred Cash Consideration to which such holder is entitled to receive under Section 1.2(a)(ii) on the Deferred Payment Date, which right shall be uncertificated, all subject to the requirement to deliver the Stock Consideration and certain of the Deferred Cash Consideration into escrow as provided in Section 1.5(c); provided, however, that certificates surrendered for exchange by any person deemed an "affiliate" of Midwestern (as defined in Section 5.22) shall not be exchanged for the Merger Consideration until FBS has received a written agreement from such person as provided in Section 5.22. The Deferred Cash Consideration to which such holder is entitled shall be paid by FBS by cashier's check on the Deferred Payment Date. That portion of the Deferred Cash Consideration to be paid into escrow as provided in Section 1.5(c) shall be paid by FBS to the Escrow Agent (as such term is defined in the Escrow Agreement) by cashier's check or wire transfer on the Deferred Payment Date. FBS agrees that its obligation to pay the Deferred Cash Consideration on the Deferred Payment Date is unconditional and is not subject to any right of set off. In the event that FBS should default in its obligation to pay the Deferred Cash Consideration, FBS shall also be responsible for the payment of the reasonable legal expenses and costs of the Shareholders' Representative in any action to collect such amounts.

          (b) Rights of Holders of Midwestern Common Stock; Stock Transfer. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, represented shares of Midwestern Common Stock shall be deemed to represent and evidence only the right to receive the Merger Consideration to be paid therefor as set forth in Section 1.2, and until such surrender and exchange, no Merger Consideration shall be paid or delivered to the holder of such outstanding certificate in respect thereof. The record holder of an outstanding stock certificate for Midwestern Common Stock shall, after the Effective Date, be entitled to vote the shares of FBS Common Stock into which such shares of Midwestern Common Stock shall have been converted on any matters on which the holders of record of FBS Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. After the Effective Date, there shall be no further registration of transfers on the records of the Surviving Corporation of outstanding certificates formerly representing shares of Midwestern Common Stock and, if a certificate formerly representing such shares is presented to Midwestern or FBS, it shall be canceled and exchanged for the Merger Consideration as provided in this Section 1.5. In any matters relating to certificates of Midwestern Common Stock, FBS may rely conclusively upon the record of shareholders maintained by Midwestern containing the names and addresses of the holders of record of Midwestern Common Stock on the Effective Date.

          (c) Escrow of Merger Consideration. Simultaneously with the Merger on the Effective Date, all of the Stock Consideration to be delivered to the holders of Midwestern Common Stock (other than the Stock Consideration issued in respect of the shares of Midwestern Common Stock held by the Midwestern Employee Stock Ownership Plan which shall be issued to such holder on the Effective Date) will be delivered to the Escrow Agent (as such term is defined in, and pursuant to, the Escrow Agreement as provided in Section 5.15). The holders of Midwestern Common Stock other than the Midwestern Employee Stock Ownership Plan are hereinafter referred to as the "Indemnifying Shareholders." Of such Stock Consideration held in Escrow, 47,000 shares of FBS Common Stock shall constitute a portion of the escrow for purposes of satisfying the indemnification obligations of the Indemnifying Shareholders pursuant to Section 5.14 and the remainder of the Stock Consideration to be issued to the Indemnifying Shareholders shall be for the purpose of establishing that it is the Indemnifying Shareholders' plan and intention that none of the Stock Consideration issued in respect of such Indemnifying Shareholders will be sold or otherwise transferred from the date hereof until at least two years from the Effective Date. In addition, on the Deferred Payment Date, $917,280 of the Deferred Cash Consideration to be paid in respect of the Indemnifying Shareholders will be delivered to the Escrow Agent by check or wire transfer as provided in Section 5.15 and shall constitute the remainder of the escrow for purposes of satisfying the indemnification obligations of the Indemnifying Shareholders pursuant to Section 5.14. Claims made against the Indemnity Escrow Fund (as defined in Section 5.15) shall first be satisfied out of the Deferred Cash Consideration held by the Escrow Agent.

          (d) No Further Liability. All Merger Consideration paid or delivered upon the surrender of Midwestern Common Stock in accordance with the terms and conditions of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Midwestern Common Stock. Upon any release of any portion of the Merger Consideration held in escrow pursuant to Sections 1.5(b) and 5.15 to the Shareholders' Representative, FBS will have no further liability or obligation to the Indemnifying Shareholders with respect to such Merger Consideration nor will it have any responsibility with respect to the ultimate distribution of such Merger Consideration to the Indemnifying Shareholders.

          (e) Failure to Surrender Certificates. If outstanding certificates formerly representing shares of Midwestern Common Stock are not surrendered prior to the date on which the Merger Consideration to which any holder of such shares is entitled as a result of the Merger would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of FBS (and to the extent not in FBS's possession shall be paid over to FBS), free and clear of any and all claims or interest of any person. Notwithstanding the foregoing, neither FBS nor any other person shall be liable to any former holder of Midwestern Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws.

          (f) Lost Certificates. In the event that any certificate representing Midwestern Common Stock shall have been lost, stolen or destroyed, FBS shall pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to FBS, cash as may be required pursuant to this Agreement; provided, however, that FBS may, in its sole discretion and as a condition precedent to the issuance and payment of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against FBS, Midwestern or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          (g) Dividends. Until outstanding certificates formerly representing Midwestern Common Stock are surrendered as provided in Section 1.5(a), no dividend or distribution payable to holders of record of FBS Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole shares of FBS Common Stock, but not paid to such holder, and which dividends or distributions had a record date occurring on or subsequent to the Effective Date.

          1.6. Shareholder Voting Agreement and Noncompetition Agreement.

          (a) Simultaneously with the execution of this Agreement, each of Raymond D. Pape, Jr., Madeline Brady Pape Trust, Matthew Pape Trust, Thomas F. McGowan, M. David Klipsch, Terry Klipsch and Thomas A. Horeis shall enter into a Shareholder Voting Agreement (the "Shareholder Voting Agreement") providing that such shareholders will agree to vote all of their respective shares of Midwestern Common Stock in favor of this Agreement and the Merger at the meeting of Midwestern shareholders held for such purpose.

          (b) Simultaneously with the execution of this Agreement, each of Raymond D. Pape, Jr., Thomas F. McGowan and M. David Klipsch shall enter into a Noncompetition Agreement with FBS providing that such individuals shall not, for a period of two years after the Effective Date, (i) engage in the banking or financial services business as an advisor, employee, consultant, agent, partner, principal, director, owner or stockholder of any corporation or other business entity within a 50-mile radius of the main office and each of the branch offices of First Bank (subject to certain exceptions); (ii) directly or indirectly solicit the banking or financial services business of any past or present customer of First Bank or encourage any such customer to terminate or alter such customer's relationship with First Bank (or its successor by merger); or (iii) directly or indirectly, hire for employment any individual who, as of the date of this

Agreement, was an employee or agent of Midwestern or First Bank or who subsequent to the date of this Agreement became an employee of Midwestern or First Bank (or any successors by merger) (subject to certain exceptions).


                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF FBS

          FBS hereby represents and warrants to Midwestern as follows:

          2.1. Organization and Qualification. FBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. FBS is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). FBS is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole.

          2.2. Authority Relative to this Agreement; Non-Contravention. FBS has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by FBS and the consummation by FBS of the transactions contemplated hereby have been duly authorized by the Board of Directors of FBS, and no other corporate proceedings on the part of FBS are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by FBS and constitutes a valid and binding obligation of FBS, enforceable in accordance with its terms. FBS is not subject to, or obligated under, any provision of (a) its Charter (as hereinafter defined) or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the Bank Holding Company Act, the Nebraska Department of Banking and Finance, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1993 Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations there under (the "1934 Act"), rules of the New York Stock Exchange (the "NYSE"); state securities or blue sky laws, and the rules and regulations thereunder (the "Blue Sky Laws"), and the filing of certificates of merger with the Secretary of State of Nebraska and the Secretary of State of Delaware, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of FBS for the consummation by it of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. As used in this Agreement, the term "Charter" with respect to any corporation or banking association shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of incorporation or association, including the articles or certificate of incorporation or association, any amendments thereto and any articles or certificate of merger or consolidation.

          2.3. Validity of FBS Common Stock. The shares of FBS Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

          2.4. Capital Stock. The authorized capital stock of FBS consists of 200,000,000 shares of FBS Common Stock, par value $1.25 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 1995, (a) 135,424,331 shares of FBS Common Stock were issued and outstanding (including 2,976 shares of FBS Common Stock held in treasury), 9,560,003 shares of FBS Common Stock were reserved for issuance pursuant to FBS's 1987 Stock Option Plan, 1991 Stock Incentive Plan, 1994 Stock Incentive Plan, Restated Employee Stock Purchase Plan and Dividend Reinvestment Plan, the Western Capital Investment Corp. 1984 Stock Option and Incentive Plan, the MFC Stock Warrants, the 1988 Equity Participation Plan and the Edina Realty, Inc. 1995 Sales Associate Stock Purchase Plan and 3,952,000 shares of FBS Common Stock were reserved for issuance upon conversion of FBS's $3.5625 Cumulative Preferred Stock, Series 1991A (the "Series 1991A Preferred"); (b) 2,118,500 shares of Series 1991A Preferred were outstanding; (c) 12,750 shares of Adjustable Rate Cumulative Preferred Stock, Series 1990A were reserved for issuance pursuant to certain periodic stock purchase rights and risk event warrants issued by FBS; and (d) 1,400,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of rights to purchase shares of Junior Participating Preferred Stock of FBS pursuant to the Rights Agreement dated as of December 21, 1988, between FBS and First Chicago Trust Company of New York, as Rights Agent.

          2.5. 1934 Act Reports.

          (a) Prior to the execution of this Agreement, FBS has delivered or made available to Midwestern complete and accurate copies of (i) FBS's Annual Reports on Form 10-K for the years ended December 31, 1994, 1993 and 1992, as amended (the "FBS 10-K Reports"), as filed under the 1934 Act with the Securities and Exchange Commission (the "SEC"), (ii) all FBS proxy statements and annual reports to shareholders used in connection with meetings of FBS shareholders held since January 1, 1993, and (iii) FBS's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (the "FBS 10-Q Report"), as filed under the 1934 Act with the SEC. As of their respective dates, such documents (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1992, FBS has filed in a timely manner all reports that it was required to file with the SEC pursuant to the 1934 Act.

          (b) The FBS financial statements (including any footnotes thereto) contained in the FBS 10-K Reports and the FBS 10-Q Report were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of FBS and its subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended.

          2.6. No Material Adverse Changes. Since March 31, 1995, there has been no material adverse change in, and no event, occurrence or development in the business of FBS or its subsidiaries, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a material adverse effect on the business operations or financial condition of FBS and its subsidiaries, taken as a whole, or the ability of FBS to consummate the transactions contemplated hereby.

          2.7. Reports and Filings. Since January 1, 1992, each of FBS and its subsidiaries has filed each report or other filing it was required to file with any federal or state banking or bank holding company or other regulatory authority having jurisdiction over it (together with all exhibits thereto, the "FBS Regulatory Reports"), except for such reports and filings which the failure to so file would not have a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole. As of their respective dates or as subsequently amended prior to the date hereof, each of the FBS Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

          2.8. Prospectus/Proxy Statement. At the time the Registration Statement (as defined in Section 5.13) becomes effective and at the time the Prospectus/Proxy Statement (as defined in Section 5.13) is mailed to the shareholders of Midwestern for the purpose of obtaining their approval referred to in Section 5.13 and at all times subsequent to such mailing up to and including the time of such approval, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein specifically designated as being supplied by FBS for inclusion therein and relating to FBS, the FBS Common Stock, this Agreement, the Merger and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF MIDWESTERN

          Midwestern hereby represents and warrants to FBS as follows:

          3.1. Organization and Qualification. Midwestern is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has the requisite corporate power to carry on its business as now conducted. Midwestern is registered as a bank holding company under the Bank Holding Company Act. First Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has the requisite corporate power to carry on its business as now conducted. The copies of the Charter and Bylaws of each of Midwestern and First Bank which have been provided to FBS prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through the date hereof. Each of Midwestern and First Bank is licensed or qualified to do business in every jurisdiction in which the nature of its respective business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole.

          3.2. Authority Relative to this Agreement; Non-Contravention. Midwestern has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Midwestern and the consummation by Midwestern of the transactions contemplated hereby have been duly authorized by the Board of Directors of Midwestern and, except for approval of this Agreement and the Merger by the shareholders of Midwestern, no other corporate proceedings on the part of Midwestern are necessary to authorize this Agreement, the Merger and such transactions. This Agreement has been duly executed and delivered by Midwestern and constitutes a valid and binding obligation of Midwestern, enforceable in accordance with its terms. Except as disclosed on Schedule 3.2, neither of Midwestern nor First Bank is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the Bank Holding Company Act, the Nebraska Department of Banking and Finance, the 1933 Act, the 1934 Act, the NYSE, the Blue Sky Laws, and the filing of the certificate of merger with the Secretary of State of Nebraska, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Midwestern or First Bank for the consummation by Midwestern of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole, or the consummation of the transactions contemplated hereby.

          3.3. Capitalization. The authorized, issued and outstanding capital stock of each of Midwestern and First Bank as of the date hereof is set forth on
Schedule 3.3. All of the issued and outstanding shares of capital stock of Midwestern are owned by the shareholders of Midwestern set forth on Schedule 3.3 free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, other than such as are set forth on Schedule 3.3. All of the issued and outstanding shares of capital stock of First Bank are owned by Midwestern, other than Directors' Shares, as set forth on Schedule 3.3. All of the shares of capital stock of First Bank owned by Midwestern and all of the Directors' Shares owned by the directors of First Bank are owned free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, other than encumbrances arising as a result of requisite regulatory approvals for transfer. The issued and outstanding shares of capital stock of each of Midwestern and First Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as set forth on Schedule 3.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Midwestern and First Bank to issue, sell, purchase or redeem any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock or of any of their subsidiaries or affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of Midwestern or First Bank, or the earnings or other attributes of Midwestern or First Bank. Midwestern has heretofore delivered to FBS true and correct copies of all such agreements, arrangements (including all stock option plans) or commitments identified on Schedule 3.3.

          3.4. Financial Statements.

          (a) Midwestern has furnished FBS with copies of the consolidated balance sheets of Midwestern and subsidiary as of March 31, 1995 and 1994 and December 31, 1994, 1993 and 1992 and the related statements of operations and changes in shareholders' equity for the three-month periods then ended, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended (collectively, together with any notes thereto, the "Midwestern Financial Statements"). The Midwestern Financial Statements for the years ended December 31, 1994, 1993 and 1992 have been audited by KPMG Peat Marwick LLP. The consolidated balance sheet of Midwestern and subsidiaries as of March 31, 1995 is herein referred to as the "Latest Midwestern Balance Sheet," and the related statements of income and changes in shareholders' equity for the three-month period then ended are herein referred to as the "Related Midwestern Statements." The Midwestern Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4(a)) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Midwestern and its subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended.

          (b) Midwestern has furnished FBS with copies of the balance sheets of First Bank as of March 31, 1995 and 1994 and December 31, 1994, 1993 and 1992 and the related statements of operations and changes in shareholder's equity for the three-month periods then ended, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended (collectively, together with any notes thereto, the "First Bank Financial Statements"). The balance sheet of First Bank as of March 31, 1995 is herein referred to as the "Latest First Bank Balance Sheet," and the related statements of operations and changes in shareholder's equity for the three-month period then ended are herein referred to as the "Related First Bank Statements." The First Bank Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4(b)) applied on a consistent basis during the periods involved and fairly present the financial position of First Bank as of the dates thereof and the results of operations, changes in shareholder's equity and cash flows for the periods then ended.

          (c) The Latest Midwestern Balance Sheet and the Latest First Bank Balance Sheet are collectively referred to as the "Latest Balance Sheets," and the Related Midwestern Statements and the Related First Bank Statements are collectively referred to as the "Related Statements."

          3.5. Loans.

          (a) The documentation relating to each loan made by First Bank and relating to all security interests, mortgages and other liens with respect to all collateral for each such loan, taken as a whole, are adequate for the enforcement of the material terms of each such loan and of the related security interests, mortgages and other liens. The terms of each such loan and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including, without limitation, laws, rules and regulations relating to the extension of credit).

          (b) Except as set forth in Schedule 3.5, (i) there are no loans, leases, other extensions of credit or commitments to extend credit of First Bank that have been or, to the knowledge of Midwestern and First Bank, should have been classified by First Bank as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification, (ii) in response to a request for information by FBS, Midwestern has provided to FBS written information concerning the loan portfolios of First Bank that is true, correct and complete in all material respects, and (iii) no material information with respect to the loan portfolios of First Bank has been withheld from FBS.

          3.6. Reports and Filings. Since January 1, 1992, each of Midwestern and First Bank has filed each report or other filing that it was required to file with any federal or state banking, bank holding company or other applicable regulatory authorities having jurisdiction over it (together with all exhibits thereto, the "Midwestern Regulatory Reports"). Midwestern has provided or made available to FBS copies of all of the Midwestern Regulatory Reports. As of their respective dates or as subsequently amended prior to the date hereof, each of the Midwestern Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

          3.7. Subsidiaries. Except for the stock of First Bank owned by Midwestern and except as otherwise disclosed on Schedule 3.7, none of Midwestern or First Bank owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, except securities owned by First Bank in the ordinary course of its business.

          3.8. Absence of Undisclosed Liabilities. Except as otherwise disclosed on Schedule 3.8, all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 3.12)) with respect to or based upon transactions or events heretofore occurring ("Liabilities"), required to be reflected on the Latest Balance Sheets in accordance with generally accepted accounting principles have been so reflected. Midwestern and First Bank have no Liabilities except (a) as reflected on the Latest Balance Sheets, (b) Liabilities which have arisen after the date of the Latest Balance Sheets in the ordinary course of business, none of which is a material unaccrued liability, and (c) as otherwise disclosed on
Schedule 3.8. As of the date of this Agreement, there are no agreements or commitments binding First Bank to extend credit, in the amount per "one borrower" (as defined in 12 C.F.R. section 563.93), of $250,000 or more, except as set forth on Schedule 3.8.

          3.9. No Material Adverse Changes. Since the date of the Latest Balance Sheets, there has been no material adverse change in, and no event, occurrence or development in the business of Midwestern or First Bank that, taken together with other events, occurrences and developments with respect to such business, has had, or would reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Midwestern or First Bank, taken as a whole, or the ability of Midwestern to consummate the transactions contemplated hereby.

          3.10. Absence of Certain Developments. Except as set forth in the Latest Balance Sheets and the Related Statements or on Schedule 3.10, since March 31, 1995, neither of Midwestern or First Bank has:

          (a) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except deposit and other bank obligations in the ordinary course of business;

          (b) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of capital stock or other securities of Midwestern or First Bank, other than the redemption of shares of preferred stock of Midwestern contemplated by Section 5.14;

          (c) split, combined or reclassified any outstanding shares of capital stock of Midwestern or First Bank, or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of capital stock of Midwestern or First Bank or other securities, except dividends paid in cash by Midwestern to the holders of Midwestern Common Stock permitted to be made after the date hereof pursuant to Section 4.1(b)(iv);

          (d) borrowed any amount or incurred or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event has Midwestern or First Bank entered into any long-term borrowings with terms of greater than one year;

          (e) discharged or satisfied any material lien or encumbrance on the properties or assets of Midwestern or First Bank or paid any material liability other than in the ordinary course of business;

          (f) sold, assigned, transferred, mortgaged, pledged or subjected to any lien or other encumbrance any of the assets of Midwestern or First Bank, except (A) in the ordinary course of business, including real estate acquired through foreclosure or deed in lieu of foreclosure ("OREO") (B) liens and encumbrances for current property taxes not yet due and payable and (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby;

          (g) canceled any material debts or claims or waived any rights of material value, except in the ordinary course of business or upon payment in full;

          (h) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern or First Bank, taken as a whole;

          (i) made or granted any bonus or any wage, salary or compensation increase or severance or termination payment to, or promoted, any director, officer, employee, group of employees or consultant, entered into any employment contract or hired any employee, in each case, other than in the ordinary course of business and consistent with past practice;

          (j) made or granted any increase in the benefits payable under any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as required by law;

          (k) made any single or group of related capital expenditures or commitment therefor in excess of $25,000 or entered into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate;

          (l) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Midwestern;

          (m) taken any other action or entered into any other transaction other than in the ordinary course of business; or

          (n) agreed to do any of the foregoing.

          3.11.  Properties.

          (a) Each of Midwestern and First Bank owns good and marketable title to all of the real property and all of the personal property, fixtures, furniture and equipment reflected on the Latest Balance Sheets or acquired since the date thereof (other than real property reflected on the Latest Balance Sheets as OREO), free and clear of all liens and encumbrances, except for (i) mortgages on real property set forth on Schedule 3.11(a), (ii) encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, (iii) liens for current taxes and special assessments not yet due and payable, (iv) leasehold estates with respect to multi-tenant buildings owned by Midwestern or First Bank, which leases are identified on Schedule 3.11(a), and (v) property disposed of since the date of the Latest Balance Sheets in the ordinary course of business; provided, that no disposal of any real property shall be considered to be in the ordinary course of business.

          (b) Schedule 3.11(b) correctly sets forth a brief description, including the term, of each lease for real or personal property to which Midwestern or First Bank is a party as lessee. Midwestern has delivered to FBS complete and accurate copies of each of the leases described on Schedules 3.11(a) and 3.11(b), and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to FBS. At the Effective Date, neither of Midwestern or First Bank occupy or use any real property as to which there is no lease in full force and effect, other than real property owned by Midwestern or First Bank. The leases described on Schedules 3.11(a) and 3.11(b) are in full force and effect in all material respects. Midwestern or First Bank, as the case may be (if lessee under such lease), has a valid and existing leasehold interest under each lease described on Schedule 3.11(b) for the term set forth therein. With respect to the leases described on and except as set forth on Schedule 3.11(b), neither of Midwestern or First Bank is in default, and, to the best knowledge of Midwestern and First Bank, none of the other parties to any of such leases is in default, and, to the best knowledge of Midwestern and First Bank no circumstances (not in the control of Midwestern and First Bank) exist which could result in such a default under any of such leases.

          (c) To the best knowledge of Midwestern and First Bank, there has been no cancellation, breach or anticipated breach by any other party to any lease described on Schedule 3.11(a) or 3.11(b). The rent rolls set forth on Schedules 3.11(a) and 3.11(b) are true and complete in all material respects and describe all occupancies and the material terms of each occupancy.

          (d) Except as set forth in Schedule 3.11(d), all of the buildings, fixtures, furniture and equipment necessary for the conduct of the business of Midwestern and First Bank are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Each of Midwestern and First Bank owns, or leases under valid leases, all buildings, fixtures, furniture, personal property, land improvements and equipment necessary for the conduct of its business as it is presently being conducted.

          (e) Except as set forth in Schedules 3.11(e) and 3.11(f), neither of Midwestern or First Bank and none of the buildings owned or leased by Midwestern or First Bank is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including, without limitation, applicable environmental protection laws and regulations, which violations would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern or First Bank, taken as a whole, and none of Midwestern or First Bank has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Midwestern or First Bank. Except as set forth in Schedule 3.11(e), no Hazardous Materials (as defined below) have been deposited or disposed of in, on or under Midwestern's or First Bank's owned or leased properties (including properties owned, managed or controlled by First Bank in connection with its lending or fiduciary operations) during the period in which Midwestern or First Bank has owned, occupied, managed, controlled or operated such properties. Except as set forth on Schedule 3.11(e), to the best knowledge of Midwestern or First Bank, no prior owners, occupants or operators of all or any part of Midwestern's or First Bank's owned or leased properties (including properties owned, managed or controlled by First Bank in connection with its lending or fiduciary operations) ever used such properties as a dump or gasoline service station, or deposited, disposed of or allowed to be deposited or disposed of in, on or under such properties any Hazardous Materials. Except as disclosed on Schedule 3.11(e), no asbestos or any material amount of ureaformaldehyde materials exists in or on any of Midwestern's or First Bank's owned or leased properties (including properties owned, managed or controlled by First Bank in connection with its lending or fiduciary operations), and no electrical transformers or capacitors, other than those owned by public utility companies, on such properties contain any PCBs.

          As used in this Section 3.11(e), the following terms shall have the following meanings:

          (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject Midwestern or First Bank or, after the Effective Date, FBS or any of its affiliates, or any of their respective directors or officers, to any imposition of costs or liability under any Environmental Laws.

          (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of health, safety or the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

          (f) Except as set forth in Schedule 3.11(f), there are no aboveground or underground tanks (excluding hot water storage or propane tanks) located under, in or about, nor, to the best knowledge of Midwestern and First Bank, have there ever been any such tanks located under, in or about, any of Midwestern's or First

Bank's owned or leased properties (including properties owned, managed or controlled by First Bank in connection with its lending or fiduciary operations).

          3.12. Tax Matters. Except as disclosed on Schedule 3.12, each of Midwestern and First Bank and all members of any consolidated, affiliated, combined or unitary group of which Midwestern or First Bank is a member have filed or will file all Tax (as hereinafter defined) and Tax information returns or reports required to be filed (taking into account permissible extensions) by them on or prior to the Effective Date, and have paid (or have accrued or will accrue, prior to the Effective Date, amounts for the payment of) all Taxes relating to the time periods covered by such returns and reports. Except as disclosed on Schedule 3.12, the accrued taxes payable accounts for Taxes reflected on the Latest Balance Sheets (or the notes thereto) are sufficient for the payment of all unpaid Taxes of Midwestern and First Bank accrued for or applicable to all periods ended on or prior to the date of the Latest Balance Sheets or which may subsequently be determined to be owing with respect to any such period. Except as disclosed on Schedule 3.12, neither of Midwestern or First Bank has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. Each of Midwestern and First Bank has paid or will pay in a timely manner and as required by law all Taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee or third party. Except as disclosed on Schedule 3.12, all Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Date, shall have been paid by or on behalf of Midwestern and First Bank or shall be reflected on the books of Midwestern and First Bank as an accrued Tax liability determined in a manner which is consistent with past practices and the Latest Balance Sheets, without taking account of the Merger. The aggregate amount of all such accruals for Tax liability for any such period will be set forth on
Schedule 3.12 (and a good faith estimate of such amount shall be provided in writing to FBS at least 10 days prior to the Effective Date). In the five years prior to the date of this Agreement, no Tax returns of Midwestern or First Bank have been audited by any governmental authority other than as disclosed on
Schedule 3.12; and, except as set forth on Schedule 3.12, there are no unresolved questions, claims or disputes asserted by any relevant taxing authority concerning the liability for Taxes of Midwestern or First Bank. Neither of Midwestern or First Bank has made an election under Section 341(f) of the Code, for any taxable years not yet closed for statute of limitations purposes. In the five years prior to the date of this Agreement, no demand or claim has been made against Midwestern or First Bank with respect to any Taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group of which Midwestern or First Bank was at any time a member. Midwestern's federal tax identification number is 47-0583133. First Bank's federal tax identification number is 47-0411682. For purposes of this Agreement, the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, deposits, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalties or additions to, or additional amounts in respect of the foregoing, for each of Midwestern, First Bank and all members of any consolidated, affiliated, combined or unitary group of which Midwestern or First Bank is a member.

          3.13.  Contracts and Commitments.

          (a) Except as set forth on Schedule 3.13, neither of Midwestern or First Bank (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract relating to any consulting services or to severance pay for any person, (iii) is a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), except for securities sold under a repurchase agreement providing for a repurchase date 30 days or less after the purchase date, (iv) is a party to any (A) contract or group of related contracts with the same party for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000 for any individual contract or $100,000 for any group of related contracts in the aggregate, (B) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, which is not entered into in the ordinary course of business and is either not terminable by it on 30 days' or less notice without penalty or involves more than $50,000 for any individual contract or $100,000 in the aggregate for any group of related contracts, or (C) other agreement material to the business of Midwestern and First Bank, taken as a whole, which is not entered into in the ordinary course of business, or (v) has any commitments for capital expenditures in excess of $25,000.

          (b) Except as disclosed on Schedule 3.13, (i) to the best knowledge of Midwestern and First Bank, since the date of the Latest Balance Sheets, no customer has indicated that it will stop or decrease the rate of business done with Midwestern or First Bank (except for changes in the ordinary course of such business) that would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole; (ii) each of Midwestern and First Bank has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on Schedule 3.13, and neither of Midwestern or First Bank is in receipt of any claim of default under any contract or commitment set forth on Schedule 3.13, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole; (iii) neither of Midwestern or First Bank has any present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment set forth on Schedule 3.13; and (iv) to the best knowledge of Midwestern and First Bank, there has been no cancellation, breach or anticipated breach by any other party to any contract or commitment set forth on Schedule 3.13, except for any cancellation, breach or anticipated breach which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole.

          3.14. Litigation. Except as set forth on Schedule 3.14, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Midwestern and First Bank, threatened against Midwestern or First Bank, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. None of the matters set forth on Schedule 3.14, individually or in the aggregate, will have or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Midwestern or First Bank, taken as a whole.

          3.15. No Brokers or Finders. Except as disclosed on Schedule 3.15, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Midwestern or First Bank.

          3.16. Employees. Except as set forth on Schedule 3.16, neither of Midwestern or First Bank has any knowledge of the announced or anticipated resignation of any officer of Midwestern or First Bank. Except as set forth on
Schedule 3.16, Midwestern and First Bank have each complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, non-discrimination and the payment of social security and other taxes, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole.

          3.17.  Employee Benefit Plans.

          (a) Definitions. For the purposes of this Section 3.17, unless the context clearly requires otherwise, the term "Plan" or "Plans" includes all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other benefit arrangements, whether written or oral, (including, without limitation, any employment agreement or any program, agreement, perquisites, automobile allowances, country or health club allowances, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accidental benefits) applicable to the employees of Midwestern or First Bank, to which Midwestern or First Bank contribute, or which Midwestern or First Bank have committed to implement for their employees prior to the date of this Agreement. Unless the context clearly requires otherwise, "Plan" or "Plans" shall also include any similar program or arrangement maintained by any organization affiliated by ownership with Midwestern or First Bank for which Midwestern or First Bank are or could be completely or partially liable for the funding or the administration either as a matter of law or by agreement but excluding customers of the trust departments of affiliates of Midwestern where there is no ownership affiliation between such customers and Midwestern.

          (b) Except as disclosed on Schedule 3.17:

          (i) Full Disclosure of All Plans. With respect to all employees and former employees of Midwestern and First Bank (and all dependents and beneficiaries of such employees and former employees):

                    (A) Neither of Midwestern or First Bank maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements;

                    (B) Neither of Midwestern or First Bank maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of ERISA or Section 414(i) of the Code);

                    (C) Neither of Midwestern or First Bank maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) ("Defined Benefit Plans"); and

                    (D) Neither of Midwestern or First Bank maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

          (ii) Funding. With respect to the Plans, (A) all required contributions which are due have either been made or properly accrued and
     (B) neither of Midwestern or First Bank is liable for any "accumulated funding deficiency" as that term is defined in Section 412 of the Code or any penalty or excise tax in connection therewith.

          (iii) Plan Documents. With respect to all Plans sponsored or administered by Midwestern or First Bank and with respect to any other Plan if available to Midwestern or First Bank, Midwestern has furnished FBS with true and complete copies of (A) the most recent determination letter, if any, received by Midwestern or First Bank from the Internal Revenue Service regarding each qualified Plan, (B) the Form 5500 and all Schedules and accompanying financial statements, if any, for each Plan for which such form is required to be filed for the three most recent fiscal Plan years,
     (C) the most recently prepared actuarial valuation report, if any, for each Plan, and (D) copies of the current Plan documents, trust agreements, insurance contracts and all related contracts and documents (including any material employee communications) with respect to each Plan. To the extent

     Midwestern or First Bank may be deemed to maintain any Plan for which there are no such documents, agreements or contracts, FBS has received a complete and accurate description of the terms of such Plan.

          (iv) Defined Benefit Plans. Neither of Midwestern or First Bank nor any affiliate of Midwestern or First Bank maintains or has maintained any Defined Benefit Plans for which Midwestern, First Bank or FBS have or will have any liability or, which if terminated, could result in any liability to Midwestern, First Bank or FBS under Title IV of ERISA. There are no unfunded vested liabilities (determined using the assumptions used by the Plan for funding and without regard to future salary increases) with respect to Defined Benefit Plans sponsored by Midwestern or First Bank. There have been no reportable events under Section 4043 of ERISA (with respect to which the 30-day notice requirement has not been waived by regulation) with respect to any Defined Benefit Plan maintained by Midwestern or First Bank. No Defined Benefit Plan has been terminated that will result in a material liability by Midwestern or First Bank to the Pension Benefit Guaranty Corporation.

          (v) Multiemployer Plans. Neither of Midwestern or First Bank has any actual or potential liabilities under Sections 4201 or 4205 of ERISA for any complete or partial withdrawal from any multiemployer plan.

          (vi) Fiduciary Breach; Claims. Neither of Midwestern or First Bank nor any of their respective directors, officers, employees or other "fiduciaries" (as such term is defined in Section 3(21) of ERISA) has committed any breach of fiduciary duty imposed by ERISA or any other applicable law with respect to the Plans which would subject Midwestern or First Bank, directly or indirectly, to any liability under ERISA or any applicable law. There are no actions, suits or claims pending against Midwestern or First Bank relating to benefits other than routine, uncontested claims for benefits.

          (vii) Prohibited Transaction. Neither of Midwestern or First Bank nor any officer, director, employee, agent or fiduciary of any Plan has incurred any liability for any civil penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA.

          (viii) Material Compliance With Law. All Plans have been consistently administered in accordance with their terms in all material respects. To the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all Plans comply in all material respects with the requirements of ERISA and the Code. All Tax information returns or reports and all other required filings, disclosures and contributions have been made with respect to all Plans. No condition exists that limits the right of Midwestern or First Bank to amend or terminate any such Plan (except as provided in such Plans or limited under ERISA or the Code).

          (ix) VEBA Funding. No Plan is funded in whole or in part through a voluntary employees' beneficiary association exempt from tax under Section 501(c)(9) of the Code. The limitations under Sections 419 and 419A of the Code have been computed, all unrelated business income tax returns have been filed and appropriate adjustments have been made on all other Tax returns.

          (x) Retirement and COBRA Benefits. Neither of Midwestern or First Bank has actual or potential liability under current law for benefits after separation from employment other than (y) benefits under Plans described in clauses (A), (B) or (C) of Section 3.17(b)(i) and set forth on Schedule 3.17, and (z) health care continuation benefits described in Section 4980B of the Code or Part G of Subtitle B of Title I of ERISA or any comparable provisions under the laws of any state.

          (xi) Collective Bargaining. No Plan is maintained in whole or in part pursuant to collective bargaining.

          (xii) Employee Status. No employee of Midwestern or First Bank is absent due to (A) a disability that currently entitles the employee to benefits under any long-term disability plan sponsored by Midwestern or First Bank or (B) military service leave of absence. All employees of Midwestern and First Bank are "at will" employees.

          (xiii) Parachute Payments. No Plan requires or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor in causing payments to be made by Midwestern, First Bank or FBS that are not deductible (in whole or in part) under Section 280G of the Code.

          3.18. Insurance. Schedule 3.18 hereto lists each insurance policy maintained by Midwestern or First Bank with respect to its properties and assets. Prior to the date hereof, Midwestern has delivered to FBS complete and accurate copies of each of the insurance policies described on Schedule 3.18. All such insurance policies are in full force and effect, and none of Midwestern or First Bank is in default with respect to its obligations under any of such insurance policies.

          3.19. Affiliate Transactions. Except as set forth on Schedule 3.19, neither of Midwestern or First Bank, or any of their respective executive officers or directors, or any member of the immediate family of any such executive officer or director (which for the purposes hereof shall mean a spouse, minor child or adult child living at the home of any such executive officer or director), or any entity which any of such persons "controls" (within the meaning of Regulation O of the FRB), has any loan agreement, note or borrowing arrangement or any other agreement with Midwestern or First Bank (other than normal employment arrangements or deposit account relationships) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Midwestern or First Bank.

          3.20. Compliance with Laws; Permits. Each of Midwestern and First Bank has complied in all respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of Midwestern or First Bank and to which Midwestern or First Bank may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Federal Deposit Insurance Act, as amended, (the "FDIA"), the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the Federal Reserve Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole, or Midwestern's ability to consummate the transactions contemplated hereby; and no claims have been filed by any such governments or agencies against Midwestern or First Bank alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. Each of Midwestern and First Bank holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, except where failure to obtain such authorizations would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as whole, or the ability of Midwestern to consummate the transactions contemplated hereby. Neither of Midwestern or First Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits (collectively, the "Bank Regulators"), nor have either of Midwestern or First Bank been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. Neither of Midwestern or First Bank is subject to Section 32 of the FDIA.

          3.21. Administration of Fiduciary Accounts. First Bank has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Midwestern and First Bank, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. None of Midwestern, First Bank or any of their respective officers or directors has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of Midwestern and First Bank, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          3.22. Disclosure. The representations and warranties of Midwestern contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Midwestern or First Bank which has not been disclosed to FBS pursuant to this Agreement and the Schedules hereto which would have or would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole, or the ability of Midwestern to consummate the transactions contemplated hereby.

          3.23. Prospectus/Proxy Statement. At the time the Prospectus/Proxy Statement is mailed to the shareholders of Midwestern in order to obtain their approval referred to in Section 5.13 and at all times subsequent to such mailing up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to Midwestern (including First Bank) and its shareholders, Midwestern Common Stock, this Agreement, the Merger and all other transactions contemplated hereby supplied by Midwestern, First Bank or NSB for inclusion therein, will (a) comply in all material respects with applicable provisions of the 1933 Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          3.24. Regulatory Approvals. As of the date hereof, neither of Midwestern or First Bank is aware of any fact that would likely result in the regulatory approvals specified in Section 5.1 not being obtained.

          3.25.  Interest Rate Risk Management Instruments.

          (a) Schedule 3.25 sets forth a true, correct and complete list of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Midwestern or First Bank is a party or by which any of their properties or assets may be bound. Midwestern has delivered to FBS true, correct and complete copies of all such interest rate risk management agreements and arrangements.

          (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Midwestern or First Bank is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Midwestern and First Bank, in accordance with prudent banking practice and applicable rules, regulations and policies of the Bank Regulators and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Each of Midwestern and First Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and to the knowledge of Midwestern and First Bank, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          3.26. Loan Participations. Each loan of First Bank for which a participation has been sold is disclosed on Schedule 3.26. Except as disclosed on Schedule 3.26, each such participation expires in one year or less and no such participation has guaranteed renewal terms.

          3.27. Disclosures in Schedules. Any matter disclosed in any Schedule to this Agreement shall be deemed to have been disclosed in all Schedules to this Agreement.

          3.28. No Dissenters' Rights. The shareholders of Midwestern do not have any right to dissent and demand payment for their shares of Midwestern Common Stock pursuant to Sections 21-2079 and 21-2080 of the NBCA as a result of the Merger.


                                   ARTICLE 4

                    CONDUCT OF BUSINESS PENDING THE MERGER

          4.1. Conduct of Business. From the date of this Agreement to the Effective Date, unless FBS shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including this Section 4.1:

          (a) the business of Midwestern and First Bank shall be conducted only in, and neither of Midwestern or First Bank shall take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;

          (b) neither of Midwestern or First Bank shall, directly or indirectly,
(i) amend or propose to amend its Charter or Bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) deposit and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options, warrants, conversion privileges and other rights set forth on
Schedule 3.3; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Midwestern or First Bank, other than the redemption shares of preferred stock of Midwestern contemplated by Section 5.14; (iv) split, combine or reclassify any outstanding shares of capital stock of Midwestern or First Bank, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of Midwestern, except that (A) Midwestern shall be permitted to pay dividends on the outstanding shares of Midwestern Common Stock at such times and in such amounts equal to the dividends that would otherwise have been paid or been payable to the holders of Midwestern Common Stock as record holders of shares of FBS Common Stock had the Mergers occurred on January 1, 1996 and (B) First Bank shall be permitted to pay dividends on the shares of common stock of First Bank owned by Midwestern; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will Midwestern or First Bank enter into any long-term borrowings with a term of greater than one year; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Midwestern or First Bank or pay any material liability, except otherwise in the ordinary course of business; (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property shall not be considered in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, and (D) the sale by Midwestern of the capital stock of Hawarden Banking Company owned by Midwestern at book value if requested by FBS pursuant to Section 5.20; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Midwestern, except in exchange for debt previously contracted, including OREO; (x) other than as set forth on Schedule 3.10, make any single or group of related capital expenditures or commitments therefor in excess of $25,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

          (c) neither of Midwestern or First Bank shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except (i) in the ordinary course of business consistent with past practice (ii) for the spinoffs provided in Section 5.11(b)(i), and (iii) for the retention bonus program contemplated by Section 5.10(d), to the extent the details of such program have been agreed upon between FBS and Midwestern;

          (d) neither of Midwestern or First Bank shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as required by law and except for the retention bonus program contemplated by Section 5.10(d), to the extent the details of such program shall have been as agreed upon between FBS and Midwestern;

          (e) each of Midwestern and First Bank shall use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

          (f) neither of Midwestern or First Bank shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Schedule 3.14 or to which Midwestern or First Bank becomes a party after the date of this Agreement, without prior consultation with FBS;

          (g) each of Midwestern and First Bank shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of Midwestern and First Bank and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and Midwestern shall confer on a regular and frequent basis with representatives of FBS, as reasonably requested by FBS, to report on operational matters and the general status of ongoing operations;

          (h) neither of Midwestern or First Bank shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices, alter its investment portfolio duration policy as heretofore in effect or, without prior consultation with FBS, take any action that would have or could reasonably be expected to have a material effect on First Bank's asset/liability position;

          (i) First Bank shall not make any agreements or commitments binding it to extend credit in an amount in excess of $250,000, or sell, assign or otherwise transfer any participation in any loan, in each case without prior consultation with FBS;

          (j) with respect to properties leased by Midwestern or First Bank, neither of Midwestern or First Bank shall renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of FBS, which consent shall not be unreasonably withheld; and

          (k) neither of Midwestern or First Bank shall agree to do any of the foregoing;

For purposes of this Agreement, the words "prior consultation" with respect to any action means advance notice of such proposed action and a reasonable opportunity to discuss such action in good faith prior to taking such action.


                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

          5.1. Filings and Approvals. FBS and Midwestern will use all reasonable efforts and will cooperate with the other in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain regulatory approvals and consents from the FRB and any other applicable regulatory authorities and provide copies of the non-confidential portions of such applications, filings and related correspondence to the other party. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on the non-confidential portions of each such application, registration statement or other document and will discuss with the other party which portions of this Agreement shall be designated as confidential portions of such applications. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          5.2. Certain Loans and Related Matters. Midwestern will furnish to FBS a complete and accurate list as of the end of each calendar month after March 1995, within 15 business days after the end of each such calendar month, of (a) all of First Bank's periodic internal credit quality reports prepared during such calendar month (which reports will be prepared in a manner consistent with past practices), (b) all loans of First Bank classified as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification, (c) all OREO, including in-substance foreclosures and real estate in judgment, (d) any current repurchase obligations of First Bank with respect to any loans, loan participations or state or municipal obligations or revenue bonds and (e) any standby letters of credit issued by First Bank.

          5.3. Monthly Financial Statements and Pay Listings. Midwestern shall furnish FBS with Midwestern's and First Bank's balance sheets as of the end of each calendar month after March 1995 and the related statements of operations, within 15 days after the end of each such calendar month. Such financial statements shall be prepared on a basis consistent with the Latest Balance Sheets and the Related Statements and on a consistent basis during the periods involved and shall fairly present the financial positions of Midwestern and First Bank, respectively, as of the dates thereof and the results of operations of Midwestern and First Bank, respectively, for the periods then ended. Midwestern shall furnish FBS with Midwestern's and First Bank's payroll listings as of the end of each pay period after June 1995, within one week after the end of such pay period.

          5.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          5.5. No Negotiations, etc. Midwestern will not, and will cause First Bank and Midwestern's and First Bank's respective officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Midwestern or First Bank or other similar transaction or business combination involving Midwestern or First Bank, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than FBS and its representatives to have any access to the facilities of, or furnish to any person other than FBS and its representatives any non-public information with respect to, Midwestern or First Bank in connection with or in furtherance of any of the foregoing. Midwestern shall promptly notify FBS if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and shall promptly provide FBS with such information regarding such proposal, offer, inquiry or contact as FBS may request.

          5.6. Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be materially untrue or inaccurate when made, at the Effective Date or at any time prior to the Effective Date and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          5.7. Access to Information; Confidentiality; Nonsolicitation of Employees.

          (a) Midwestern shall permit and shall cause First Bank to permit FBS full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to FBS and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of FBS all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Midwestern and First Bank, including, without limitation, all books of account (including, without limitation, the general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), Plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets, business activities or prospects in which FBS may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of Midwestern and First Bank; provided, however, that the foregoing rights granted to FBS shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Midwestern set forth herein. FBS hereby agrees that if, during the course of any investigation of the business and operations of Midwestern and its subsidiaries and affiliates made by FBS, FBS shall discover any fact that constitutes a breach of any representation or warranty of Midwestern contained in this Agreement, FBS shall so notify Midwestern; provided, that no such disclosure by FBS of any breach and no failure by FBS to provide such notice shall in any way limit or otherwise affect the nature or scope of the rights of FBS set forth herein, or the nature or scope of the representations, warranties and covenants of Midwestern set forth herein. In addition, Midwestern shall cause First Bank to instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of, such FBS representatives at reasonable hours and with reasonable notice by FBS to such individuals, and to cooperate fully with FBS in planning for the integration of the business of Midwestern and First Bank with the business of FBS and its affiliates.

          (b) All information furnished by Midwestern pursuant hereto shall be treated as the sole property of Midwestern until the Effective Date, and, if the Effective Date shall not occur, FBS shall return to Midwestern all documents or other materials obtained from Midwestern on and after May 31, 1995 (including copies thereof) containing, reflecting or referring to such information; provided, however, that with respect to documents that reflect or refer to such information,

FBS at its option may elect to destroy such documents to the extent FBS reasonably determines that such documents contain confidential information with respect to FBS or its affiliates. In addition, FBS shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in FBS's possession prior to the disclosure thereof to FBS by Midwestern, (B) was then generally known to the public, (C) became known to the public through no fault of FBS or its representatives or (D) was disclosed to FBS by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law, governmental or regulatory authority.

          (c) In the event that this Agreement shall terminate, neither party shall disclose, except as required by law or pursuant to the request of an administrative agency or other regulatory body, the basis or reason for such termination, without the consent of the other party.

          (d) In the event that this Agreement shall terminate, FBS shall not, directly or indirectly, for a period of one year following such termination, consult with or hire any individual who, as of the date of this Agreement, was an employee or agent of Midwestern or First Bank or who subsequent to the date of this Agreement became an employee of Midwestern or First Bank (or any successors by merger), provided that this provision shall not apply to any such employee whose employment or relationship with Midwestern or First Bank shall have been terminated for at least three months prior to such consultation or hiring.

          5.8. Filing of Tax Returns and Adjustments.

          (a) Midwestern and First Bank shall file (or cause to be filed) at their own expense, on or prior to the due date, all Tax returns, including all Plan returns and reports, for all Tax periods ending on or before the Effective Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Date; provided, however, that neither of Midwestern or First Bank shall file any such Tax returns, or other returns, elections or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements), or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with FBS; provided, further, that neither of Midwestern or First Bank shall make any election or take any other discretionary position with respect to Taxes, in a manner inconsistent with past practices, without the prior written approval of FBS. In the event the granting or withholding of such approval by FBS results in additional Taxes owing for any Tax period ending on or before the Effective Date, liability for such additional Taxes shall not cause any representation of the Midwestern relating to Taxes to be untrue. Midwestern shall provide FBS with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax return or election of Midwestern and First Bank (including returns of all Plans) at least ten days before filing such return or election and shall reasonably cooperate with any request by FBS in connection therewith.

          (b) FBS, in its sole and absolute discretion, will file (or cause to be filed) all Tax returns of Midwestern and First Bank due after the Effective Date. After the Effective Date, FBS, in its sole and absolute discretion and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of Midwestern and First Bank for all Tax periods. To the extent FBS amends any such Tax returns, other than an amendment at the request of the applicable federal, state, local or foreign Tax authority, and such amendment results in additional Taxes owing for any Tax period ending on or before the Effective Date, such additional Taxes shall not cause any representation of Midwestern relating to Taxes to be untrue.

          5.9. Establishment of Accruals. If requested by FBS, on the business day immediately prior to the Effective Date, First Bank shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform First Bank's accounting and credit loss reserve practices and methods to those of FBS (as such practices and methods are to be applied to First Bank from and after the Effective Date) and reflect FBS's plans with respect to the conduct of First Bank's business following the Merger and to provide for the costs and expenses relating to the consummation by First Bank of the transactions contemplated by this Agreement. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of Midwestern contained in this Agreement or constitute a material adverse change in the business, operations or financial condition of Midwestern and First Bank, taken as a whole.

          5.10.  Employee Matters.

          (a) General. Subject to the following agreements, FBS shall have the right to continue, amend, merge or terminate any of the Plans (as defined in Section 3.17) in accordance with the terms thereof and subject to any limitation arising under applicable law, including tax qualification requirements. Until FBS shall take such action, however, such Plans shall continue in force for the benefit of present and former employees of Midwestern or First Bank who have any present or future entitlement to benefits under any of the Plans ("Midwestern Employees").

          (b)  Midwestern Plans.

          (i) Spinoff of Portion of Midwestern 401(k) Plan Attributable to First State Bank of Hawarden; Termination of First State Bank of Hawarden in Welfare Plans. As soon as practicable after the date hereof and prior to the Effective Date, Midwestern shall take all such actions as may be necessary to cause the spinoff of the liabilities and assets in the Midwestern 401(k) plan that are attributable to First State Bank of Hawarden, a participating employer in such plan. As soon as practicable after the date hereof and prior to the

     Effective Date, Midwestern shall take all such actions as may be necessary to terminate the participation of employees of First State Bank of Hawarden in welfare plans of Midwestern.

          (ii) Midwestern 401(k) Plan. Within two years after the Effective Date, FBS will discontinue contributions under the Midwestern 401(k) plan sponsored by Midwestern and will take such actions as may be necessary to cause the assets and liabilities of the Midwestern 401(k) plan to be merged with and into the FBS Capital Accumulation Plan ("CAP"). After the Effective Date, FBS shall take such action as may be necessary to amend the Midwestern 401(k) plan to provide that the non-vested accounts in the Midwestern 401(k) Plan of all participants who, on the Effective Date, were actively employed by Midwestern, or were on authorized leave of absence from Midwestern (including disability leave), shall be fully vested as of the Effective Date and that all contributions to that plan after the Effective Date shall be immediately and fully vested. The non-vested accounts of all other participants in the Midwestern 401(k) plan shall be restored and fully vested only if the participant returns to active employment with FBS or an Affiliate prior to a break in service (as that term is defined in the Midwestern 401(k) plan documents) and satisfies any requirements for restoration of such accounts imposed under the terms of the Midwestern 401(k) plan documents as they existed immediately prior to
     the Effective Date.   Distributions shall not be permitted from the
     Midwestern 401(k) plan merely because of the discontinuance of contributions or the transfer of assets and liabilities.

          (iii) Midwestern ESOP. Prior to the Effective Date, Midwestern shall make a contribution in the amount of the outstanding loan balance of the Midwestern Employee Stock Ownership Plan (the "ESOP") loan to the ESOP trust and shall instruct the trustee of such ESOP trust to pay off the ESOP loan balance and to allocate the remaining shares of Midwestern Common Stock in the reserve in accordance with the terms of the ESOP.

          (c)  FBS Plans.

          (i) Retirement Plans. After the Effective Date, FBS shall take such actions as may be necessary to cause eligible Midwestern Employees to become qualified to participate in the FBS Capital Accumulation Plan ("CAP") concurrent with the date that FBS discontinues contributions under the Midwestern 401(k) plan. All service with Midwestern and First Bank (whether before or after the Effective Date) shall be recognized under the CAP for eligibility and vesting purposes but shall not be recognized for contribution and allocation purposes. FBS shall take such actions as may be necessary to cause the CAP to accept transfers of assets and liabilities from the Midwestern 401(k) plan.

          (ii) Welfare and Other Benefits. Following the Effective Date, at such time as FBS shall determine, FBS shall use its best efforts to cause

     Midwestern Employees to be covered by the welfare and other generally applicable benefit plans and practices of FBS (other than the FBS Severance Pay Plan), provided that during any interim period, FBS shall not be obligated to continue any particular welfare or other benefit plans or practices of Midwestern or First Bank, as the case may be, applicable to Midwestern Employees. Service with Midwestern and First Bank before the Effective Date shall be recognized for purposes of all such plans, excluding the FBS retiree medical plan in which service prior to the Effective Date shall not be recognized.

          (d) Severance and Transition Payments. Midwestern Employees shall not be eligible to participate in the FBS Severance Pay Plan until such time as FBS, in its sole discretion, takes affirmative action to allow such participation. Midwestern Employees who do not participate in the FBS Severance Pay Plan whose employment is terminated by FBS on or after the Effective Date (other than by reason of such employee's misconduct, nonperformance of duties or violation of other rules and policies of FBS, Midwestern or First Bank, including confidentiality obligations) shall receive on or promptly after the last day of employment a lump sum severance payment equal to (i) the amount of 30 calendar days' base wages or salary plus (ii) the amount of one week's base wages or salary times the number of full or partial years of service with Midwestern, First Bank and FBS from the employee's most recent hire date; provided, however, that such severance payment is conditioned upon receipt by FBS of a general release of claims from each such employee releasing FBS and its subsidiaries and Midwestern and its subsidiaries. A Midwestern Employee who voluntarily terminates employment or otherwise ceases to perform active services, except for disability, for FBS prior to the date scheduled by FBS as the employee's last day of work shall not be entitled to severance benefits under this Section 5.10(d) or any FBS plan. FBS agrees to pay after the Effective Date retention bonuses to the individual Midwestern Employees in the respective amounts as previously agreed upon between FBS and Midwestern, in accordance with the terms of such retention bonuses as generally described by FBS to Midwestern. After the date hereof, FBS shall notify such individual Midwestern Employees of the terms, including the amount, of their respective retention bonus.

          (e) Limitation on Enforcement. This Section 5.10 is an agreement solely between Midwestern and FBS. Nothing in this Section 5.10, whether express or implied, confers upon any employee of Midwestern, First Bank or FBS or any other person, any rights or remedies, including, but not limited to: (i) any right to employment or recall, (ii) any right to continued employment for any specified period, or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature whatsoever, as a result of this Section 5.10.

          5.11. Tax Treatment. None of Midwestern, First Bank or FBS shall take any action which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of Midwestern pursuant to Section 368(a) of the Code.

          5.12. Redemption of Preferred Stock. Prior to the Effective Date, Midwestern shall redeem all outstanding shares of its Class A 6% Non-Voting, Non-Participating, Cumulative, Non-Convertible Preferred Stock (the "Preferred Stock").

          5.13.  Shareholder Approval; Registration Statement.

          (a) Midwestern shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and shall schedule such meeting based on consultation with FBS. The Board of Directors of Midwestern shall recommend that the shareholders approve this Agreement and the Merger, and shall use its best efforts (including, without limitation, soliciting proxies for such approval) to obtain such shareholder approval.

          (b) For the purposes of (i) holding a meeting of the shareholders of Midwestern to approve this Agreement and the Merger and (ii) registering the FBS Common Stock to be issued to holders of Midwestern Common Stock in connection with the Merger with the SEC and with applicable state securities authorities, the parties hereto shall cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/proxy statement satisfying all applicable requirements of the 1933 Act, the 1934 Act and applicable Blue Sky Laws (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

          (c) FBS shall furnish such information concerning FBS as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to FBS, to be prepared in accordance with Section 5.13(b). FBS agrees promptly to notify Midwestern if at any time prior to the Midwestern shareholder meeting any information provided by FBS in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission.

          (d) Midwestern shall furnish FBS with such information concerning Midwestern and First Bank as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Midwestern and First Bank, to be prepared in accordance with Section 5.13(b). Midwestern agrees promptly to notify FBS if at any time prior to the Midwestern shareholder meeting any information provided by Midwestern in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide FBS with the information needed to correct such inaccuracy or omission.

          (e) FBS shall promptly file the Registration Statement with the SEC and applicable state securities agencies. FBS shall use reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable Blue Sky Laws at the earliest practicable date. Midwestern hereby authorizes FBS to utilize in the Registration Statement the information concerning Midwestern, First Bank and NSB provided to FBS for the purpose of inclusion in the Prospectus/Proxy Statement. Midwestern shall have the right to review and comment on the form of proxy statement included in the Registration Statement. FBS shall advise Midwestern promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and FBS shall furnish Midwestern with copies of all such documents. Prior to the Effective Date or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

          (f) FBS shall use reasonable efforts to cause to be delivered to Midwestern a letter relating to the Registration Statement from Ernst & Young LLP, FBS's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Midwestern, in form and substance reasonably satisfactory to Midwestern and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (g) Midwestern shall use reasonable efforts to cause to be delivered to FBS a letter relating to the Registration Statement from KPMG Peat Marwick LLP, Midwestern's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to FBS, in form and substance reasonably satisfactory to FBS and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (h) FBS shall bear the costs of all SEC filing fees with respect to the Registration Statement and the costs of qualifying the shares of FBS Common Stock under the Blue Sky Laws, to the extent necessary. Midwestern shall bear all printing and mailing costs in connection with the preparation and mailing of
the Prospectus/Proxy Statement to Midwestern shareholders.   FBS and Midwestern
shall each bear their own legal and accounting expenses in connection with the Registration Statement.

          5.14. Indemnification of FBS. (a) FBS shall be indemnified and held harmless against any loss, liability, Tax (including interest and penalties), damage or expense (including reasonable legal expenses and costs) or any assertion thereof, whether or not matured, contingent or prospective in nature ("Losses") which FBS may suffer, sustain or become subject to as a result of or arising out of (i) any representation or warranty by Midwestern in, or in connection with, this Agreement or in any Schedule hereto, that is not true and correct as of the date made; provided, however, no breach of the representations and warranties contained in Section 3.4 which breach is based solely on any inadequacy of the loan loss reserves contained in the Midwestern Financial Statements or the First Bank Financial Statements will give rise to an indemnification obligation under this

Section 5.14; (ii) any breach of any covenant or agreement of Midwestern contained in this Agreement or any other agreement entered into by such party in connection with this Agreement; (iii) any claim by John R. Lauritzen or his personal representatives or successors in interest; (iv) Taxes, if any, of Midwestern, or any successor thereto, as a result of the sale, exchange or other disposition (other than transfers by will, trust or laws of interstate succession as a result of the death of one or more of the Midwestern shareholders) by the shareholders of Midwestern of greater than 50% of the shares of FBS Common Stock received by them in connection with the Merger within two years of the Effective Date (v) the failure to obtain the required consent to the assignment of the Leases (as defined in Section 6.3(k)) to FBS or an affiliate of FBS pursuant to the Merger; and (vi) acts or omissions of the Shareholders' Representative. Indemnification payments required by this Section 5.14(a) shall be made net of tax effect (as determined in accordance with Section 5.14(b)) and only after, and to the extent that, the total amount of all Losses suffered or sustained by FBS (determined on a pre-tax basis and in accordance with the provisions of this Section 5.14(a)) exceeds $720,000 (the "Deductible"), except for (y) indemnification obligations arising by reason of clause (v) and (vi) and (z) any willful breaches of any covenant or agreement of Midwestern, which shall not be subject to the Deductible. The aggregate Losses indemnified pursuant to this Section 5.14(a) shall not, however, exceed $3,600,000 (the "Maximum Indemnity Amount") less the Deductible. The indemnification provided by this Section 5.14(a) shall only be satisfied from the Merger Consideration held in the Indemnity Escrow Fund described in Sections 1.5(c) and 5.15, provided that any shares of Stock Consideration held in escrow delivered to FBS in satisfaction of any claim for indemnification shall be valued at the Conversion Price. No claim shall be made for indemnification pursuant to this Section 5.14(a) unless notice of the substance of such claim is given by FBS on or prior to the first anniversary of the Effective Date.

          (b) Any amount payable to FBS pursuant to this Section 5.14 shall include interest on any payment actually made by FBS in respect of Losses at a rate equal to the then applicable rate quoted by FBS for six-month certificates of deposit (adjusted for reserve requirements and FDIC insurance) from the date of such payment to the date of the indemnification payment; provided, however, that in no event will the aggregate of all Losses, including interest, indemnified pursuant to this Section 5.14 exceed the Maximum Indemnity Amount. Any amount payable to FBS pursuant to this Section 5.14 shall take into account any allowable tax benefits attributable to the Losses which gave rise to indemnification amounts received pursuant to this Section 5.14 and shall also take into account any increased tax liability of FBS as a result of inclusion in income of any part of such indemnification payments; provided, that FBS shall whenever possible treat the receipt of such payments as a reduction of purchase price. For purposes of determining the amount of any tax benefit or detriment pursuant to the previous sentence, the marginal combined federal and state income tax rate of FBS shall be deemed to be thirty-eight percent (38%).

          (c) The following procedures will apply to all claims for indemnity hereunder. FBS will give the Shareholders' Representative written notice of any claim for indemnification pursuant to this Section 5.14 within 30 days after FBS receives notice, or becomes aware of, an event giving rise to such claim for indemnification and FBS will give copies to the Shareholders' Representative of all information and documents relating to such claim that are received by FBS within 20 days after FBS' receipt thereof; provided, however, that the failure of FBS to give notice or deliver copies of information or documents within the specified time periods shall not limit FBS' right to claim indemnification pursuant to this Section 5.14 except to the extent that the Shareholders' Representative can demonstrate that the Indemnifying Shareholders were actually damaged by the failure to give notice or provide information or documents within the specified time periods. The Shareholders' Representative will have the right to defend any action, proceeding, claim, demand or assessment giving rise to claim for indemnification pursuant to this Section 5.14, and to select counsel for any third party claim, which counsel shall be reasonably satisfactory to FBS, all at the sole cost and expense of the Indemnifying Shareholders; provided, however, that FBS will be allowed, at its expense, to participate in such defense; provided, further, that no settlement shall be entered into without the approval of FBS; provided, further, that in the event the Shareholders' Representative proposes in good faith to settle a claim on terms acceptable to the third party claimant, which settlement FBS does not consent to, FBS shall be responsible for all Losses with respect to such claim which exceed the proposed settlement amount, including all legal expenses and costs incurred after the date the Shareholders' Representative initially gave notice to FBS seeking its consent to the proposed settlement. Notice of the Shareholders' Representative intention to so defend any such action, proceeding, claim, demand or assessment shall be given to FBS within 20 days after FBS shall have notified the Shareholders' Representative of the claim (but in all events at least five business days prior to the date that an answer or other response is due to be filed or made), which notice shall contain an acknowledgement in writing of the Shareholders' Representative of the obligation to indemnify FBS with respect to such claim pursuant to this Section 5.14.

          (d) The Shareholders' Representative, on behalf of the Indemnifying Shareholders, shall be subrogated to the rights, remedies and equities of FBS, Midwestern or First Bank relating to Losses indemnified hereunder to the extent of the Losses indemnified from the Escrow Fund pursuant to the Escrow Agreement (the "Subrogation Claims"). The Shareholders' Representative shall have the right to pursue all Subrogation Claims, with counsel reasonably acceptable to FBS, at the sole cost and expense of the Shareholders' Representative. FBS shall have the right to participate in the assertion and pursuit of the Subrogation Claims at its sole cost and expense. No settlement of a Subrogation Claim shall be made by the Shareholders' Representative without the prior written consent of FBS; provided, however, that in the event the Shareholders' Representative proposes in good faith to settle a claim on terms acceptable to the adverse party and FBS does not consent to such settlement, FBS shall pay to the Shareholders' Representative the amount of the proposed settlement and FBS may then proceed to assert and pursue such Subrogation Claim for its own account and at its sole cost and expense.

          5.15. Escrow Agreement. At the Effective Date, upon the consummation of the Merger and solely to fund the indemnification obligations described in
Section 5.14 of this Agreement, FBS, on behalf of the Indemnifying Shareholders, shall transfer to LaSalle National Trust, N.A., as escrow agent (the "Escrow Agent"), $917,280 of the Cash Consideration and 47,000 shares of the Stock Consideration paid in respect of the Indemnifying Shareholders which shall constitute the Indemnity Escrow Fund pursuant to an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit A, among FBS, the Shareholders' Representative and the Escrow Agent. At the Effective Date, upon the consummation of the Merger and for the purposes of funding the indemnification obligations described in Section 5.14 of this Agreement and for the further purpose of establishing that it is the Indemnifying Shareholders' plan and intention that none of the Stock Consideration issued in respect of such Indemnifying Shareholders will be sold or otherwise transferred from the date hereof until at least two years from the Effective Date, FBS, on behalf of the Indemnifying Shareholders, shall transfer to the Escrow Agent the remaining Stock Consideration issued in respect of the Indemnifying Shareholders pursuant to the Escrow Agreement.

          5.16. Directors' and Officers' Insurance; Limitation of Liability of Directors and Officers. For a period of three years after the Effective Date, FBS shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse officers and directors of Midwestern or First Bank (as opposed to FBS or Midwestern) with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Date of at least the same coverage and amounts, and containing terms and conditions no less advantageous, as that coverage currently provided by MFC; provided, however, that if FBS does not obtain a commitment for such insurance at least five days after obtaining the approval of the FRB, then Midwestern may obtain an extension of its directors' and officers' liability insurance to provide three-year tail coverage for such officers and directors; and provided, further, that the annual (or annualized) premiums for any such coverage will not exceed 200% of the annual premiums currently paid by Midwestern for such coverage; provided, further, that officers and directors of Midwestern or First Bank may be required to make application and provide customary representations and warranties to FBS's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such three-year period in an amount not less than the annual aggregate of such coverage currently provided by Midwestern.
FBS shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the directors and officers of Midwestern or the Bank as provided in the Midwestern Charter and Bylaws, as in effect on the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), shall survive the Merger.

          5.17. Termination of Stock Redemption Agreement. Prior to the Effective Date, Midwestern shall take all such actions as are necessary to terminate as of the Effective Date each of the Stock Redemption Agreements between Midwestern and its shareholders.

          5.18. Dissolution of Northwestern State Bank. Prior to the Effective Date, Midwestern shall have taken all necessary such actions as are necessary to dissolve Northwestern State Bank and to cause Midwestern and First Bank to have no further liabilities or obligations relating to Northwestern State Bank.

          5.19. Transfer of Directors' Shares. Prior to the Effective Date, Midwestern shall have taken all necessary actions to cause the Directors' Shares to be transferred to FBS or its designee on the Effective Date.

          5.20. Sale of Assets of Midwestern. Midwestern agrees that, if requested by FBS, it shall sell all shares of capital stock of Hawarden Banking Company owned by Midwestern at the book value of such shares at or prior to the Effective Date.

          5.21. Consent to Assignment of Leases. Midwestern shall use its best efforts to obtain the consent of John R. Lauritzen to the assignment of the Leases (as defined in Section 6.3(k)) to FBS or an affiliate of FBS pursuant to the Merger, or, in the event such consent is not obtained, an expedited declaratory judgment permitting such assignment. Midwestern shall furnish to FBS the opinion of Kennedy, Holland, Delacy & Svoboda to the effect that, in the event that Mr. Lauritzen fails to consent to such assignment, Midwestern would, more likely than not, be able to obtain such an expedited declaratory judgment permitting such assignment.

          5.22. Affiliate Letters. Midwestern shall use its best efforts to obtain and deliver to FBS at least 31 days prior to the Effective Date a signed representation letter substantially in the form of Exhibit B hereto and otherwise satisfactory to FBS from each shareholder of Midwestern who may reasonably be deemed an "affiliate" of Midwestern within the meaning of such term as used in Rule 145 under the 1933 Act. FBS may place appropriate legends on the stock certificates of affiliates of Midwestern.


                                   ARTICLE 6

                                  CONDITIONS

          6.1. Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

          (a) Regulatory Approval. Regulatory approval for the consummation of the transactions contemplated hereby shall have been obtained from the FRB, the Nebraska Department of Banking and Finance and any other governmental authority from whom approval is required, and the applicable waiting periods, if any, under all statutory or regulatory waiting periods shall have lapsed. None of such approvals shall contain any conditions or restrictions that FBS reasonably believes will materially restrict or limit the business or activities of FBS, Midwestern or First Bank or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of FBS and its subsidiaries, taken as a whole, on the one hand, or Midwestern and First Bank, taken as a whole, on the other hand.

          (b) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

          (c) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.

          (d) No Termination. No party hereto shall have terminated this Agreement as permitted herein.

          6.2. Additional Conditions to Obligation of Midwestern. The obligation of Midwestern to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of FBS set forth in Article 2 shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of FBS and its subsidiaries, taken as a whole; and FBS shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

          (b) Officer's Certificate. FBS shall have furnished to Midwestern a certificate of the Senior Vice President and Controller of FBS, dated as of the Effective Date, in which such officer shall certify that he has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled.

          (c) Secretary's Certificate.  FBS shall have furnished to Midwestern
     (i) copies of the text of the resolutions by which the corporate action on the part of FBS necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of FBS by its corporate secretary or one of its assistant corporate secretaries certifying to Midwestern that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of FBS by its respective corporate secretary or one of their respective assistant corporate secretaries certifying the signature and office of each officer of FBS, executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

          (d) Opinion of Counsel to FBS. Midwestern shall have received an opinion letter dated as of the Effective Date addressed to Midwestern from Michael J. O'Rourke, Esq., Executive Vice President and General Counsel of FBS, based on customary reliance and subject to customary qualifications, to the effect that:

                    (i) FBS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. FBS is registered as a bank holding company under the Bank Holding Company Act.

                    (ii) FBS has the corporate power to consummate the transactions on its part contemplated by this Agreement and the Escrow Agreement. FBS has taken all requisite corporate action to authorize such agreements, and such agreements have been duly executed and delivered by FBS and constitute the valid and binding obligations of FBS enforceable in accordance with their respective terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                    (iii) The execution and delivery of this Agreement by FBS and the Escrow Agreement by FBS and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under FBS's Charter or Bylaws or, to such counsel's knowledge, (A) any agreement, arrangement or understanding to which FBS is a party, (B) any license, franchise or permit of FBS or (C) any law, regulation, order, judgment or decree applicable to FBS.

                    (iv) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by FBS of the transactions contemplated hereby which has not been obtained or made.

                    (v) The shares of FBS Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          (e) Material Adverse Change. Since the date of this Agreement, there has been no material adverse change in, and no event, occurrence or development in the business of FBS or its subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of FBS and its subsidiaries, taken as a whole.

          (f) Change in Control of FBS. FBS shall not have merged, or announced an agreement to merge, into another corporation, or sold all or substantially all of its assets, or had one person or group acquire, or had one person or group announce its interest to acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding FBS Common Stock.

          (g) Registration Statement; Listing. The registration statement on Form S-4 referred to in Section 5.13 shall have been declared effective, and the Stock Consideration shall have been listed on the NYSE subject to notice of issuance, on the Effective Date.

          (h) No Significant Decline in FBS Common Stock. There shall not have occurred since the date of this Agreement, a Significant Decline (as defined below) in the Average Closing Price (as defined below) of FBS Common Stock as compared to the Conversion Price. The "Average Closing Price" of FBS Common Stock shall mean the average of the closing price of FBS Common Stock as reported on the NYSE for the 10 consecutive trading days ending on the date the Board of Governors of the Federal Reserve System issues the later of the orders approving (i) the Merger and (ii) the merger of Southwest Holdings, Inc., a Delaware corporation, with FBS (the "Final Calculation Period"); provided that if FBS shall waive the condition set forth in Section 6.3(j), the Final Calculation Period shall end on the date the FRB issues the order approving the Merger. A "Significant Decline" shall be deemed to have occurred if (i) the FBS Average Closing Price is less than 80% of the Conversion Price and (ii) the number obtained by dividing the FBS Average Closing Price by the Conversion Price is less than the number obtained by dividing the average of the closing prices of the S&P Major Regional Bank Index for the 10 consecutive trading days during the Final Calculation Period by the average of the closing prices of the S&P Major

     Regional Bank Index for the 10 consecutive trading days ending on the day prior to the date hereof and subtracting .20 from the quotient.

          6.3. Additional Conditions to Obligation of FBS. The obligation of FBS to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of Midwestern in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except (i) where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole (ii) for the representations and warranties set forth in Section 3.5(b) which shall be true and correct in all materials respects as of the date of this Agreement, and the lists provided pursuant to Section 5.2 which shall be true and correct in all material respects as of the respective dates of each such list and (iii) for the representations and warranties set forth in the first sentence of Section
     3.16 which may be updated for facts arising after the date hereof and which shall be true and correct as of the date of such update; and Midwestern shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

          (b) Officers' Certificate of Midwestern. Midwestern shall have furnished to FBS a certificate of the President and Chief Executive Officer and the Chief Financial Officer of Midwestern, dated as of the Effective Date, in which such officers shall certify that they have no reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled.

          (c) Midwestern Secretary's Certificate. Midwestern shall have furnished to FBS (i) copies of the text of the resolutions by which the corporate action on the part of Midwestern necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Midwestern by its corporate secretary or one of its assistant corporate secretaries certifying to FBS that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Midwestern by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

          (d) Opinion of Counsel to Midwestern. FBS shall have received an opinion letter dated as of the Effective Date addressed to FBS from Kennedy, Holland, Delacy & Svoboda, based on customary reliance and subject to customary qualifications, to the effect that:

                    (i) Midwestern is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nebraska. Midwestern is registered as a bank holding company under the Bank Holding Company Act.

                    (ii) First Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Nebraska.

                    (iii) Each of Midwestern and First Bank has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. Each of Midwestern and First Bank is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not be reasonably expected to have a material adverse effect on the business, operations, financial condition or operating results of Midwestern or First Bank.

                    (i) The execution and delivery of this Agreement by Midwestern and the consummation of the transactions contemplated hereby will not constitute a breach, default or violation under the respective Charter or Bylaws of Midwestern or First Bank or, to such counsel's knowledge, (A) any material agreement, arrangement or understanding to which Midwestern or First Bank is a party, (B) any material license, franchise or permit of Midwestern or First Bank or
          (C) any material law, regulation, order, judgment or decree applicable to Midwestern or First Bank.

                    (v) The authorized capital of Midwestern consists of 76,386.030 shares of Midwestern Common Stock; all of the issued and outstanding shares of the Midwestern Common Stock are duly authorized, validly issued, fully paid and nonassessable. No holder of the Midwestern Common Stock is entitled to any preemptive or other similar rights with respect to the capital stock of Midwestern.

                    (vi) All of the issued and outstanding shares of capital stock of First Bank are duly authorized, validly issued, fully paid and nonassessable.

                    (vii) Except as set forth in Schedule 3.14, to the knowledge of such counsel, there are no actions, suits, proceedings, orders or investigations pending or threatened against Midwestern or First Bank, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality.

                    (viii) Midwestern has the corporate power to consummate the transactions on its part contemplated by this Agreement. Midwestern has duly taken all requisite corporate action to authorize this Agreement and this Agreement has been duly executed and delivered by Midwestern and constitutes the valid and binding obligation of Midwestern enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                    (ix) No authorization, consent or approval of, or filing with any public body, court or public authority, is necessary for the consummation by Midwestern of the transactions contemplated hereby, which has not been obtained or made.

               (x) The Shareholders' Representative has duly executed and delivered this Agreement and the Escrow Agreement, and such agreements constitute the valid and binding obligations of the Shareholders' Representative, enforceable in accordance with their respective terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                    (xi) The Shareholder Voting Agreement constitutes the valid and binding obligation of the parties thereto (assuming that it is the valid and binding obligation of FBS) enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

                    (xii) The shareholders of Midwestern do not have any right to dissent and demand payment for their shares of Midwestern Common Stock pursuant to Section 21-2079 and 21-2080 of the NBCA as a result of the Merger.

          (e) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by FBS of all or a material portion of the business or assets of Midwestern or First Bank or of FBS or any of its subsidiaries, or to compel FBS or any of its subsidiaries or Midwestern or First Bank to dispose of or to hold separately all or a material portion of the business or assets of FBS or any of its subsidiaries or of Midwestern or First Bank, as a result of the transactions contemplated hereby, or (iii) seeking to require direct or indirect divestiture by FBS of any of its business or assets or of the business or assets of Midwestern or First Bank.

          (f) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.3(e).

          (g) Failure to Disclose. FBS shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to FBS, as of the date of this Agreement, in this Agreement, any Schedule hereto, or any document specifically required to be furnished to FBS hereunder, regarding Midwestern or First Bank which would, individually or in the aggregate with other such facts and circumstances, (i) materially impair the consummation of the transactions contemplated by this Agreement, or (ii) have a material adverse effect on the business, operations or financial condition of Midwestern and First Bank, taken as a whole.

          (h) Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Midwestern or First Bank that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Midwestern and First Bank, taken as a whole. Without limiting the generality of the foregoing, the termination of employment for any reason of more than one of the persons identified in a letter delivered by FBS to Midwestern prior to the date hereof (or the failure of more than one such person to accept FBS's offer of employment) shall constitute such a material adverse change.

          (i) Midwestern Common Stock. As of the Effective Date, all issued and outstanding shares of Midwestern Common Stock will be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, including any lien, pledge, security interest, encumbrance or charge set forth on Schedule 3.3.

          (j) Southwest Merger. The merger of FBS and Southwest Holdings, Inc., a Delaware corporation, shall occur simultaneously with the Merger.

          (k)  Lease Amendment.

          Midwestern shall have caused the Leases (as defined below) to be amended so as to add the following real property to the premises demised under such Leases without additional rental or otherwise increasing the obligations of the Lessee under such Leases in any manner:

     (A) Lots 4 and 5, Block 6 in CEDARNOLE, an Addition to the City of Omaha, as surveyed, platted and recorded, in Douglas County, Nebraska, except (1) that part of Lot 4 described as follows: Beginning at the Northwest corner of Lot 4, thence East along the North line of said lot, a distance of 164.2 feet, thence South 20 feet along the East line of said Lot 4, thence in a Northwesterly direction to the Northwest corner of Lot 4 being the place of beginning;

     (B) The East one-half of vacated 73rd Street adjoining said Lots 4, 5 and 6, Block 6 in CEDARNOLE, on the West; and

     (C) All the vacated alley in said Block 6, abutting Lots 4, 5, 6, 7, 8, 10 and 11, Block 6 in CEDARNOLE, except: (1) the West one-half of the vacated alley adjoining the North 20 feet of Lot 4 on the East, (2) the West one-half of vacated alley adjoining Lot 3 on the East, and (3) the West one-half of vacated alley adjoining Lot 2 on the East;

     all situated in Douglas County, Nebraska.

For purposes of this provision, the term "Leases" means the Lease by and between John F. Davis and John R. Lauritzen, as Lessors, and First West Side Bank, as Lessee, executed on June 16, 1955, together with the Lease by and between John
F. Davis and John R. Lauritzen, as Lessors, and First West Side Bank, as Lessee, executed on March 17, 1956, but dated as of July 1, 1955, together with all amendments and modifications thereto, including, without limitation, the Settlement Agreement dated October 12, 1994 concerning the Leases by and between First Bank and John R. Lauritzen.

          (l) Affiliate Letters. Midwestern shall have delivered to FBS the letters required to be delivered pursuant to Section 5.22.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

          7.1. Termination. This Agreement may be terminated prior to the Effective Date:

          (a) by mutual consent of FBS and Midwestern;

          (b) by either FBS or Midwestern, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

          (c) by either FBS or Midwestern if the Effective Date is not on or before March 31, 1996 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); or

          (d) by FBS if, after the date hereof, the Board of Directors of Midwestern shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger, or any shareholder of Midwestern who is a party to the Shareholder Voting Agreement shall have violated or breached any material provision thereof.

          Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

          7.2. Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability or obligation of any party (or any shareholder, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except (a) as may be otherwise provided in law or in equity, (b) for the obligations under or in Article 8 hereof, and (c) that the covenants contained in Sections 5.4 and 5.7(b), (c) and (d) hereof shall survive such termination.

          7.3. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

          7.4. Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b) waive compliance with any of the agreements of the other parties or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE 8

                              THE ESCROW DEPOSIT

          8.1. Escrow Deposit. Upon execution of this Agreement and in consideration of the covenants and agreements of Midwestern herein, FBS shall deposit in an escrow account with LaSalle National Trust, N.A. (the "Escrow Deposit Agent") for the benefit of Midwestern and pursuant to the deposit escrow agreement attached hereto as Exhibit C, the sum of $750,000 (the "Escrow Deposit"). Interest on the Escrow Deposit shall be paid to the party to be paid the Escrow Deposit pursuant to Sections 8.2 and 8.3, hereof. Any fees of the Escrow Deposit Agent shall be paid by the party receiving the interest on the Escrow Deposit.

          8.2. Release of Escrow Deposit to Shareholders. If the Effective Date is delayed beyond March 31, 1996 or if the Merger shall not have been consummated for any reason on or prior to such date (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of Midwestern), other than the termination of this Agreement pursuant to Section 7.1(b) due to a failure to satisfy the conditions of Sections 6.3(a), (g) or (h) hereof, the Escrow Deposit Agent shall pay the Escrow Deposit, together with interest thereon, to Midwestern on the earlier of such termination or such date.

          8.3. Refund of Escrow Deposit to FBS. If the Effective Date is on or before March 31, 1996, the Escrow Deposit shall be refunded to FBS. If this Agreement is terminated at any time pursuant to Section 7.1(b) due to a failure to satisfy the conditions of Sections 6.3(a), (g) or (h) hereof, or if the Merger shall not have been consummated due to the action or failure to act of Midwestern, the Escrow Deposit shall be refunded to FBS.


                                   ARTICLE 9

                       THE SHAREHOLDERS' REPRESENTATIVE

          9.1. Appointment. As used in this Agreement, the "Shareholders' Representative" shall mean Raymond D. Pape, Jr., or any person appointed as a successor Shareholders' Representative pursuant to Section 9.2 hereof.

          9.2. Election and Replacement. During the period ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to Section 5.14), the holders of Midwestern Common Stock who immediately prior to the Effective Date held Midwestern Common Stock representing an aggregate number of shares of Midwestern Common Stock which exceeded 50% of the amount of such Midwestern Common Stock outstanding immediately prior to the Effective Date (a "Majority") may from time to time upon written notice to the Shareholders' Representative and FBS remove the Shareholders' Representative, and if the Shareholders' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Shareholders' Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Shareholders' Representative within 15 business days from a request by FBS to appoint a successor Shareholders' Representative, FBS shall have the right to appoint a Shareholders' Representative to fill the vacancy so created, and shall advise all those who were holders of Midwestern Common Stock immediately prior to the Effective Date of such appointment by written notice. A copy of any appointment by the Majority of any successor Shareholders' Representative shall be provided to FBS promptly after it shall have been effected.

          9.3. Authority. The Shareholders' Representative shall be authorized to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (including, without limitation, the Escrow Agreement) (an "Instrument") which the Shareholders' Representative determines in its sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Midwestern shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as it determines in its sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform its rights and obligations hereunder. The Shareholders' Representative shall be entitled to reimbursement of any expenses incurred in his role as Shareholder's Representative from the dividends paid on the Stock Consideration issued in respect of the Indemnifying Shareholders and placed in escrow pursuant to the Escrow Agreement. Any party receiving an Instrument from the Shareholders' Representative (including, without limitation, the Escrow Agent, as defined in the Escrow Agreement) shall have the right to rely in good faith upon such certification, and to act in accordance with the Instrument without independent investigation.

          9.4. No Liability of FBS. Neither FBS nor the Surviving Corporation shall have any liability whatsoever to any Midwestern shareholder or otherwise arising out of the acts or omissions of the Shareholders' Representative or any disputes among the Midwestern shareholders or among them and the Shareholders' Representative. FBS shall have no direct liability to the Midwestern shareholders under this Agreement or the other agreements referred to herein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representative to satisfy any obligations it might have under this Agreement, any agreement referred to herein or otherwise to the Midwestern shareholders. Without limiting the foregoing, delivery of certificates for shares of FBS Common Stock from the Escrow Fund to the Shareholders' Representative shall extinguish any obligations of FBS toward the Midwestern shareholders with respect to such certificates, and FBS shall have no liability for subsequent misdelivery to any Midwestern shareholder or any other act or omission of the Shareholders' Representative with respect to such certificates.

                                  ARTICLE 10

                              GENERAL PROVISIONS

          10.1. Public Statements. Neither of Midwestern or FBS shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other parties; provided, however, that FBS may, upon reasonable notice to Midwestern, make any public announcement or statement that it believes is required by federal securities laws.

          10.2. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

          if to FBS:

               First Bank System, Inc.
               First Bank Place
               601 Second Avenue South
               Minneapolis, Minnesota 55402-4302
               Attention:  Richard A. Zona, Vice Chairman and
                          Chief Financial Officer
               Fax: (612) 973-0410

          with a copy to:

               Dorsey & Whitney P.L.L.P.
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  Lee R. Mitau, Esq.
               Fax: (612) 340-8738

          if to Midwestern:

               Midwestern Services, Inc.
               c/o Kennedy, Holland, Delacy & Svoboda
               Kennedy Holland Building
               10306 Regency Parkway Drive
               Omaha, Nebraska 68114
               Attention:  Robert J. Murray
               Fax:  (402) 397-7824
          with a copy to:

               Kennedy, Holland, Delacy & Svoboda
               Kennedy Holland Building
               10306 Regency Parkway Drive
               Omaha, Nebraska 68114
               Attention:  Robert J. Murray
               Fax:  (402) 397-7824

          if to the Shareholders' Representative:

               Raymond D. Pape, Jr.
               285 Trails End Road
               Elkhorn, Nebraska 68022

          with a copy to:

               Kennedy, Holland, Delacy & Svoboda
               Kennedy Holland Building
               10306 Regency Parkway Drive
               Omaha, Nebraska 68114
               Attention:  Robert J. Murray
               Fax:  (402) 397-7824

          All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when receipt electronically acknowledged, if faxed or telecopied; and the next day after being delivered to an overnight delivery service.

          10.3. Interpretation. When a reference is made in this Agreement to subsidiaries of FBS, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the 1934 Act) of FBS, as the context requires; provided, however, that neither of Midwestern or First Bank shall at any time be considered a subsidiary of FBS for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

          10.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

          10.5. Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof;
(d) shall not be assigned by operation of law or otherwise. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

          10.6. Survival of Representations, Warranties and Covenants. Subject to the one-year limitation on the duration of the indemnification obligations set forth in Section 5.14(a) hereof, the representations, warranties and covenants of the parties set forth herein will survive the consummation of the Merger, regardless of any investigation made by or on behalf of the parties hereto or the results of any such investigation, and the participation of a party in such consummation will not constitute a waiver of any representation, warranty or covenant of any other party; provided, however, that the sole and exclusive remedy of FBS with respect to a violation or breach of this Agreement shall be as provided in Section 5.14.

          10.7. Schedules. The Schedules referred to in this Agreement shall be delivered as of the date hereof under cover of a letter from the President and Chief Executive Officer of Midwestern.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above, in the case of FBS and Midwestern by their respective duly elected and authorized officers.


                                 FIRST BANK SYSTEM, INC.



                                 By
                                   ------------------------------------
                                   Richard A. Zona, Vice Chairman and
                                     Chief Financial Officer



                                 MIDWESTERN SERVICES, INC.



                                 By
                                   ------------------------------------
                                   Raymond D. Pape, Jr., Chairman



                                 SHAREHOLDERS' REPRESENTATIVE:




                                 --------------------------------------
                                 Raymond D. Pape, Jr.

                                                                       EXHIBIT A

                               ESCROW AGREEMENT



          This agreement (the "Escrow Agreement"), dated            , 199  ,
is made by and among FIRST BANK SYSTEM, INC., a Delaware corporation ("FBS"), RAYMOND D. PAPE (acting in his capacity as representative of the shareholders of MIDWESTERN SERVICES, INC., a Nebraska corporation ("Midwestern"), (the "Shareholders' Representative")), and LASALLE NATIONAL TRUST, N.A., as escrow agent (the "Escrow Agent").

                                 INTRODUCTION

          A. FBS, Midwestern and the Shareholders' Representative are parties to an Agreement and Plan of Merger dated June 23, 1995, (the "Agreement") under the terms of which Midwestern will be merged with and into FBS and all outstanding shares of Midwestern Common Stock will be converted into the right to receive cash and FBS Common Stock pursuant to the terms of the Agreement (the "Merger"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement. Section 5.15 of the Agreement provides for the execution and delivery at the Effective Date thereunder of an escrow agreement, to provide for certain indemnifications and certain assurances relating to intentions with respect to the Stock Consideration, as specified in Sections 5.14 and 5.15 of the Agreement. FBS and the Shareholders' Representative, on behalf of the Indemnifying Shareholders, have agreed that the execution and delivery of this Escrow Agreement and the establishment of the Combined Escrow Fund (as defined below) provided for herein shall satisfy the obligations of the parties to execute and deliver such escrow agreement. As hereafter provided, the Combined Escrow Fund hereunder shall fund and be the sole source of securing the indemnification rights contemplated by Section 5.14(a) of the Agreement (the "Section 5.14(a) Indemnities").

          B. The Agreement also provides for the appointment of the Shareholders' Representative to act for and on behalf of Midwestern shareholders following the merger of Midwestern with and into FBS. The appointment of the Shareholders' Representative has been duly approved by Midwestern shareholders, and the Shareholders' Representative has been duly authorized to respond to the assertion of any and all claims for indemnification by FBS pursuant to the terms of this Escrow Agreement and the provisions of the Agreement pertaining thereto and to act for and on behalf of the Indemnifying Shareholders with respect to this Escrow Agreement.

          C. Subsequent to the Effective Date, the Combined Escrow Fund shall be viewed as owned by the Indemnifying Shareholders and it shall be maintained and operated in a manner consistent with such ownership. The Escrow Agent will administer the Combined Escrow Fund as owned by the Indemnifying Shareholders upon the merger of Midwestern with and into FBS.

          D. Pursuant to the Agreement, FBS, Midwestern and the Shareholders' Representative have agreed that FBS, on behalf of the Indemnifying Shareholders, shall transfer to the Escrow Agent the Cash Escrow Fund (as defined below) and the Escrow Shares (as defined below) to be deposited at the Effective Date in escrow with the Escrow Agent and held in accordance with the terms of this Escrow Agreement.

          NOW, THEREFORE, in consideration of consummating the transactions contemplated by the Agreement, the covenants and agreements herein set forth and for other valuable consideration, the receipt of which is hereby acknowledged, the parties further agree as follows:

          1. Appointment and Agreement of Escrow Agent. FBS and the Shareholders' Representative, on behalf of the Indemnifying Shareholders, hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          2. Agreement Not Limited by this Escrow Agreement. This Escrow Agreement and the deposit of the Combined Escrow Fund are without prejudice to, and are not in limitation of, any obligations of Midwestern, the shareholders of Midwestern or the Indemnifying Shareholders to FBS in respect of any of the covenants, representations or warranties of Midwestern, or the shareholders of Midwestern, contained in the Agreement, except insofar as the indemnity obligations of Section 5.14(a) are to be satisfied solely from the Combined Escrow Fund.

          3.   Establishment of Escrow.

          3.1. Escrow Deposit. (a) Simultaneously with the execution of this Escrow Agreement, FBS and the Shareholders' Representative, on behalf of the Indemnifying Shareholders, have caused to be deposited with the Escrow Agent funds in the amount of $917,280 (the "Cash Escrow Fund") and certificates registered in the name of the Shareholders' Representative on behalf of the Indemnifying Shareholders, in negotiable form duly endorsed
     in blank, representing an aggregate of                           shares of
     FBS Common Stock (the "Escrow Shares"). Together, the Cash Escrow Fund and the Escrow Shares are sometimes referred to herein as the "Combined Escrow Fund."

          (b) Together with the certificates of the Escrow Shares transferred to the Escrow Agent, the Shareholders' Representative has delivered to the

     Escrow Agent duly executed stock powers (endorsed in blank) with respect thereto with signatures guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange, together with a list of the Indemnifying Shareholders, including their tax I.D. numbers and addresses, indicating each such shareholder's proportionate interest in the Escrow Shares.

          (c) The Cash Escrow Fund shall be held and used only for the purposes of funding the Section 5.14(a) Indemnities; provided, however, that the Dividend Income (as defined below) and the Investment Income (as defined below) shall not be used to fund the Section 5.14(a) Indemnities. The Escrow Shares shall be held and used for the purposes of funding the
     Section 5.14(a) Indemnities and for purposes of establishing certain intentions with respect to the Stock Consideration, as set forth in Section
     5.15 of the Agreement.

          3.2. Receipt. The Escrow Agent hereby acknowledges receipt of the Cash Escrow Fund and the Escrow Shares and agrees to hold and disburse the Combined Escrow Fund in accordance with the terms and conditions of this Escrow Agreement for the uses and purposes stated herein.

          3.3. Voting Rights of Escrow Shares. All voting rights with respect to the Escrow Shares shall be exercised by the Indemnifying Shareholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the Indemnifying Shareholders such proxies, consents or other documents as may be necessary to enable the respective Indemnifying Shareholders to exercise such rights.

          3.4.  Dividends.  Pending the disbursement of the Escrow Shares
     pursuant to this Escrow Agreement, the Escrow Agent shall       hold the
     certificates representing Escrow Shares in the Combined Escrow Fund.    All
     dividends received with respect to Escrow Shares shall be income for tax purposes to the Indemnifying Shareholders. Any dividends received by the Escrow Agent in respect of the Escrow Shares (the "Dividend Income") shall be deposited into and become a part of the Cash Escrow Fund and shall be distributed by the Escrow Agent from the Cash Escrow Fund pursuant to the terms of this Escrow Agreement.

          4. Liabilities etc. Covered. This Escrow Agreement has been executed and the deposit of the Combined Escrow Fund hereunder has been made pursuant to Section 5.15 of the Agreement. The deposit of the Combined Escrow Fund has been made for the purpose of funding and securing, to the extent of the Combined Escrow Fund, the Section 5.14(a) Indemnities until the first anniversary date of this Escrow Agreement. The deposit of the Escrow Shares has been made for the additional purpose of establishing certain intentions with respect to the Stock Consideration, as set forth in Section 5.15 of the Agreement, through the second anniversary date of this Escrow Agreement.

          5. Investment Authority. Subject to the provisions of Section 6 of this Escrow Agreement, the Escrow Agent shall hold and invest the Cash Escrow Fund in such investments as shall be directed, in a writing signed by each of FBS and the Shareholders' Representative to be delivered to the Escrow Agent promptly following effectiveness of this Agreement (the "Permitted Investments"), during the term of this Escrow Agreement and shall treat the Cash Escrow Fund as a trust fund in accordance with the terms hereof. It is expressly agreed that any Permitted Investments may be purchased by the Escrow Agent notwithstanding that an affiliate of the Escrow Agent has underwritten, privately placed or made a market for, any such Permitted Investment, or may in the future underwrite, privately place or make a market in any such Permitted Investments. Any income received by the Escrow Agent in respect of the Cash Escrow Fund (the "Investment Income"), shall be deposited into and become a part of the Cash Escrow Fund and shall be distributed by the Escrow Agent from the Cash Escrow Fund pursuant to the terms of this Escrow Agreement.

          6.   Procedures for Disbursement of the Combined Escrow Fund to FBS.

          6.1.  Disbursement of the Combined Escrow Fund.   Whenever there shall
     be delivered to the Escrow Agent (a) a certificate signed by FBS and the Shareholders' Representative certifying, or (b) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to FBS pursuant to Section 5.14(a) of the Agreement, the Escrow Agent shall, to the extent that the amount of the Cash Escrow Fund and the Escrow Shares then held by it in the Combined Escrow Fund shall be sufficient for such purpose, promptly (and in no event later than five business days following receipt of either document referred to in clauses (a) and (b) of this Section 6.1) cause cash equal to such amount and/or, to the extent that insufficient cash remains in the Combined Escrow Fund to cover such amount, certificates representing Escrow Shares (together with duly executed stock powers relating to such certificates) having a value (assuming a value of $41.76 per share) equal to such amount not covered by cash, to be delivered to FBS. FBS may, in its sole and absolute discretion as evidenced by notification in writing to the Escrow Agent, refuse and surrender indemnification payments, or delay acceptance until after the second anniversary of this Escrow Agreement of indemnification payments, in the form of Escrow Shares pursuant to this
     Section 6.1. FBS, Midwestern and the Shareholders' Representative agree and acknowledge that the maximum number of Escrow Shares that may be delivered to FBS under this Section 6.1 in connection with amounts due to FBS pursuant to Section 5.14(a) of the Agreement shall not exceed 47,000 Escrow Shares. Notwithstanding the foregoing, cash held by the Escrow Agent in the Combined Escrow Fund constituting Dividend Income and/or Investment Income shall not be used to fund the Section 5.14(a) Indemnities or be disbursed pursuant to the provisions of this Section 6.1.

          6.2. No Fractional Shares. In the event of any disbursement of Escrow Shares pursuant to Section 6.1, no fractional shares shall be delivered, but rather the Escrow Agent shall adjust the amount of Escrow Shares to be delivered to FBS by rounding to the nearest whole share.

          7. Disbursement of Dividend Income to the Shareholders' Representative. From time to time prior to the Indemnity Termination Date (as defined below), if the Shareholders' Representative shall deliver to the Escrow Agent a written instruction to deliver to the Shareholders' Representative, on behalf of the Indemnifying Shareholders, funds then held hereunder constituting all or a portion of the Dividend Income portion of the Cash Escrow Fund, the Escrow Agent shall cause such delivery to occur.

          8.   Termination of Escrow.

          (a) On the business day next following the first anniversary of the date hereof (the "Indemnity Termination Date"), FBS shall authorize the Escrow Agent to deliver to the Shareholders' Representative on behalf of the Indemnifying Shareholders, the funds then held hereunder constituting the Cash Escrow Fund; provided however, that there shall be deducted from the amount to be delivered to the Shareholders' Representative the Escrow Fund Reserved Amount (as defined in Section 9 below); and provided further, that any deduction in connection with the Escrow Fund Reserved Amount shall not include any Dividend Income or Investment Income. On the business day next following the Indemnity Termination Date, regardless of any deduction relating to the Escrow Fund Reserved Amount, FBS shall authorize the Escrow Agent to deliver to the Shareholders' Representative on behalf of the Indemnifying Shareholders the funds then held hereunder constituting the remaining Dividend Income and the Investment Income portion of the Cash Escrow Fund, subject to the provisions of
Section 12.2 hereof.

          (b) On the business day next following the second anniversary of the date hereof (the "Share Termination Date"), FBS shall authorize the Escrow Agent to deliver to the Shareholders' Representative on behalf of the Indemnifying Shareholders, the Escrow Shares then held hereunder, provided however, that there shall be deducted from the amount to be delivered to the Shareholders' Representative any such shares reserved as part of the Escrow Fund Reserved Amount (as defined in Section 9 below). Notwithstanding the foregoing, prior to the Share Termination Date, upon request by the Shareholders' Representative on behalf of an Indemnifying Shareholder in connection with a change in such shareholder's circumstances, FBS may, in its sole and absolute discretion as evidenced by notification in writing to the Escrow Agent, authorize the Escrow Agent to deliver to the Shareholders' Representative on behalf of such Indemnifying Shareholder, all or a portion of such Indemnifying Shareholder's proportionate interest in the Escrow Shares held hereunder.

          (c) This Escrow Agreement shall automatically terminate if and when all the property and funds in the Combined Escrow Fund shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

          9. Retention of Combined Escrow Fund Following the Indemnity Termination Date. (a) If at the Indemnity Termination Date claims for indemnification shall have been made pursuant to Section 5.14(a) of the Agreement, then FBS may in good faith, at any time, prior to the Indemnity Termination Date notify the Escrow Agent to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim, and the estimated amount, based on the good faith judgment of FBS as determined solely by FBS, of the potential liability with respect to each such claim, and the provisions of the Agreement or this Escrow Agreement on which each such claim is based. FBS shall promptly deliver to the Shareholders' Representative a copy of such written notice. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by FBS to the Shareholders' Representative, but agrees to forward to the Shareholders' Representative, promptly, by overnight mail, a copy of the notice received by it. Cash (which shall not include any Dividend Income or Investment Income) and/or, as hereinafter set forth, Escrow Shares with a value equal to one hundred percent (100%) of the total amounts claimed shall be set aside and retained (to the extent available in the then remaining Combined Escrow Fund) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 9 or of Section 6.1 hereof, being herein called the "Escrow Fund Reserved Amount"). To the extent that insufficient cash remains in the Combined Escrow Fund to cover the Escrow Fund Reserved Amount, certificates representing Escrow Shares (together with duly executed stock powers relating to such certificates) having a value (assuming a value of $41.76 per share) equal to such amount not covered by cash, shall be set aside and retained (to the extent available in the then remaining Combined Escrow Fund) by the Escrow Agent as a reserve to cover such claim or claims.

          (b) Following the Indemnity Termination Date, the Escrow Agent agrees to hold such Escrow Fund Reserved Amount in the same manner as the Combined Escrow Fund hereunder. The Escrow Fund Reserved Amount shall be disbursed by the Escrow Agent in the same manner as the Combined Escrow Fund is to be disbursed pursuant to Section 6, but only to cover the claims identified in the notice sent pursuant to Section 9(a) that led to the establishment of such Escrow Fund Reserved Amount. In addition, if at any time FBS determines in good faith that it will not pursue or, under the terms of the Agreement, cannot pursue any claim for indemnification to which all or any portion of the Escrow Fund Reserved Amount relates, or a court of competent jurisdiction by final, non-appealable judgment so finds, FBS shall direct the Escrow Agent to disburse all or such portion of the Escrow Fund Reserved Amount to the Shareholders' Representative; provided, however, that to the extent that the Escrow Fund Reserved Amount consists in whole or in part of Escrow Shares and such determination or judgment occurs prior to the Share Termination Date, such Escrow Shares shall not be disbursed except in accordance with Sections 8(b) or 8(c).

          10.  No Transfer of  Combined Escrow Fund.   While any of the Cash
Escrow Fund or Escrow Shares shall continue to be held by the Escrow Agent, neither the Indemnifying Shareholders nor the Shareholders' Representative will transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any of such funds or shares, or distributions with respect thereto.

          11.  The Escrow Agent.

          11.1. Indemnification of the Escrow Agent. FBS and the Shareholders' Representative, on behalf of the Indemnifying Shareholders, jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Escrow Agreement.

          11.2. Duties of the Escrow Agent. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own gross negligence or willful misconduct.

          11.3. Fees of the Escrow Agent. The fees and charges of the Escrow Agent (including its attorneys fees and expenses) with respect to this Agreement shall be paid equally by FBS and all the Indemnifying Shareholders in accordance with the Escrow Agent's customary fees as charged from time to time. The Shareholders' Representative, on behalf of the Indemnifying Shareholders, agrees that the Escrow Agent may deduct from the Combined Escrow Fund any unpaid fees due from the Indemnifying Shareholders prior to the Escrow Agent's distributing any assets in connection with the termination of the Combined Escrow Fund (including in the form of Escrow Shares).

          11.4. Escrow Agent to Follow Instructions of FBS and the Shareholders' Representative. Any provision herein contained to the contrary notwithstanding, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Combined Escrow Fund as shall be agreed to in writing by FBS and the Shareholders' Representative, provided that the Escrow Agent shall first be indemnified to its satisfaction, jointly and severally, by FBS and the Indemnifying Shareholders with respect to any of its costs or expenses which might be involved.

          11.5. Resignation of the Escrow Agent. The Escrow Agent may resign at any time by providing FBS and the Shareholders' Representative with thirty (30) days' written notice of its intention to do so, provided that a successor Escrow Agent has been appointed. The Escrow Agent's resignation shall be effective upon delivery of the Combined Escrow Fund to the successor Escrow Agent and the successor assuming the obligations, rights and duties of the Escrow Agent hereunder.

          12.  Other Provisions.

          12.1. Security Interest. (a) The Shareholders' Representative, on behalf of the Indemnifying Shareholders, hereby grants to FBS a first priority perfected security interest in the Escrow Shares and the Cash Escrow Fund to secure FBS's rights to indemnification under Section 5.14(a) of the Agreement and FBS's rights under this Escrow Agreement. The Escrow Agreement shall constitute a security agreement under applicable law.

          (b) The parties agree that this security interest shall attach as of the execution of this Escrow Agreement. The parties agree that, for the purpose of perfecting FBS's security interest in the above designated Escrow Shares and Cash Escrow Fund held by the Escrow Agent pursuant to this Escrow Agreement, FBS designates the Escrow Agent to acquire and maintain possession of the Escrow Shares and Cash Escrow Fund and act as bailee for FBS with notice of FBS's security interest in said property under the Uniform Commercial Code and that by possession of the Escrow Shares and Cash Escrow Fund, the Escrow Agent acknowledges that it holds the Escrow Shares and Cash Escrow Fund for FBS for purposes of perfecting the security interest. The Shareholders' Representative and the Escrow Agent shall take all other actions requested by FBS to maintain the perfection and priority of the security interest in the Escrow Shares and Cash Escrow Fund.

          (c) FBS shall release the security interest herein granted and the security interest shall be terminated to the extent of any disbursement of the Escrow Shares and the Cash Escrow Fund hereunder by the Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of any Escrow Shares and Cash Escrow Fund to the Shareholders' Representative, FBS shall do all acts and things reasonably necessary to release and extinguish such security interest. The Shareholders' Representative, on behalf of the Indemnifying Shareholders and FBS hereby specifically agree and acknowledge that the grant of this security interest pursuant to this Section 12.1 shall not in any way modify either the procedures the Indemnifying Shareholders and/or FBS must follow in order to obtain possession of any of the Escrow Shares and Cash Escrow Fund from those procedures and rights expressly provided for in this Escrow Agreement or in the Agreement.

          12.2 Expenses of the Shareholders' Representative. The Shareholders' Representative shall be entitled to reimbursement of any reasonable expenses incurred in his role as Shareholders' Representative from Dividend Income maintained in the Cash Escrow Fund. The Escrow Agent shall deliver funds from such Dividend Income to the Shareholders' Representative in the amount of such expenses following receipt of written notification from the Shareholders' Representative that the Shareholders' Representative has incurred such expenses.

          12.3. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice) provided that communications given to the Escrow Agent shall be considered given when received by the Escrow Agent and, provided further, that any communications to the Escrow Agent directing it to make a disbursement from the Combined Escrow Fund will be made by the Escrow Agent only upon receipt of originally executed copies of such communication:

          (a)  If to FBS:

               First Bank System, Inc.
               First Bank Place
               601 Second Avenue South
               Minneapolis, Minnesota 55402-4302
               Attention:  David J. Parrin
                         Senior Vice President and
                         Controller
               Telephone number: (612) 973-0911
          Telecopy number:  (612) 973-0859

               With a copy to:

               Dorsey & Whitney P.L.L.P.
               Pillsbury Center
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  Lee R. Mitau, Esq.
               Telephone Number:  (612) 340-2780
               Telecopy Number:  (612) 340-8738

          (b) If to the Shareholders' Representative:

               Raymond D. Pape, Jr.

               ________________________

               ________________________


               With a copy to:

               ________________________

               ________________________

               ________________________

          (c)  If to the Escrow Agent:

               LaSalle National Trust, N.A.
               135 South LaSalle Street
               Chicago, Illinois 60603
               Attention:   Jeffrey S. Schiedemeyer
               Telephone Number:  (312) 904-2447
               Telecopy Number:  (312) 443-2236

          12.4. Benefit and Assignment. The rights and obligations of each party under this Escrow Agreement may not be assigned without the prior written consent of all other parties. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Escrow Agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, or (ii) constitute the parties hereto as partners or participants in a joint venture. The Escrow Agent shall not be obligated to recognize any such succession or assignment, until satisfactory written evidence thereof shall have been received by it.

          12.5. Entire Agreement; Amendment. This Escrow Agreement and the Agreement contain all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

          12.6.  Headings.   The INTRODUCTION provisions of this Escrow
     Agreement constitute a material part of this agreement and are incorporated into this Escrow Agreement. The headings of the sections and subsections of this Escrow Agreement are for ease of reference only and shall not be deemed to evidence or affect the meaning or construction of any of the provisions hereof.

          12.7. Governing Law. This Escrow Agreement shall be construed, as to both validity and performance, and enforced in accordance with and interpreted and governed by the laws of the State of Minnesota.

          12.8. Attorneys' Fees. Should any litigation be commenced between FBS and the shareholders of Midwestern, the Indemnifying Shareholders or the Shareholders' Representative concerning this Escrow Agreement or the rights and duties of any party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for such party's attorneys' fees in such litigation, which shall be determined by the court in such litigation or in a separate action brought for that purpose.

          12.9. Counterparts. This Escrow Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, FBS and the Escrow Agent have caused this Escrow Agreement to be executed on the date first written above by their respective duly authorized officers and the Shareholders' Representative being duly authorized has executed this Escrow Agreement on behalf of the Indemnifying Shareholders on the date first written above.


                              FIRST BANK SYSTEM, INC.



                              By:
                                  ------------------------

                                 Its
                                    -----------------------



                              SHAREHOLDERS' REPRESENTATIVE:


                              ----------------------------
                              Raymond D. Pape, Jr.




                              LASALLE NATIONAL TRUST, N.A.


                              By:
                                  ------------------------


                                 Its
                                    -----------------------

                                                                       EXHIBIT B



                           _______________, 199__



First Bank System, Inc.
First Bank Place
601 Second Avenue South
Minneapolis, Minnesota  55402-4302

Ladies and Gentlemen:

     1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Midwestern Services, Inc, a Nebraska corporation ("Midwestern").

     2.   Pursuant to an Agreement and Plan of Merger dated               ,
1995 (the "Agreement"), by and among First Bank System, Inc., a Delaware corporation ("FBS"), Midwestern and Raymond D. Pape, Jr., in his capacity as Shareholders' Representative, it is contemplated that Midwestern will merge with and into FBS and that all of the outstanding common stock, par value $3.50 per share, of Midwestern ("Midwestern Common Stock") will be converted into a combination of cash and common stock, par value $1.25 per share, of FBS ("FBS Common Stock") as set forth in the Agreement (the "Merger"). In connection with the Merger, I will receive my pro rata portion of the shares of FBS Common Stock upon distribution of the FBS Common Stock to the holders of Midwestern Common Stock.

     3. In addition to the provisions set forth in the Merger Agreement relating to escrow provisions, I hereby agree as follows:

          a. I will not offer to sell, transfer or otherwise dispose of any of the shares of FBS Common Stock distributed to me pursuant to the Merger (the "Stock"), except (i) in compliance with the applicable provisions of Rule 145,
(ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (iii) in an offering registered under the Securities Act.

First Bank System, Inc.
_______________, 199__

     4. I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by First Bank System, Inc. of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     FBS's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in paragraph 4 above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if
(i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of FBS and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and FBS has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of FBS and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) FBS shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to FBS, to the effect that the stock transfer restrictions and the legend are not required.

     6. I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Midwestern.


                                    Sincerely,



                                    ___________________________
                                    [Name]


Agreed and accepted this _____
day of ______________, 199____, by


FIRST BANK SYSTEM, INC.



By ________________________________
  Its _____________________________

                                                                       EXHIBIT C


                           ESCROW DEPOSIT AGREEMENT



          THIS AGREEMENT is made AND ENTERED INTO THIS 23ND DAY OF JUNE, 1995, BY AND AMONG FIRST BANK SYSTEM, INC. ("FBS"), MIDWESTERN SERVICES, INC. ("MIDWESTERN") AND LASALLE NATIONAL TRUST, N.A. ("ESCROW AGENT").

          Reference is made to the Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") among FBS, Midwestern and Raymond D. Pape, Jr. acting in his capacity as representative of the shareholders of Midwestern. The Merger Agreement provides that FBS shall deposit in an escrow account with Escrow Agent for the benefit of Midwestern $750,000 (the "Escrow Funds"), which Escrow Funds are to be held in escrow pursuant to the terms of the Merger Agreement. The parties hereto desire that Escrow Agent hold, invest and distribute the Escrow Funds, together with interest accrued thereon, all in the manner set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties contained herein and in the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, it is agreed as follows:

          1. Definitions. Capitalized terms used and not defined herein shall have the meaning given them in the Merger Agreement.

          2. Appointment of Escrow Agent. FBS and Midwestern hereby appoint and designate Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          3. Escrow Deposit and Investment. Contemporaneous with the execution and delivery of this Agreement, FBS has delivered the Escrow Funds to Escrow Agent to be deposited in an escrow account with Escrow Agent (the "Escrow Account"). Escrow Agent agrees to hold and invest such Escrow Funds, together with interest accrued thereon, in money market funds rated AAA or higher by Standard & Poor's Corporation (the "Permitted Investments"), and the interest accrued thereon, until such funds and interest are released in accordance with the provisions of Section 4 below. It is expressly agreed that any Permitted Investments may be purchased by the Escrow Agent notwithstanding that an affiliate of the Escrow Agent has underwritten, privately placed or made a market for, any such Permitted Investment, or may in the future underwrite, privately place or make a market in any such Permitted Investments. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. Escrow Agent shall not be liable for any loss incurred at such liquidation which is due to fluctuations in market rates or penalties incurred because of early redemption.

          4. Release of Escrow Funds. The Escrow Funds, and the interest accrued thereon, shall be released in accordance with written instructions signed by FBS and Midwestern delivered to Escrow Agent. FBS and Midwestern agree that Article 8 of the Merger Agreement shall govern the manner in which the Escrow Funds shall be released by Escrow Agent and that their written instructions to Escrow Agent shall be in accordance with such Article 8.

          5. Fees of Escrow Agent. Escrow Agent shall be entitled to a fee of $750.00 for its services pursuant to this Agreement. Such fees shall be paid by FBS upon invoice from the Escrow Agent. If the Escrow Funds are released to Midwestern pursuant to this Agreement, then the escrow shall deduct $750.00 from the interest and income earned from the investment and reinvestment of the Escrow Funds and shall reimburse FBS for its payment of the fee of the Escrow Agent.

          6. Duty and Liability of Escrow Agent. The sole duty of Escrow Agent shall be to receive, hold and distribute the Escrow Funds as provided in this Agreement. Escrow Agent shall incur no liability with respect to any action taken by it in reliance upon or in response to any joint notice, direction, instruction or consent of the parties which may be given under the terms of this Agreement, nor for any action or omission of Escrow Agent hereunder, except for its own willful misconduct. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Agreement, and Escrow Agent shall not be subject to nor bound by the terms of any other agreement between the parties.

          7. Assignment; Binding Effect. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns. This Agreement shall not be assignable or transferable, in whole or in part, by any of the parties hereto except upon the express prior written consent of all of the other parties hereto, and nothing contained in this Agreement is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of, this Agreement.

          8. Amendment. This Agreement may be amended only by a written instrument signed by all of the parties.

          9. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

          10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              FIRST BANK SYSTEM, INC.



                              By
                                 --------------------------------------
                                 David J. Parrin, Senior Vice President
                                   and Controller



                              MIDWESTERN SERVICES, INC.



                              By
                                ---------------------------------------

                                Its
                                   ------------------------------------



                                 LASALLE NATIONAL TRUST, N.A.


                              By
                                ---------------------------------------

                                Its
                                   ------------------------------------

                                                                      APPENDIX B

                          SHAREHOLDER VOTING AGREEMENT



          This Shareholder Voting Agreement (the "Agreement"), dated as of June 23, 1995, is made and entered into among First Bank System, Inc., a Delaware corporation ("FBS"), and Raymond D. Pape, Jr., Madeline Brady Pape Trust, Matthew Pape Trust, Thomas F. McGowan, M. David Klipsch, Terry Klipsch and Thomas A. Horeis (each, a "Shareholder," and collectively, the "Shareholders"). Unless otherwise specifically defined herein, capitalized terms used herein shall have the meanings given to them in the Merger Agreement (as defined below).

          WHEREAS, FBS, Midwestern Services, Inc. ("Midwestern") and the Shareholders' Representative are entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of Midwestern with and into FBS on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, the Shareholders are the beneficial owners of an aggregate of 51,901.487 shares of Common Stock, par value $3.50 per share, of Midwestern (the "Midwestern Common Stock"), representing approximately 67.9% of the outstanding shares of Midwestern Common Stock;

          WHEREAS, as a condition to the willingness of FBS to enter into the Merger Agreement, the Shareholders have agreed to vote all of the shares of Midwestern Common Stock owned by them as of the date hereof and any shares acquired by the Shareholders after the date hereof (collectively, the "Shares"), as provided in this Agreement.

          NOW THEREFORE, for the consideration recited in the Merger Agreement, in consideration of the representations and agreements contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:


                                   SECTION 1
                                    VOTING

          1.1 Voting Agreement. At such time as Midwestern conducts a meeting of its shareholders at which a resolution with respect to approval of the Merger Agreement and the Merger is presented, or otherwise solicits written consents from, or seeks a vote of, its shareholders, for the purpose of approving the Merger Agreement and the Merger, the Shareholders agree to vote all of the Shares in favor of the Merger Agreement and the Merger and all other actions necessary or desirable for the consummation of the Merger. If Midwestern conducts a meeting of, solicits written consents from or otherwise seeks a vote or consent of its shareholders with respect to any proposal, offer, tender offer or exchange offer from any person or entity (including any of the officers or employees of Midwestern or First Bank) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Midwestern or First Bank, or other similar transaction or business combination involving Midwestern or First Bank other than the Merger (a "Competing Transaction"), or any other matter which may contradict any provision of this Agreement or the Merger Agreement or may make it more difficult or less desirable for FBS to consummate the Merger, then the Shareholders further agree not to vote the Shares in favor of a Competing Transaction or any such matter and not to vote the Shares in any manner which otherwise supports a Competing Transaction.

          1.2 Limitation. The Shareholders will retain at all times the right to vote the Shares, in the Shareholders' sole discretion, on all matters other than those set forth in Section 1.1 which are at any time or from time to time presented for a vote to Midwestern's shareholders generally.


                                   SECTION 2
                                REPRESENTATIONS

          2.1 Representations and Warranties of the Shareholders. The Shareholders hereby represent and warrant to and agree with FBS, that:

          (a) this Agreement has been duly authorized by all necessary action on the part of the Shareholders that are trusts, has been duly executed and delivered by the Shareholders and constitutes a valid and legally binding obligation of the Shareholders enforceable in accordance with its terms;

          (b) neither the execution and delivery of this Agreement nor the consummation (in accordance with the terms hereof) of the transactions contemplated hereby, will result in any breach or violation of, be in conflict with, or will constitute a default under, the trust documents of the Shareholders that are trusts, any indenture, loan or credit agreement or any other agreement or instrument to which any Shareholder is a party, or by which any Shareholder may be affected or is bound;

          (c) except for compliance with applicable requirements of the Bank Holding Company Act, the Nebraska Department of Banking and Finance and the FDIA, no authorization, consent or approval of, or any filing with, any public or governmental body or authority is necessary for, and no license, franchise, permit, law, regulation, order, judgment or decree to which any Shareholder is subject would be breached by, such Shareholder's execution, delivery and performance of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby;

          (d) as of the date of this Agreement, the Shares consist of 51,901.487 shares of Midwestern Common Stock, and all of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

          (e) each Shareholder is the sole record and beneficial owner of the Shares set forth opposite such Shareholder's name on Schedule A hereto, and each Shareholder has, and at all times up to the termination of this Agreement or the earlier purchase by FBS of the Shares will have: (i) the unrestricted power to vote such Shareholder's Shares, and (ii) the right, power and authority to enter into this Agreement and perform its obligations hereunder; and

          (f) each Shareholder does now, and will at all times up to the termination of this Agreement or the earlier purchase by FBS of the Shares, own the Shares (including, but not limited to, the Shares set forth opposite such Shareholder's name on Schedule A hereto) free and clear of all liens, claims, encumbrances, security interests, charges and rights or interests of others of any kind, except such as are created by this Agreement.

          2.2 Representations and Warranties of FBS. FBS hereby represents and warrants to and agrees with the Shareholders, that this Agreement has been duly authorized by all necessary corporate action on the part of FBS, has been duly executed and delivered by FBS and constitutes a valid and legally binding obligation of FBS enforceable in accordance with its terms.


                                   SECTION 3
                                 MISCELLANEOUS

          3.1 Expenses. Each party hereto will pay its own expenses incurred in connection with this Agreement.

          3.2 Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          3.3 Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

          if to the Shareholders:

               Raymond D. Pape, Jr.
               285 Trails End Road
               Elkhorn, Nebraska 68022
               Fax:

          with a copy to:

               Kennedy, Holland, Delacy & Svoboda
               Kennedy Holland Building
               10306 Regency Parkway Drive
               Omaha, Nebraska 68114
               Attention:  Robert J. Murray
               Fax:  (402) 397-7824

          If to FBS:

               First Bank System, Inc.
               First Bank Place
               601 Second Avenue South
               Minneapolis, Minnesota 55402-4302
               Attention:  Richard A. Zona, Vice Chairman
                          and Chief Financial Officer
               Fax: (612) 973-0410

          with a copy to:

               Dorsey & Whitney P.L.L.P.
               220 South Sixth Street
               Pillsbury Center South
               Minneapolis, Minnesota 55402
               Attention:  Lee R. Mitau, Esq.
               Fax: (612) 340-8738

or to such other address as a party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

          3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard for principles of conflicts of laws thereof.

          3.6 Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          3.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed in the same manner as this Agreement.

          3.8  Termination.  This Agreement shall terminate on the earlier of
(i) the Effective Date or (ii) March 31, 1996. Upon termination, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any party hereto.

          3.9 Severability. If any term, provision, covenant or restriction of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, void or incapable of being enforced by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          3.10 Further Assurances. Each of the parties will, upon the request of any other party, promptly execute and deliver such documents and take such action reasonably deemed by such other party to be necessary or desirable to effectuate the purposes of this Agreement.

          3.11 Specific Performance. The parties hereto acknowledge that the subject matter of this Agreement is unique, and that the failure of any of them to perform any obligation or duty which it has agreed to perform will cause irreparable harm to the other parties, which harm cannot be adequately compensated for by money damages. The parties further agree that an order of specific performance or for injunctive relief against a party in default under this Agreement would be equitable and would not work a hardship on the defaulting party. Accordingly, in the event of a default by any party hereto, the non-defaulting party or parties, without any bond or other security being required and in addition to whatever other remedies are or might be available at law or in equity, shall have the right either to compel specific performance by, or to obtain injunctive relief against, the defaulting party of any obligation or duty herein or breach thereof, without the necessity of proving actual damages and the defaulting party does hereby waive as a defense to any equitable action the allegation that the non-defaulting party has an adequate remedy at law. The foregoing provisions shall not be interpreted to diminish or otherwise limit the right of a non-defaulting party to claim and recover damages or to obtain any equitable remedy in addition to specific performance or injunctive relief to which it may otherwise be entitled by reason hereof.

          3.12 Assignments. The rights and obligations of FBS hereunder may not be assigned without the Shareholders' prior written consent; provided, that FBS may transfer any of its rights or obligations hereunder to any affiliate of FBS without such consent. The obligations of the Shareholders under this Agreement may not be assigned, and any such purported assignment shall be null and void.

          3.13 Headings. The paragraph, section and other headings and captions contained herein are used for the purpose of convenience only and are not intended to define or limit the contents of any provision hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                First Bank System, Inc.



                                By:________________________________
                                  David J. Parrin, Senior Vice President
                                    and Controller



                                ______________________________
                                Raymond D. Pape, Jr.



                                ______________________________
                                Madeline Brady Pape Trust



                                ______________________________
                                Matthew Pape Trust



                                ______________________________
                                Thomas F. McGowan



                                ______________________________
                                M. David Klipsch



                                ______________________________
                                Terry Klipsch



                                ______________________________
                                Thomas A. Horeis

                                                                      SCHEDULE A





                                  Shares of Midwestern
Name of Shareholder                 Common Stock Owned
- -------------------                 ------------------
Raymond D. Pape, Jr.                    24,863.764

Madeline Brady Pape Trust                1,600.000

Matthew Pape Trust                       1,600.000

Thomas F. McGowan                       14,943.788

M. David Klipsch                         5,288.139

Terry Klipsch                            2,000.000

Thomas A. Horeis                         1,605.796
                                       ===========
          TOTAL:                        51,901.487

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Under Delaware law, the directors and officers of First Bank System, Inc. (the "Company") are entitled, under certain circumstances, to be indemnified by the Company against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified substantially to the same extent permitted by Delaware law.

     The Company maintains a standard policy of officers' and directors' liability insurance.


Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     2.1 Agreement and Plan of Merger dated June 23, 1995, by and among First Bank System, Inc., Midwestern Services, Inc. and Raymond D. Pape, Jr. (as Shareholders' Representative). (Included in Proxy Statement/Prospectus as Appendix A.) The registrant agrees to furnish supplementally a copy of omitted schedules to the Commission upon request.

     4.1 Restated Certificate of Incorporation, as amended, of First Bank System, Inc. (Incorporated by reference to Exhibit 2.1 to the registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880.)

     4.2 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.3 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.3 to the registrant's Registration Statement on Form S-4, File No. 33-50700.)

     4.4 Certificate of Designation for First Bank System, Inc. Series A Junior Participating Preferred Stock, as amended. (Incorporated by reference to Exhibit 2.4 to the registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880.)

     4.5  Bylaws of First Bank System, Inc. (Incorporated by reference to
          Exhibit 3B to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880.)

     4.6 Rights Agreement dated as of December 21, 1988, between First Bank System, Inc. and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York). (Incorporated by reference to Exhibit 1 to the registrant's Current Report on Form 8-K dated January 5, 1989, File No. 1-6880.)

     4.7 Amendment No. 1 dated as of May 30, 1990, to Rights Agreement. (Incorporated by reference to Exhibit 4(a) to the registrant's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880.)

     4.8 Amendment No. 2 dated as of February 17, 1993, to Rights Agreement. (Incorporated by reference to Exhibit 4(a) to the registrant's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880.)

     4.9 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.10 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.11 Second Amendment, dated July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.12 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the registrant's Registration Statement on
          Form S-3, File No. 33-42650.)

     4.13 Form of Periodic Stock Purchase Right. (Incorporated by reference to
          Exhibit 4.12 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.14 Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.15 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     4.16 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

     5.1 Opinion and consent of Dorsey & Whitney P.L.L.P. as to legality of the securities being registered.

     8.1 Opinion and consent of Kennedy, Holland, DeLacy & Svoboda as to certain federal income tax consequences described in the Proxy Statement/Prospectus.

    23.1  Consent of Dorsey & Whitney P.L.L.P.  (Included in Exhibit 5.1.)

    23.2  Consent of Kennedy, Holland, DeLacy & Svoboda.  (Included in Exhibit
          8.1.)

    23.3 Consent of Ernst & Young LLP (relating to financial statements of First Bank System, Inc.).

    23.4 Consent of KPMG Peat Marwick LLP (relating to financial statements of Midwestern Services, Inc.).

    23.5 Consent of Arthur Andersen LLP (relating to consolidated financial statements of FirsTier Financial, Inc. and subsidiaries).

    24.1  Powers of Attorney.

    99.1 Form of proxy for Special Meeting of shareholders of Midwestern Services, Inc.

    99.2  Articles of Incorporation of Midwestern Services, Inc., as amended.

    99.3  Bylaws of Midwestern Services, Inc., as amended.

    99.4 Shareholder Voting Agreement, dated as of June 23, 1995, by and among the registrant, Raymond D. Pape, Jr., Madeline Brady Pape Trust, Matthew Pape Trust, Thomas F. McGowan, M. David Klipsch, Terry Klipsch and Thomas A. Horeis. (Included in Proxy Statement/Prospectus as Appendix B.)

    99.5 Form of Escrow Agreement to be entered into by and among the registrant, Raymond D. Pape, Jr. (acting in his capacity as representative of the Shareholders of Midwestern Services, Inc.) and LaSalle National Trust, N.A. (Included in Proxy Statement/Prospectus as Exhibit A to Appendix A.)

    99.6 Escrow Deposit Agreement, dated June 23, 1995, by and among registrant, Midwestern Services, Inc. and LaSalle National Trust, N.A. (Included in Proxy Statement/Prospectus as Exhibit C to Appendix A.)
- -----------------------
   To be filed by Amendment.

      (b) Financial Statement Schedules.

          None.

      (c) Reports, Opinions and Appraisals.

          None.

Item 22.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes: that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its articles, bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 29, 1995.

                             FIRST BANK SYSTEM, INC.



                             By  /s/ JOHN F. GRUNDHOFER
                                 -----------------------------------------------
                                               John F. Grundhofer
                                 Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature and Title                             Date
                 -------------------                             ----

               /s/ JOHN F. GRUNDHOFER                        August 29, 1995
     --------------------------------------------
                   John F. Grundhofer,
     Chairman, President, Chief Executive Officer
      and Director (principal executive officer)


               /s/ RICHARD A. ZONA                           August 29, 1995
     --------------------------------------------
                   Richard A. Zona,
           Vice Chairman and Chief Financial
         Officer (principal financial officer)


               /s/ DAVID J. PARRIN                           August 29, 1995
     --------------------------------------------
                   David J. Parrin,
        Senior Vice President and Controller
           (principal accounting officer)


                          *                                  August 29, 1995
     --------------------------------------------
               Roger L. Hale, Director


                          *                                  August 29, 1995
     --------------------------------------------
             Delbert W. Johnson, Director


                          *                                  August 29, 1995
     --------------------------------------------
              Norman M. Jones, Director


                          *                                  August 29, 1995
     --------------------------------------------
              John H. Kareken, Director

                          *                                  August 29, 1995
     --------------------------------------------
             Richard L. Knowlton, Director



     --------------------------------------------
               Jerry W. Levin, Director


                          *                                  August 29, 1995
     --------------------------------------------
              Kenneth A. Macke, Director



     --------------------------------------------
             Marilyn C. Nelson, Director


                          *                                  August 29, 1995
     --------------------------------------------
             Edward J. Phillips, Director


                          *                                  August 29, 1995
     --------------------------------------------
              James J. Renier, Director


                          *                                  August 29, 1995
     --------------------------------------------
             S. Walter Richey, Director


                          *                                  August 29, 1995
     --------------------------------------------
            Richard L. Robinson, Director


                          *                                  August 29, 1995
     --------------------------------------------
             Richard L. Schall, Director


                          *                                  August 29, 1995
     --------------------------------------------
             Lyle E. Schroeder, Director


* By   /s/ DAVID J. PARRIN
     --------------------------------------------
                  David J. Parrin,
              Pro se and as Attorney-in-

                                 EXHIBIT INDEX
                                 -------------


     5.1 Opinion and consent of Dorsey & Whitney P.L.L.P. as to legality of the securities being registered.

     8.1 Opinion and consent of Kennedy, Holland, DeLacy & Svoboda as to certain federal income tax consequences described in the Proxy Statement/Prospectus.

     23.1  Consent of Dorsey & Whitney P.L.L.P.  (Included in Exhibit 5.1.)

     23.2 Consent of Kennedy, Holland, DeLacy & Svoboda. (Included in Exhibit 8.1.)

     23.3 Consent of Ernst & Young LLP (relating to financial statements of First Bank System, Inc.).

     23.4 Consent of KPMG Peat Marwick LLP (relating to financial statements of Midwestern Services, Inc.).

     23.5 Consent of Arthur Andersen LLP (relating to the consolidated financial statements of FirsTier Financial, Inc. and subsidiaries).

     24.1  Power of Attorney.

     99.1 Form of proxy for Special Meeting of shareholders of Midwestern Services, Inc.

     99.2 Certificate of Incorporation of Midwestern Services, Inc., as amended.

     99.3  Bylaws of Midwestern Services, Inc., as amended.